As filed with the Securities and Exchange Commission on May 18, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Enterprise Products Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	1321	76-0568219
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1100 Louisiana Street, 10th Floor
Houston, Texas 77002
(713) 381-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephanie C. Hildebrandt, Esq.
1100 Louisiana Street, 10th Floor
Houston, Texas 77002
(713) 381-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

David C. Buck, Esq.	Donald W. Brodsky, Esq.	Douglas E. McWilliams, Esq.
Andrews Kurth LLP	Baker & Hostetler LLP	Vinson & Elkins L.L.P.
600 Travis Street, Suite 4200	1000 Louisiana Street, Suite 2000	1001 Fannin Street, Suite 2500
Houston, Texas 77002	Houston, Texas 77002	Houston, Texas 77002
(713) 220-4200	(713) 751-1600	(713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon consummation of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum Aggregate	Amount of
Securities to be Registered	Registered(1)	Offering Price(2)	Registration Fee
Common units representing limited partner interests	24,349,770	$961,572,411	$111,639

(1)	Represents the estimated maximum number of common units of the Registrant to be issued in the merger to holders of common units of Duncan Energy Partners L.P. (“Duncan”), based on the product of 1.01 (the exchange ratio of Enterprise Products Partners L.P. (“Enterprise”) common units to be issued for each Duncan common unit converted in the merger pursuant to the merger agreement) and 24,108,683 (the number of Duncan common units as of May 11, 2011 outstanding and eligible for exchange into Enterprise common units pursuant to the merger agreement, including (a) 24,008,683 outstanding Duncan common units exchangeable into Enterprise common units and (b) up to 100,000 Duncan common units potentially issuable under Duncan’s long-term incentive plan, employee unit purchase plan and distribution reinvestment plan). The foregoing does not include any Enterprise common units issuable as merger consideration to Enterprise GTM Holdings L.P. (“GTM”), a wholly owned subsidiary of the Registrant, which units the Registrant has agreed will not be issued pursuant to the merger agreement and an agreement by GTM to exchange its rights to merger consideration for a retained limited partner interest in Duncan immediately following the effective time of the merger.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales prices of the Registrant’s common units on May 17, 2011 on the New York Stock Exchange, which was $39.49.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. Enterprise Products Partners L.P. may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement, as filed with the Securities and Exchange Commission (of which this preliminary proxy statement/prospectus is a part), is effective. This preliminary proxy statement/prospectus is not an offer to sell nor should it be considered a solicitation of an offer to buy the securities described herein in any state where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION DATED MAY 18, 2011

Dear Duncan Energy Partners L.P. Unitholders:

On April 28, 2011, Enterprise Products Partners L.P. (“Enterprise”), Enterprise Products Holdings LLC (“Enterprise GP”), which is the general partner of Enterprise, EPD MergerCo LLC (“MergerCo”), which is a wholly owned subsidiary of Enterprise, Duncan Energy Partners L.P. (“Duncan”), and DEP Holdings, LLC (“Duncan GP”), which is the general partner of Duncan, entered into a merger agreement (the “merger agreement”). Pursuant to the merger agreement, MergerCo will merge with and into Duncan (the “merger”), with Duncan surviving the merger as a wholly owned subsidiary of Enterprise, and all common units representing limited partner interests in Duncan outstanding at the effective time of the merger (“Duncan common units”) will be cancelled and converted into the right to receive common units representing limited partner interests in Enterprise (“Enterprise common units”) based on an exchange ratio of 1.01 Enterprise common units per Duncan common unit. No fractional Enterprise common units will be issued in the merger, and Duncan unitholders will, instead, receive cash in lieu of fractional Enterprise common units, if any.

Pursuant to the merger agreement, the number of votes actually cast in favor of the proposal by “Duncan unaffiliated unitholders” (which consist of Duncan unitholders other than Enterprise and its affiliates) must exceed the number of votes actually cast against the proposal by the Duncan unaffiliated unitholders in order for the proposal to be approved. Accordingly, the merger vote is not assured and your vote is important. In addition, pursuant to the Duncan partnership agreement, the merger agreement and the merger must be approved by the affirmative vote of the Duncan unitholders holding a majority of the outstanding Duncan common units. Pursuant to a voting agreement between Duncan, Enterprise and Enterprise GTM Holdings L.P. (“GTM”) executed in connection with the merger agreement, Enterprise and GTM have agreed to vote any Duncan common units owned by them or their subsidiaries in favor of adoption of the merger agreement and the merger, including the 33,783,587 Duncan common units currently directly owned by GTM (representing approximately 58.5% of the outstanding Duncan common units), at any meeting of Duncan unitholders, which is sufficient to approve the merger agreement and the merger under the Duncan partnership agreement. Duncan has scheduled a special meeting of its unitholders to vote on the merger agreement and the merger on          , 2011 at   a.m., local time, at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002. Regardless of the number of units you own or whether you plan to attend the meeting, it is important that your common units be represented and voted at the meeting. Voting instructions are set forth inside this proxy statement/prospectus.

The Audit, Conflicts and Governance Committee (“Duncan ACG Committee”) of the Duncan GP board of directors (the “Duncan Board”) determined unanimously that the merger, the merger agreement, and the transactions contemplated thereby are fair and reasonable, advisable to and in the best interests of Duncan and the Duncan unaffiliated unitholders. The Duncan ACG Committee also recommended that the merger be approved by the Duncan Board. Based on such determination and recommendation, the Duncan Board has approved the merger and, together with the Duncan ACG Committee, recommends that the Duncan unitholders vote in favor of the merger proposal.

This proxy statement/prospectus provides you with detailed information about the proposed merger and related matters. Duncan encourages you to read the entire document carefully. In particular, please read “Risk Factors” beginning on page 32 of this proxy statement/prospectus for a discussion of risks relevant to the merger and Enterprise’s business following the merger.

Enterprise’s common units are listed on the New York Stock Exchange (“NYSE”) under the symbol “EPD,” and Duncan’s common units are listed on the NYSE under the symbol “DEP.” The last reported sale price of Enterprise’s common units on the NYSE on          , 2011 was $     . The last reported sale price of Duncan common units on the NYSE on          , 2011 was $     .

W. Randall Fowler
President and Chief Executive Officer
DEP Holdings, LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or has determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

All information in this document concerning Enterprise has been furnished by Enterprise. All information in this document concerning Duncan has been furnished by Duncan. Enterprise has represented to Duncan, and Duncan has represented to Enterprise, that the information furnished by and concerning it is true and correct in all material respects.

This proxy statement/prospectus is dated          , 2011 and is being first mailed to Duncan unitholders on or about          , 2011.

Houston, Texas
          , 2011

Notice of Special Meeting of Unitholders

To the Unitholders of Duncan Energy Partners L.P.:

A special meeting of unitholders of Duncan Energy Partners L.P. (“Duncan”) will be held on          , 2011 at      a.m., local time, at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, for the following purposes:

•	To consider and vote upon the approval of the Agreement and Plan of Merger dated as of April 28, 2011, by and among Enterprise Products Partners L.P. (“Enterprise”), Enterprise Products Holdings LLC, EPD MergerCo LLC, Duncan and DEP Holdings, LLC (“Duncan GP”), as it may be amended from time to time (the “merger agreement”), and the merger contemplated by the merger agreement (the “merger”); and

•	To transact such other business as may properly be presented at the meeting or any adjournments or postponements of the meeting.

Pursuant to the merger agreement, the number of votes actually cast in favor of the proposal by “Duncan unaffiliated unitholders” (which consist of Duncan unitholders other than Enterprise and its affiliates) must exceed the number of votes actually cast against the proposal by the Duncan unaffiliated unitholders in order for the proposal to be approved. Failures to vote, abstentions and broker non-votes will result in the absence of a vote for or against the merger for purposes of the vote by the Duncan unaffiliated unitholders required under the merger agreement.

In addition, pursuant to the Duncan partnership agreement, the merger agreement and the merger must be approved by the affirmative vote of the Duncan unitholders holding a majority of the outstanding common units representing limited partner interests in Duncan (the “Duncan common units”). Pursuant to a voting agreement (the “voting agreement”) between Duncan, Enterprise and Enterprise GTM Holdings L.P. (“GTM”), an indirect wholly owned subsidiary of Enterprise, executed in connection with the merger agreement, Enterprise and GTM have agreed to vote any Duncan common units owned by them or their subsidiaries in favor of adoption of the merger agreement and the merger, including the 33,783,587 Duncan common units currently directly owned by GTM (representing approximately 58.5% of the outstanding Duncan common units), at any meeting of Duncan unitholders, which is sufficient to approve the merger agreement and the merger under the Duncan partnership agreement. Failures to vote, abstentions and broker non-votes will have the same effect as a vote against the merger proposal for purposes of the majority vote required under the Duncan partnership agreement.

The Audit, Conflicts and Governance Committee (“Duncan ACG Committee”) of the Duncan GP board of directors (the “Duncan Board”) determined unanimously that the merger, the merger agreement, and the transactions contemplated thereby are fair and reasonable, advisable to and in the best interests of Duncan and the Duncan unaffiliated unitholders. The Duncan ACG Committee also recommended that the merger be approved by the Duncan Board. Based on such determination and recommendation, the Duncan Board approved the merger and, together with the Duncan ACG Committee, recommends that the Duncan unitholders vote in favor of the merger proposal.

Only unitholders of record at the close of business on          , 2011 are entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting. A list of unitholders entitled to vote at the meeting will be available for inspection at Duncan’s offices in Houston, Texas for any purpose relevant to the meeting during normal business hours for a period of 10 days before the meeting and at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS. If you hold your units in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your Duncan common units. If you hold your units in your own name, you may vote by:

•	using the toll-free telephone number shown on the proxy card;

•	using the Internet website shown on the proxy card; or

•	marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. It requires no postage if mailed in the United States.

By order of the Board of Directors of DEP Holdings, LLC, as the general partner of Duncan Energy Partners L.P.

W. Randall Fowler
President and Chief Executive Officer
DEP Holdings, LLC

IMPORTANT NOTE ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission, which is referred to as the “SEC” or the “Commission,” constitutes a proxy statement of Duncan under Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to as the “Exchange Act,” with respect to the solicitation of proxies for the special meeting of Duncan unitholders to, among other things, approve the merger agreement and the merger. This proxy statement/prospectus is also a prospectus of Enterprise under Section 5 of the Securities Act of 1933, as amended, which is referred to as the “Securities Act,” for Enterprise common units that will be issued to Duncan unitholders in the merger pursuant to the merger agreement.

As permitted under the rules of the SEC, this proxy statement/prospectus incorporates by reference important business and financial information about Enterprise and Duncan from other documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. Please read “Where You Can Find More Information” beginning on page 145. You can obtain any of the documents incorporated by reference into this document from Enterprise or Duncan, as the case may be, or from the SEC’s website at http://www.sec.gov. This information is also available to you without charge upon your request in writing or by telephone from Enterprise or Duncan at the following addresses and telephone numbers:

Enterprise Products Partners L.P.	Duncan Energy Partners L.P.
1100 Louisiana Street, 10th Floor	1100 Louisiana Street, 10th Floor
Attention: Investor Relations	Attention: Investor Relations
Houston, Texas 77002	Houston, Texas 77002
Telephone: (713) 381-6500	Telephone: (713) 381-6500

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this proxy statement/prospectus.

You may obtain certain of these documents at Enterprise’s website, www.epplp.com, by selecting “Investors” and then selecting “SEC Filings,” and at Duncan’s website, www.deplp.com, by selecting “Investors” and then selecting “SEC Filings.” Information contained on Duncan’s and Enterprise’s websites is expressly not incorporated by reference into this proxy statement/prospectus.

In order to receive timely delivery of requested documents in advance of the Duncan special meeting of unitholders, your request should be received no later than          , 2011. If you request any documents, Enterprise or Duncan will mail them to you by first class mail, or another equally prompt means, within one business day after receipt of your request.

Enterprise and Duncan have not authorized anyone to give any information or make any representation about the merger, Enterprise or Duncan that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference into this proxy statement/prospectus. Therefore, if anyone distributes this type of information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. All information in this document concerning Enterprise has been furnished by Enterprise. All information in this document concerning Duncan has been furnished by Duncan. Enterprise has represented to Duncan, and Duncan has represented to Enterprise, that the information furnished by and concerning it is true and correct in all material respects.

PROXY STATEMENT/PROSPECTUS

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DEFINITIONS

The following terms have the meanings set forth below for purposes of this proxy statement/prospectus, unless the context otherwise indicates:

•	“Duncan” means Duncan Energy Partners L.P.

•	“Duncan ACG Committee” means the Audit, Conflicts and Governance Committee of the Duncan Board.

•	“Duncan Board” means the board of directors of Duncan GP.

•	“Duncan GP” means DEP Holdings, LLC.

•	“Duncan unaffiliated unitholders” means the Duncan unitholders other than Enterprise and its affiliates (including GTM as an Enterprise affiliate).

•	“Enterprise” means Enterprise Products Partners L.P.

•	“Enterprise Board” means the board of directors of Enterprise GP.

•	“Enterprise GP” means Enterprise Products Holdings LLC, the general partner of Enterprise.

•	“EPCO” means Enterprise Products Company, a Texas corporation.

•	“GTM” means Enterprise GTM Holdings L.P., an indirect wholly owned subsidiary of Enterprise.

•	“MergerCo” means EPD MergerCo LLC, a Delaware limited liability company and wholly owned subsidiary of Enterprise.

•	“Special Approval” under the Duncan partnership agreement means the approval of a majority of the members of the Duncan ACG Committee.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Important Information and Risks.  The following are brief answers to some questions that you may have regarding the proposed merger and the proposal being considered at the special meeting of Duncan unitholders. You should read and consider carefully the remainder of this proxy statement/prospectus, including the Risk Factors beginning on page 32 and the attached Annexes, because the information in this section does not provide all of the information that might be important to you. Additional important information and descriptions of risk factors are also contained in the documents incorporated by reference in this proxy statement/prospectus. Please read “Where You Can Find More Information” beginning on page 145.

Q:	Why am I receiving these materials?

A:	Enterprise and Duncan have agreed to combine by merging MergerCo, a wholly owned subsidiary of Enterprise with and into Duncan, with Duncan surviving the merger. The merger cannot be completed without the approval of the Duncan unitholders.

Q:	Who is soliciting my proxy?

A:	Duncan GP, on behalf of the Duncan Board, is sending you this proxy statement/prospectus in connection with its solicitation of proxies for use at Duncan’s special meeting of unitholders. Certain directors and officers of Duncan GP and certain employees of EPCO and its affiliates who provide services to Duncan, and Georgeson Inc. (a proxy solicitor), may also solicit proxies on Duncan’s behalf by mail, telephone, fax or other electronic means, or in person.

Q:	What are the proposed transactions?

A:	Enterprise and Duncan have agreed to combine by merging MergerCo with and into Duncan, under the terms of a merger agreement that is described in this proxy statement/prospectus and attached as Annex A to this proxy statement/prospectus. As a result of the merger, each outstanding Duncan common unit will be converted into the right to receive 1.01 common units representing limited partner interests in Enterprise (“Enterprise common units”). No Enterprise common units will be issued as merger consideration to GTM, a wholly owned subsidiary of Enterprise that owns 33,783,587 Duncan common units, which represent approximately 58.5% of the outstanding Duncan common units, pursuant to the merger agreement and an agreement by GTM to exchange its rights to merger consideration for a retained limited partner interest in Duncan immediately following the effective time of the merger.

The merger will become effective on the date and at the time that the certificate of merger is filed with the Secretary of State of the State of Delaware, or a later date and time if set forth in the certificate of merger. Throughout this proxy statement/prospectus, this is referred to as the “effective time” of the merger.

Q:	Why are Enterprise and Duncan proposing the merger?

A:	Enterprise and Duncan believe that the merger will benefit both Enterprise and Duncan unitholders by combining into a single partnership that is better positioned to compete in the marketplace.

Please read “The Merger — Recommendation of the Duncan ACG Committee and the Duncan Board and Reasons for the Merger” and “The Merger — Enterprise’s Reasons for the Merger.”

Q:	What will happen to Duncan as a result of the merger?

A:	As a result of the merger, MergerCo will merge with and into Duncan, and Duncan will survive as a wholly owned subsidiary of Enterprise.

Q:	What will Duncan unitholders receive in the merger?

A:	If the merger is completed, Duncan unitholders will be entitled to receive 1.01 Enterprise common units in exchange for each Duncan common unit owned. This exchange ratio is fixed and will not be adjusted, regardless of any change in price of either Enterprise common units or Duncan common units prior to completion of the merger. If the exchange ratio would result in a Duncan unitholder being entitled to receive a fraction of an Enterprise common unit, that unitholder will receive cash from Enterprise in lieu of such fractional interest in an amount equal to such fractional interest multiplied by the average of the closing price of Enterprise common units for the ten consecutive New York Stock Exchange (“NYSE”) full trading days ending at the close of trading on the last NYSE full trading day immediately preceding the day the merger closes. For additional information regarding exchange procedures, please read “The Merger Agreement — Exchange of Certificates; Fractional Units.”

Q:	Where will my units trade after the merger?

A:	Enterprise common units will continue to trade on the NYSE under the symbol “EPD.” Duncan common units will no longer be publicly traded.

Q:	What will Enterprise common unitholders receive in the merger?

A:	Enterprise common unitholders will simply retain the Enterprise common units they currently own. They will not receive any additional Enterprise common units in the merger.

Q:	What happens to my future distributions?

A:	Once the merger is completed and Duncan common units are exchanged for Enterprise common units, when distributions are approved and declared by Enterprise GP and paid by Enterprise, former Duncan unitholders will receive distributions on Enterprise common units they receive in the merger in accordance with Enterprise’s partnership agreement. Assuming that the merger will close after August 1, 2011, which is after the expected record date for determining the holders of Enterprise common units entitled to receive distributions for the second quarter of 2011, but during the third quarter of 2011, Duncan unitholders will receive distributions on their Duncan common units for the quarter ended June 30, 2011, and will receive distributions on Enterprise common units they receive in the merger for the quarter ended September 30, 2011 to be declared and paid during the fourth quarter of 2011. Duncan unitholders will not receive distributions from both Duncan and Enterprise for the same quarter. For additional information, please read “Market Prices and Distribution Information.”

Current Enterprise common unitholders will continue to receive distributions on their common units in accordance with Enterprise’s partnership agreement and at the discretion of the Enterprise Board. For a description of the distribution provisions of Enterprise’s partnership agreement, please read “Comparison of the Rights of Enterprise and Duncan Unitholders.”

The current annualized distribution rate per Duncan common unit is $1.83 (based on the quarterly distribution rate of $0.4575 per Duncan common unit paid on May 6, 2011 with respect to the first quarter of 2011). Based on the exchange ratio, the annualized distribution rate for each Duncan common unit exchanged for 1.01 Enterprise common units would be approximately $2.41 (based on the quarterly distribution rate of $0.5975 per Enterprise common unit paid on May 6, 2011 with respect to the first quarter of 2011). Accordingly, based on current distribution rates and the 1.01x exchange ratio, a Duncan unitholder would initially receive approximately 32% more in quarterly cash distributions on an annualized basis after giving effect to the merger. For additional information, please read “Comparative Per Unit Information” and “Market Prices and Distribution Information.”

Q:	If I am a holder of Duncan common units represented by a unit certificate, should I send in my certificates representing Duncan common units now?

A:	No. After the merger is completed, Duncan unitholders who hold their units in certificated form will receive written instructions for exchanging their certificates representing Duncan common units. Please do not send in your certificates representing Duncan common units with your proxy card. If you own Duncan common units in “street name,” the merger consideration should be credited by your broker to your account within a few days following the closing date of the merger.

Q:	What constitutes a quorum?

A:	The presence in person or by proxy at the special meeting of the holders of a majority of Duncan’s outstanding common units on the record date will constitute a quorum and will permit Duncan to conduct the proposed business at the special meeting. Your units will be counted as present at the special meeting if you:

• are present in person at the meeting; or

• have submitted a properly executed proxy card or properly submitted your proxy by telephone or Internet.

Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will be considered present at the meeting for purposes of determining the presence of a quorum but cannot be included in the vote; therefore, broker non-votes have the same effect as a vote against the merger for purposes of the vote required under the partnership agreement and will result in the absence of a vote for or against the merger proposal for purposes of the vote required under the merger agreement.

Q:	What is the vote required of Duncan unitholders to approve the merger agreement and the merger?

A:	Pursuant to the merger agreement, the number of votes actually cast in favor of the proposal by Duncan unaffiliated unitholders must exceed the number of votes actually cast against the proposal by the Duncan unaffiliated unitholders in order for the proposal to be approved. Failures to vote, abstentions and broker non-votes will result in the absence of a vote for or against the merger proposal for purposes of the vote by the Duncan unaffiliated unitholders required under the merger agreement. Accordingly, the merger vote is not assured and your vote is important.

In addition, pursuant to the Duncan partnership agreement, the merger agreement and the merger must be approved by the affirmative vote of the Duncan unitholders holding a majority of the outstanding Duncan common units. Pursuant to a voting agreement between Duncan, Enterprise and GTM executed in connection with the merger agreement, Enterprise and GTM have agreed to vote any Duncan common units owned by them or their subsidiaries in favor of adoption of the merger agreement and the merger, including the 33,783,587 Duncan common units currently directly owned by GTM (representing approximately 58.5% of the outstanding Duncan common units), at any meeting of Duncan unitholders, which is sufficient to approve the merger agreement and the merger under the Duncan partnership agreement. Failures to vote, abstentions and broker non-votes will have the same effect as a vote against the merger proposal for purposes of the vote required under the Duncan partnership agreement.

Q:	When do you expect the merger to be completed?

A:	A number of conditions must be satisfied before Enterprise and Duncan can complete the merger, including approval of the merger agreement and the merger by the common unitholders of Duncan. Although Enterprise and Duncan cannot be sure when all of the conditions to the merger will be satisfied, Enterprise and Duncan expect to complete the merger as soon as practicable following the Duncan unitholder meeting (assuming the merger proposal is approved by the common unitholders). For additional information, please read “The Merger Agreement — Conditions to the Merger.”

Q:	What is the recommendation of the Duncan ACG Committee and the Duncan Board?

A:	The Duncan ACG Committee and the Duncan Board recommend that you vote FOR the merger proposal.

On April 28, 2011, the Duncan ACG Committee determined unanimously that the merger agreement and the merger are fair and reasonable, advisable to and in the best interests of Duncan and the Duncan unaffiliated unitholders and recommended that the merger, the merger agreement and the transactions contemplated thereby be approved by the Duncan Board and the Duncan unitholders.

Based on the Duncan ACG Committee’s determination and recommendation, the Duncan Board approved the merger agreement and the merger and recommended that the Duncan unitholders vote in favor of the merger proposal.

Q:	What are the expected U.S. federal income tax consequences to a Duncan unitholder as a result of the transactions contemplated by the merger agreement?

A:	Under current law, it is anticipated that for U.S. federal income tax purposes no income or gain should be recognized by a Duncan unitholder solely as a result of the merger, other than an amount of income or gain, which Duncan expects to be relatively small on a per unit basis, due to (i) any decrease in a Duncan unitholder’s share of partnership liabilities pursuant to Section 752 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or (ii) any cash received in lieu of any fractional Enterprise common unit in the merger.

Please read “Risk Factors — Tax Risks Related to the Merger” and “Material U.S. Federal Income Tax Consequences of the Merger — Tax Consequences of the Merger to Duncan and Its Common Unitholders.”

Q:	Under what circumstances could the merger result in a Duncan unitholder recognizing taxable income or gain?

A:	As a result of the merger, Duncan unitholders who receive Enterprise common units will become limited partners of Enterprise and will be allocated a share of Enterprise’s nonrecourse liabilities. Each Duncan unitholder will be treated as receiving a deemed cash distribution equal to the excess, if any, of such unitholder’s share of nonrecourse liabilities of Duncan immediately before the merger over such unitholder’s share of nonrecourse liabilities of Enterprise immediately following the merger. If the amount of the deemed cash distribution received by a Duncan unitholder exceeds the unitholder’s basis in his Duncan common units, such unitholder will recognize gain in an amount equal to such excess. Enterprise and Duncan do not expect any Duncan unitholders to recognize gain in this manner. For additional information, please read “Material U.S. Federal Income Tax Consequences of the Merger.”

To the extent holders of Duncan common units receive cash in lieu of fractional Enterprise common units in the merger, such unitholders will recognize gain or loss equal to the difference between the cash received and the unitholders’ adjusted tax basis allocated to such fractional Enterprise common units.

Q:	What are the expected U.S. federal income tax consequences for a Duncan unitholder of the ownership of Enterprise common units after the merger is completed?

A:	Each Duncan unitholder who becomes an Enterprise unitholder as a result of the merger will, as is the case for existing Enterprise common unitholders, be required to report on its U.S. federal income tax return such unitholder’s distributive share of Enterprise’s income, gains, losses, deductions and credits. In addition to U.S. federal income taxes, such a holder will be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which Enterprise conducts business or owns property or in which the unitholder is resident. Please read “U.S. Federal Income Taxation of Ownership of Enterprise Common Units.”

Q:	Are Duncan unitholders entitled to appraisal rights?

A:	No. Duncan unitholders do not have appraisal rights under applicable law or contractual appraisal rights under the Duncan partnership agreement or the merger agreement.

Q:	How do I vote my common units if I hold my common units in my own name?

A:	After you have read this proxy statement/prospectus carefully, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope, or by submitting your proxy by telephone or the Internet as soon as possible in accordance with the instructions provided under “The Special Unitholder Meeting — Voting Procedures — Voting by Duncan Unitholders” beginning on page 37.

Q:	If my Duncan common units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my common units for me?

A:	No. Your broker cannot vote your Duncan common units held in “street name” for or against the merger proposal unless you tell the broker or other nominee how you wish to vote. To tell your broker or other nominee how to vote, you should follow the directions that your broker or other nominee provides to you. Please note that you may not vote your Duncan common units held in “street name” by returning a proxy card directly to Duncan or by voting in person at the special meeting of Duncan unitholders unless you provide a “legal proxy,” which you must obtain from your broker or other nominee. If you do not instruct your broker or other nominee on how to vote your Duncan common units, your broker or other nominee may not vote your Duncan common units, which will have the same effect as a vote against the merger for purposes of the vote required under the Duncan partnership agreement and will result in the absence of a vote for or against the merger proposal for purposes of the vote by the Duncan unaffiliated unitholders required under the merger agreement. You should therefore provide your broker or other nominee with instructions as to how to vote your Duncan common units.

Q:	What if I do not vote?

A:	If you do not vote in person or by proxy or if you abstain from voting, or a broker non-vote is made, it will have the same effect as a vote against the merger proposal for purposes of the vote required under the Duncan partnership agreement, and these actions will result in the absence of a vote for or against the merger proposal for purposes of the vote by the Duncan unaffiliated unitholders required under the merger agreement. If you sign and return your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger proposal.

Q:	Who can attend and vote at the special meeting of Duncan unitholders?

A:	All Duncan unitholders of record as of the close of business on , 2011, the record date for the special meeting of Duncan unitholders, are entitled to receive notice of and vote at the special meeting of Duncan unitholders.

Q:	When and where is the special meeting?

A:	The special meeting will be held on , 2011, at a.m., local time, at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002.

Q:	If I am planning to attend the special meeting in person, should I still vote by proxy?

A:	Yes. Whether or not you plan to attend the special meeting, you should vote by proxy. Your common units will not be voted if you do not vote by proxy and do not vote in person at the scheduled special meeting of the common unitholders of Duncan to be held on , 2011.

Q:	Can I change my vote after I have voted by proxy?

A:	Yes. If you own your common units in your own name, you may revoke your proxy at any time prior to its exercise by:

• giving written notice of revocation to the Secretary of Duncan GP at or before the special meeting;

• appearing and voting in person at the special meeting; or

• properly completing and executing a later dated proxy and delivering it to the Secretary of Duncan GP at or before the special meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken.

Q:	What should I do if I receive more than one set of voting materials for the special meeting of Duncan unitholders?

A:	You may receive more than one set of voting materials for the special meeting of Duncan unitholders and the materials may include multiple proxy cards or voting instruction cards. For example, you will receive a separate voting instruction card for each brokerage account in which you hold units. If you are a holder of record registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive according to the instructions on it.

Q:	Whom do I call if I have further questions about voting, the meeting or the merger?

A:	Duncan unitholders may call Duncan’s Investor Relations department at (866) 230-0745. If you would like additional copies, without charge, of this proxy statement/prospectus or if you have questions about the merger, including the procedures for voting your units, you should contact Georgeson Inc., which is assisting Duncan in the solicitation of proxies, at:

199 Water Street, 26th Floor
New York, NY 10038-3560
Banks and Brokers Call (212) 806-6859
All Others Call Toll Free (888) 264-7035

SUMMARY

This summary highlights some of the information in this proxy statement/prospectus. It may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the terms of the merger, you should read carefully this document, the documents incorporated by reference, and the Annexes to this document, including the full text of the merger agreement included as Annex A. Please also read “Where You Can Find More Information.”

The Merger Parties’ Businesses (page 89)

Enterprise Products Partners L.P.

Enterprise is a publicly traded Delaware limited partnership, the common units of which are listed on the NYSE under the ticker symbol “EPD.” Enterprise was formed in April 1998 to own and operate certain natural gas liquids (“NGLs”) related businesses of EPCO. Enterprise is a leading North American provider of midstream energy services to producers and consumers of natural gas, NGLs, crude oil, refined products and certain petrochemicals. Enterprise’s midstream energy asset network links producers of natural gas, NGLs and crude oil from some of the largest supply basins in the United States, Canada and the Gulf of Mexico with domestic consumers and international markets. Enterprise’s assets include approximately: 50,200 miles of onshore and offshore pipelines; 192 million barrels (“MMBbls”) of storage capacity for NGLs, refined products and crude oil; and 27 billion cubic feet (“Bcf”) of natural gas storage capacity.

Enterprise’s midstream energy operations include: natural gas gathering, treating, processing, transportation and storage; NGL transportation, fractionation, storage, and import and export terminaling; crude oil and refined products transportation, storage and terminaling; offshore production platforms; petrochemical transportation and services; and a marine transportation business that operates primarily on the United States inland and Intracoastal Waterway systems and in the Gulf of Mexico.

Enterprise is owned 100% by its limited partners from an economic perspective. Enterprise is managed and controlled by Enterprise GP, which has a non-economic general partner interest in Enterprise. Enterprise GP is a wholly owned subsidiary of Dan Duncan LLC (“DDLLC”). Enterprise conducts substantially all of its business through its operating company, Enterprise Products Operating LLC (“EPO”).

Enterprise’s principal executive offices are located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, and its telephone number is (713) 381-6500.

Duncan Energy Partners L.P.

Duncan is a publicly traded Delaware limited partnership, the common units of which are listed on the NYSE under the ticker symbol “DEP.” Duncan’s business purpose is to acquire, own and operate a diversified portfolio of midstream energy assets and to support the growth objectives of EPO and other affiliates of EPCO that are under common control. Duncan is engaged in the business of: (i) NGL transportation, fractionation and marketing; (ii) storage of NGL, petrochemical and refined products; (iii) transportation of petrochemical products; and (iv) the gathering, transportation, marketing and storage of natural gas. Duncan’s assets, located primarily in Texas and Louisiana, include approximately: 11,200 miles of natural gas, NGL and petrochemical pipelines; two NGL fractionation facilities; 17.3 MMBbls of leased NGL storage capacity; 8.1 Bcf of leased natural gas storage capacity; and 34 underground salt dome caverns with approximately 100 MMBbls of NGL and related product storage capacity. Duncan’s assets are integral to EPO’s midstream energy operations and are located near significant natural gas production basins such as the Eagle Ford Shale, Barnett Shale and Haynesville Shale.

At March 31, 2011, Duncan was owned 99.3% by its limited partners and 0.7% by its general partner, Duncan GP. Enterprise indirectly beneficially owned approximately 58.5% of the limited partner interests in Duncan and 100% of Duncan GP. Duncan GP is responsible for managing Duncan’s business and operations.

Duncan’s principal executive offices are located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, and its telephone number is (713) 381-6500.

Relationship of Enterprise and Duncan (page 91)

Enterprise and Duncan are closely related. Duncan’s general partner is an indirect wholly owned subsidiary of Enterprise. In addition, approximately 59.9% of Duncan’s common units are owned by Enterprise and its affiliates, including GTM, the directors and officers of Enterprise GP and Duncan GP, EPCO and certain of EPCO’s privately held affiliates.

Enterprise is controlled by DDLLC and EPCO. EPCO and DDLLC, a private affiliate of EPCO, are each controlled by three voting trustees, pursuant to the EPCO Inc. Voting Trust Agreement dated April 26, 2006 (the “EPCO Voting Trust Agreement”) and the Dan Duncan LLC Voting Trust Agreement dated April 26, 2006 (the “DDLLC Voting Trust Agreement”), respectively. The current EPCO voting trustees are Randa Duncan Williams, Ralph S. Cunningham and Richard H. Bachmann. The current DDLLC voting trustees are also Ms. Williams, Dr. Cunningham and Mr. Bachmann.

Enterprise’s operating subsidiary, EPO, was the sponsor of Duncan’s drop down transactions in 2007 and 2008, and has continuing involvement with Duncan’s subsidiaries, as described further in “Certain Relationships; Interests of Certain Persons in the Merger — Relationship of Enterprise and Duncan — Relationship of Duncan and EPO.”

Neither Duncan nor Enterprise has employees. All of the operating functions and general and administrative support services of Duncan and Enterprise are provided by employees of EPCO pursuant to an administrative services agreement (“ASA”) or by other service providers.

All of the executive officers of Duncan GP are also executive officers of Enterprise GP including W. Randall Fowler, A. James Teague, William Ordemann, Bryan F. Bulawa, Stephanie C. Hildebrandt and Michael J. Knesek. For information about the common executive officers of Enterprise GP and Duncan GP and these executive officers’ relationships with EPCO and its affiliates and the resulting interests of Duncan GP directors and officers in the merger, please read “Certain Relationships; Interests of Certain Persons in the Merger.”

Structure of the Merger (page 65)

Pursuant to the merger agreement, at the effective time of the merger, a wholly owned subsidiary of Enterprise will merge with and into Duncan, with Duncan surviving the merger as a wholly owned subsidiary of Enterprise, and each outstanding common unit of Duncan will be cancelled and converted into the right to receive 1.01 Enterprise common units. This merger consideration represented a 35% premium to the closing price of Duncan common units based on the closing prices of Duncan common units and Enterprise common units on February 22, 2011, the last trading day before Enterprise announced its initial proposal to acquire all of the Duncan common units owned by the public.

Immediately following the effective time of the merger, the consideration that GTM is entitled to receive in the merger will be exchanged pursuant to the merger agreement and the Exchange and Contribution Agreement for the assignment by Enterprise of a limited partner interest in Duncan equal to the limited partner interest represented by the Duncan common units owned by GTM immediately prior to the effective time of the merger. Accordingly, no Enterprise common units will be issued as consideration to GTM for its 33,783,587 Duncan common units, which represent approximately 58.5% of the outstanding Duncan common units.

If the exchange ratio would result in a Duncan unitholder being entitled to receive a fraction of an Enterprise common unit, that Duncan common unitholder will receive cash from Enterprise in lieu of such fractional interest in an amount equal to such fractional interest multiplied by the average of the closing price of Enterprise common units for the ten consecutive NYSE full trading days ending at the close of trading on the last NYSE full trading day immediately preceding the day the merger closes.

Once the merger is completed and Duncan common units are exchanged for Enterprise common units (and cash in lieu of fractional units, if applicable), when distributions are declared by the general partner of Enterprise and paid by Enterprise, former Duncan unitholders will receive distributions on their Enterprise common units in accordance with Enterprise’s partnership agreement. For a description of the distribution provisions of Enterprise’s partnership agreement, please read “Comparison of the Rights of Enterprise and Duncan Unitholders.”

As of May 11, 2011, there were 845,986,984 Enterprise common units and 4,520,431 Class B units of Enterprise outstanding. Based on the 24,008,683 Duncan common units outstanding at May 11, 2011 (other than those owned by GTM) and an assumed additional 100,000 common units issued under the DEP Unit Purchase Plan and distribution reinvestment plan through the closing of the merger, Enterprise expects to issue approximately 24,349,770 Enterprise common units in connection with the merger.

Other Transactions Related to the Merger (page 64)

Voting Agreement

In connection with the merger agreement, Duncan, Enterprise and GTM entered into the voting agreement, dated as of April 28, 2011. Pursuant to the voting agreement, Enterprise and GTM have agreed to vote any Duncan common units owned by them or their subsidiaries in favor of adoption of the merger agreement and the merger, including the 33,783,587 Duncan common units currently directly owned by GTM (representing approximately 58.5% of the outstanding Duncan common units), at any meeting of Duncan unitholders. The voting agreement will terminate upon the completion of the merger or the termination of the merger agreement.

Directors and Officers of Enterprise GP and Duncan GP (page 102)

DDLLC, the sole member of Enterprise GP, has the power to appoint and remove all of the directors of Enterprise GP. Enterprise GP has indirect power to cause the appointment or removal of the directors of Duncan GP, an indirect wholly owned subsidiary of Enterprise. DDLLC is controlled by the DDLLC voting trustees under the DDLLC Voting Trust Agreement. Each of the executive officers of Enterprise GP is currently expected to remain an executive officer of Enterprise GP following the merger. The DDLLC voting trustees have not yet determined whether any directors of Duncan GP will serve as directors of Enterprise GP following the merger. In the absence of any changes, the current directors of Enterprise GP will continue as directors following the merger.

The following individuals are currently executive officers of Enterprise GP and those persons signified with an asterisk (*) also currently serve as executive officers of Duncan GP. All of the current executive officers of Duncan GP are also executive officers of Enterprise GP.

•	Michael A. Creel

•	W. Randall Fowler*

•	A. James Teague*

•	William Ordemann*

•	Lynn L. Bourdon, III

•	Bryan F. Bulawa*

•	G. R. Cardillo

•	James M. Collingsworth

•	Stephanie C. Hildebrandt*

•	Mark A. Hurley

•	Michael J. Knesek*

•	Christopher Skoog

•	Thomas M. Zulim

Market Prices of Enterprise Common Units and Duncan Common Units Prior to Announcing the Proposed Merger (page 30)

Enterprise’s common units are traded on the NYSE under the ticker symbol “EPD.” Duncan’s common units are traded on the NYSE under the ticker symbol “DEP.” The following table shows the closing prices of Enterprise common units and Duncan common units on February 22, 2011 (the last full trading day before Enterprise announced its initial proposal to acquire all of the Duncan common units owned by the public) and the average closing price of Enterprise common units and Duncan common units during the 20-day trading period prior to and including February 22, 2011.

	Enterprise	Duncan
Date/Period	Common Units	Common Units

February 22, 2011	$43.70	$32.56
20-day Average	$43.40	$32.59

The Special Unitholder Meeting (page 37)

Where and when:  The Duncan special unitholder meeting will take place at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002 on          , 2011 at   a.m., local time.

What you are being asked to vote on:  At the Duncan meeting, Duncan unitholders will vote on the approval of the merger agreement and the merger. Duncan unitholders also may be asked to consider other matters as may properly come before the meeting. At this time, Duncan knows of no other matters that will be presented for the consideration of its unitholders at the meeting.

Who may vote:  You may vote at the Duncan meeting if you owned Duncan common units at the close of business on the record date,          , 2011. On that date, there were     Duncan common units outstanding. You may cast one vote for each outstanding Duncan common unit that you owned on the record date.

What vote is needed:  Under the merger agreement, the number of votes actually cast in favor of the proposal by the Duncan unaffiliated unitholders must exceed the number of votes actually cast against the proposal by the Duncan unaffiliated unitholders in order for the proposal to be approved. In addition, pursuant to the Duncan partnership agreement, the merger agreement and the merger must be approved by the affirmative vote of the Duncan unitholders holding a majority of the outstanding Duncan common units. Enterprise and GTM have agreed to vote any Duncan common units owned by them or their subsidiaries in favor of adoption of the merger agreement and the merger, including the 33,783,587 Duncan common units currently directly owned by GTM (representing approximately 58.5% of the outstanding Duncan common units), at any meeting of Duncan unitholders, which is sufficient to approve the merger agreement and the merger under the Duncan partnership agreement.

Recommendation to Duncan Unitholders (page 47)

The members of the Duncan ACG Committee considered the benefits of the merger and the related transactions as well as the associated risks and determined unanimously that the merger agreement and the merger are fair and reasonable, advisable to and in the best interests of Duncan and the Duncan unaffiliated unitholders. The Duncan ACG Committee also recommended that the merger agreement and the merger be approved by the Duncan Board and the Duncan unitholders. Based on the Duncan ACG Committee’s determination and recommendation, the Duncan Board has also approved the merger agreement and the merger and, together with the Duncan ACG Committee, recommends that the Duncan unitholders vote to approve the merger agreement and the merger.

Duncan unitholders are urged to review carefully the background and reasons for the merger described under “The Merger” and the risks associated with the merger described under “Risk Factors.”

Duncan’s Reasons for the Merger (page 47)

The Duncan ACG Committee considered many factors in determining that the merger agreement and the merger are fair and reasonable, advisable to and in the best interests of Duncan and the Duncan unaffiliated unitholders. The Duncan ACG Committee viewed the following factors, among others described in greater detail under “The Merger — Recommendation of the Duncan ACG Committee and the Duncan Board and Reasons for the Merger,” as being generally positive or favorable in coming to this determination and its related recommendations:

•	The exchange ratio of 1.01 Enterprise common units for each Duncan common unit in the merger, which represented a premium of:

•	approximately 34% above the $32.56 closing price of Duncan common units on February 22, 2011, based on the $43.32 closing price of Enterprise common units on April 27, 2011 (the day before the merger agreement was approved and executed); and

•	approximately 36% above the ratio of closing prices of Duncan common units to Enterprise common units of 0.7451 on February 22, 2011.

•	The pro forma increase of approximately 32% and 36% in quarterly cash distributions expected to be received by Duncan unitholders in 2011 and 2012, respectively, based upon the 1.01x exchange ratio and quarterly cash distribution rates paid by Duncan and Enterprise in May 2011.

•	In the merger, Duncan unitholders will receive common units representing limited partner interests in Enterprise, which have substantially more liquidity than Duncan common units because of the Enterprise common units’ significantly larger average daily trading volume, as well as Enterprise having a broader investor base and a larger public float.

•	The current and prospective environment and growth prospects for Duncan if it continues as a stand-alone entity, as compared to the asset base, financial condition and growth prospects of the combined entity, including the likelihood that future asset drop downs to Duncan from Enterprise would diminish because of the reduction in Enterprise’s cost of equity capital in connection with Enterprise’s November 2010 acquisition of Enterprise GP Holdings L.P. (“Holdings”).

•	Enterprise’s stronger balance sheet and credit profile relative to Duncan’s.

•	That the merger provides Duncan unitholders with an opportunity to benefit from unit price appreciation and increased distributions through ownership of Enterprise common units, which should benefit from Enterprise’s much larger and more diversified asset and cash flow base and lower dependence on individual capital projects, and Enterprise’s greater ability to compete for future acquisitions and finance organic growth projects.

•	The Duncan unaffiliated unitholders have an opportunity to determine whether the merger will be approved, because the merger agreement provides that the unitholder voting conditions (including the majority of votes cast by Duncan unaffiliated unitholders condition) may not be waived.

•	The opinion of Morgan Stanley rendered to the Duncan ACG Committee on April 28, 2011 to the effect that, as of that date and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the Duncan unaffiliated unitholders.

•	The committee’s belief that the merger and the exchange ratio present the best opportunity to maximize value for Duncan’s unitholders and achieve the highest value obtainable for Duncan’s unitholders.

The Duncan ACG Committee considered the following factors to be generally negative or unfavorable in making its determination and recommendations:

•	That the exchange ratio is fixed and there is a possibility that the Enterprise common unit price could decline relative to the Duncan common unit price prior to closing, reducing the premium available to Duncan unitholders.

•	The risk that potential benefits sought in the merger might not be fully realized.

•	That pro forma, the merger is expected to be dilutive to Duncan unitholders’ distributable cash flow on a per unit basis.

•	The risk that the merger might not be completed in a timely manner, or that the merger might not be consummated as a result of a failure to satisfy the conditions contained in the merger agreement, and that a failure to complete the merger could negatively affect the trading price of the Duncan common units.

•	The limitations on Duncan considering unsolicited offers from third parties not affiliated with Duncan GP.

•	That certain members of management of Duncan GP and the Duncan Board may have interests that are different from those of the Duncan unaffiliated unitholders.

Overall, the Duncan ACG Committee believed that the advantages of the merger outweighed the negative factors.

Opinion of Duncan ACG Committee’s Financial Advisor (page 53)

In connection with the merger, the Duncan ACG Committee retained Morgan Stanley as its financial advisor. On April 28, 2011, Morgan Stanley rendered to the Duncan ACG Committee its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the Duncan unaffiliated unitholders. The full text of the written opinion of Morgan Stanley, which sets forth, among other things, the assumptions made, specified work performed, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex B to this proxy statement/prospectus. The opinion was directed to the Duncan ACG Committee and addresses only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to the Duncan unaffiliated unitholders as of the date of the opinion. The opinion does not address any other aspect of the merger or related transactions and does not constitute a recommendation to any Duncan unitholder as to how to vote or act on any matter with respect to the merger or related transactions.

Certain Relationships; Interests of Certain Persons in the Merger (page 91)

Enterprise and Duncan have extensive and ongoing relationships with EPCO and its affiliates, which include both Enterprise GP and Duncan GP. Enterprise GP is a wholly owned subsidiary of DDLLC, which is controlled by the three DDLLC voting trustees under the DDLLC Voting Trust Agreement. EPCO is also controlled by the three EPCO voting trustees under the EPCO Voting Trust Agreement. The EPCO voting trustees and the DDLLC voting trustees are the same three individuals: Randa Duncan Williams, Richard H. Bachmann and Ralph S. Cunningham. Ms. Williams, Mr. Bachmann and Dr. Cunningham are also executors of the estate of Dan L. Duncan (the “Estate”).

As of May 11, 2011, the DDLLC voting trustees, the EPCO voting trustees and the executors of the Estate, in their capacities as such trustees, as executors and individually, collectively owned or controlled approximately 40.1% of Enterprise’s outstanding common units and 100% of the limited liability company interests in Enterprise GP. Enterprise and GTM, both of which have agreed to vote in favor of the merger and the merger agreement, currently own approximately 58.5% of Duncan’s outstanding common units. The directors, executive officers and other affiliates of Enterprise collectively owned or controlled an additional 1.4% of Duncan’s outstanding common units.

The officers of Duncan GP are employees of EPCO. A number of EPCO employees who provide services to Duncan also provide services to Enterprise, often serving in the same positions. Enterprise GP also has indirect power to cause the appointment or removal of the directors of Duncan GP, an indirect wholly owned subsidiary of Enterprise. Duncan has an extensive and ongoing relationship with Enterprise, EPCO and other entities controlled by the DDLLC voting trustees and the EPCO voting trustees.

Further, Duncan GP’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a unitholder of Duncan, including:

•	All of the directors and executive officers of Duncan GP will receive continued indemnification for their actions as directors and executive officers.

•	All of the directors of Duncan GP own Enterprise common units.

•	Some of Duncan GP’s directors (none of whom is a member of the Duncan ACG Committee) and all of Duncan GP’s executive officers also serve as directors or executive officers of Enterprise GP, have certain duties to the limited partners of Enterprise and are compensated, in part, based on the performance of Enterprise. In addition to serving as a director and President and Chief Executive Officer of Duncan GP, Mr. Fowler also serves as the Executive Vice President and Chief Financial Officer of Enterprise GP; Mr. Bulawa serves as a director and Senior Vice President, Treasurer and Chief Financial Officer of Duncan GP and also as Senior Vice President and Treasurer of Enterprise GP; Mr. Teague serves as Executive Vice President and Chief Operating Officer of Duncan GP and also as a director and Executive Vice President and Chief Operating Officer of Enterprise GP; Mr. Ordemann serves as an Executive Vice President for both of Duncan GP and Enterprise GP; Ms. Hildebrandt serves as Senior Vice President, Chief Legal Officer and Secretary for Duncan GP and as Senior Vice President, General Counsel and Secretary for Enterprise GP; and Mr. Knesek serves as Senior Vice President, Controller and Principal Accounting Officer for both Duncan GP and Enterprise GP.

Each of the executive officers and directors of Enterprise GP is currently expected to remain an executive officer of Enterprise GP following the merger.

The Merger Agreement (page 65)

The merger agreement is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this document. You are encouraged to read the merger agreement because it is the legal document that governs the merger.

What Needs to Be Done to Complete the Merger

Enterprise and Duncan will complete the merger only if the conditions set forth in the merger agreement are satisfied or, in some cases, waived. The obligations of Enterprise and Duncan to complete the merger are subject to, among other things, the following conditions:

•	the approval of the merger agreement and the merger by the affirmative vote or consent of holders (as of the record date for the Duncan special meeting) of (i) a majority of the outstanding Duncan common units held by the Duncan unaffiliated unitholders that actually vote for or against the merger proposal (i.e., the votes cast by Duncan unaffiliated unitholders in favor of the proposal must exceed the votes cast by Duncan unaffiliated unitholders against the proposal) and (ii) a majority of the outstanding Duncan common units;

•	the making of all required filings and the receipt of all required governmental consents, approvals, permits and authorizations from any applicable governmental authorities prior to the merger effective time, except where the failure to obtain such consent, approval, permit or authorization would not be reasonably likely to result in a material adverse effect (as defined in the merger agreement) on Duncan or Enterprise;

•	the absence of any order, decree, injunction or law that enjoins, prohibits or makes illegal the consummation of any of the transactions contemplated by the merger agreement, and any action, proceeding or investigation by any governmental authority seeking to restrain, enjoin, prohibit or delay such consummation;

•	the continued effectiveness of the registration statement of which this proxy statement/prospectus is a part; and

•	the approval for listing on the NYSE of Enterprise common units to be issued in the merger, subject to official notice of issuance.

Enterprise’s obligation to complete the merger is further subject to the following conditions:

•	the representations and warranties of each of Duncan and Duncan GP set forth in the merger agreement being true and correct in all material respects, and Duncan and Duncan GP having performed all of their obligations under the merger agreement in all material respects;

•	Enterprise having received an opinion of Andrews Kurth LLP, counsel to Enterprise (“Andrews Kurth”), as to the treatment of the merger for U.S. federal income tax purposes and as to certain other tax matters; and

•	No material adverse effect (as defined in the merger agreement) having occurred with respect to Duncan.

Duncan’s obligation to complete the merger is further subject to the following conditions:

•	the representations and warranties of each of Enterprise and Enterprise GP set forth in the merger agreement being true and correct in all material respects, and Enterprise and Enterprise GP having performed all of their obligations under the merger agreement in all material respects;

•	Duncan having received an opinion of Vinson & Elkins L.L.P., counsel to Duncan (“Vinson & Elkins”), as to the treatment of the merger for U.S. federal income tax purposes and as to certain other tax matters; and

•	No material adverse effect (as defined under the merger agreement) having occurred with respect to Enterprise.

The merger agreement provides that the unitholder voting conditions (including the majority of votes cast by Duncan unaffiliated unitholders condition) may not be waived. Each of Enterprise and Duncan (with the consent of the Duncan ACG Committee and the Duncan Board) may choose to complete the merger even though any condition to its obligation has not been satisfied if the necessary unitholder approval has been obtained and the law allows it to do so.

No Solicitation

Duncan GP and Duncan have agreed that they will not, and they will use their commercially reasonable best efforts to cause their representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or facilitate any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, or participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, any acquisition proposal, unless the Duncan ACG Committee, after consultation with its outside legal counsel and financial advisors, determines in good faith that such acquisition proposal constitutes or is likely to result in a superior proposal and the failure to do so would be inconsistent with its duties under the Duncan partnership agreement and applicable law. Please read “The Merger Agreement — Covenants — Acquisition Proposals; Change in Recommendation” for more information about what constitutes an acquisition proposal and a superior proposal.

Change in Recommendation

The Duncan ACG Committee is permitted to withdraw, modify or qualify in any manner adverse to Enterprise its recommendation of the merger or publicly approve or recommend, or publicly propose to approve or recommend, any acquisition proposal, referred to in this proxy statement/prospectus as a “change in recommendation,” in certain circumstances. Specifically, if, prior to receipt of Duncan unitholder approval, the Duncan ACG Committee concludes in good faith, after consultation with its outside legal counsel and financial advisors, that a failure to change its recommendation would be inconsistent with its duties under the

Duncan partnership agreement and applicable law, the Duncan ACG Committee may determine to make a change in recommendation.

Termination of the Merger Agreement

Enterprise and Duncan can agree to terminate the merger agreement by mutual written consent at any time without completing the merger, even after the Duncan unitholders have approved the merger agreement and the merger. In addition, either party may terminate the merger agreement on its own upon written notice to the other without completing the merger if:

•	the merger is not completed on or before October 31, 2011;

•	any legal prohibition to completing the merger has become final and non-appealable, provided that the terminating party is not in breach of its covenant to use commercially reasonable best efforts to complete the merger promptly; or

•	any condition to the terminating party’s obligation to close the merger cannot be satisfied.

Enterprise may terminate the merger agreement at any time if (i) the Duncan ACG Committee, upon written notice to Enterprise, determines to make a change in recommendation in accordance with the merger agreement and subsequently determines not to hold, or otherwise fails to hold, the Duncan special meeting or (ii) Duncan does not obtain the necessary unitholder approval at the Duncan special meeting.

Duncan may terminate the merger agreement if (i) the Duncan ACG Committee determines, in accordance with the merger agreement, to make a change in recommendation and subsequently determines not to hold, or otherwise fails to hold, the Duncan special meeting or (ii) Duncan does not obtain the necessary unitholder approval at the Duncan special meeting.

Duncan may terminate the merger agreement upon written notice to Enterprise, at any time prior to the Duncan special meeting, if Duncan receives an acquisition proposal from a third party, the Duncan ACG Committee concludes in good faith that such acquisition proposal constitutes a superior proposal, the Duncan ACG Committee has made a change in recommendation pursuant to the merger agreement with respect to such superior proposal, Duncan has not knowingly and intentionally breached the no solicitation covenants contained in the merger agreement, and the Duncan ACG Committee concurrently approves, and Duncan concurrently enters into, a definitive agreement with respect to such superior proposal.

Material U.S. Federal Income Tax Consequences of the Merger (page 124)

Tax matters associated with the merger are complicated. The U.S. federal income tax consequences of the merger to a Duncan unitholder will depend on such common unitholder’s own situation. The tax discussions in this proxy statement/prospectus focus on the U.S. federal income tax consequences generally applicable to individuals who are residents or citizens of the United States that hold their Duncan common units as capital assets, and these discussions have only limited application to other unitholders, including those subject to special tax treatment. Duncan unitholders are urged to consult their tax advisors for a full understanding of the U.S. federal, state, local and foreign tax consequences of the merger that will be applicable to them.

Duncan expects to receive an opinion from Vinson & Elkins to the effect that no gain or loss should be recognized by the holders of Duncan common units to the extent Enterprise common units are received in exchange therefor as a result of the merger, other than gain resulting from either (i) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code, or (ii) any cash received in lieu of any fractional Enterprise common units. Enterprise expects to receive an opinion from Andrews Kurth to the effect that no gain or loss should be recognized by Enterprise unaffiliated unitholders as a result of the merger (other than gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code). “Enterprise unaffiliated unitholders” means Enterprise common unitholders other than those controlling, controlled by or under common control with Enterprise GP. Opinions of counsel, however, are subject to certain limitations and are not binding on the Internal Revenue Service, or “IRS,” and no assurance can be given that the IRS would not successfully assert a contrary position regarding the merger and the opinions of counsel.

The U.S. federal income tax consequences described above may not apply to some holders of Enterprise common units and Duncan common units. Please read “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 124 for a more complete discussion of the U.S. federal income tax consequences of the merger.

Other Information Related to the Merger

No Appraisal Rights (page 62)

Duncan unitholders do not have appraisal rights under applicable law or contractual appraisal rights under the Duncan partnership agreement or the merger agreement.

Antitrust and Regulatory Matters (page 62)

The merger is subject to both state and federal antitrust laws. Under the rules applicable to partnerships, no filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). However, Enterprise or Duncan may receive requests for information concerning the proposed merger and related transactions from the Federal Trade Commission, or FTC, the Antitrust Division of the Department of Justice, or DOJ, or individual states.

Listing of Common Units to be Issued in the Merger (page 63)

Enterprise expects to obtain approval to list on the NYSE the Enterprise common units to be issued pursuant to the merger agreement, which approval is a condition to the merger.

Accounting Treatment (page 63)

The merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidations — Overall — Changes in Parent’s Ownership Interest in a Subsidiary, which is referred to as ASC 810. The changes in Enterprise’s ownership interest in Duncan will be accounted for as an equity transaction and no gain or loss will be recognized as a result of the merger for financial reporting purposes.

Comparison of the Rights of Enterprise and Duncan Unitholders (page 109)

Duncan unitholders will own Enterprise common units following the completion of the merger, and their rights associated with Enterprise common units will be governed by, in addition to Delaware law, Enterprise’s partnership agreement, which differs in a number of respects from Duncan’s partnership agreement.

Pending Litigation (page 63)

On March 8, 2011, Michael Crowley, a purported unitholder of Duncan, filed a complaint in the Court of Chancery of the State of Delaware, as a putative class action on behalf of the public unitholders of Duncan, captioned Michael Crowley v. Duncan Energy Partners L.P., DEP Holdings, LLC, W. Randall Fowler, Bryan F. Bulawa, William A. Bruckmann, III, Larry J. Casey, Richard S. Snell, Enterprise Products Partners L.P., Enterprise Product Holdings LLC, and Enterprise Production Operating LLC, Civil Action No. 6252-VCN (the “Crowley Complaint”). The Crowley Complaint alleges, among other things, that the named directors of Duncan GP have breached fiduciary duties in connection with Enterprise’s initial proposal to acquire Duncan’s outstanding publicly held common units, that Duncan and Duncan GP aided and abetted in these alleged breaches of fiduciary duties and that Enterprise, as the majority and controlling unitholder, along with EPO, has breached fiduciary duties by not acting in the minority unitholders’ best interests to ensure the transaction resulting from Enterprise’s proposal is entirely fair.

On March 11, 2011, Sanjay Israni, a purported unitholder of Duncan, filed a complaint in the Court of Chancery of the State of Delaware, as a putative class action on behalf of the public unitholders of Duncan, captioned Sanjay Israni v. Duncan Energy Partners, L.P., DEP Holdings, LLC, Enterprise Products Partners L.P., Enterprise Product Holdings LLC, Enterprise Production Operating LLC, W. Randall Fowler, Bryan F. Bulawa, William A. Bruckmann, III, Larry J. Casey, and Richard S. Snell, Civil Action No. 6270-VCN (the “Israni Complaint”). The Israni Complaint alleges, among other things, that the named directors of Duncan GP have breached fiduciary duties in connection with Enterprise’s initial proposal to acquire Duncan’s outstanding publicly held common units and that Duncan along with all of the other named defendants aided and abetted in these alleged breaches of fiduciary duties.

On March 28, 2011, Michael Rubin, a purported unitholder of Duncan, filed a complaint in the Court of Chancery of the State of Delaware, as a putative class action on behalf of the public unitholders of Duncan, captioned Michael Rubin v. Duncan Energy Partners L.P., DEP Holdings, LLC, W. Randall Fowler, Bryan F. Bulawa, William A. Bruckmann, III, Larry J. Casey, Richard S. Snell, Enterprise Products Partners L.P., Enterprise Products Holdings LLC, and Enterprise Products Operating LLC, Civil Action No. 6320-VCS (the “Rubin Complaint”). The Rubin Complaint alleges, among other things, that the named directors of Duncan GP have breached fiduciary duties in connection with Enterprise’s initial proposal to acquire Duncan’s outstanding publicly held common units, that Duncan and Duncan GP aided and abetted in these alleged breaches of fiduciary duties and that Enterprise, as the majority and controlling unitholder, along with EPO, has breached fiduciary duties by not acting in the best interests of the minority unitholders to ensure the transaction resulting from Enterprise’s proposal is entirely fair.

On April 5, 2011, the plaintiffs in the Crowley Complaint, the Israni Complaint and the Rubin Complaint filed a Proposed Order of Consolidation and Appointment of Lead Counsel in the Court of Chancery of the State of Delaware. The Court granted that Order on the same day consolidating the three actions into a single consolidated action captioned In re Duncan Energy Partners L.P. Unitholders Litigation, Consolidated Civil Action No. 6252-VCN.

On March 7, 2011, Merle Davis, a purported unitholder of Duncan, filed a petition in the 269th District Court of Harris County, Texas, as a putative class action on behalf of the unitholders of Duncan, captioned Merle Davis, on Behalf of Himself and All Others Similarly Situated v. Duncan Energy Partners L.P., W. Randall Fowler, Bryan F. Bulawa, William A. Bruckmann, III, Larry J. Casey, Richard S. Snell, DEP Holdings, LLC, and Enterprise Products Partners L.P. (the “Davis Petition”). The Davis Petition alleges, among other things, that Enterprise and the named directors of Duncan GP have breached fiduciary duties in connection with Enterprise’s initial proposal to acquire Duncan’s outstanding publicly held common units and that Duncan and Enterprise aided and abetted in these alleged breaches of fiduciary duties.

On March 9, 2011, Donald Weilersbacher, a purported unitholder of Duncan, filed a petition in the 334th District Court of Harris County, Texas, as a putative class action on behalf of the unitholders of Duncan, captioned Donald Weilersbacher, on Behalf of Himself and All Others Similarly Situated v. Duncan Energy Partners L.P., Enterprise Products Partners L.P., DEP Holdings, LLC, W. Randall Fowler, Bryan F. Bulawa, William A. Bruckmann, III, Larry J. Casey, and Richard S. Snell (the “Weilersbacher Petition”). The Weilersbacher Petition alleges, among other things, that the named directors of Duncan GP have breached fiduciary duties in connection with Enterprise’s initial proposal to acquire Duncan’s outstanding publicly held common units and that Enterprise aided and abetted in these alleged breaches of fiduciary duties.

On March 17, 2011, the plaintiffs in the Davis Petition and the Weilersbacher Petition filed a motion and proposed Order for Consolidation of Related Actions, Appointment of Interim Co-Lead Counsel, and Order Compelling Limited Expedited Discovery. Plaintiffs and defendants subsequently agreed to postpone discovery until after the plaintiffs file a consolidated petition. On March 28, 2011, the plaintiffs filed an amended motion and proposed Order for Consolidation of Related Actions and Appointment of Interim Co-Lead Counsel. On May 4, 2011, the court entered an order consolidating the cases and appointing interim lead counsel. On May 11, 2011, plaintiffs filed their consolidated petition.

Enterprise and Duncan cannot predict the outcome of these or any other lawsuits that might be filed subsequent to the date of the filing of this proxy statement/prospectus, nor can Enterprise and Duncan predict the amount of time and expense that will be required to resolve these lawsuits. Enterprise, Duncan and the other defendants named in these lawsuits intend to defend vigorously against these and any other actions.

Summary of Risk Factors (page 32)

You should consider carefully all the risk factors together with all of the other information included in this proxy statement/prospectus before deciding how to vote. The risks related to the merger and the related transactions, Enterprise’s business, Enterprise common units and risks resulting from Enterprise’s organizational structure are described under the caption “Risk Factors” beginning on page 32 of this proxy statement/prospectus. Some of these risks include, but are not limited to, those described below:

•	Duncan’s partnership agreement limits the fiduciary duties of Duncan GP to unitholders and restricts the remedies available to unitholders for actions taken by Duncan GP that might otherwise constitute breaches of fiduciary duty.

•	The directors and executive officers of Duncan GP have interests relating to the merger that differ in certain respects from the interests of the Duncan unaffiliated unitholders.

•	The exchange ratio is fixed and the market value of the merger consideration to Duncan unitholders will be equal to 1.01 times the price of Enterprise common units at the closing of the merger, which market value will decrease if the market value of Enterprise’s common units decreases.

•	The transactions contemplated by the merger agreement may not be consummated even if Duncan unitholders approve the merger agreement and the merger.

•	Financial projections by Enterprise and Duncan may not prove accurate.

•	While the merger agreement is in effect, both Duncan and Enterprise may lose opportunities to enter into different business combination transactions with other parties on more favorable terms and may be limited in their ability to pursue other attractive business opportunities.

•	No ruling has been requested with respect to the U.S. federal income tax consequences of the merger.

•	The intended U.S. federal income tax consequences of the merger are dependent upon each of Enterprise and Duncan being treated as a partnership for U.S. federal income tax purposes.

•	The U.S. federal income tax treatment of the merger is subject to potential legislative change and differing judicial or administrative interpretations.

•	Duncan unitholders could recognize taxable income or gain for U.S. federal income tax purposes as a result of the merger.

Organizational Chart

Before the Merger

The following diagram depicts the organizational structure of Enterprise and Duncan as of May 6, 2011 before the consummation of the merger and the other transactions contemplated by the merger agreement.

GP = General Partner Interest
LP = Limited Partner Interest
LLC = Limited Liability Company Interest

(1)	Includes certain Duncan common units beneficially owned by the Estate, Randa Duncan Williams and certain trusts and privately held affiliates other than DDLLC.

(2)	Enterprise percentage includes 4,520,431 Class B units of Enterprise owned by a privately held affiliate of EPCO.

(3)	Includes directors and executive officers of Duncan GP and of Enterprise GP other than Randa Duncan Williams, representing an aggregate of approximately 0.3% of the outstanding Duncan common units.

After the Merger

The following diagram depicts the organizational structure of Enterprise and Duncan immediately after giving effect to the merger, the other transactions contemplated by the merger agreement and a planned contribution by Enterprise of limited partner interests in Duncan to GTM and Enterprise Products OLPGP, Inc. (“OLPGP”) immediately thereafter, pursuant to the Exchange and Contribution Agreement.

(1)	Enterprise percentage includes 4,520,431 Class B units of Enterprise owned by a privately held affiliate of EPCO.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING INFORMATION OF ENTERPRISE AND DUNCAN

The following tables set forth, for the periods and at the dates indicated, summary historical financial and operating information for Enterprise and Duncan and summary unaudited pro forma financial information for Enterprise after giving effect to the proposed merger with Duncan. The summary historical financial data as of and for each of the years ended December 31, 2008, 2009 and 2010 are derived from and should be read in conjunction with the audited financial statements and accompanying footnotes of Enterprise and Duncan, respectively. The summary historical financial data as of and for the three-month periods ended March 31, 2010 and 2011 are derived from and should be read in conjunction with the unaudited financial statements and accompanying footnotes of Enterprise and Duncan, respectively. Enterprise’s and Duncan’s consolidated balance sheets as of December 31, 2009 and 2010 and as of March 31, 2011, and the related statements of consolidated operations, comprehensive income, cash flows and equity for each of the three years in the period ended December 31, 2010 and the three months ended March 31, 2011 and 2010 are incorporated by reference into this proxy statement/prospectus from Enterprise’s and Duncan’s respective annual reports on Form 10-K for the year ended December 31, 2010, and their quarterly reports on Form 10-Q for the three months ended March 31, 2011.

The summary unaudited pro forma condensed consolidated financial statements of Enterprise show the pro forma effect of Enterprise’s proposed merger with Duncan. In addition to the proposed merger, the historical consolidated statement of operations for the year ended December 31, 2010 has been adjusted to give effect to the merger of Holdings with a wholly owned subsidiary of Enterprise in November 2010 (the “Holdings Merger”). For a complete discussion of the pro forma adjustments underlying the amounts in the table on the following page, please read “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page F-2 of this document.

Duncan is a consolidated subsidiary of Enterprise for financial accounting and reporting purposes. The proposed merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidations — Overall — Changes in Parent’s Ownership Interest in a Subsidiary, which is referred to as ASC 810. The changes in Enterprise’s ownership interest in Duncan will be accounted for as an equity transaction and no gain or loss will be recognized as a result of the merger.

The unaudited pro forma condensed consolidated financial statements have been prepared to assist in the analysis of financial effects of the proposed merger between Enterprise and Duncan. The unaudited pro forma condensed statements of consolidated operations for the year ended December  31, 2010 and the three months ended March 31, 2011 assume the proposed merger-related transactions occurred on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet assumes the proposed merger-related transactions occurred on March 31, 2011. The unaudited pro forma condensed consolidated financial statements are based upon assumptions that Enterprise and Duncan believe are reasonable under the circumstances, and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of the combined entity.

Enterprise’s non-generally accepted accounting principles, or non-GAAP, financial measures of gross operating margin and Adjusted EBITDA are presented in the summary historical and pro forma financial information. Please read “— Non-GAAP Financial Measures,” which provides the necessary explanations for these non-GAAP financial measures and reconciliations to their most closely related GAAP financial measures.

For information regarding the effect of the merger on pro forma distributions to Duncan unitholders, please read “Comparative Per Unit Information.” For additional financial information, please read “Selected Financial Data and Pro Forma Information of Enterprise and Duncan” on page 87.

Summary Historical and Pro Forma Financial and Operating Information of Enterprise

	Enterprise Consolidated Historical					Enterprise Pro Forma
							For the
						For the	Months
				For the Three Months		Year Ended	Ended
	For the Year Ended December 31,			Ended March 31,		December 31,	March 31,
	2008	2009	2010	2010	2011	2010	2011
	(In millions, except per unit amounts)
				(Unaudited)		(Unaudited)

Income statement data:
Revenues	$35,469.6	$25,510.9	$33,739.3	$8,544.5	$10,183.7	$33,739.3	$10,183.7
Cost and expenses	33,763.7	23,748.6	31,654.1	8,012.2	9,575.0	31,654.1	9,575.0
Equity in income of unconsolidated affiliates	66.2	92.3	62.0	26.6	16.2	62.0	16.2

Operating income	1,772.1	1,854.6	2,147.2	558.9	624.9	2,147.2	624.9
Other income (expense):
Interest expense	(608.3)	(687.3)	(741.9)	(157.9)	(183.8)	(741.9)	(183.8)
Other, net	12.3	(1.7)	4.5	0.1	0.5	4.5	0.5

Total other expense, net	(596.0)	(689.0)	(737.4)	(157.8)	(183.3)	(737.4)	(183.3)

Income before provision for income taxes	1,176.1	1,165.6	1,409.8	401.1	441.6	1,409.8	441.6
Provision for income taxes	(31.0)	(25.3)	(26.1)	(8.7)	(7.1)	(26.1)	(7.1)

Net income	1,145.1	1,140.3	1,383.7	392.4	434.5	1,383.7	434.5
Net income attributable to noncontrolling interests	(981.1)	(936.2)	(1,062.9)	(322.5)	(13.8)	(25.5)	(5.9)

Net income attributable to partners	$164.0	$204.1	$320.8	$69.9	$420.7	$1,358.2	$428.6

Earnings per unit:
Basic earnings per unit	$0.89	$0.99	$1.17	$0.33	$0.52	$1.67	$0.51

Diluted earnings per unit	$0.89	$0.99	$1.15	$0.33	$0.49	$1.59	$0.49

Distributions to limited partners:
Per common unit (1)	$2.0750	$2.1950	$2.3150	$0.5675	$0.5975	$2.3150	$0.5975

Balance sheet data (at period end):
Total assets	$25,780.4	$27,686.3	$31,360.8	$28,025.1	$31,821.2	n/a	$31,807.1
Total long-term and current maturities of debt	12,714.9	12,427.9	13,563.5	12,183.9	14,055.9	n/a	14,055.9
Total equity	9,759.4	10,473.1	11,900.8	10,822.1	11,800.0	n/a	11,785.9
Other financial data:
Net cash flows provided by operating activities	$1,566.4	$2,410.3	$2,300.0	$696.4	$802.7	n/a	n/a
Cash used in investing activities	3,246.9	1,547.7	3,251.6	370.5	726.4	n/a	n/a
Cash provided by (used in) financing activities	1,695.9	(863.9)	961.1	(246.4)	8.6	n/a	n/a
Distributions received from unconsolidated affiliates	157.2	169.3	191.9	51.4	42.5	$191.9	42.5
Total segment gross operating margin(2)	2,640.3	2,880.9	3,253.0	806.0	875.4	3,253.0	875.4
Adjusted EBITDA (unaudited)(2)	2,615.3	2,759.9	3,256.1	802.5	890.4	3,256.1	890.4

(1)	Represents cash distributions per unit declared with respect to period by Enterprise.

(2)	Please read “— Non-GAAP Financial Measures” below beginning on page 25 for a reconciliation of non-GAAP total gross operating margin and Adjusted EBITDA to their most closely related GAAP financial measures.

	Enterprise Consolidated Historical(1)
				For the Three Months
	For the Year Ended December 31,			Ended March 31,
	2008	2009	2010	2010	2011

Selected volumetric operating data by segment:
NGL Pipelines & Services, net:
NGL transportation volumes (MBPD)	2,021	2,196	2,322	2,240	2,366
NGL fractionation volumes (MBPD)	441	461	485	473	549
Equity NGL production (MBPD)	108	117	121	122	119
Fee-based natural gas processing (MMcf/d)	2,524	2,650	2,932	2,679	3,698
Onshore Natural Gas Pipelines & Services, net:
Natural gas transportation volumes (BBtus/d)	9,612	10,435	11,482	10,706	11,678
Onshore Crude Oil Pipelines & Services, net: Crude oil transportation volumes (MBPD)	696	680	670	672	666
Offshore Pipelines & Services, net:
Natural gas transportation volumes (BBtus/d)	1,408	1,420	1,242	1,406	1,155
Crude oil transportation volumes (MBPD)	169	308	320	354	299
Platform natural gas processing (MMcf/d)	632	700	513	632	445
Platform crude oil processing (MBPD)	15	12	17	18	16
Petrochemical & Refined Products Services, net:
Butane isomerization volumes (MBPD)	86	97	89	73	88
Propylene fractionation volumes (MBPD)	58	68	77	80	73
Octane enhancement production volumes (MBPD)	9	10	16	11	12
Transportation volumes, primarily refined products and petrochemicals (MBPD)	818	806	869	804	743

/d = per day
BBtus = billion British thermal units
MBPD = thousand barrels per day
MMcf = million cubic feet

(1)	Enterprise consolidated historical operating data includes Duncan assets and operations. For Duncan consolidated historical operating data, please read the Duncan reports filed with the SEC and incorporated by reference into this proxy statement/prospectus.

Summary Historical Financial Information of Duncan

	Duncan Consolidated Historical
				For the Three Months
	For the Year Ended December 31,			Ended March 31,
	2008	2009	2010	2010	2011
	(In millions, except per unit amounts)
				(Unaudited)

Income statement data:
Revenues	$1,598.1	$979.3	$1,115.1	$290.6	$283.2
Costs and expenses	1,531.1	919.5	1,050.4	272.1	261.6
Equity in income of Evangeline	0.9	1.1	0.8	0.2	0.3

Operating income	67.9	60.9	65.5	18.7	21.9
Other income (expense):
Interest expense	(12.0)	(14.0)	(12.1)	(3.1)	(3.1)
Other, net	0.5	0.2	—	—	—

Total other expense, net	(11.5)	(13.8)	(12.1)	(3.1)	(3.1)

Income before benefit from (provision for) income taxes	56.4	47.1	53.4	15.6	18.8
Benefit from (provision for) income taxes	(1.1)	(1.3)	—	0.1	(0.5)

Net income	55.3	45.8	53.4	15.7	18.3
Net loss (income) attributable to noncontrolling interests	(7.4)	45.3	36.7	5.5	1.0

Net income attributable to Duncan	$47.9	$91.1	$90.1	$21.2	$19.3

Basic and diluted earnings per unit	$1.22	$1.57	$1.55	$0.37	$0.33

Distributions to limited partners:
Per unit (declared with respect to period)	$1.6775	$1.7500	$1.8050	$0.4475	$0.4575

Balance sheet data (at period end):
Total assets	$4,594.7	$4,770.8	$5,571.9	$4,804.3	$5,877.4
Total long-term debt, including current maturities	484.3	457.3	788.3	457.3	897.8
Equity	3,844.2	4,136.9	4,519.6	4,182.7	4,692.5
Other financial data:
Net cash flows provided by operating activities	$220.1	$201.6	$310.4	$61.5	$55.9
Cash used in investing activities	748.8	428.8	927.3	69.7	326.3
Cash provided by financing activities	539.5	218.1	645.4	26.0	260.6
Total segment gross operating margin(1)	253.0	262.1	299.6	71.8	77.2

(1)	Please read “— Non-GAAP Financial Measures” below for a reconciliation of non-GAAP total gross operating margin to its most closely related GAAP financial measure.

Non-GAAP Financial Measures

This section provides reconciliations of Enterprise’s and Duncan’s non-GAAP financial measures included in this proxy statement/prospectus to their most directly comparable financial measures calculated and presented in accordance with GAAP. Enterprise and Duncan both present the non-GAAP financial measure of gross operating margin and Enterprise presents the non-GAAP financial measure of Adjusted EBITDA. These non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Enterprise or Duncan do.

Gross Operating Margin

Enterprise and Duncan evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Total segment gross operating margin is an important performance measure of the core profitability of both Enterprise’s and Duncan’s operations. This measure forms the basis of Enterprise’s and Duncan’s internal financial reporting and is used by management in deciding how to allocate capital resources among business segments. Enterprise and Duncan believe that investors benefit from having access to the same financial measures that management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income. The non-GAAP financial measure of total segment gross operating margin should not be considered an alternative to GAAP operating income.

Enterprise and Duncan define total segment gross operating margin as operating income before: (i) depreciation, amortization and accretion expenses; (ii) non-cash asset impairment charges; (iii) operating lease expenses for which Enterprise does not have the payment obligation; (iv) gains and losses from asset sales and related transactions; and (v) general and administrative costs. Gross operating margin is presented on a 100% basis before the allocation of earnings to noncontrolling interests.

The following table presents a reconciliation of Enterprise’s non-GAAP financial measure of total gross operating margin to its GAAP financial measure of operating income, on a historical and pro forma basis, as applicable for each of the periods indicated:

	Enterprise Consolidated Historical					Enterprise Pro Forma
							For the
						For the	Three Months
				For the Three Months		Year Ended	Ended
	For the Year Ended December 31,			Ended March 31,		December 31,	March 31,
	2008	2009	2010	2010	2011	2010	2011
	(In Millions)
				(Unaudited)		(Unaudited)

Total segment gross operating margin	$2,640.3	$2,880.9	$3,253.0	$806.0	$875.4	$3,253.0	$875.4
Adjustments to reconcile total segment gross operating margin to operating income:
Depreciation, amortization and accretion in operating costs and expenses	(725.4)	(809.3)	(936.3)	(212.4)	(230.8)	(936.3)	(230.8)
Non-cash asset impairment charges	—	(33.5)	(8.4)	(1.5)	—	(8.4)	—
Operating lease expenses paid by EPCO	(2.0)	(0.7)	(0.7)	(0.2)	(0.2)	(0.7)	(0.2)
Gain from asset sales and related transactions in operating costs and expenses	4.0	—	44.4	7.3	18.4	44.4	18.4
General and administrative costs	(144.8)	(182.8)	(204.8)	(40.3)	(37.9)	(204.8)	(37.9)

Operating income	1,772.1	1,854.6	2,147.2	558.9	624.9	2,147.2	624.9
Other expense, net	(596.0)	(689.0)	(737.4)	(157.8)	(183.3)	(737.4)	(183.3)

Income before provision for income taxes	$1,176.1	$1,165.6	$1,409.8	$401.1	$441.6	$1,409.8	$441.6

The following table presents a reconciliation of Duncan’s non-GAAP financial measure of total gross operating margin to its GAAP financial measure of operating income, on a historical basis, for each of the periods indicated:

	Duncan Consolidated Historical
				For the Three Months
	For the Year Ended December 31,			Ended March 31,
	2008	2009	2010	2010	2011
	(In millions)
				(Unaudited)

Total segment gross operating margin	$253.0	$262.1	$299.6	$71.8	$77.2
Adjustments to reconcile total segment gross operating margin to operating income:
Depreciation, amortization and accretion in operating costs and expenses	(167.3)	(186.3)	(201.0)	(47.6)	(50.9)
Non-cash asset impairment charges	—	(4.2)	(5.2)	(1.5)	—
Gain (loss) from asset sales and related transactions in operating costs and expenses	0.5	0.5	(7.9)	0.9	0.2
General and administrative costs	(18.3)	(11.2)	(20.0)	(4.9)	(4.6)

Operating income	67.9	60.9	65.5	18.7	21.9
Other expense, net	(11.5)	(13.8)	(12.1)	(3.1)	(3.1)

Income before provision for income taxes	$56.4	$47.1	$53.4	$15.6	$18.8

Adjusted EBITDA of Enterprise

Enterprise defines Adjusted EBITDA as consolidated net income less equity in income from unconsolidated affiliates; plus distributions received from unconsolidated affiliates, interest expense, provision for income taxes and depreciation, amortization and accretion expenses. The GAAP measure most directly comparable to Adjusted EBITDA is net cash flows provided by operating activities. Adjusted EBITDA is commonly used as a supplemental financial measure by management and by external users of Enterprise’s financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess:

•	the financial performance of Enterprise’s assets without regard to financing methods, capital structures or historical cost basis;

•	the ability of Enterprise’s assets to generate cash sufficient to pay interest cost and support its indebtedness; and

•	the viability of projects and the overall rates of return on alternative investment opportunities.

Since Enterprise’s Adjusted EBITDA is based on its consolidated net income, it includes amounts attributable to Duncan.

The following table presents Enterprise’s calculation of Adjusted EBITDA (unaudited) on a historical and pro forma basis and a reconciliation of Enterprise’s non-GAAP financial measure of Adjusted EBITDA to its GAAP financial measure of net cash flows provided by operating activities on a historical basis.

	Enterprise Consolidated Historical					Enterprise Pro Forma
							For the
						For the	Three
						Year	Months
				For the Three Months		Ended	Ended
	For the Year Ended December 31,			Ended March 31,		December 31,	March 31,
	2008	2009	2010	2010	2011	2010	2011
	(In millions)
				(Unaudited)		(Unaudited)

Net income	$1,145.1	$1,140.3	$1,383.7	$392.4	$434.5	$1,383.7	$434.5
Adjustments to GAAP net income to derive non-GAAP Adjusted EBITDA:
Equity in income of unconsolidated affiliates	(66.2)	(92.3)	(62.0)	(26.6)	(16.2)	(62.0)	(16.2)
Distributions received from unconsolidated affiliates	157.2	169.3	191.9	51.4	42.5	191.9	42.5
Interest expense (including related amortization)	608.3	687.3	741.9	157.9	183.8	741.9	183.8
Provision for income taxes	31.0	25.3	26.1	8.7	7.1	26.1	7.1
Depreciation, amortization and accretion in costs and expenses	739.9	830.0	974.5	218.7	238.7	974.5	238.7

Adjusted EBITDA	$2,615.3	$2,759.9	$3,256.1	$802.5	$890.4	$3,256.1	$890.4

Adjustments to non-GAAP Adjusted EBITDA to derive GAAP net cash flows provided by operating activities:
Interest expense	(608.3)	(687.3)	(741.9)	(157.9)	(183.8)
Provision for income taxes	(31.0)	(25.3)	(26.1)	(8.7)	(7.1)
Operating lease expenses paid by EPCO	2.0	0.7	0.7	0.2	0.2
Gain from asset sales and related transactions	(4.0)	—	(46.7)	(7.5)	(18.4)
Loss on forfeiture of Texas Offshore Port System	—	68.4	—	—	—
Miscellaneous non-cash and other amounts to reconcile Adjusted EBITDA and net cash flows provided by operating activities	7.0	43.8	48.3	(5.6)	1.4
Net effect of changes in operating accounts	(414.6)	250.1	(190.4)	73.4	120.0

Net cash flows provided by operating activities	$1,566.4	$2,410.3	$2,300.0	$696.4	$802.7

COMPARATIVE PER UNIT INFORMATION

The following table sets forth (i) historical per unit information of Enterprise, (ii) the unaudited pro forma per unit information of Enterprise after giving pro forma effect to the proposed merger and the transactions contemplated thereby, including Enterprise’s issuance of 1.01 Enterprise common units for each outstanding Duncan common unit (other than Duncan common units owned by GTM), and (iii) the historical and equivalent pro forma per unit information for Duncan.

You should read this information in conjunction with (i) the summary historical financial information included elsewhere in this proxy statement/prospectus, (ii) the historical consolidated financial statements of Duncan and Enterprise and related notes that are incorporated by reference in this proxy statement/prospectus and (iii) the “Unaudited Pro Forma Condensed Consolidated Financial Statements” and related notes included elsewhere in this proxy statement/prospectus. The unaudited pro forma per unit information does not purport to represent what the actual results of operations of Duncan and Enterprise would have been had the proposed merger been completed in another period or to project Duncan’s and Enterprise’s results of operations that may be achieved if the proposed merger is completed.

	Year Ended December 31, 2010
	Enterprise		Duncan
		Enterprise		Equivalent
	Historical	Pro Forma(1)	Historical	Pro Forma(2)

Net income per limited partner unit:
Basic	$1.17	$1.67	$1.55	$1.68
Diluted	$1.15	$1.59	$1.55	$1.61
Cash distributions declared per unit(3)	$2.3150	$2.3150	$1.8050	$2.3382
Book value per common unit	$13.41	$ N/A	$13.18	$ N/A

	Three Months Ended March 31, 2011
	Enterprise		Duncan
		Enterprise		Equivalent
	Historical	Pro Forma(1)	Historical	Pro Forma(2)

Net income per limited partner unit:
Basic	$0.52	$0.51	$0.33	$0.52
Diluted	$0.49	$0.49	$0.33	$0.49
Cash distributions declared per unit(3)	$0.5975	$0.5975	$0.4575	$0.6035
Book value per common unit	$13.27	$13.48	$13.07	$13.62

(1)	Enterprise’s pro forma information includes the effect of the merger on the basis described in the notes to the “Unaudited Pro Forma Condensed Consolidated Financial Statements” included elsewhere in this proxy statement/prospectus.

(2)	Duncan’s equivalent pro forma earnings, book value and cash distribution amounts have been calculated by multiplying Enterprise’s pro forma per unit amounts by the 1.01x exchange ratio.

(3)	With respect to Enterprise, represents cash distributions per common unit declared and paid with respect to the period by Enterprise.

MARKET PRICES AND DISTRIBUTION INFORMATION

Enterprise common units are traded on the NYSE under the ticker symbol “EPD,” and the Duncan common units are traded on the NYSE under the ticker symbol “DEP.” The following table sets forth, for the periods indicated, the range of high and low sales prices per unit for Enterprise common units and Duncan common units, on the NYSE composite tape, as well as information concerning quarterly cash distributions declared and paid on those units. The sales prices are as reported in published financial sources.

	Enterprise Common Units				Duncan Common Units
	High	Low	Distributions(1)		High	Low	Distributions(1)

2008
First Quarter	$32.63	$26.75	$0.5075		$23.65	$18.29	$0.4100
Second Quarter	$32.64	$29.04	$0.5150		$21.29	$18.04	$0.4200
Third Quarter	$30.07	$22.58	$0.5225		$18.96	$14.91	$0.4200
Fourth Quarter	$26.30	$16.00	$0.5300		$16.99	$9.68	$0.4275
2009
First Quarter	$24.20	$17.71	$0.5375		$18.07	$13.55	$0.4300
Second Quarter	$26.55	$21.10	$0.5450		$20.15	$14.75	$0.4350
Third Quarter	$29.45	$24.50	$0.5525		$20.00	$15.91	$0.4400
Fourth Quarter	$32.24	$27.25	$0.5600		$24.19	$19.19	$0.4450
2010
First Quarter	$34.69	$29.44	$0.5675		$27.25	$22.08	$0.4475
Second Quarter	$36.73	$29.05	$0.5750		$28.56	$22.27	$0.4500
Third Quarter	$39.69	$34.21	$0.5825		$31.20	$26.04	$0.4525
Fourth Quarter	$44.32	$39.26	$0.5900		$33.39	$30.50	$0.4550
2011
First Quarter	$44.35	$36.00	$0.5975		$41.00	$30.94	$0.4575
Second Quarter (through May 17, 2011)	$43.95	$38.67	$—	(2)	$43.41	$38.77	$—	(2)

(1)	Represents cash distributions per Enterprise common unit or Duncan common unit declared with respect to the quarter presented and paid in the following quarter.

(2)	Cash distributions with respect to the second quarter of 2011 have not been declared or paid.

The last reported sale price of Duncan common units on the NYSE on February 22, 2011, the last trading day before Enterprise announced its initial proposal to acquire all of the Duncan common units owned by the public, was $32.56. The last reported sale price of Enterprise common units on the NYSE on February 22, 2011, the last trading day before Enterprise announced its initial proposal to acquire all of the Duncan common units owned by the public, was $43.70. The last reported sale price of Duncan common units on the NYSE on May 17, 2011, the last trading day before the filing of the registration statement of which this proxy statement/prospectus is a part, was $39.55. The last reported sale price of Enterprise common units on the NYSE on May 17, 2011, the last trading day before the filing of the registration statement of which this proxy statement/prospectus is a part, was $39.60.

As of          , 2011, Enterprise had           common units and 4,520,431 Class B units outstanding held by approximately           holders of record. Class B units generally have the same rights and privileges as Enterprise common units, except that they are not entitled to receive quarterly cash distributions until the fourth quarter of 2013. Enterprise’s partnership agreement requires it to distribute all of its “available cash,” as defined in its partnership agreement, within 45 days after the end of each quarter. The payment of quarterly cash distributions by Enterprise in the future, therefore, will depend on the amount of its “available cash” at the end of each quarter.

As of the record date for the special meeting, Duncan had           outstanding common units held by approximately           holders of record. Duncan’s partnership agreement requires it to distribute all of its “available cash,” as defined in its partnership agreement, within 45 days after the end of each quarter. The payment of quarterly cash distributions by Duncan in the future will depend on the amount of its “available cash” at the end of each quarter.

RISK FACTORS

You should consider carefully the following risk factors, together with all of the other information included in, or incorporated by reference into, this proxy statement/prospectus before deciding how to vote. In particular, please read Part I, Item 1A, “Risk Factors,” in the Annual Reports on Form 10-K for the year ended December 31, 2010 for each of Enterprise and Duncan incorporated by reference herein. This document also contains forward-looking statements that involve risks and uncertainties. Please read “Information Regarding Forward-Looking Statements.”

Risks Related to the Merger

Duncan’s partnership agreement limits the fiduciary duties of Duncan GP to common unitholders and restricts the remedies available to common unitholders for actions taken by Duncan GP that might otherwise constitute breaches of fiduciary duty.

The Duncan partnership agreement contains provisions that modify and limit Duncan GP’s fiduciary duties to Duncan unitholders. The Duncan partnership agreement also restricts the remedies available to Duncan unitholders for actions taken that, without those limitations, might constitute breaches of fiduciary duty.

Neither Duncan GP nor its affiliates (including directors of Duncan GP) will be in breach of their obligations under the Duncan partnership agreement or its duties to Duncan or the Duncan unitholders if the resolution of the conflict is or is deemed to be fair and reasonable to Duncan. Any resolution will be deemed fair and reasonable if it is:

•	approved by a majority of the members of the Duncan ACG Committee; or

•	on terms no less favorable to Duncan than those generally being provided to or available from unrelated third parties.

In light of conflicts of interest in connection with the merger between Enterprise, Duncan GP and its controlling affiliates, on the one hand, and Duncan and the Duncan unaffiliated unitholders, on the other hand, the Duncan Board delegated authority to the Duncan ACG Committee to consider, analyze, review, evaluate and determine whether to pursue the merger and related matters and if a determination to pursue a merger and related matters were made, to negotiate the terms and conditions of a merger and related matters. Approval by a majority of the members of the Duncan ACG Committee is referred to as “Special Approval” in Duncan’s partnership agreement. Under the Duncan partnership agreement:

•	any conflict of interest and any resolution thereof is permitted and deemed approved by all parties and will not constitute a breach of the partnership agreement of Duncan, or of any duty expressed or implied by law or equity, if approved by “Special Approval;” and

•	the actions taken by the Duncan ACG Committee in granting “Special Approval,” in the absence of bad faith by the Duncan ACG Committee, are conclusive and binding on all persons (including all partners) and do not constitute a breach of the partnership agreement or any standard of care or duty imposed by law.

The directors and executive officers of Duncan GP may have interests relating to the merger that differ in certain respects from the interests of the Duncan unaffiliated unitholders.

In considering the recommendations of the Duncan ACG Committee and the Duncan Board to approve the merger agreement and the merger, you should consider that some of the directors and executive officers of Duncan GP may have interests that differ from, or are in addition to, interests of Duncan unitholders generally, including:

•	All of the directors and executive officers of Duncan GP will receive continued indemnification for their actions as directors and executive officers.

•	All of the directors of Duncan GP directly or beneficially own Enterprise common units.

•	Some of Duncan GP’s directors and all of Duncan GP’s executive officers also serve as directors or executive officers of Enterprise GP and may have certain duties to the limited partners of Enterprise.

•	Pursuant to the voting agreement, Enterprise has agreed, and it has caused its indirect wholly owned subsidiary GTM to agree, to vote any Duncan common units owned by them or their subsidiaries in favor of adoption of the merger agreement and the merger, including the 33,783,587 Duncan common units currently directly owned by GTM (representing approximately 58.5% of the outstanding Duncan common units), at any meeting of Duncan unitholders.

•	Members of senior management who prepared projections with respect to Enterprise’s and Duncan’s future financial and operating performance on a stand-alone basis and on a combined basis (i) are officers of each of Duncan GP and Enterprise GP, (ii) may hold the same or similar positions in each entity and (iii) own both Duncan common units and Enterprise common units.

The exchange ratio is fixed and the market value of the merger consideration to Duncan unitholders on the closing date will be equal to 1.01 times the price of Enterprise common units at the closing of the merger, which market value will decrease if the market value of Enterprise’s common units decreases.

The market value of the consideration that Duncan unitholders will receive in the merger will depend on the trading price of Enterprise’s common units at the closing of the merger. The 1.01x exchange ratio that determines the number of Enterprise common units that Duncan unitholders will receive in the merger is fixed. This means that there is no “price protection” mechanism contained in the merger agreement that would adjust the number of Enterprise common units that Duncan unitholders will receive based on any decreases in the trading price of Enterprise common units. If Enterprise’s common unit price at the closing of the merger is less than Enterprise’s common unit price on the date that the merger agreement was signed, then the market value of the consideration received by Duncan unitholders will be less than contemplated at the time the merger agreement was signed.

Enterprise common unit price changes may result from a variety of factors, including general market and economic conditions, changes in Enterprise’s business, operations and prospects, and regulatory considerations. Many of these factors are beyond Enterprise’s and Duncan’s control. For historical and current market prices of Enterprise common units and Duncan common units, please read the “Market Prices and Distribution Information” section of this proxy statement/prospectus.

The transactions contemplated by the merger agreement may not be consummated even if Duncan unitholders approve the merger agreement and the merger.

The merger agreement contains conditions that, if not satisfied or waived, would result in the merger not occurring, even though Duncan unitholders may have voted in favor of the merger agreement. In addition, Duncan and Enterprise can agree not to consummate the merger even if Duncan unitholders approve the merger agreement and the merger and the conditions to the closing of the merger are otherwise satisfied.

Financial projections by Enterprise and Duncan may not prove accurate.

In performing its financial analyses and rendering its opinion regarding the fairness from a financial point of view of the exchange ratio, the financial advisor to the Duncan ACG Committee reviewed and relied on, among other things, internal financial analyses and forecasts for Duncan and Enterprise prepared by their respective managements. These financial projections include assumptions regarding future operating cash flows, expenditures, growth and distributable income of Enterprise and Duncan. These financial projections were not provided with a view to public disclosure, are subject to significant economic, competitive, industry and other uncertainties and may not be achieved in full, at all or within projected timeframes. In addition, the failure of Enterprise’s or Duncan’s businesses to achieve projected results, including projected cash flows or distributable cash flows, could have a material adverse effect on Enterprise’s common unit price, financial position and ability to maintain or increase its distributions following the merger.

While the merger agreement is in effect, both Duncan and Enterprise may lose opportunities to enter into different business combination transactions with other parties on more favorable terms, and may be limited in their ability to pursue other attractive business opportunities.

While the merger agreement is in effect, Duncan is prohibited from initiating, soliciting, knowingly encouraging or facilitating any inquiries or the making or submission of any proposal that constitutes or may reasonably be expected to lead to a proposal to acquire Duncan, or offering to enter into certain transactions such as a merger, sale of assets or other business combination, with any other person, subject to limited exceptions. As a result of these provisions in the merger agreement, Duncan may lose opportunities to enter into more favorable transactions. While the merger agreement is in effect, Enterprise is prohibited from merging, consolidating or entering into any other business combination with any other entity or making any acquisition or disposition that would likely have a material adverse effect, as defined in the merger agreement.

Both Enterprise and Duncan have also agreed to refrain from taking certain actions with respect to their businesses and financial affairs pending completion of the merger or termination of the merger agreement. These restrictions and the non-solicitation provisions (described in more detail below in “The Merger Agreement”) could be in effect for an extended period of time if completion of the merger is delayed and the parties agree to extend the October 31, 2011 outside termination date.

In addition to the economic costs associated with pursuing a merger, each of Enterprise GP’s and Duncan GP’s management is devoting substantial time and other resources to the proposed transaction and related matters, which could limit Enterprise’s and Duncan’s ability to pursue other attractive business opportunities, including potential joint ventures, stand-alone projects and other transactions. If either Enterprise or Duncan is unable to pursue such other attractive business opportunities, its growth prospects and the long-term strategic position of its business and the combined business could be adversely affected.

Risks Related to Enterprise’s Business After the Merger

Enterprise’s cash distributions may vary based on its operating performance and level of cash reserves.

Distributions will be dependent on the amount of cash Enterprise generates and may fluctuate based on its performance. Neither Enterprise nor Duncan can guarantee that after giving effect to the merger Enterprise will continue to be able to pay distributions at the current level each quarter or make any increase in the amount of distributions in the future. The actual amount of cash that is available to be distributed each quarter will depend upon numerous factors, some of which will be beyond Enterprise’s control and the control of its general partner. These factors include but are not limited to the following:

•	the volume of products that Enterprise handles and the prices it receives for its products and services;

•	the level of Enterprise’s operating costs;

•	the level of competition from third parties;

•	prevailing economic conditions, including the price of and demand for NGLs, crude oil, natural gas and other products Enterprise will process, transport, store and market;

•	the level of capital expenditures Enterprise will make and the availability of, and timing of completion of, organic growth projects;

•	the restrictions contained in Enterprise’s debt agreements and debt service requirements;

•	fluctuations in Enterprise’s working capital needs;

•	the weather in Enterprise’s operating areas;

•	the availability and cost of acquisitions, if any;

•	regulatory changes; and

•	the amount, if any, of cash reserves established by Enterprise GP in its discretion.

In addition, Enterprise’s ability to pay the minimum quarterly distribution each quarter will depend primarily on its cash flow, including cash flow from financial reserves and working capital borrowings, and not solely on profitability, which is affected by non-cash items. As a result, Enterprise may make cash distributions during periods when it records losses, and Enterprise may not make distributions during periods when it records net income.

Risks Related to Enterprise’s Common Units and Risks Resulting from its Partnership Structure

The general partner of Enterprise and its affiliates have limited fiduciary responsibilities to, and have conflicts of interest with respect to, Enterprise, which may permit the general partner of Enterprise to favor its own interests to your detriment.

The directors and officers of the general partner of Enterprise and its affiliates have duties to manage the general partner of Enterprise in a manner that is beneficial to its member. At the same time, the general partner of Enterprise has duties to manage Enterprise in a manner that is beneficial to Enterprise. Therefore, the duties of the general partner to Enterprise may conflict with the duties of its officers and directors to its member. Such conflicts may include, among others, the following:

•	neither Enterprise’s partnership agreement nor any other agreement requires the general partner of Enterprise or EPCO to pursue a business strategy that favors Enterprise;

•	decisions of the general partner of Enterprise regarding the amount and timing of asset purchases and sales, cash expenditures, borrowings, issuances of additional units and reserves in any quarter may affect the level of cash available to pay quarterly distributions to unitholders and the general partner of Enterprise;

•	under Enterprise’s partnership agreement, the general partner of Enterprise determines which costs incurred by it and its affiliates are reimbursable by Enterprise;

•	the general partner of Enterprise is allowed to resolve any conflicts of interest involving Enterprise and the general partner of Enterprise and its affiliates;

•	the general partner of Enterprise is allowed to take into account the interests of parties other than Enterprise, such as EPCO, in resolving conflicts of interest, which has the effect of limiting its fiduciary duty to Enterprise’s unitholders;

•	any resolution of a conflict of interest by the general partner of Enterprise not made in bad faith and that is fair and reasonable to Enterprise is binding on the partners and will not be a breach of Enterprise’s partnership agreement;

•	affiliates of the general partner of Enterprise may compete with Enterprise in certain circumstances;

•	the general partner of Enterprise has limited its liability and reduced its fiduciary duties and has also restricted the remedies available to Enterprise’s unitholders for actions that might, without the limitations, constitute breaches of fiduciary duty. As a result of acquiring Enterprise common units, you are deemed to consent to some actions and conflicts of interest that might otherwise constitute a breach of fiduciary or other duties under applicable law;

•	Enterprise does not have any employees and relies solely on employees of EPCO and its affiliates;

•	In some instances, the general partner of Enterprise may cause Enterprise to borrow funds in order to permit the payment of distributions;

•	Enterprise’s partnership agreement does not restrict the general partner of Enterprise from causing Enterprise to pay it or its affiliates for any services rendered to Enterprise or entering into additional contractual arrangements with any of these entities on Enterprise’s behalf;

•	the general partner of Enterprise intends to limit its liability regarding Enterprise’s contractual and other obligations and, in some circumstances, may be entitled to be indemnified by Enterprise;

•	the general partner of Enterprise controls the enforcement of obligations it owes to Enterprise and other affiliates of EPCO;

•	the general partner of Enterprise decides whether to retain separate counsel, accountants or others to perform services for Enterprise; and

•	Enterprise has significant business relationships with entities controlled by the DDLLC voting trustees and the EPCO voting trustees, including EPCO. For detailed information on these relationships and related transactions with these entities, please see Item 13 (“Certain Relationships and Related

Transactions, and Director Independence”) of Enterprise’s Annual Report on Form 10-K for the year ended December 31, 2010 and Note 12 (“Related Party Transactions”) to the Unaudited Condensed Consolidated Financial Statements included in Item 1 of Enterprise’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011.

The general partner of Enterprise has a limited call right that may require common unitholders to sell their common units at an undesirable time or price.

If at any time the general partner of Enterprise and its affiliates own 85% or more of Enterprise common units then outstanding, the general partner of Enterprise will have the right, but not the obligation, which it may assign to any of its affiliates or to Enterprise, to acquire all, but not less than all, of the remaining Enterprise common units held by unaffiliated persons at a price not less than then current market price. As a result, common unitholders may be required to sell their Enterprise common units at an undesirable time or price and may therefore not receive any return on their investment. They may also incur a tax liability upon a sale of their units.

Tax Risks Related to the Merger

In addition to reading the following risk factors, you are urged to read “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 124 and “U.S. Federal Income Taxation of Ownership of Enterprise Common Units” beginning on page 128 for a more complete discussion of the expected material U.S. federal income tax consequences of the merger and owning and disposing of Enterprise common units received in the merger.

No ruling has been obtained with respect to the U.S. federal income tax consequences of the merger.

No ruling has been or will be requested from the IRS with respect to the U.S. federal income tax consequences of the merger. Instead, Enterprise and Duncan are relying on the opinions of their respective counsel as to the U.S. federal income tax consequences of the merger, and counsel’s conclusions may not be sustained if challenged by the IRS.

The intended U.S. federal income tax consequences of the merger are dependent upon Enterprise being treated as a partnership for U.S. federal income tax purposes.

The treatment of the merger as nontaxable to Duncan unitholders is dependent upon Enterprise being treated as a partnership for U.S. federal income tax purposes. If Enterprise were treated as a corporation for U.S. federal income tax purposes, the consequences of the merger would be materially different and the merger would likely be a fully taxable transaction to a Duncan unitholder.

Duncan unitholders could recognize taxable income or gain for U.S. federal income tax purposes as a result of the merger.

As a result of the merger, Duncan unitholders who receive Enterprise common units will become limited partners of Enterprise and will be allocated a share of Enterprise’s nonrecourse liabilities. Each Duncan unitholder will be treated as receiving a deemed cash distribution equal to the excess, if any, of such common unitholder’s share of nonrecourse liabilities of Duncan immediately before the merger over such common unitholder’s share of nonrecourse liabilities of Enterprise immediately following the merger. If the amount of any deemed cash distribution received by a Duncan unitholder exceeds the common unitholder’s basis in his common units, such common unitholder will recognize gain in an amount equal to such excess. Enterprise and Duncan do not expect any Duncan unitholders to recognize gain in this manner.

To the extent Duncan unitholders receive cash in lieu of fractional Enterprise common units in the merger, such unitholders will recognize gain or loss equal to the difference between the cash received and the common unitholders’ adjusted tax basis allocated to such fractional Enterprise common units.

THE SPECIAL UNITHOLDER MEETING

Time, Place and Date.  The special meeting of Duncan unitholders will be held on          , 2011 at   a.m., local time at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002. The meeting may be adjourned or postponed by Duncan GP to another date or place for proper purposes, including for the purpose of soliciting additional proxies.

Purposes.  The purposes of the special meeting are:

•	to consider and vote on the approval of the merger agreement and the merger; and

•	to transact such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

At this time, Duncan knows of no other matter that will be presented for consideration at the meeting.

Quorum.  A quorum requires the presence, in person or by proxy, of holders of a majority of the outstanding Duncan common units. Duncan common units will be counted as present at the special meeting if the holder is present in person at the meeting or has submitted a properly executed proxy card or properly submits a proxy by telephone or Internet. Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker does not have discretionary authority as to certain units to vote on the proposals, such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Record Date.  The Duncan unitholder record date for the special meeting is the close of business on          , 2011.

Units Entitled to Vote.  Duncan unitholders may vote at the special meeting if they owned Duncan common units at the close of business on the record date. Duncan unitholders may cast one vote for each Duncan common unit owned on the record date.

Votes Required.  Under the merger agreement, the number of votes actually cast in favor of the proposal by the Duncan unaffiliated unitholders must exceed the number of votes actually cast against the proposal by the Duncan unaffiliated unitholders in order for the proposal to be approved. To our knowledge, as of the record date, affiliates of Enterprise including GTM collectively owned           or approximately 59.9% of the outstanding Duncan common units and Duncan unaffiliated unitholders owned approximately 40.1% of the outstanding Duncan common units.

In addition, pursuant to the Duncan partnership agreement, the merger agreement and the merger must be approved by the affirmative vote of the Duncan unitholders holding a majority of the outstanding Duncan common units. Enterprise and GTM have agreed to vote any Duncan common units owned by them or their subsidiaries in favor of adoption of the merger agreement and the merger, including the 33,783,587 Duncan common units currently directly owned by GTM (representing approximately 58.5% of the outstanding Duncan common units), at any meeting of Duncan unitholders, which is sufficient to approve the merger agreement and the merger under the Duncan partnership agreement.

Common Units Outstanding.  As of the record date, there were        Duncan common units outstanding.

Voting Procedures

Voting by Duncan Unitholders.  Duncan unitholders who hold units in their own name may vote using any of the following methods:

•	call the toll-free telephone number listed on your proxy card and follow the recorded instructions;

•	go to the internet website listed on your proxy card and follow the instructions provided;

•	complete, sign and mail your proxy card in the postage-paid envelope; or

•	attend the meeting and vote in person.

If you have timely and properly submitted your proxy, clearly indicated your vote and have not revoked your proxy, your units will be voted as indicated. If you have timely and properly submitted your proxy but have not clearly indicated your vote, your units will be voted FOR approval of the merger agreement and the merger.

If any other matters are properly presented for consideration at the meeting or any adjournment or postponement thereof, the persons named in your proxy will have the discretion to vote on these matters. Duncan’s partnership agreement provides that Duncan GP may adjourn the meeting for proper purposes and that, in the absence of a quorum, any meeting of Duncan limited partners may be adjourned from time to time by the affirmative vote of a majority of the outstanding Duncan common units represented either in person or by proxy.

Revocation.  If you hold your Duncan common units in your own name, you may revoke your proxy at any time prior to its exercise by:

•	giving written notice of revocation to the Secretary of Duncan GP at or before the special meeting;

•	appearing and voting in person at the special meeting; or

•	properly completing and executing a later dated proxy and delivering it to the Secretary of Duncan GP at or before the special meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken.

Validity.  The inspectors of election will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of proxies. Their determination will be final and binding. The Duncan Board has the right to waive any irregularities or conditions as to the manner of voting. Duncan may accept your proxy by any form of communication permitted by Delaware law so long as Duncan is reasonably assured that the communication is authorized by you.

Solicitation of Proxies.  The accompanying proxy is being solicited by Duncan GP on behalf of the Duncan Board. The expenses of preparing, printing and mailing the proxy and materials used in the solicitation will be borne by Duncan.

Georgeson Inc. has been retained by Duncan to aid in the solicitation of proxies for an initial fee of $           and the reimbursement of out-of-pocket expenses. In addition to the mailing of this proxy statement/prospectus, proxies may also be solicited from Duncan unitholders by personal interview, telephone, fax or other electronic means by directors and officers of Duncan GP and employees of EPCO and its affiliates who provide services to Duncan, who will not receive additional compensation for performing that service. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of Duncan common units held by those persons, and Duncan will reimburse them for any reasonable expenses that they incur.

Units Held in Street Name.  If you hold Duncan common units in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your Duncan common units or when granting or revoking a proxy.

Absent specific instructions from you, your broker is not empowered to vote your units with respect to the approval of the merger agreement and the merger. If you do not provide voting instructions, your units will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority. This is often called a “broker non-vote.” The only proposal for consideration at the special meeting, however, is a non-discretionary matter for which brokers, banks and other nominees do not have discretionary authority to vote.

Failures to vote, abstentions and broker non-votes will result in the absence of a vote for or against the merger for purposes of the vote by the Duncan unaffiliated unitholders required under the merger agreement. Failures to vote, abstentions and broker non-votes will have the same effect as a vote against approval of the merger proposal for purposes of the vote required under the Duncan partnership agreement.

THE MERGER

Background of the Merger

Duncan was formed in 2006 to acquire, own and operate a portfolio of midstream assets (The “DEP I Midstream Business”) contributed by Enterprise and to support the growth objectives of Enterprise. In connection with its initial public offering in 2007, Duncan noted to investors that it believed its relationship with Enterprise would provide Duncan with access to an experienced management team and commercial relationships, and may provide Duncan access to attractive acquisition opportunities from Enterprise, while also cautioning that Enterprise would not be restricted from competing with Duncan and may generally acquire, construct or dispose of midstream or other assets in the future without any obligation to offer to Duncan the opportunity to purchase or construct those assets or participate in such activities. At the time of Duncan’s initial public offering, Duncan had a lower long-term equity cost of capital due to Enterprise’s capital structure, including incentive distributions (“IDRs”) paid to its general partner while Duncan’s did not. Enterprise’s IDRs entitled the general partner of Enterprise to increasing percentages of cash distributed by Enterprise in excess of certain distribution levels per Enterprise common unit.

In December 2008, Enterprise contributed to Duncan controlling equity interests in other entities owning additional midstream assets (the “DEP II Midstream Businesses”), while also retaining equity interests representing a minority voting or limited partner interest in each of these entities and a substantial portion of rights to distributions by the entities above a stated priority return to Duncan. The DEP II Midstream Businesses significantly increased both the asset base and cash flows of Duncan. In Duncan’s June 2009 public equity offering, Duncan noted that one of its principal advantages was its relationship with Enterprise, and that it believed its relationship with Enterprise provided Duncan with a benefit in the identification and execution of potential future acquisitions that were not otherwise taken by Enterprise or its affiliates in accordance with their business opportunity arrangements.

In connection with the November 2010 closing of the Holdings Merger, the IDRs of Enterprise were eliminated. The elimination of the Enterprise IDRs substantially reduced Enterprise’s long-term equity cost of capital and resulted in Enterprise’s long-term equity cost of capital becoming the same as or lower than the long-term equity cost of capital for Duncan. This change eliminated one of the principal reasons discussed above as to why drop down transactions and third party acquisitions were expected to be made available to Duncan.

Based on these changes in circumstances, as well as the other reasons described below in “The Merger — Enterprise’s Reasons for the Merger,” Enterprise management decided to analyze the potential effects of a combination of Enterprise and Duncan.

On January 17, 2011, Michael A. Creel, the CEO of Enterprise GP, discussed with Stephanie C. Hildebrandt, in her capacity as the general counsel of Enterprise GP, and certain other officers of Enterprise GP and/or EPCO, without discussing any timeline or terms, the process if Enterprise were to consider and evaluate a transaction with Duncan. Later that day, Mr. Creel requested that Christian M. Nelly, acting in his capacity as the Director — Finance of Enterprise GP, prepare financial analyses regarding a potential combination of Enterprise and Duncan.

On January 31, 2011, Mr. Creel held a brief call with Charles E. McMahen, the Chairman of the Audit and Conflicts Committee (formerly the Audit, Conflicts and Governance Committee) of Enterprise GP (the “Enterprise Audit Committee”), during which Mr. Creel indicated that Enterprise management was looking at the economics of a potential combination of Enterprise and Duncan.

On February 8, 2011, Mr. Creel contacted Barclays Capital Inc. (“Barclays Capital”) and requested that Barclays Capital commence an initial financial analysis of a potential combination of Enterprise and Duncan.

On February 15, 2011, after a regularly scheduled meeting of the Enterprise Audit Committee, Mr. Creel discussed the possibility of a potential transaction with the full Enterprise Audit Committee, consisting of Messrs. McMahen, E. William Barnett and Rex C. Ross.

On February 18, 2011, Messrs. Creel and Nelly met with representatives of Barclays Capital to review the initial financial analysis prepared by Barclays Capital, including a discussion of potential premiums and terms.

On February 20, 2011, Ms. Hildebrandt contacted Andrews Kurth regarding a potential combination of Enterprise and Duncan, the preparation of a draft proposal letter and related preliminary discussion materials prepared by Barclays Capital.

On February 21, 2011, Mr. Creel, Ms. Hildebrandt and Mr. Nelly, along with a representative of Andrews Kurth and representatives of Barclays Capital, held conference calls and exchanged correspondence regarding a draft proposal letter from Enterprise to Duncan. Ms. Hildebrandt and counsel at Andrews Kurth also held a conference call with representatives of Morris, Nichols, Arsht & Tunnell, Delaware counsel to Enterprise.

On February 22, 2011, Mr. Creel met with Randa Duncan Williams, Richard H. Bachmann and Dr. Ralph S. Cunningham, who are directors of Enterprise GP and also the three voting trustees of the EPCO Voting Trust, to briefly review the proposed transaction. Later on February 22, 2011, after a regularly scheduled meeting of the Enterprise Board, Mr. Creel met at Enterprise’s offices with Ms. Hildebrandt, Mr. Nelly, a representative of Andrews Kurth, and representatives of Barclays Capital, and the other directors of Enterprise GP (Messrs. McMahen, Barnett and Ross, Charles Rampacek and A. James Teague, but excluding Edwin E. Smith, who was informed of the potential transaction after the meeting, and Ms. Williams, Mr. Bachmann and Dr. Cunningham, who had been previously informed) to review the Barclays draft presentation and a proposal letter to Duncan, including the proposed premium and terms in the letter. After that meeting, Enterprise management and counsel finalized the proposal letter, which set forth a proposal to acquire all of the outstanding Duncan common units held by unitholders other than GTM in exchange for 0.9545 Enterprise common units for each Duncan common unit (the “proposal letter”). The proposal letter also stated that Enterprise would not entertain an offer by third parties to acquire Duncan. Following the completion of a regularly scheduled meeting of the Duncan Board later on February 22, 2011, Mr. Creel, Ms. Hildebrandt and a representative of Andrews Kurth met briefly with the Duncan Board, including William A. Bruckmann, III, Larry J. Casey and Richard S. Snell, the three members of the Duncan ACG Committee, W. Randall Fowler, who is also the President and CEO of Duncan GP, and Bryan F. Bulawa, who is also the Senior Vice President, Treasurer and Chief Financial Officer of Duncan GP, and presented the proposal letter to Mr. Bruckmann as the Duncan ACG Committee’s chairman.

After the delivery of the proposal letter on February 22, 2011, Enterprise and Duncan, along with representatives from Andrews Kurth, prepared a joint press release and related SEC filings regarding the proposal letter.

On February 23, 2011, prior to the opening of trading on the NYSE, Enterprise and Duncan issued a joint press release regarding the proposal letter from Enterprise. Also on February 23, 2011, the Duncan ACG Committee engaged Baker & Hostetler LLP (“Baker Hostetler”) as its independent legal counsel.

On March 1, 2011, the Duncan ACG Committee and Baker Hostetler met to discuss the terms and structure of the proposed transaction, pertinent business and legal considerations, and candidates to serve as the committee’s independent financial advisor and the committee’s Delaware counsel.

On March 2, 2011, the Duncan ACG Committee and Baker Hostetler met with three candidates for service as the committee’s financial advisor and two candidates for service as the committee’s Delaware counsel. The committee discussed with each financial advisory firm potential conflicts of interest, its familiarity with Duncan’s and Enterprise’s businesses and current circumstances, its industry expertise and experience in transactions similar to the proposed transaction, and the analytical approach it would use if it were engaged. The Duncan ACG Committee and representatives of Baker Hostetler met again on March 3, 2011 for the committee’s interview of a third candidate for service as the committee’s Delaware counsel. The committee discussed with each Delaware counsel candidate its advisory and litigation background generally, its experience with Delaware master limited partnership (“MLP”) special committee matters, and certain legal issues that Baker Hostetler had advised might arise in the course of the committee’s consideration of the proposed transaction and of Duncan’s other alternatives. Following deliberations by the committee, the committee determined to engage Potter Anderson & Corroon, LLP (“Potter Anderson”) as its Delaware counsel.

On March 3, 2011, the Duncan ACG Committee, Baker Hostetler, Vinson & Elkins as counsel to Duncan, and Messrs. Fowler and Bulawa in their capacities as executive officers of Duncan, met to discuss matters pertaining to the meeting participants’ respective roles, the availability of information regarding Duncan and Enterprise, and timing considerations, all with respect to the committee’s analysis of the proposal and related activities.

On March 7, 2011, the Duncan ACG Committee and Baker Hostetler met to discuss the committee’s financial advisory candidates. Following a review of each candidate’s strengths and weaknesses, the committee determined to engage Morgan Stanley & Co. Incorporated (“Morgan Stanley”) as the committee’s financial advisor in connection with the committee’s assessment of the proposed transaction and Duncan’s other alternatives. The meeting participants also discussed due diligence and procedural considerations, including the need for the committee and its advisors to take the time necessary to understand fully the financial and other implications of the proposed transaction, and determined to schedule an organizational meeting for March 9, 2011.

On March 9, 2011, the Duncan Board delegated formally to the Duncan ACG Committee, consistent with the Duncan Board’s discussions on February 22, 2011, the power and authority: to consider, analyze, review, evaluate, and determine whether to pursue any proposed transaction, on behalf of the Duncan unaffiliated unitholders and Duncan, and if a determination to pursue any proposed transaction were made, to negotiate, in consultation and with the assistance of the Duncan ACG Committee’s advisors, the terms and conditions of any proposed transaction and any related arrangements with Enterprise; to determine whether any proposed transaction is fair and reasonable to Duncan and the Duncan unaffiliated unitholders; to determine whether or not to approve any proposed transaction; to make a recommendation to the Duncan Board as to what action, if any, should be taken by the Duncan Board with respect to any proposed transaction; and to take any further steps or actions that the Duncan ACG Committee considered necessary or appropriate in connection with the approval, consummation or rejection of any proposed transaction.

On March 9, 2011, the Duncan ACG Committee met with Morgan Stanley, Baker Hostetler and Potter Anderson. The meeting participants discussed, among other things, Enterprise’s proposal, including Enterprise management’s observation that the proposal’s timing was attributable to the reduction of Enterprise’s long-term equity cost of capital in connection with the recent elimination of the IDRs held by Enterprise’s former parent company, the rationale for the proposal, the issues that the committee and its advisors would need to consider in evaluating the proposal and Duncan’s other alternatives, the financial information currently available to the committee and its advisors, the availability of Messrs. Fowler and Bulawa, in their capacities as Duncan executive officers, as resources to the committee, the expected increase in Duncan’s cash flow with the anticipated September 2011 commencement of Haynesville Extension pipeline operations, and Duncan’s long-term plans in the absence of the proposed transaction. Morgan Stanley described briefly its plan to perform financial diligence regarding Duncan, Enterprise and the proposed transaction, and Potter Anderson and Baker Hostetler briefed the committee on legal matters, including the recent unitholder putative class actions filed in Delaware and Texas with respect to the proposed transaction.

During the weeks of March 14 and March 21, 2011, the Duncan ACG Committee’s advisors conducted substantial financial and other due diligence with respect to Duncan and Enterprise, focusing on, among other things, assets and business operations owned jointly by Duncan and Enterprise and those owned separately by Enterprise, and with respect to the proposed transaction.

On the morning of March 28, 2011, in advance of management due diligence presentations, the Duncan ACG Committee and Morgan Stanley and Baker Hostetler had discussed areas of focus for the presentations. In addition, Morgan Stanley described certain valuation approaches that it then anticipated using to evaluate the proposed transaction, and provided an overview of current market conditions and the relative unit trading price spreads between Duncan and Enterprise and among other MLPs. The committee and its advisors also discussed expectations regarding Duncan’s cash flow from the Haynesville Extension, the assets and distribution structures associated with the Duncan drop down transaction of the DEP I Midstream Businesses in connection with the 2007 initial public offering and the drop down transaction of the DEP II Midstream Businesses in 2008, and the market’s understanding and valuation of each of Duncan and Enterprise.

Later on March 28, 2011, meetings were held at which Duncan management and Enterprise management gave business diligence presentations at EPCO’s offices. In addition to Enterprise and Duncan management, attendees included Messrs. Bruckmann, Snell and Casey as members of the Duncan ACG Committee; representatives of financial and legal advisors to the Duncan ACG Committee from Morgan Stanley and Baker Hostetler; representatives from Vinson & Elkins as legal advisors to Duncan; Messrs. Andress, Ross, Rampacek and Smith as Enterprise GP directors; and representatives of financial and legal advisors to Enterprise from Barclays Capital and Andrews Kurth, respectively. Messrs. Fowler and Bulawa, along with other operating officers, on behalf of Duncan management, presented in a morning session, reviewing, among other things, a history of asset drop downs, contributions of those assets to cash flows, current operations, recent events (including the fire that occurred at Duncan’s majority-owned Mont Belvieu facilities on February 8, 2011), capital projects (including the status of construction and contracts on the Haynesville Extension) and the 2011 capital budget. A representative of Barclays Capital provided a brief summary of the offer, including the strategic rationale with regard to Duncan, a financial overview of the offer and market reactions to the proposal by research analysts and investors in Enterprise and Duncan. Mr. Creel, along with Mr. Teague and other operating officers, on behalf of Enterprise management, presented during the afternoon. These presentations covered, among other things, commercial overviews of Enterprise’s business segments as well as financial and capital budgeting matters.

At the conclusion of the March 28, 2011 due diligence presentations, the Duncan ACG Committee and its advisors reconvened separately to review the presentations and discussed additional information that would be necessary for the committee and its advisors in their continuing analyses. During the course of the week of March 28, 2011, Morgan Stanley requested, received and reviewed supplemental financial due diligence information from Enterprise and its financial advisor.

On April 4, 2011, the Duncan ACG Committee met with representatives of Morgan Stanley, Baker Hostetler and Potter Anderson to discuss Morgan Stanley’s initial evaluation of the proposal letter, including Enterprise’s proposed exchange ratio of 0.9545 Enterprise common units for each outstanding Duncan common unit. The Morgan Stanley representatives observed that they had been given ready access to information they had requested regarding Duncan and Enterprise. The meeting participants reviewed Enterprise’s proposal letter, discussed the analyses that would be used to evaluate the proposed transaction, analyses pertaining to assets owned jointly by Duncan and Enterprise, the relationship between Duncan’s and Enterprise’s unit trading prices since Duncan’s initial public offering, preliminary valuation perspectives regarding Duncan and Enterprise based on management projections and investment banking research analysts’ projections, and Duncan’s possible alternatives to a transaction with Enterprise. In discussing Duncan’s alternatives, the participants also discussed Enterprise’s statement that it would not support a sale of Duncan or its assets to a third party. Morgan Stanley noted that Duncan’s common units were trading near a 12-month high price when Enterprise’s initial offer was made, and responded to the committee’s inquiries regarding, among other things, multiples paid in comparable transactions, the terminal growth rates used for Duncan and for Enterprise in various analyses, and the growth prospects of each entity on near-term and long-term bases.

The meeting participants also discussed ranges of exchange ratios implied by various analyses, including unit trading price ratios, research analysts’ price targets, comparable partnership trading price analyses based on yield, discounted equity value, discounted cash flow, and precedent MLP merger and minority buy-in transactions, and discussed underlying assumptions regarding, among other things, Duncan’s and Enterprise’s growth prospects, distributable cash flows and distributable cash flow coverage ratios. The committee requested that Morgan Stanley provide supplemental information regarding other MLPs’ distributable cash flow coverage, and the effect of variations in Duncan’s distributable cash flow coverage ratio, debt profile and other financial measures. The committee and representatives of Baker Hostetler and Potter Anderson also discussed considerations regarding whether the Duncan ACG Committee should propose that the vote of a majority of the Duncan common unitholders not affiliated with Enterprise (i.e., a “majority of the minority”) be a condition to consummation of any transaction with Enterprise.

On April 6, 2011, the Duncan ACG Committee met with representatives of Morgan Stanley and Baker Hostetler to discuss analyses prepared by Morgan Stanley in response to the committee’s request at its April 4, 2011 meeting. The meeting participants reviewed, among other things, distributable cash flow coverage ratios and yields for midstream MLPs, exchange ratios in precedent transactions, the effect on future value of variations in Duncan’s debt levels, and EBITDA and distribution growth projections for Duncan and Enterprise and their effect on discounted cash flow analyses. Following this review, the committee determined that its chairman, Mr. Bruckmann, should convey to Mr. Creel, on behalf of Enterprise, concerns that the committee had regarding the 0.9545x exchange ratio proposed by Enterprise.

On April 11, 2011, Mr. Creel met with Mr. Bruckmann. At this meeting, Mr. Bruckmann discussed the status and certain elements of the analysis by the Duncan ACG Committee and Morgan Stanley, and proposed that Mr. Creel and Enterprise management, along with Enterprise’s financial advisor, Barclays Capital, meet with Morgan Stanley to discuss in more detail the committee’s and its advisors’ analyses and questions regarding certain assumptions about Enterprise. Mr. Bruckmann also expressed the committee’s desire for a majority of the minority vote condition, but no other transaction terms were discussed.

Later on April 11, 2011, the Duncan ACG Committee met with representatives of Morgan Stanley and Baker Hostetler to discuss Mr. Bruckmann’s meeting with Mr. Creel. Mr. Bruckmann reported that he had expressed the committee’s views about certain Enterprise analyses, particularly those that were premised on market reaction to Enterprise’s initial proposal, in light of Duncan’s projected distributable cash flows by research analysts being lower than those projected by Duncan management, and the committee’s views arising from the valuation implications of the committee’s focus on projected EBITDA, distributable cash flows, Duncan’s and Enterprise’s distributable cash flow coverage ratios, distribution policies and leverage, and the dilution to Duncan’s unitholders in distributable cash flow coverage based on Enterprise’s initial offer. Mr. Bruckmann also reported that Mr. Creel was receptive to the committee’s offer to have Morgan Stanley meet with Enterprise management and Enterprise’s financial advisor to review the committee’s views in more detail, and that Mr. Bruckmann had conveyed the committee’s desire to make a majority of the minority vote a condition to consummation of any transaction.

The Duncan ACG Committee met with representatives of Morgan Stanley and Baker Hostetler on April 12, 2011, to review the information and analyses to be presented by Morgan Stanley to Enterprise management in accordance with Mr. Bruckmann’s April 11, 2011 conversation with Mr. Creel.

On April 13, 2011, Morgan Stanley met with Mr. Creel, Ms. Hildebrandt and Mr. Nelly in their capacities as representatives of Enterprise, along with representatives of Barclays Capital, to discuss Morgan Stanley’s financial analysis of the proposed transaction. At this meeting, Morgan Stanley presented certain analyses regarding potential future distribution scenarios for Duncan, estimated future yields for Duncan and the estimated resulting impact on Duncan’s future unit price. Following the meeting, Mr. Creel contacted Mr. Bruckmann to schedule a meeting with the Duncan ACG Committee.

Later on April 13, 2011, the Duncan ACG Committee met with representatives of Morgan Stanley, Baker Hostetler and Potter Anderson. Following the Morgan Stanley representatives’ report on their meeting earlier in the day with the Enterprise representatives, the meeting participants reviewed the implications of various financial metrics in assessing proposed exchange ratios, and of the majority of the minority voting condition, followed by the committee members requesting further analysis by Morgan Stanley. The committee members determined to meet the following day to formulate a counterproposal for delivery to Enterprise.

On April 14, 2011, the Duncan ACG Committee met with representatives of Morgan Stanley, Baker Hostetler and Potter Anderson to review financial analyses supporting various exchange ratios, Duncan’s alternatives and future business expansion prospects if it chose not to proceed with a transaction with Enterprise, and issues pertaining to a majority of the minority voting condition. At the conclusion of the meeting, the committee determined to propose to Enterprise a 1.165x exchange ratio and to reiterate the committee’s desire for a majority of the minority voting condition.

On April 15, 2011, Messrs. Bruckmann, Casey and Snell, as members of the Duncan ACG Committee, met with Messrs. Creel and Nelly and Ms. Hildebrandt as representatives of Enterprise, and Mr. Christopher S.

Wade as internal counsel representing Duncan also in attendance, at Enterprise’s offices to respond to Enterprise’s initial offer of an exchange ratio of 0.9545x. Mr. Bruckmann indicated that based on the financial analyses and other factors considered by the Duncan ACG Committee, including the committee’s analyses of the ranges of Duncan management’s and research analysts’ distributable cash flow and EBITDA projections, and Duncan’s projected distributable cash flow coverage ratios, the Duncan ACG Committee was willing to make a counteroffer of an exchange ratio of 1.165x. In addition, Mr. Bruckmann requested that the merger terms include a requirement for a majority of the minority vote to approve the merger and the merger agreement. Mr. Creel did not respond to the proposals at this time, informed Mr. Bruckmann that Enterprise would respond to the counterproposal at some point the following week, and suggested a possible meeting date of April 20, 2011.

On April 18, 2011, a meeting was held among the Enterprise Board, Enterprise’s management, representatives of Barclays Capital and representatives of Andrews Kurth, at Enterprise’s offices in Houston, Texas. At this meeting, Barclays Capital and Enterprise management reviewed for the Enterprise Board the counterproposal made by the Duncan ACG Committee, as well as updated financial analyses giving effect to the Duncan counterproposal and developments since the initial Enterprise proposal, including the potential impact of the Mont Belvieu fire on Duncan’s majority-owned assets and operations. The Enterprise Board and its advisors also discussed the feasibility of a majority of the minority vote condition in light of the difficulty in getting public retail unitholders to affirmatively cast a vote either for or against a merger proposal, and the express contractual standards for “Special Approval” provided for this type of transaction under the Duncan partnership agreement. After numerous questions and deliberation, including expressions of concern by members of the Enterprise Audit Committee about unaffiliated Enterprise unitholder reactions to a significantly higher premium if offered by Enterprise, the Enterprise Board authorized Enterprise management to continue negotiations with Duncan without any majority of the minority vote condition and subject to the Enterprise Board’s final approval.

On April 19, 2011, the Duncan ACG Committee and its financial and legal advisors met to prepare for the April 20, 2011 meeting to be held with Enterprise and its advisors.

On April 20, 2011, a meeting was held among the Duncan ACG Committee, representatives of Morgan Stanley, representatives of Baker Hostetler, Potter Anderson and Vinson & Elkins, Messrs. Fowler and Bulawa on behalf of Duncan management, Messrs. Creel and Nelly and Ms. Hildebrandt on behalf of Enterprise management, representatives of Barclays Capital, and representatives of Andrews Kurth, at Andrews Kurth’s offices in Houston, Texas. At this meeting, Barclays Capital and Enterprise management reviewed developments since the date of Enterprise’s initial proposal, including the potential impact of the Mont Belvieu fire on Duncan’s majority-owned assets and operations and Duncan’s expected first quarter 2011 performance compared to Enterprise’s expected performance for the same period. Barclays Capital reviewed commentary by research analysts for both Duncan and Enterprise following the announcement of the initial proposal of a 0.9545x exchange ratio, as well as the market reaction as reflected by changes in price for the common units of Duncan and Enterprise. Barclays Capital noted that this reviewed commentary generally indicated a positive response with respect to the effect on Duncan unitholders. Mr. Creel also noted some Enterprise unitholder feedback was that the initial offer appeared fully valued, and that Enterprise would have to respond to the same unitholders with respect to any definitive transaction. Based on these items, as well as other financial analysis, Enterprise management declined the Duncan offer of a 1.165x exchange ratio and made a counteroffer of a 0.9545x exchange ratio, the same as Enterprise’s original offer. Mr. Creel and the legal advisors for Enterprise also expressed the view that a majority of the minority vote condition would be impracticable due to Duncan’s large base of retail investors, and noted that this condition would not be acceptable to Enterprise for this transaction. Following a meeting recess during which the Duncan ACG Committee and its financial and legal advisors discussed Enterprise’s counteroffer and supporting analysis, at the committee’s direction, Morgan Stanley communicated to Barclays Capital that the committee believed that in order for further discussions to be productive, Enterprise would need to give greater attention to the committee’s views regarding Duncan’s distribution growth potential and appropriate assumptions for projected distributable cash flow coverage and debt coverage ratios.

The Duncan ACG Committee and its advisors then met with Messrs. Fowler and Bulawa to discuss Duncan’s first quarter 2011 performance in light of Enterprise’s commentary earlier in the meeting, following which the committee and Morgan Stanley confirmed their views that the information presented would not require revisions of Morgan Stanley’s and the committee’s financial assessments of the proposed transaction. Mr. Bruckmann then left the committee’s meeting to reiterate to Mr. Creel the committee’s concerns regarding Enterprise’s counteroffer, and returned to the meeting to report that Mr. Creel had suggested that the parties meet to address those concerns the following day.

On April 21, 2011, a meeting was held among the Duncan ACG Committee, representatives of Morgan Stanley, representatives of Baker Hostetler, Potter Anderson and Vinson & Elkins, Messrs. Fowler and Bulawa on behalf of Duncan management, Messrs. Creel and Nelly and Ms. Hildebrandt on behalf of Enterprise management, representatives of Barclays Capital and representatives of Andrews Kurth, at the offices of Vinson & Elkins in Houston, Texas. At this meeting, based on the request of the Duncan ACG Committee, representatives of Barclays Capital reviewed specific items in follow-up discussion materials in response to earlier analyses prepared by Morgan Stanley, including various assumptions regarding distribution coverage and distribution yields. In addition, representatives from Barclays Capital noted that the rationale for additional Enterprise drop downs of assets would no longer exist, Duncan would be limited under existing agreements in pursuing other competitive acquisitions, and expectations for further development opportunities after 2013 were significantly reduced. Representatives of Barclays Capital noted that it had not addressed every assumption used by Morgan Stanley, and that other assumptions being used by Morgan Stanley could also be subject to debate. Mr. Creel then presented the Duncan ACG Committee with an improved offered exchange ratio of 0.985x, representing an approximate 31% premium in price (to Duncan’s common unit closing price immediately before the announcement of Enterprise’s initial offer) and a 29% increase in distributions for Duncan unitholders based on the announced first quarter 2011 distribution levels. Mr. Creel reemphasized other expected benefits to Duncan unitholders of receiving Enterprise common units, including the greater liquidity for Enterprise common units, Enterprise’s growth potential (both near- and long-term), the broader diversity of Enterprise’s asset base and its more significant value chain, as well as market reactions to the initial proposal and potential market reactions to a revised offer or no transaction. The Duncan ACG Committee and Morgan Stanley stated that they would consider the revised information in the course of their further analyses and would respond to Enterprise.

The Duncan ACG Committee, Morgan Stanley, Baker Hostetler and Potter Anderson met on April 23, 2011 to review the analyses presented by Barclays Capital on April 21, 2011 and additional analyses prepared subsequently by Morgan Stanley. Morgan Stanley noted exceptions to certain of the Barclays Capital yield and growth assumptions, and noted the significant effect on the exchange ratio analysis that arises from varying assumed distributable cash flow coverage ratios and varying assumed growth prospects for Duncan and Enterprise. The meeting participants also noted that Enterprise’s reduced cost of capital and first right to consider expansion opportunities, as referred to in earlier discussions among the parties, would likely limit Duncan’s growth trajectory following completion of the Haynesville Extension, and that the committee’s counterproposals to date had been premised on the high end of the range of Duncan’s growth possibilities. Following further discussion of these considerations, the committee agreed to present a proposal comprising a 1.0835x exchange ratio and a majority of the minority vote condition.

On April 26, 2011, a meeting was held among the Duncan ACG Committee, representatives of Morgan Stanley, representatives of Baker Hostetler, Potter Anderson and Vinson & Elkins, Mr. Bulawa on behalf of Duncan management, Messrs. Creel and Nelly and Ms. Hildebrandt on behalf of Enterprise management, representatives of Barclays Capital, and representatives of Andrews Kurth, at the offices of Baker Hostetler in Houston, Texas. At this meeting, Mr. Bruckmann noted that the Duncan ACG Committee and Morgan Stanley had evaluated further the information that was presented at the parties’ April 21, 2011 meeting. A representative of Morgan Stanley reviewed a Duncan total return analysis based on an assumed yield, along with other analyses. Based on these analyses, the Morgan Stanley representative stated that these suggested a higher implied exchange ratio. The Morgan Stanley representative also stated that based on the anticipated stable nature of the Haynesville Extension cash flows due to long-term contracts, Duncan could argue for a tighter distributable cash flow coverage ratio than Enterprise’s ratio. Based on these facts and Morgan

Stanley’s analyses, the Duncan ACG Committee proposed an exchange ratio of 1.0835x, again together with a majority of the minority vote condition. Enterprise management and its advisors then left to discuss this counteroffer.

After deliberation, Mr. Creel reconvened the meeting with the Duncan ACG Committee and reviewed again Enterprise’s reasons for, and certain of its financial perspectives on, the proposed merger, including changes since the initial proposal. Mr. Creel and Enterprise counsel reemphasized the risk of not getting sufficient voter turnout by unaffiliated holders in connection with a majority of the minority vote, and the express contractual provisions under the Duncan partnership agreement covering Special Approval. Based on these facts, Mr. Creel made a counteroffer of an exchange ratio of 1.00x. Mr. Creel further discussed that while a majority of the minority vote condition would not be acceptable, Enterprise would consider accommodating the Duncan ACG Committee with a more practical heightened vote condition outside the vote required under the Duncan partnership agreement, in the form of a condition that the votes actually cast by Duncan unitholders not affiliated with Enterprise for the merger proposal exceed such votes cast against the merger proposal (a “majority of unaffiliated votes cast condition”).

The Duncan ACG Committee and its advisors then met separately. The Duncan ACG Committee and its advisors discussed the growth prospects of Duncan and of Enterprise and the effect of a spread between growth rates on the exchange ratio analysis, the effects of Duncan’s very limited control over its growth opportunities, the diversity of the asset bases of Duncan and Enterprise, the value and distribution premiums implied by Enterprise’s counterproposal, the range of acceptable exchange ratios implied by Morgan Stanley’s analyses, and the majority of unaffiliated votes cast condition proposed by Enterprise. The committee directed Mr. Bruckmann to advise Mr. Creel that the committee was seeking an increased offer. Following a brief recess in the committee’s discussions, Mr. Bruckmann reported that he had so advised Mr. Creel, with a focus in his discussion on Duncan’s expected increased distributable cash flows in 2011, 2012 and 2013 and on the committee’s desire to minimize anticipated distributable cash flow dilution to Duncan’s unitholders arising from the proposed transaction.

The Duncan ACG Committee and Enterprise representatives and their respective advisors then reconvened. Mr. Creel expressed his concern with an increased exchange ratio from an Enterprise perspective. Mr. Creel reemphasized the number of pending Enterprise growth projects, and thus potential upside for Enterprise common units, compared to the more limited growth projects for Duncan. Mr. Creel then made a “best and final” offer of an exchange ratio of 1.01x, together with a majority of unaffiliated votes cast condition, subject to review and consideration of other definitive terms of a merger agreement and related documents and Enterprise Board approval.

The Duncan ACG Committee then met separately to discuss this offer. After the committee’s further discussion with its advisors of the matters discussed in the earlier meeting recess and further deliberation, the Duncan and Enterprise groups reconvened. Mr. Bruckmann expressed the Duncan ACG Committee’s view that, on the basis of a 1.01x exchange ratio and majority of unaffiliated votes cast condition, and subject to confirmation that Morgan Stanley would be in a position to render a fairness opinion with respect to that exchange ratio, the committee was prepared to move forward with negotiation of definitive transaction terms and documentation.

Between April 26 and April 28, 2011, counsel to Enterprise and the Duncan ACG Committee and Duncan exchanged drafts and revisions of and comments on a merger agreement and related documents for the transaction. On April 27, 2011, representatives of Andrews Kurth, Baker Hostetler, Potter Anderson and Vinson & Elkins, together with internal counsel on behalf of Enterprise and Duncan, also held a conference call to negotiate open points in the merger agreement, including representations and warranties, interim covenants and closing conditions, and a voting agreement, including termination provisions.

On April 28, 2011, the Enterprise Board met to consider the form of merger agreement, with representatives of Barclays Capital and Andrews Kurth in attendance. At that meeting, representatives of Barclays Capital reviewed with the Enterprise Board their financial analyses with respect to the proposed merger and responded to numerous questions from the Enterprise Board and Andrews Kurth. The Enterprise Board also discussed legal and procedural matters in connection with its approval of the proposed transactions.

After these discussions and deliberation, the Enterprise Board unanimously approved the merger agreement and related documents and the issuance of Enterprise common units in connection with the proposed merger.

On April 28, 2011, the Duncan ACG Committee, Morgan Stanley, Baker Hostetler and Potter Anderson met for the committee’s consideration of the proposed transaction at an exchange ratio of 1.01x, with a majority of unaffiliated votes cast condition and other terms set forth in a form of merger agreement. Prior to the meeting, the committee members had received a financial analysis and draft of a fairness opinion from Morgan Stanley, a meeting agenda, and current draft versions and summaries of a merger agreement and related documents for the proposed transaction. Morgan Stanley reviewed its financial analyses with the committee and responded to the committee’s questions. Morgan Stanley also reviewed with the committee the draft of Morgan Stanley’s fairness opinion, following which it rendered its oral opinion to the committee (which was confirmed in writing by delivery of Morgan Stanley’s written opinion dated April 28, 2011) to the effect that, as of April 28, 2011, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the Duncan unaffiliated unitholders. Baker Hostetler then led the committee through a discussion of the merger agreement and related documents and a review of due diligence items relating to the first quarter of 2011. Potter Anderson reviewed with the committee the standards for approval of the proposed transaction under Duncan’s limited partnership agreement, and the majority of unaffiliated votes cast condition, following which Baker Hostetler led the committee through a discussion of the resolutions to be adopted by the committee. The committee discussed whether it was prepared to recommend that the Duncan Board approve the proposed merger and the merger agreement, including in its discussion a review of the factors and considerations set forth under the heading “Recommendation of the Duncan ACG Committee and the Duncan Board and Reasons for the Merger.” At the conclusion of this discussion, the Duncan ACG Committee determined unanimously that the merger was fair and reasonable, advisable to and in the best interests of Duncan and its unaffiliated and other unitholders, granted “Special Approval” under the Duncan partnership agreement and voted unanimously to adopt resolutions approving the merger and the merger agreement and related documents and recommending that the Duncan Board approve the merger and the merger agreement and related documents and present the merger and the merger agreement to the Duncan unitholders for their approval and adoption.

Immediately following the conclusion of the Duncan ACG Committee’s meeting, the Duncan Board, with Vinson & Elkins, Morgan Stanley, Baker Hostetler and Potter Anderson in attendance, met to consider the proposed transaction. Morgan Stanley reviewed with the Duncan Board its financial analyses and the fairness opinion rendered to the Duncan ACG Committee, and Vinson & Elkins reviewed the terms of the merger and merger agreement and related documents and procedural matters in connection with the Duncan Board’s approval of the transaction. Following this review and discussion, the Duncan Board determined that the merger was fair and reasonable, advisable to and in the best interests of Duncan and its unitholders, and voted unanimously, with Messrs. Fowler and Bulawa abstaining because of their positions as executive officers of Enterprise GP, to adopt resolutions approving the merger and the merger agreement and related documents and recommending that the Duncan unitholders approve and adopt the merger and the merger agreement.

On April 28, 2011, following the Enterprise Board, Duncan ACG Committee and Duncan Board meetings, Enterprise and Duncan management executed the definitive documents.

On April 29, 2011, Enterprise and Duncan issued a joint press release announcing the merger agreement and the proposed merger.

Recommendation of the Duncan ACG Committee and the Duncan Board and Reasons for the Merger

On April 28, 2011, the Duncan ACG Committee determined unanimously that the merger agreement and the merger were fair and reasonable, advisable to and in the best interests of Duncan and the Duncan unaffiliated unitholders. Accordingly, the Duncan ACG Committee recommended that the Duncan Board approve the merger agreement and related documents and the merger. Based on the Duncan ACG Committee’s determination and recommendation, on April 28, 2011, the Duncan Board approved and declared the advisability of the merger agreement and related documents and the merger. Both the Duncan ACG

Committee and the Duncan Board recommend that the Duncan unitholders vote in favor of the merger proposal.

The Duncan ACG Committee considered many factors in making its determination and recommendation. The committee consulted with its financial and legal advisors and viewed the following factors as being generally positive or favorable in coming to its determination and related recommendations:

•	The exchange ratio of 1.01 Enterprise common units for each Duncan common unit in the merger, which represented a premium of:

•	approximately 34% above the $32.56 closing price of Duncan common units on February 22, 2011, based on the $43.32 closing price of Enterprise common units on April 27, 2011 (the day before the merger agreement was approved and executed); and

•	approximately 36% above the ratio of closing prices of Duncan common units to Enterprise common units of 0.7451 on February 22, 2011.

•	The pro forma increase of approximately 32% and 36% in quarterly cash distributions expected to be received by Duncan unitholders in 2011 and 2012, respectively, based upon the 1.01x exchange ratio and quarterly cash distribution rates paid by Duncan and Enterprise in May 2011.

•	In the merger, Duncan unitholders will receive common units representing limited partner interests in Enterprise, which have substantially more liquidity than Duncan common units because of the Enterprise common units’ significantly larger average daily trading volume, as well as Enterprise having a broader investor base and a larger public float.

•	The current and prospective environment and growth prospects for Duncan if it continues as a stand-alone entity, as compared to the asset base, financial condition and growth prospects of the combined entity, including the likelihood that future asset drop downs to Duncan from Enterprise would diminish because of the reduction in Enterprise’s cost of equity capital in connection with Enterprise’s November 2010 acquisition of Holdings.

•	Enterprise’s stronger balance sheet and credit profile relative to Duncan’s.

•	That the merger provides Duncan unitholders with an opportunity to benefit from unit price appreciation and increased distributions through ownership of Enterprise common units, which should benefit from Enterprise’s much larger and more diversified asset and cash flow base and lower dependence on individual capital projects, and Enterprise’s greater ability to compete for future acquisitions and finance organic growth projects.

•	The Duncan unaffiliated unitholders have an opportunity to determine whether the merger will be approved, because the merger agreement provides that the unitholder voting conditions (including the majority of votes cast by Duncan unaffiliated unitholders condition) may not be waived.

•	The opinion of Morgan Stanley rendered to the Duncan ACG Committee on April 28, 2011 to the effect that, as of that date and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the Duncan unaffiliated unitholders.

•	The committee’s belief that the merger and the exchange ratio present the best opportunity to maximize value for Duncan’s unitholders and achieve the highest value obtainable for Duncan’s unitholders.

•	The terms of the merger agreement permit the Duncan ACG Committee to change its recommendation of the merger if the committee has concluded in good faith, after consultation with its outside legal and financial advisors, that the failure to make such a change in recommendation would be inconsistent with its duties under the Duncan partnership agreement and applicable law, and no termination fee is payable by Duncan upon any such change of recommendation.

•	The ability of Duncan to enter into discussions with another party, without payment of a termination fee or other penalty, in response to an unsolicited written offer if the Duncan ACG Committee, after consultation with its outside legal and financial advisors, determines in good faith (a) that the unsolicited written offer constitutes or is likely to result in a superior proposal and (b) that the failure to take that action would be inconsistent with its duties under the Duncan partnership agreement and applicable law; notwithstanding that Enterprise informed the Duncan ACG Committee that Enterprise would not entertain an acquisition proposal relating to Duncan from a third party, the committee considered it possible that a subsequent offer could affect the viewpoint of Enterprise regarding the merger or a third party transaction.

•	The Duncan ACG Committee’s understanding of and management’s and the committee’s advisors’ review of overall market conditions, and the committee’s determination that, in light of these factors, the timing of the potential transaction is favorable to Duncan.

•	The review by the Duncan ACG Committee with its financial and legal advisors of the financial and other terms of the merger agreement and related documents, including the conditions to their respective obligations and the termination provisions.

•	The Duncan ACG Committee’s familiarity with, and understanding of, the businesses, assets, liabilities, results of operations, financial conditions and competitive positions and prospects of Duncan and Enterprise.

•	That the merger will eliminate potential conflicts of interest between the unaffiliated unitholders of Duncan and Enterprise, and for persons holding executive positions with both Duncan and Enterprise.

The Duncan ACG Committee considered the following factors to be generally negative or unfavorable in making its determination and recommendations:

•	That the exchange ratio is fixed and there is a possibility that the Enterprise common unit price could decline relative to the Duncan common unit price prior to closing, reducing the premium available to Duncan unitholders.

•	The risk that potential benefits sought in the merger might not be fully realized.

•	That pro forma, the merger is expected to be dilutive to Duncan unitholders’ distributable cash flow on a per unit basis.

•	The risk that the merger might not be completed in a timely manner, or that the merger might not be consummated as a result of a failure to satisfy the conditions contained in the merger agreement, and that a failure to complete the merger could negatively affect the trading price of the Duncan common units.

•	The limitations on Duncan considering unsolicited offers from third parties not affiliated with Duncan GP.

•	That certain members of management of Duncan GP and the Duncan Board may have interests that are different from those of the Duncan unaffiliated unitholders.

The foregoing discussion of the information and factors considered by the Duncan ACG Committee is not intended to be exhaustive, but includes the material factors the committee considered. In view of the variety of factors considered in connection with its evaluation of the merger, the committee did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching its determination and recommendation. In addition, each of the members of the committee may have given differing weights to different factors. Overall, the committee believed that the advantages of the merger outweighed the negative factors it considered.

The Duncan ACG Committee also reviewed procedural factors relating to the merger, including, without limitation, the following:

•	The terms and conditions of the merger were determined through arm’s-length negotiations between Enterprise and the Duncan ACG Committee and their respective representatives and advisors;

•	The Duncan ACG Committee retained independent financial and legal advisors with knowledge and experience with respect to public company merger and acquisition transactions, Enterprise’s and Duncan’s industry generally, and Enterprise and Duncan particularly, as well as substantial experience advising publicly traded limited partnerships and other companies with respect to transactions similar to the proposed transaction; and

•	The Duncan ACG Committee received the written opinion of Morgan Stanley on April 28, 2011 to the effect that, as of that date and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the Duncan unaffiliated unitholders.

Enterprise’s Reasons for the Merger

The Enterprise Board consulted with management and Enterprise’s legal and financial advisors and considered many factors in approving the merger, including the following:

•	the merger is expected to be immediately accretive to distributable cash flow per Enterprise common unit (after giving effect to retained distributable cash flow attributable to the public unitholders of Duncan);

•	the merger will simplify Enterprise’s commercial and organizational structure, resulting from Enterprise’s ownership of 100 percent of the equity interests in certain affiliates that are now jointly owned with Duncan;

•	the merger will streamline Enterprise’s partnership structure, which reduces complexity, enhances transparency for debt and equity investors and reduces the overall cost of financing;

•	the merger will maintain Enterprise’s financial flexibility as the unit-for-unit exchange will finance approximately 77 percent of the $3.3 billion purchase (including Duncan’s indebtedness which is already consolidated on Enterprise’s balance sheet); and

•	the merger will reduce general and administrative costs by an estimated $2 million per year, primarily from eliminating public company expenses associated with Duncan.

Unaudited Financial Projections of Enterprise and Duncan

Neither Enterprise nor Duncan routinely publishes projections as to long-term future performance or earnings. However, in connection with the proposed merger, management of Enterprise GP prepared projections that included future financial performance of Enterprise (including performance of Duncan and its majority-owned subsidiaries in which Enterprise has a direct economic interest) with respect to 2011, 2012 and 2013, and management of Duncan GP prepared projections that included future financial performance of Duncan with respect to 2011, 2012 and 2013. These projections were based on projections used for regular internal planning purposes.

The non-public projections for each of Enterprise and Duncan were provided to Morgan Stanley for use and consideration in its financial analysis and in preparation of its opinion to the Duncan ACG Committee. The projections were also presented to the Duncan Board and the Enterprise Board. A summary of these projections is included below to give Duncan unitholders access to certain non-public unaudited projections that were made available to Morgan Stanley, the Duncan ACG Committee, and the Duncan Board and the Enterprise Board in connection with the proposed merger.

Enterprise and Duncan each caution you (and any other person who reads this document) that uncertainties are inherent in projections of any kind. None of Enterprise, Duncan or any of their affiliates, advisors, officers, directors or representatives has made or makes any representation or can give any assurance to any Duncan unitholder or any other person regarding the ultimate performance of Enterprise or Duncan compared to the summarized information set forth below or that any projected results will be achieved.

The summary projections set forth below summarize the most recent projections provided to Morgan Stanley, the Duncan ACG Committee and members of the Duncan Board and the Enterprise Board prior to the execution of the merger agreement. The inclusion of the following summary projections in this proxy statement/prospectus should not be regarded as an indication that Enterprise, Duncan or their representatives considered or consider the projections to be a reliable or accurate prediction of future performance or events, and the summary projections set forth below should not be relied upon as such.

The accompanying projections were not prepared with a view toward public disclosure or toward compliance with GAAP, the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants, but, in the view of the management of Enterprise GP and Duncan GP, were prepared on a reasonable basis, reflect the best currently available estimates and judgments, and present, to the best of Enterprise GP management’s and Duncan GP management’s knowledge and belief, the expected course of action and the expected future financial performance of Enterprise and Duncan.

Neither Deloitte & Touche LLP nor any other independent registered public accounting firm has compiled, examined or performed any procedures with respect to the projections, nor has it expressed any opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the projections. The Deloitte & Touche LLP reports incorporated by reference into this proxy statement/prospectus relate to historical financial information of Enterprise and Duncan. Such reports do not extend to the projections included below and should not be read to do so.

In developing the projections, managements of each of Enterprise GP and Duncan GP made numerous material assumptions with respect to Enterprise and Duncan, as applicable, for the period 2011 to 2013, including:

•	With respect to Enterprise’s projections: Current expected capital spending in 2011 of an estimated $3.4 billion for growth capital and $262 million of sustaining capital; and annualized distribution increases by Enterprise consistent with historical increases.

•	With respect to Duncan’s projections: Duncan’s estimated $536 million share of Haynesville Extension capital expenditures in 2011; three additional growth projects to be funded jointly by Duncan and Enterprise ($11 million net to Duncan in 2011); $57 million of sustaining capital by Duncan in 2011; no issuances of equity required by Duncan; an assumed refinancing of Duncan’s term loan due in December 2011; annualized distribution increases by Duncan to a $1.86 equivalent by year-end 2011; and commodity price assumptions consistent with Enterprise’s 2011 profit plan.

Additional assumptions were made with respect to the size, availability, timing and anticipated results of, and cash flows from, growth capital investments. All of these assumptions involve variables making them difficult to predict, and most are beyond the control of Enterprise and Duncan. Although management of Enterprise GP and Duncan GP believe that there was a reasonable basis for their projections and underlying assumptions, any assumptions for near-term projected cases remain uncertain, and the risk of inaccuracy increases with the length of the forecasted period.

Enterprise

The following table sets forth projected financial information for Enterprise for 2011, 2012 and 2013.

	2011E	2012E	2013E
	(Dollars in millions, other than per unit data)

Adjusted EBITDA(1)	$3,469	$3,884	$4,230
Distributable cash flow(2)	$2,441	$2,704	$2,984

Duncan

The following table sets forth projected financial information for Duncan for 2011, 2012 and 2013.

	2011E	2012E	2013E
	(Dollars in millions, other than per unit data)

Adjusted EBITDA(3)	$227	$309	$330
Distributable cash flow(4)	$180	$228	$251

(1)	Projected Adjusted EBITDA of Enterprise represents net income less equity earnings from unconsolidated affiliates, plus distributions received from unconsolidated affiliates, and less interest expense, provision for income taxes and depreciation, amortization and accretion expense.

(2)	Distributable cash flow to Enterprise is defined as net income or loss attributable to Enterprise adjusted for: (i) the addition of depreciation, amortization and accretion expense; (ii) the addition of operating lease expenses for which Enterprise does not have the payment obligation; (iii) the addition of cash distributions received from unconsolidated affiliates less equity earnings from unconsolidated affiliates; (iv) the subtraction of sustaining capital expenditures and cash payments to settle asset retirement obligations; (v) the addition of losses or subtraction of gains from asset sales and related transactions; (vi) the addition of cash proceeds from asset sales or related transactions; (vii) the return of an investment in an unconsolidated affiliate (if any); (viii) the addition of losses or subtraction of gains on the monetization of financial instruments recorded in accumulated other comprehensive income (loss), if any, less related amortization of such amounts to earnings; (ix) the addition of net income attributable to the noncontrolling interest associated with the public unitholders of Duncan, less related cash distributions to be paid to such unitholders with respect to the period of calculation; and (x) the addition or subtraction of other miscellaneous non-cash amounts (as applicable) that affect net income or loss for the period.

(3)	Projected Adjusted EBITDA of Duncan represents net income less equity earnings from unconsolidated affiliates, plus distributions received from unconsolidated affiliates, and less interest expense, provision for income taxes and depreciation, amortization and accretion expense. The subtotal of the preceding adjustments to net income is further adjusted to subtract EPO’s share of the Adjusted EBITDA of the DEP I Midstream Businesses and its share of the Adjusted EBITDA of the DEP II Midstream Businesses.

Adjusted EBITDA for the DEP I Midstream Businesses represents the sum of (i) 34% of the net income of such businesses (exclusive of operational measurement gains or losses allocated to Enterprise) less related shares of equity earnings from unconsolidated affiliates plus distributions received from unconsolidated affiliates, and less interest expense, provision for income taxes and depreciation, amortization and accretion expense and (ii) 100% of the operational measurement gains or losses allocated to Enterprise through Duncan’s majority-owned Mont Belvieu, Texas storage operations.

Adjusted EBITDA for the DEP II Midstream Businesses is determined by subtracting Enterprise’s pro rata share of the sustaining capital expenditures of each DEP II Midstream Business (based on legal ownership percentages) from the aggregate cash distribution paid by the DEP II Midstream Businesses to Enterprise with respect to each period.

(4)	Distributable cash flow to Duncan is defined as the sum of its share of the distributable cash flow of the DEP I and DEP II Midstream Businesses, less any standalone expenses of Duncan such as interest expense and general and administrative costs (net of non-cash items). In general, Duncan defines the distributable cash flow of its operating subsidiaries as their net income or loss adjusted for (i) the addition of depreciation, amortization and accretion expense; (ii) the addition of cash distributions received from Evangeline Gas Pipeline Company, L.P. and Evangeline Gas Corp. (collectively, “Evangeline”), if any, less equity earnings; (iii) the subtraction of sustaining capital expenditures and cash payments to settle asset retirement obligations; (iv) the addition of losses or subtraction of gains relating to asset sales and related transactions; (v) the addition of cash proceeds from asset sales and related transactions; (vi) the addition of losses or subtraction of gains from the monetization of derivative instruments recorded in accumulated other comprehensive income (loss), if any, less related amortization of such amounts to earnings; and (vii) the addition or subtraction of other miscellaneous non-cash amounts (as applicable) that affect net income or loss for the period.

Adjusted EBITDA is not a financial measure prepared in accordance with GAAP and should not be considered a substitute for net income (loss) or cash flow data prepared in accordance with GAAP.

Distributable cash flow is not a financial measure prepared in accordance with GAAP and should not be considered a substitute for net income (loss) or cash flow data prepared in accordance with GAAP.

NEITHER ENTERPRISE NOR DUNCAN INTENDS TO UPDATE OR OTHERWISE REVISE THE ABOVE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IF ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROJECTIONS ARE NO LONGER APPROPRIATE.

Opinion of the Duncan ACG Committee’s Financial Advisor

The Duncan ACG Committee retained Morgan Stanley to act as its financial advisor in connection with the transaction in early March 2011 (with a formal engagement letter executed on March 25, 2011). The Duncan ACG Committee selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of Duncan. At the meeting of the Duncan ACG Committee on April 28, 2011, Morgan Stanley rendered to the Duncan ACG Committee its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the Duncan unaffiliated unitholders.

The full text of the written opinion of Morgan Stanley, dated April 28, 2011, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference in its entirety into this proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, specified work performed, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. You should read the opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the Duncan ACG Committee and addresses only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to the Duncan unaffiliated unitholders as of the date of the opinion. It does not address any other aspect of the merger or related transactions and does not constitute a recommendation to any unitholder of Duncan as to how to vote or act on any matter with respect to the merger or related transactions. In addition, the opinion does not in any manner address the prices at which the Duncan common units or the Enterprise common units will trade at any time. The summary of the opinion of Morgan Stanley set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Duncan and Enterprise, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning Duncan and Enterprise, respectively;

•	reviewed certain financial projections prepared by the management of Enterprise with respect to the future performance of Enterprise;

•	reviewed certain financial projections prepared by the management of Duncan with respect to the future performance of Duncan;

•	discussed the past and current operations and financial condition and the prospects of Enterprise with senior executives of Enterprise;

•	discussed the past and current operations and financial condition and the prospects of Duncan with senior executives of Duncan;

•	reviewed the pro forma impact of the merger on Enterprise’s cash flow, consolidated capitalization and financial ratios;

•	reviewed the reported prices and trading activity for the Duncan common units and the Enterprise common units;

•	compared the financial performance of Duncan and Enterprise and the prices and trading activity of the Duncan common units and the Enterprise common units with that of certain other publicly-traded master limited partnerships comparable to Duncan and Enterprise, respectively, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of Duncan, Enterprise and certain of their respective affiliates and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Duncan and Enterprise, and which formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Enterprise and of Duncan of the future financial performance of Enterprise and Duncan, respectively. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any material waiver, amendment or delay of any terms or conditions thereof. Morgan Stanley assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived from the proposed merger.

In its opinion, Morgan Stanley noted that it is not a legal, tax or regulatory advisor, that it is a financial advisor only and that it relied upon, without independent verification, the assessments of Enterprise and Duncan and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Duncan’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of the Duncan common units in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Duncan or Enterprise, nor was it furnished with any such appraisals. Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving Duncan, nor did it negotiate with any party other than Enterprise regarding the possible acquisition of Duncan or certain of its constituent businesses. Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, whether or not such alternatives could be achieved or are available, nor did it address the underlying business decision by Enterprise and the Duncan ACG Committee to enter into the merger. Morgan Stanley understood that Enterprise specifically notified the Duncan ACG Committee that it would not support any alternative transaction at this time.

The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated April 28, 2011. In connection with arriving at its opinion, Morgan Stanley considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below. Considering any portion of such analyses and factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses.

Historical Trading Performance and Exchange Ratio Analyses

Morgan Stanley reviewed the unit price performance of each of Duncan and Enterprise during the last twelve-month period ending on February 22, 2011 for Duncan (the last trading date prior to Enterprise’s initial offer) and ending on April 27, 2011 for Enterprise.

Morgan Stanley noted that the range of low and high closing prices of the Duncan common units during the twelve-month period ending on February 22, 2011 was $22.27 to $33.39 per Duncan common unit. Morgan Stanley then noted that the range of low and high closing prices of Enterprise common units during the twelve-month period ending on April 27, 2011 was $27.85 to $44.35 per Enterprise common unit.

Morgan Stanley calculated the historical exchange ratios implied by dividing the low and high closing prices of Duncan common units by those of Enterprise common units for the last twelve-month period. The following table indicates the implied exchange ratio for this period, compared to an exchange ratio of 1.01x for the merger:

Implied
Exchange
Time Period	Ratio Range

Last Twelve Months	0.7529x - 0.7996x

Equity Research Analyst Price Targets Analysis

Morgan Stanley reviewed and analyzed the public market trading price targets for Duncan common units prepared and most recently published by equity research analysts during the period prior to Enterprise’s initial offer (October 27, 2010 through February 18, 2011). These targets reflect each analyst’s estimate of the future public trading price of the Duncan common units as of their respective dates. Morgan Stanley noted that such analyst price targets for Duncan common units ranged from $31.00 to $38.00 per Duncan common unit. Also, Morgan Stanley discounted these price targets back twelve months at a 10.0% cost of equity, creating a discounted price target valuation range of $28.18 to $34.55 per Duncan common unit.

Morgan Stanley also reviewed and analyzed the public market trading price targets for Enterprise common units prepared and most recently published by equity research analysts during the period prior to Enterprise’s initial offer (July 19, 2010 through February 22, 2011). These targets reflect each analyst’s estimate of the future public trading price of Enterprise common units as of their respective dates. Morgan Stanley noted that such analyst price targets for Enterprise common units ranged from $41.00 to $49.00 per Enterprise common unit. Also, Morgan Stanley discounted these price targets back twelve months at a 10.0% cost of equity, creating a discounted price target valuation range of $40.91 to $44.55 per Enterprise common unit.

Morgan Stanley calculated the exchange ratios implied by the analyst price targets for Duncan and Enterprise (only with respect to such analysts that published price targets for both Duncan and Enterprise) by dividing the Duncan price target by Enterprise price target provided by the same analyst. This analysis implied a range of exchange ratios of 0.6458x to 0.7917x based on price targets published during the period from October 27, 2010 through February 22, 2011. The implied exchange ratio based on the discounted price targets ranged from 0.6458x to 0.7917x. These ranges compared to an exchange ratio of 1.01x for the merger.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Duncan common units or Enterprise common units and these estimates are subject to uncertainties, including the future financial performance of Duncan and Enterprise and future financial market conditions.

Comparable Partnership Trading Analysis

Morgan Stanley performed a comparable partnership trading analysis, which is designed to provide an implied value of a partnership by comparing it to similar partnerships. In performing this analysis, Morgan Stanley reviewed and compared certain financial information of Duncan and Enterprise, respectively, with publicly available information for selected master limited partnerships (“MLPs”) with publicly traded equity securities.

The selected companies were chosen because they are MLPs with publicly traded equity securities and were deemed to be similar to Duncan and Enterprise, respectively, in one or more respects including the nature of their business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to choose the selected companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller partnership with substantially similar lines of businesses and business focus may have been included while a similarly sized partnership with less similar lines of business and greater diversification may have been excluded. Morgan Stanley identified and included a sufficient number of partnerships for the purposes of its analysis but may not have included all partnerships that might be deemed comparable to Duncan and Enterprise, respectively.

The selected MLPs with publicly traded equity securities for the comparable partnership trading analysis for Duncan and Enterprise were:

•	Enbridge Energy Partners, L.P.

•	Energy Transfer Partners, L.P.

•	Kinder Morgan Energy Partners, L.P.

•	ONEOK Partners, L.P.

•	Regency Energy Partners LP

•	Williams Partners L.P.

The financial data for comparable partnerships were obtained from FactSet, partnership filings, and available Wall Street research.

The financial data reviewed included:

•	Yield (calculated as most recent annualized distribution divided by unit price); and

•	Ratio of price to distributable cash flow estimates from management estimates as well as from available Wall Street research estimates for calendar years 2011 and 2012.

The comparable partnership analysis indicated the following high, low and mean multiples for the selected MLPs and for Enterprise as of April 27, 2011, and for Duncan as of February 22, 2011:

							Yield and		Yield and
							Multiples for		Multiples for
							Duncan Based		Enterprise Based
							on Closing Price		on Closing Price
Multiple Description	High		Low		Mean		on 2/22/2011		on 4/27/2011

Yield	6.6%		5.2%		5.9%		5.6%		5.5%
Price/Distributable Cash Flow for CY 2011	17.6	x	13.9	x	15.2	x	11.7	x	15.3	x
Price/Distributable Cash Flow for CY 2012	16.6	x	12.6	x	14.4	x	10.2	x	14.0	x

Morgan Stanley applied multiple ranges based on the comparable partnership analysis to corresponding financial data for Duncan and Enterprise, based on management forecasts of Duncan and Enterprise, respectively, as well as based on the median of available Wall Street research estimates of 2011 and 2012 distributable cash flow for Duncan and Enterprise, respectively, to calculate an implied exchange ratio reference range. The comparable partnership analysis indicated an implied exchange ratio of 0.7615x based on yield analysis. In addition, the comparable partnership analysis indicated an implied exchange ratio range of 0.8528x to 0.8747x for 2011 distributable cash flow and 0.9925x to 1.0217x for 2012 distributable cash flow based on management projections, as compared to an exchange ratio of 1.01x for the merger. Also, the analysis indicated an implied exchange ratio range of 0.7953x to 0.8157x for 2011 distributable cash flow and 0.8232x to 0.8474x for 2012 distributable cash flow based on the median of available Wall Street estimates for Duncan and Enterprise distributable cash flow in 2011 and 2012, as compared to an exchange ratio of 1.01x for the merger.

No company utilized in the comparable partnership analysis is identical to either Duncan or Enterprise. In evaluating the comparable partnerships, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Duncan and Enterprise, such as the impact of competition on the businesses of Duncan, Enterprise or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Duncan, Enterprise or the industry or in the financial markets in general, which could affect the public trading value of the partnerships. Mathematical analysis (such as determining the mean, median, high or low) is not in itself a meaningful method of using comparable partnership data.

Discounted Equity Value Analysis

Morgan Stanley calculated a range of equity values per unit for each of Duncan and Enterprise based on a discounted equity value analysis, which is designed to provide insight into the future price of a partnership’s common equity as a function of its current distribution yield and the partnership’s future distributions per unit. Morgan Stanley’s future equity price estimates were based on management estimates of Duncan and Enterprise distributions for calendar years 2011 through 2013. Morgan Stanley also projected common equity prices per unit for calendar years 2014 and 2015 derived from estimates of future distributions per unit in those years for Duncan and Enterprise which resulted from applying long-term per unit distribution growth rates consistent with 2013 estimated growth rates indicated by Duncan and Enterprise management (the “distribution growth” estimates). Additionally, Morgan Stanley calculated a range of equity values per unit for each of Duncan and Enterprise based on IBES Consensus distribution estimates for calendar years 2011 through 2013 (the final year for which detailed equity research analyst estimates were available at the date of the relevant analyses).

In arriving at the estimated equity values per Duncan common unit, Morgan Stanley applied a 5.6% to 6.0% yield range to 2011 through 2015 distributions per common unit (such yield range was applied to calendar years 2011 through 2013 for Duncan management and IBES Consensus estimates, and a 6% yield was applied to Duncan distribution growth estimates for 2014 and 2015) and discounted those equity values and the future distributions paid each year using a range of cost of equity from 9.0% to 11.0%. Based on management estimates of Duncan distributions per unit, this analysis implied price ranges for Duncan common units of $33.51 to $33.66 and $29.99 to $31.16 per unit for 2011 and 2013, respectively. Based on distribution growth estimates of Duncan distributions per unit, this analysis implied a range of $28.77 to $30.80 per Duncan common unit for 2015. Based on IBES Consensus estimates, this analysis implied a price range for Duncan common units of $33.96 to $34.11 and $31.68 to $32.92 per Duncan common unit for 2011 and 2013, respectively. Additionally, Morgan Stanley made theoretical adjustments to Duncan management estimates and Duncan distribution growth estimates, assuming Duncan distribution coverage of 1.23x consistent with the average of midstream MLP coverage ratios, in contrast to the Duncan management forecasted coverage of 1.68x to 2.24x. This analysis implied ranges for Duncan common units of $45.44 to $45.65, $51.87 to $53.92 and $49.29 to $52.80 per Duncan common unit for 2011, 2013 and 2015, respectively.

In arriving at the estimated equity values per Enterprise common unit, Morgan Stanley applied a 5.5% yield to 2011 through 2015 distributions per common unit (such yield range was applied to calendar years 2011 through 2013 for Enterprise management and IBES Consensus estimates, and to Enterprise distribution growth estimates for 2014 and 2015), and discounted those values and the future distributions paid each year using a range of cost of equity from 9.0% to 11.0%. Based on management estimates of Enterprise distributions per unit, this analysis implied price ranges of $44.79 to $45.00 and $44.61 to $46.37 per Enterprise common unit for 2011 and 2013, respectively. Based on distribution growth estimates of Enterprise distributions per unit, this analysis implied a price range of $44.49 to $47.68 per Enterprise common unit for 2015. Based on IBES Consensus estimates, this analysis implied a price range of $44.87 to $45.07 and $45.32 to $47.10 per Enterprise common unit for 2011 and 2013, respectively.

Morgan Stanley noted that the discounted equity value analysis of each of Duncan and Enterprise indicated the following ranges of implied exchange ratios, compared to an exchange ratio of 1.01x for the merger:

Implied
Exchange
Discounted Equity Value Method	Ratio Range

2011 Duncan and Enterprise Management Estimates	0.7480x
2013 Duncan and Enterprise Management Estimates	0.6721x - 0.6723x
2015 Distribution Growth Estimates(1)	0.6460x - 0.6467x
2011 IBES Consensus Estimates	0.7568x
2013 IBES Consensus Estimates	0.6989x - 0.6990x
2011 Adjusted Duncan and Enterprise Management Estimates	1.0145x
2013 Adjusted Duncan and Enterprise Management Estimates	1.1628x - 1.1629x
2015 Adjusted Distribution Growth Estimates(1)	1.1075x - 1.1080x

(1)	Based on distribution growth estimates of 2015 performance derived from applying long-term per unit distribution growth rates consistent with 2013 estimated growth rates indicated by Duncan and Enterprise management.

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide the implied value of a partnership by calculating the present value of the estimated future cash flows and terminal value of the partnership. Morgan Stanley calculated ranges of implied equity values per unit for each of Duncan and Enterprise, based on 2011 through 2013 distribution forecasts contained in Enterprise management estimates and implied by theoretical adjustments made to Duncan management estimates, assuming Duncan distribution coverage of 1.23x consistent with the average of midstream MLP coverage ratios, in contrast to Duncan management forecasted coverage of 1.68x to 2.24x. Morgan Stanley’s estimates of the terminal value included all distributions after 2013.

In arriving at the estimated equity values per Duncan common unit, Morgan Stanley noted the estimated distributions for each projected calendar year and then calculated the terminal value by applying a perpetuity growth formula to the 2013 estimated distribution per unit assuming growth rates of 1.0% to 5.0% annually beyond 2013. The distributions and the terminal value were then discounted to present values using a range of cost of equity from 9.0% to 11.0%. Based on the calculations described above, this analysis implied a range for Duncan common units of $34.19 to $42.51 per Duncan common unit calculated at 1.0% terminal growth rate, $41.59 to $55.13 per Duncan common unit calculated at 3.0% terminal growth rate and $53.93 to $80.38 per Duncan common unit calculated at 5.0% terminal growth rate.

In arriving at the estimated equity values per Enterprise common unit, Morgan Stanley noted the estimated distributions for each projected calendar year and then calculated the terminal value by applying a perpetuity growth formula to the 2013 estimated distribution per unit assuming growth rates of 2.0% to 5.0% annually beyond 2013. The distributions and the terminal value were then discounted to present values using a range of cost of equity from 9.0% to 11.0%. Based on the calculations set forth above, this analysis implied a range for Enterprise common units of $30.20 to $38.51 per Enterprise common unit calculated at 2.0%

terminal growth rate and a range for Enterprise common units of $43.29 to $64.33 per Enterprise common unit calculated at 5.0% terminal growth rate.

Morgan Stanley noted that the discounted cash flow analysis of each of Duncan and Enterprise indicated a range of implied exchange ratios of 1.0545x to 1.1197x, 0.9166x to 1.0214x and 0.8132x to 0.9073x when the Duncan terminal growth rate is 1.0%, 2.0% and 3.0% lower than Enterprise’s (assuming terminal growth range of 2.0% to 5.0% for Enterprise and non-negative terminal growth for Duncan), respectively, compared to an exchange ratio of 1.01x for the merger.

Precedent Transactions Analysis

Morgan Stanley calculated various multiples of transaction value to certain financial data based on the purchase prices paid in selected publicly announced merger transactions that it deemed relevant.

The selected merger transactions were chosen because the mergers were deemed to be similar to the merger of Duncan and Enterprise in one or more respects including the nature of their business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to choose the selected transactions and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded. Morgan Stanley identified a sufficient number of transactions for purposes of its analysis, but may not have included all transactions that might be deemed comparable to the proposed transaction. The selected merger transactions were:

•	GulfTerra Energy Partners, L.P./Enterprise Products Partners L.P.

•	Kaneb Pipe Line Partners L.P./Valero L.P.

•	Pacific Energy Partners, L.P./Plains All American Pipeline, L.P.

•	TEPPCO Partners, L.P./Enterprise Products Partners L.P.

Morgan Stanley calculated the premium to historical trading relationship in the selected transactions and for the proposed merger based on the offered exchange ratio relative to the unaffected trading exchange ratio for each respective transaction one-day prior to the announcement of the transaction and on February 22, 2011 with respect to the proposed merger. In addition, for the selected transactions and the proposed merger, Morgan Stanley calculated multiples of aggregate value (as of one day prior to announcement for the selected transactions, February 22, 2011 for Duncan and April 27, 2011 for Enterprise) to EBITDA as earned during two defined time periods relative to the transaction announcement (February 22, 2011 for the proposed merger): last twelve-month (“LTM”) EBITDA was calculated as EBITDA for the four most recently reported fiscal quarters prior to transaction announcement, and forward-year (“FY1”) EBITDA was calculated as projected EBITDA for next annual calendar period following the transaction announcement. These analyses indicated the following:

				Premium for
				Duncan
				Based on
				Merger
Premium to Relative Trading	High	Low	Mean	Consideration

One Day Prior	13.3%	2.2%	8.8%	35.6%

Implied
Multiples for
Duncan
Based on
Merger
Multiple Description	High	Low	Mean	Consideration

Aggregate Value to EBITDA for LTM	16.5x	9.9x	13.4x	17.0x
Aggregate Value to EBITDA for FY1	15.0x	9.5x	12.8x	12.6x

Morgan Stanley applied premia and multiple reference ranges based on the selected transactions analysis to corresponding financial data from Duncan management forecasts to calculate implied price ranges per Duncan unit. This range was $32.56 to $37.44 based on premia to one day relative trading, $20.48 to $37.22 based on aggregate value to LTM EBITDA multiples and $29.69 to $52.16 based on aggregate value to FY1 EBITDA multiples. Morgan Stanley then used Enterprise’s unit price as of February 22, 2011 to calculate an implied exchange ratio range. The selected transactions analyses indicated an implied exchange ratio range of 0.7451x to 0.8568x based on premia to one day relative trading and indicated implied exchange ratio ranges of 0.4686x to 0.8516x and 0.6794x to 1.1935x for the aggregate value multiples of LTM EBITDA and FY1 EBITDA, respectively, compared to an exchange ratio of 1.01x for the merger.

Morgan Stanley also reviewed and analyzed selected minority buy-in transactions involving companies acquiring remaining minority stakes in targets in which they already held a majority interest (transaction values over one billion dollars since January 2005). The selected minority buy-in transactions were chosen because the selected transactions were deemed to be similar to the buy-in of Enterprise in Duncan. The selected transactions were:

•	Odyssey Re Holdings Corp./Fairfax Financial Holdings Limited

•	UnionBanCal Corp./Mitsubishi UFJ Financial Group, Inc.

•	Genetech, Inc./Roche Holding AG

•	Nationwide Financial Services Inc./Nationwide Mutual Insurance Company

•	TD Banknorth Inc./Toronto-Dominion Bank

•	Lafarge NA/Lafarge SA

•	7-Eleven, Inc./IYG Holding Company

•	UnitedGlobalCom Inc./Liberty Media International, Inc.

•	Fox Entertainment Group Inc./News Corp.

Morgan Stanley calculated the premia to the historical trading relationship in the selected minority buy-in transactions and for the proposed merger based on the final offered exchange ratio for each transaction relative to the unaffected exchange ratio one day prior to announcement for each selected minority buy-in transaction and relative to the exchange ratio on February 22, 2011 with respect to the proposed merger. The selected minority buy-in transactions analysis indicated the following:

				Premium for
				Duncan
				Based on
				Merger
Final Offer Premium	High	Low	Mean	Consideration

One Day Prior	37.8%	(2.0)%	21.7%	34.4%

Morgan Stanley applied premia reference ranges based on the selected minority buy-in transactions to corresponding financial data from Duncan management forecasts to calculate implied price ranges per Duncan unit. This range was $37.44 to $43.96 based on premia to one day relative trading. Morgan Stanley then used Enterprise’s unit price as of February 22, 2011 to calculate an implied exchange ratio range. The selected minority buy-in transactions analysis indicated an implied exchange ratio range of 0.8568x to 1.0059x for the one day prior premium compared to an exchange ratio of 1.01x for the merger.

No company or transaction utilized in the precedent transactions analysis is identical to Duncan, Enterprise, or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of Duncan and Enterprise, such as the impact of competition on the business of Duncan, Enterprise or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Duncan, Enterprise or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

Pro Forma Accretion/Dilution Analysis

Using financial projections provided by the management of Duncan and Enterprise for 2011 through 2013, and using distribution growth estimates for 2014 and 2015, Morgan Stanley calculated the accretion/dilution of the estimated distributable cash flow and distributions to the existing unitholders of Duncan and Enterprise, respectively, on a per unit basis. For each of the years ended December 31, 2011 through December 31, 2015, Morgan Stanley compared the distributable cash flow and distributions per unit of the pro forma entity (after accounting for the 1.01x exchange ratio offered to Duncan unitholders) to the distributable cash flow and distributions per unit of Duncan and Enterprise, respectively, as stand-alone entities. The analysis indicated that the merger would be dilutive to Duncan’s distributable cash flow per unit and accretive to distributions per unit in each year for calendar years 2011 through 2015. In addition, the analysis indicated that the merger would be dilutive to Enterprise’s distributable cash flow and distributions per unit in each year for calendar years 2011 through 2015.

Also, using financial projections of standalone distributable cash flow and distributions per unit from available Wall Street research for 2011 through 2013, Morgan Stanley calculated the accretion/dilution of the implied pro forma distributable cash flow and distributions to the existing unitholders of Duncan and Enterprise, respectively, on a per unit basis. The analysis indicated that the merger would be accretive to Duncan’s distributable cash flow per unit in calendar years 2011 and 2013 and dilutive in calendar year 2012, and accretive to distributions per unit in each year for calendar years 2011 through 2013. In addition, the analysis indicated that the merger would be dilutive to Enterprise’s distributable cash flow and distributions per unit in each year for calendar years 2011 through 2013.

General

In connection with the review of the merger by the Duncan ACG Committee, Morgan Stanley performed a variety of financial and comparative analyses and reviewed such underlying data as Morgan Stanley deemed relevant for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of the analyses as a whole, would create an incomplete view of the process underlying Morgan Stanley’s analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Morgan Stanley with respect to the actual value of Duncan or Enterprise. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of Duncan and Enterprise. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to the Duncan unaffiliated unitholders and in connection with the delivery of its opinion to the Duncan ACG Committee. These analyses do not purport to be appraisals or to reflect the prices at which the Duncan common units or Enterprise common units might actually trade.

Morgan Stanley’s opinion and its presentation to the Duncan ACG Committee was one of many factors taken into consideration by the Duncan ACG Committee in deciding to approve and recommend that the Duncan Board authorize the execution of the merger agreement and the related documents and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Duncan ACG Committee with respect to the exchange ratio or of whether the Duncan ACG Committee would have been willing to agree to a different exchange ratio. The exchange ratio was determined through arm’s-length negotiations between the Duncan ACG Committee and Enterprise. Morgan Stanley provided advice to the Duncan ACG Committee during these negotiations. Morgan Stanley did not, however, recommend any specific exchange ratio to the Duncan ACG Committee or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Enterprise, Duncan, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley provided financing services for Enterprise and Duncan and received fees in connection with such services. Morgan Stanley may also seek to provide such services to Enterprise and Duncan in the future and expects to receive fees for the rendering of these services.

Under the terms of its engagement letter with the Duncan ACG Committee, Morgan Stanley provided the Duncan ACG Committee with financial advisory services in connection with the merger for which the Duncan ACG Committee has agreed to pay Morgan Stanley a transaction fee of $5 million, which is contingent upon, and will become payable upon, closing of the merger. The Duncan ACG Committee has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, the Duncan ACG Committee has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.

No Appraisal Rights

Duncan unitholders do not have appraisal rights under Duncan’s partnership agreement, the merger agreement or applicable Delaware law.

Antitrust and Regulatory Matters

Due to rules applicable to partnerships and the common control of Duncan and Enterprise, no filing is required under the HSR Act and the rules promulgated thereunder by the FTC. However, at any time before or after completion of the merger, the DOJ, the FTC, or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, to rescind the merger or to seek divestiture of particular assets of Enterprise or Duncan. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. In addition, non-U.S. governmental and regulatory authorities may seek to take action under applicable antitrust laws. A challenge to the merger on antitrust grounds may be made and, if such a challenge is made, it is possible that Enterprise and Duncan will not prevail.

Listing of Common Units to be Issued in the Merger

Enterprise expects to obtain approval to list on the NYSE the Enterprise common units to be issued pursuant to the merger agreement, which approval is a condition to closing the merger.

Accounting Treatment

The merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidations — Overall — Changes in Parent’s Ownership Interest in a Subsidiary, which is referred to as ASC 810. The changes in Enterprise’s ownership interest in Duncan will be accounted for as an equity transaction and no gain or loss will be recognized as a result of the merger for financial reporting purposes.

Pending Litigation

Litigation Related to the Merger

On March 8, 2011, Michael Crowley, a purported unitholder of Duncan, filed a complaint in the Court of Chancery of the State of Delaware, as a putative class action on behalf of the public unitholders of Duncan, captioned Michael Crowley v. Duncan Energy Partners L.P., DEP Holdings, LLC, W. Randall Fowler, Bryan F. Bulawa, William A. Bruckmann, III, Larry J. Casey, Richard S. Snell, Enterprise Products Partners L.P., Enterprise Products Holdings LLC, and Enterprise Products Operating LLC, Civil Action No. 6252-VCN. The Crowley Complaint alleges, among other things, that the named directors of Duncan GP have breached fiduciary duties in connection with Enterprise’s initial proposal to acquire Duncan’s outstanding publicly held common units, that Duncan and Duncan GP aided and abetted in these alleged breaches of fiduciary duties and that Enterprise, as the majority and controlling unitholder, along with EPO, has breached fiduciary duties by not acting in the minority unitholders’ best interest to ensure the transaction resulting from Enterprise’s proposal is entirely fair.

On March 11, 2011, Sanjay Israni, a purported unitholder of Duncan, filed a complaint in the Court of Chancery of the State of Delaware, as a putative class action on behalf of the public unitholders of Duncan, captioned Sanjay Israni v. Duncan Energy Partners, L.P., DEP Holdings, LLC, Enterprise Products Partners L.P., Enterprise Product Holdings LLC, Enterprise Production Operating LLC, W. Randall Fowler, Bryan F. Bulawa, William A. Bruckmann, III, Larry J. Casey, and Richard S. Snell, Civil Action No. 6270-VCN. The Israni Complaint alleges, among other things, that the named directors of Duncan GP have breached fiduciary duties in connection with Enterprise’s initial proposal to acquire Duncan’s outstanding publicly held common units and that Duncan along with all of the other named defendants aided and abetted in these alleged breaches of fiduciary duties.

On March 28, 2011, Michael Rubin, a purported unitholder of Duncan, filed a complaint in the Court of Chancery of the State of Delaware, as a putative class action on behalf of the public unitholders of Duncan, captioned Michael Rubin v. Duncan Energy Partners L.P., DEP Holdings, LLC, W. Randall Fowler, Bryan F. Bulawa, William A. Bruckmann, III, Larry J. Casey, Richard S. Snell, Enterprise Products Partners L.P., Enterprise Products Holdings LLC, and Enterprise Products Operating LLC, Civil Action No. 6320-VCS. The Rubin Complaint alleges, among other things, that the named directors of Duncan GP have breached fiduciary duties in connection with Enterprise’s initial proposal to acquire Duncan’s outstanding publicly held common units, that Duncan and Duncan GP aided and abetted in these alleged breaches of fiduciary duties and that Enterprise, as the majority and controlling unitholder, along with EPO, has breached fiduciary duties by not acting in the best interests of the minority unitholders to ensure the transaction resulting from Enterprise’s proposal is entirely fair.

On April 5, 2011, the plaintiffs in the Crowley Complaint, the Israni Complaint and the Rubin Complaint filed a Proposed Order of Consolidation and Appointment of Lead Counsel in the Court of Chancery of the

State of Delaware. The Court granted that Order on the same day consolidating the three actions into a single consolidated action captioned In re Duncan Energy Partners L.P. Unitholders Litigation, Consolidated Civil Action No. 6252-VCN.

On March 7, 2011, Merle Davis, a purported unitholder of Duncan, filed a petition in the 269th District Court of Harris County, Texas, as a putative class action on behalf of the unitholders of Duncan, captioned Merle Davis, on Behalf of Himself and All Others Similarly Situated v. Duncan Energy Partners L.P., W. Randall Fowler, Bryan F. Bulawa, William A. Bruckmann, III, Larry J. Casey, Richard S. Snell, DEP Holdings, LLC, and Enterprise Products Partners L.P. The Davis Petition alleges, among other things, that Enterprise and the named directors of Duncan GP have breached fiduciary duties in connection with Enterprise’s initial proposal to acquire Duncan’s outstanding publicly held common units and that Duncan and Enterprise aided and abetted in these alleged breaches of fiduciary duties.

On March 9, 2011, Donald Weilersbacher, a purported unitholder of Duncan, filed a petition in the 334th District Court of Harris County, Texas, as a putative class action on behalf of the unitholders of Duncan, captioned Donald Weilersbacher, on Behalf of Himself and All Others Similarly Situated v. Duncan Energy Partners L.P., Enterprise Products Partners L.P., DEP Holdings, LLC, W. Randall Fowler, Bryan F. Bulawa, William A. Bruckmann, III, Larry J. Casey, and Richard S. Snell. The Weilersbacher Petition alleges, among other things, that the named directors of Duncan GP have breached fiduciary duties in connection with Enterprise’s initial proposal to acquire Duncan’s outstanding publicly held common units and that Enterprise aided and abetted in these alleged breaches of fiduciary duties.

On March 17, 2011, the plaintiffs in the Davis Petition and the Weilersbacher Petition filed a motion and proposed Order for Consolidation of Related Actions, Appointment of Interim Co-Lead Counsel, and Order Compelling Limited Expedited Discovery. Plaintiffs and defendants subsequently agreed to postpone discovery until after the plaintiffs file a consolidated petition. On March 28, 2011, the plaintiffs filed an amended motion and proposed Order for Consolidation of Related Actions and Appointment of Interim Co-Lead Counsel. On May 4, 2011, the court entered an order consolidating the cases and appointing interim lead counsel. On May 11, 2011, plaintiffs filed their consolidated petition.

Enterprise and Duncan cannot predict the outcome of these or any other lawsuits that might be filed subsequent to the date of the filing of this proxy statement/prospectus, nor can Enterprise and Duncan predict the amount of time and expense that will be required to resolve these lawsuits. Enterprise, Duncan and the other defendants named in the lawsuits intend to defend vigorously against these and any other actions.

Other Transactions Related to the Merger

Voting Agreement

In connection with the merger agreement, Duncan, Enterprise and GTM entered into the voting agreement, pursuant to which Enterprise and GTM have agreed to vote any Duncan common units owned by them or their subsidiaries in favor of adoption of the merger agreement and the merger, including the 33,783,587 Duncan common units currently directly owned by GTM (representing approximately 58.5% of the outstanding Duncan common units), at any meeting of Duncan unitholders. The voting agreement will terminate upon the termination of the merger agreement.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement and the related transactions. The provisions of the merger agreement are extensive and not easily summarized. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated into this proxy statement/prospectus by reference. You should read the merger agreement because it, and not this proxy statement/prospectus, is the legal document that governs the terms of the merger.

The merger agreement contains representations and warranties by each of the parties to the merger agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the merger agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should keep in mind that the representations and warranties are modified in important part by the underlying disclosure schedules. The disclosure schedules contain information that has been included in Duncan’s and Enterprise’s general prior public disclosures, as well as additional information, some of which is non-public. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, and this information may or may not be fully reflected in the companies’ public disclosures.

In the following summary of the material terms of the merger agreement, all references to the subsidiaries of Enterprise or Enterprise GP do not include Duncan GP or its subsidiaries (including Duncan), unless explicitly stated.

Structure of the Merger and Related Transactions

Pursuant to the merger agreement, MergerCo will merge with and into Duncan, with Duncan surviving the merger as a wholly owned subsidiary of Enterprise, and all common units representing limited partner interests in Duncan outstanding at the effective time of the merger will be cancelled and converted into the right to receive Enterprise common units based on an exchange ratio of 1.01 Enterprise common units per Duncan common unit. No fractional Enterprise common units will be issued in the merger, and Duncan unitholders will, instead, receive cash in lieu of fractional Enterprise common units, if any.

Immediately following the effective time of the merger, the consideration that GTM is entitled to receive in the merger will be exchanged pursuant to the merger agreement and the Exchange and Contribution Agreement for the assignment by Enterprise of a limited partner interest in Duncan equal to the limited partner interest represented by the Duncan common units owned by GTM immediately prior to the effective time of the merger. Accordingly, no Enterprise common units will be issued as consideration to GTM for its 33,783,587 Duncan common units, which represent approximately 58.5% of the outstanding Duncan common units.

The limited liability company agreement of Duncan GP will be amended and restated in substantially the form attached as Annex A to the merger agreement effective upon the consummation of the merger. In addition, the limited partnership agreement of Duncan will be amended and restated (i) in substantially the form attached as Annex B-1 (the “Duncan Second Amended and Restated Partnership Agreement”) to the merger agreement whereby, effective upon the consummation of the merger, Enterprise is admitted as the sole limited partner of Duncan and (ii) in substantially the form attached as Annex B-2 (the “Duncan Third Amended and Restated Partnership Agreement”) to the merger agreement whereby, effective immediately following the consummation of the merger and upon the consummation of the Exchange and Contribution Agreement, GTM and another subsidiary of Enterprise, OLPGP, are substituted as the only limited partners of Duncan. The Exchange and Contribution Agreement will be executed upon the closing of the merger in substantially the form attached as Annex C to the merger agreement.

When the Merger Becomes Effective

The closing of the merger will take place on either (i) the business day after the date on which the last of the conditions set forth in the merger agreement (other than those conditions that by their nature cannot be satisfied until the closing date) have been satisfied or waived in accordance with the terms of the merger agreement, or (ii) such other date to which the parties may agree in writing. Please read “— Conditions to the Merger” beginning on page 73 for a more complete description of the conditions that must be satisfied or waived prior to closing. The date on which the closing occurs is referred to as the “closing date.”

The merger will become effective at the effective time, which will occur upon Duncan filing a certificate of merger with the Secretary of State of the State of Delaware or at such later date and time as may be set forth in the certificate of merger. The Duncan certificate of limited partnership will be the certificate of limited partnership of the surviving entity, until duly amended in accordance with its terms and applicable law.

Effect of Merger on Outstanding Duncan Common Units and Other Interests

At the effective time, by virtue of the merger and without any further action on the part of any holder of Duncan common units, the following will occur:

•	All of the limited liability company interests in MergerCo outstanding immediately prior to the effective time shall be cancelled.

•	The general partner interest in Duncan issued and outstanding immediately prior to the effective time shall remain outstanding in the surviving entity, and Duncan GP, as the holder of such general partner interests, shall continue as the sole general partner of the surviving entity as set forth in the Duncan Second Amended and Restated Partnership Agreement.

•	Each Duncan common unit issued and outstanding immediately prior to the effective time (other than Duncan common units held by Duncan or its subsidiaries) will be converted into the right to receive 1.01 Enterprise common units.

•	Notwithstanding anything to the contrary in the merger agreement, all Duncan common units owned by Duncan or its subsidiaries (if any) will automatically be cancelled and no consideration will be received with respect to such units.

Pursuant to the Exchange and Contribution Agreement, GTM will agree to exchange its rights to merger consideration for a retained limited partner interest in Duncan immediately following the effective time of the merger. Accordingly, no Enterprise common units will be issued as consideration to GTM for its 33,783,587 Duncan common units.

All Duncan common units (other than those held by Duncan or its subsidiaries, which shall be cancelled as of the effective time in accordance with the merger agreement), when converted in connection with receiving the merger consideration, will cease to be outstanding and will automatically be cancelled and cease to exist. At the effective time, each holder of a certificate representing common units and each holder of non-certificated Duncan common units represented by book-entry will cease to be a unitholder of Duncan and cease to have any rights as a unitholder of Duncan, except the right to receive (i) 1.01 Enterprise common units for each outstanding Duncan common unit, and the right to be admitted as an additional limited partner of Enterprise, (ii) any cash to be paid in lieu of any fractional new Enterprise common unit in accordance with the merger agreement and (iii) any distributions in accordance with the merger agreement, in each case, to be issued or paid, without interest, in accordance with the merger agreement. In addition, to the extent applicable, holders of Duncan common units as of the effective time will have continued rights to any distribution, without interest, with respect to such Duncan common units with a record date occurring prior to the effective time that may have been declared or made by Duncan with respect to such Duncan common units in accordance with the terms of the merger agreement and which remains unpaid as of the effective time. The unit transfer books of Duncan will be closed at the effective time and there will be no further registration of transfers on the unit transfer books of Duncan with respect to Duncan common units.

For a description of the Enterprise common units, please read “Description of Enterprise Common Units,” and for a description of the comparative rights of the holders of Enterprise common units and Duncan common units, please read “Comparison of the Rights of Enterprise and Duncan Unitholders.”

Exchange of Certificates; Fractional Units

Exchange Agent

In connection with the merger, Enterprise has appointed Wells Fargo Shareowner Services to act as “exchange agent” for the issuance of Enterprise common units and for cash payments for fractional units. Promptly after the effective time, Enterprise will deposit or will cause to be deposited with the exchange agent for the benefit of the holders of Duncan common units, for exchange through the exchange agent, new Enterprise common units and cash as required by the merger agreement. Enterprise has agreed to make available to the exchange agent, from time to time as needed, cash sufficient to pay any distributions pursuant to the merger agreement and to make payments in lieu of any fractional new Enterprise common units pursuant to the merger agreement, in each case without interest. Any cash and new Enterprise common units deposited with the exchange agent (including as payment for any fractional new Enterprise common units and any distributions with respect to such fractional new Enterprise common units) are referred to as the “exchange fund.” The exchange agent will deliver the merger consideration contemplated to be paid for Duncan common units pursuant to the merger agreement out of the exchange fund. Except as contemplated by the merger agreement, the exchange fund will not be used for any other purpose.

Exchange of Units

Promptly after the effective time of the merger, Enterprise will instruct the exchange agent to mail to each applicable holder of a Duncan common unit a letter of transmittal and instructions explaining how to surrender Duncan common units to the exchange agent. This letter will contain instructions on how to surrender certificates or book-entry units formerly representing Duncan common units in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

Duncan common unit certificates should NOT be returned with the enclosed proxy card.  Duncan unitholders who deliver a properly completed and signed letter of transmittal and any other documents required by the instructions to the transmittal letter, together with their Duncan common unit certificates, if any, will be entitled to receive:

•	new Enterprise common units representing, in the aggregate, the whole number of new Enterprise common units that the holder has the right to receive pursuant to the terms of the merger agreement and as described above under “— Effect of Merger on Outstanding Duncan Common Units and Other Interests,” and

•	a check in an amount equal to the aggregate amount of cash that the holder has the right to receive pursuant to the merger agreement, including cash payable in lieu of any fractional new Enterprise common units and distributions pursuant to the terms of the merger agreement. No interest will be paid or accrued on any merger consideration, any cash payment in lieu of fractional new Enterprise common units, or on any unpaid distributions payable to holders of certificated or book-entry Duncan common units.

In the event of a transfer of ownership of Duncan common units that is not registered in the transfer records of Duncan, the merger consideration payable in respect of those Duncan common units may be paid to a transferee, if the certificate representing those Duncan common units or evidence of ownership of the book-entry Duncan common units is presented to the exchange agent, and in the case of both certificated and book-entry Duncan common units, accompanied by all documents required to evidence and effect the transfer and the person requesting the exchange will pay to the exchange agent in advance any transfer or other taxes required by reason of the delivery of the merger consideration in any name other than that of the record holder of those Duncan common units, or will establish to the satisfaction of the exchange agent that any transfer or other taxes have been paid or are not payable. Until the required documentation has been delivered and certificates, if any, have been surrendered, as contemplated by the merger agreement, each certificate or book-entry Duncan common unit will be deemed at any time after the effective time to represent only the right to receive, upon the delivery and surrender of the Duncan common units, the merger consideration payable in respect of Duncan common units and any cash or distributions to which the holder is entitled pursuant to the terms of the merger agreement.

All new Enterprise common units to be issued in the merger will be issued in book-entry form, without physical certificates. Upon the issuance of new Enterprise common units to the holders of Duncan common units in accordance with the merger agreement and the compliance by such holders with the requirements of Section 10.4 of Enterprise’s partnership agreement, which requirements may be satisfied by each holder of Duncan common units by the execution and delivery by such holder of a completed and executed letter of transmittal, the general partner will be deemed to have automatically consented to the admission of such holders as limited partners of Enterprise and will reflect such admission on the books and records of Enterprise.

The exchange agent will deliver to Enterprise any Enterprise common units to be issued in the merger, cash in lieu of fractional units to be paid in connection with the merger and any distributions paid on Enterprise common units, in each case without interest, to be issued in the merger that are not claimed by former Duncan unitholders within 180 days after the effective time of the merger. Thereafter, Enterprise will act as the exchange agent and former Duncan unitholders may look only to Enterprise for their new Enterprise common units, cash in lieu of fractional units and unpaid distributions, in each case without interest. The merger consideration issued upon conversion of a Duncan common unit in accordance with the terms of the merger agreement is deemed issued in full satisfaction of all rights pertaining to such unit.

Distributions

No distributions declared or made with respect to Enterprise common units with a record date after the effective time will be paid to the holder of any Duncan common units with respect to new Enterprise common units that such holder would be entitled to receive in accordance with the merger agreement and no cash payment in lieu of fractional new Enterprise common units will be paid to any Duncan unitholder until the holder has delivered the required documentation and surrendered any certificates or book-entry units as contemplated by the merger agreement. Subject to applicable law, following compliance with the requirements of the merger agreement, the following will be paid to a holder of new Enterprise common units, without interest, (i) promptly after the time of compliance with the merger agreement’s procedures, the amount of any cash payable in lieu of fractional new Enterprise common units to which the holder is entitled pursuant to the merger agreement and the amount of distributions with a record date after the effective time that had already been paid with respect to new Enterprise common units and payable with respect to such new Enterprise common units, and (ii) at the appropriate payment date, the amount of distributions with a record date after the effective time but prior to such delivery and surrender and a payment date subsequent to such compliance payable with respect to such new Enterprise common units.

Fractional Units

No fractional Enterprise common units will be issued upon the surrender of Duncan common units outstanding immediately prior to the effective time. In lieu of any fractional Enterprise common unit, each Duncan unitholder who would otherwise be entitled to a fraction of a new Enterprise common unit will be paid in cash (without interest rounded up to the nearest whole cent) an amount equal to the product of (i) the average closing price of Enterprise common units for the ten consecutive NYSE full trading days ending at the close of trading on the last NYSE full trading day immediately preceding the closing date and (ii) the fraction of a new Enterprise common unit that the holder would otherwise be entitled to receive pursuant to the merger agreement. Any fractional Enterprise common unit interest will not entitle its owner to vote or to have any rights as an Enterprise unitholder with regard to such interest. To the extent applicable, each holder of Duncan common units is deemed to have consented pursuant to the merger agreement for U.S. federal income tax purposes to report the cash received for fractional Enterprise common units in the merger as a sale of a portion of that holder’s Duncan common units to Enterprise.

No Liability

To the fullest extent permitted by law, none of Duncan GP, Enterprise, Duncan or the surviving entity will be liable to any holder of Duncan common units for any Enterprise common units (or distributions with respect thereto) or cash from the exchange fund delivered to a public official pursuant to any abandoned property, escheat or similar law.

Lost, Stolen or Destroyed Certificates

If any certificate representing Duncan common units has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Enterprise, the posting by such person of a bond, in a reasonable amount that Enterprise may require, as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will pay in exchange for the lost, stolen or destroyed certificate the merger consideration payable in respect of Duncan common units represented by the certificate and any distributions to which the holders thereof are entitled pursuant to the terms of the merger agreement.

Withholding Rights

Each of Enterprise, the surviving entity and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any holder of Duncan common units any amount that Enterprise, the surviving entity or the exchange agent is required to deduct and withhold under any provision of federal, state, local, or foreign tax law with respect to the making of such payment. Enterprise, the surviving entity or the exchange agent, as the case may be, will provide reasonable notice to the applicable holders of Duncan common units prior to withholding any amounts pursuant to the merger agreement. To the extent that amounts are deducted and withheld by Enterprise, the surviving entity or the exchange agent as described in this paragraph, the deducted and withheld amounts will be treated for all purposes of the merger agreement as having been paid to the holder of Duncan common units in respect of whom such deduction and withholding was made by Enterprise, the surviving entity or the exchange agent, as the case may be.

Investment of the Exchange Fund

Enterprise will cause the exchange agent to invest any cash included in the exchange fund as directed by Enterprise on a daily basis. The investment of the exchange fund will be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and no investment or loss thereon will affect the amounts payable or the timing of the amounts payable to Duncan unitholders pursuant to the merger agreement. Any interest and other income resulting from the investments described in this paragraph will be paid to Enterprise.

Anti-dilution Provisions

In the event of any subdivision, reclassification, recapitalization, split, unit distribution, combination or exchange of units with respect to, or rights in respect of, Duncan common units or Enterprise common units (in each case, as permitted pursuant to the merger agreement), the number of new Enterprise common units to be issued in the merger and the average closing price of Enterprise common units will be correspondingly adjusted to provide to the holders of Duncan common units the same economic effect as contemplated by the merger agreement prior to such event.

Treatment of Duncan Equity-Based Awards; Duncan Unit Purchase Plan

As of the date of the merger agreement, there were no outstanding unvested restricted Duncan common units, and there were no outstanding unit appreciation rights or options or other awards issued under the 2010 Duncan Long-Term Incentive Plan.

With respect to the DEP Unit Purchase Plan, the amount of money credited to the account of each participant under such plan, after reduction for any required withholding, and held (immediately prior to the effective time) for the purchase of Duncan common units (including, but not limited to, each participant’s accumulated payroll deductions for the period in which payroll deductions are accumulated under the DEP Unit Purchase Plan pending the purchase of Duncan common units, as established pursuant to the provisions of such plan (the “DUPP Purchase Period”), during which the effective time occurs plus the applicable Employee Discount Amount, as defined in and determined under the DEP Unit Purchase Plan, with respect thereto) shall be used to purchase Duncan common units immediately prior to the effective time in accordance with the terms of the DEP Unit Purchase Plan. At the effective time, automatically and without any action on the part of any participant in the DEP Unit Purchase Plan, each whole Duncan common unit then credited to the account of each participant, whether purchased under the DEP Unit Purchase Plan for a DUPP Purchase Period ended prior to the effective time or purchased in accordance with the merger agreement or otherwise, will be cancelled and converted into the right to receive the merger consideration pursuant to the merger agreement. Any fractional Duncan common unit credited to the account of a participant and not converted to the right to receive merger consideration in accordance with the foregoing will be converted into the right to receive cash in accordance with the applicable provisions of the Duncan Unit Purchase Plan and the merger agreement. The conversion of the Duncan common units pursuant to the merger agreement will be in full satisfaction of the obligations of Duncan under the Duncan Unit Purchase Plan with respect to the DUPP Purchase Period in which the effective time falls and with respect to all prior DUPP Purchase Periods. Duncan will cause the DEP Unit Purchase Plan to be suspended as of the effective time, and no further purchase rights will be granted or exercised under the DEP Unit Purchase Plan unless and until such suspension is lifted in accordance with the terms of such plan and the merger agreement.

As soon as practicable following the suspension of the DEP Unit Purchase Plan in accordance with the merger agreement, if permitted under the NYSE corporate governance rules with respect to shareholder approval of equity compensation plans and amendments thereto and any other applicable law without seeking approval of the holders of the Enterprise common units or the Duncan common units or the imposition of any other condition (other than compliance with applicable Securities Act requirements), (i) the Duncan Unit Purchase Plan shall be continued by EPCO and all Duncan obligations assumed by Enterprise and such plan shall continue in effect, subject to amendment, termination and/or suspension in accordance with its terms, notwithstanding the occurrence of the merger, (ii) from and after the effective time all references to Duncan common units in the Duncan Unit Purchase Plan shall be substituted with references to Enterprise common units, (iii) the number of Enterprise common units that will be available for delivery under the Duncan Unit Purchase Plan from and after the effective time shall equal the number of Duncan common units that were available for delivery under the Duncan Unit Purchase Plan immediately prior to the effective time (but after effecting the purchases described in the merger agreement multiplied by the Exchange Ratio (rounded down to the nearest whole number of Enterprise common units) and (iv) no participant in the Duncan Unit Purchase Plan shall have any right to acquire Duncan common units under such plan from and after the effective time.

If the continuation of the DEP Unit Purchase Plan in accordance with the provisions of the merger agreement is not permitted, Duncan shall cause the DEP Unit Purchase Plan to terminate as of the effective time, and no further purchase rights shall be granted or exercised under the DEP Unit Purchase Plan at or after the effective time.

Actions Pending the Merger

Each of (i) Enterprise and Enterprise GP have agreed that, without the prior written consent of the Duncan ACG Committee and the Duncan Board, and (ii) Duncan and Duncan GP have agreed that, without the prior written consent of the Enterprise Board, which consents, in either case, will not be unreasonably withheld, delayed or conditioned, it will not, and will cause its subsidiaries not to, during the period from the date of the merger agreement until the effective time of the merger or the date, if any, on which the merger agreement is terminated, except as expressly contemplated or permitted by the merger agreement:

•	conduct its business and the business of its subsidiaries other than in the ordinary and usual course;

•	fail to use commercially reasonable best efforts to preserve intact its business organizations, goodwill and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees or business associates;

•	take any action that would have a material adverse effect (please read “— Representations and Warranties” for a summary of the definition of “material adverse effect” in the merger agreement);

•	in the case of Duncan and its subsidiaries (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity or any additional rights or enter into any agreement to do such things or (ii) permit any additional equity interests to become subject to new grants of employee unit options, unit appreciation rights or similar equity-based employee rights in each case other than issuances and sales of Duncan common units after the date of the merger agreement under the Duncan Unit Purchase Plan in accordance with the merger agreement or under the Duncan Energy Partners L.P. Dividend Reinvestment Plan; and in the case of Enterprise and its subsidiaries, take any action described in (i) and (ii) above, which would materially adversely affect Enterprise’s ability to consummate the transactions contemplated by the merger agreement;

•	split, combine or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, or in the case of Duncan and its subsidiaries, repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase, redeem or otherwise acquire any partnership or other equity interests or rights, except for net unit settlements made in connection with the vesting of restricted units or as required by the terms of its securities outstanding on the date of the merger agreement or as contemplated by any existing compensation and benefit plan on the date of the merger agreement;

•	in the case of Duncan and its subsidiaries, (i) sell, lease, dispose of or discontinue all or any portion of its assets, business or properties other than in the ordinary course of business, including distributions permitted under the merger agreement, (ii) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity other than in the ordinary course of business consistent with past practice, (iii) merge, consolidate or enter into any other business combination transaction with any person, or (iv) convert from a limited partnership or limited liability company, as the case may be, to any other business entity; and in the case of Enterprise, merge, consolidate or enter into any other business combination transaction with any person or make any acquisition or disposition that would be likely to have a material adverse effect;

•	make or declare dividends or distributions to the holders of Duncan common units or Enterprise common units, as applicable, that are special or extraordinary distributions or that are in a cash amount in excess of the most recently declared distribution, other than regular quarterly cash distributions or increases made pursuant to applicable Duncan Board or Enterprise Board approvals in accordance with past practices.

•	amend its partnership agreement other than in accordance with the merger agreement;

•	in the case of Duncan and its subsidiaries, enter into any material contract or modify, amend, terminate or assign, or waive or assign any rights under any material contract in any material respect in a manner which is adverse to Enterprise and its subsidiaries, taken as a whole, or which could prevent or materially delay the consummation of the merger or the other transactions contemplated by the merger agreement past the October 31, 2011 termination date, or any extension of the termination date, and in the case of Enterprise and its subsidiaries, enter into any material contract, or modify, amend, terminate or assign, or waive or assign any rights under any material contract, in a manner that would reasonably be expected to result in a material adverse effect on Enterprise or on Duncan;

•	in the case of Duncan and its subsidiaries, waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, that is material to it; and in the case of Enterprise and its subsidiaries, waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, that would reasonably be expected to result in a material adverse effect on Enterprise or on Duncan;

•	implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by law or U.S. GAAP;

•	fail to use commercially reasonable best efforts to maintain with financially responsible insurance companies, insurance in such amounts and against such risks and losses as has been customarily maintained by it in the past;

•	change in any material respect any of its express or deemed elections relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies or other investments where it has the capacity to make such binding election;

•	settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes;

•	change in any material respect any of its methods of reporting income or deductions for U.S. federal income tax purposes from those employed in the preparation of its U.S. federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

•	in the case of Duncan and its subsidiaries, (i) adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under, any compensation and benefit plan, (ii) grant any severance or termination pay to any officer or director of Duncan or any of its subsidiaries or (iii) establish, adopt, enter into or amend any plan, policy, program or arrangement for the benefit of any current or former directors or officers of Duncan or any of its subsidiaries or any of their beneficiaries;

•	in the case of Duncan and its subsidiaries other than in the ordinary course of business consistent with past practices, (i) incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than borrowings under existing revolving credit facilities, (ii) enter into any material lease (whether operating or capital), (iii) create any lien on its property or the property of its subsidiaries in connection with any pre-existing indebtedness, new indebtedness or lease, or (iv) make or commit to make any material capital expenditures unrelated to Duncan’s joint investments with Enterprise other than such capital expenditures as are (A) contemplated in the 2011 capital budget as disclosed in the Duncan’s SEC documents or (B) required on an emergency basis or for the safety of persons or the environment; and in the case of Enterprise, take any action described in clauses (i), (ii), (iii) or (iv) above which would materially adversely affect Enterprise’s ability to consummate the transactions contemplated by the merger agreement;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation;

•	except as permitted by the merger agreement, knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties in the merger agreement being or becoming untrue in any material respect at the closing date, (ii) any of the conditions to closing not being satisfied, (iii) any material delay or prevention of the consummation of the merger or (iv) a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law; or

•	agree or commit to do any of the prohibited actions described above.

Conditions to the Merger

Conditions of Each Party

The respective obligations of the parties to effect the merger are subject to the satisfaction or, if applicable, waiver, on or prior to the closing date of the merger, of each of the following conditions:

•	the merger agreement and the merger will have been approved by the affirmative vote or consent of holders (as of the record date for the Duncan meeting) of (i) a majority of the outstanding Duncan common units and (ii) a majority of the outstanding Duncan common units held by the Duncan unaffiliated unitholders that actually vote for or against the proposal to approve the merger and the merger agreement (i.e., the votes cast by Duncan unaffiliated unitholders in favor of the proposal must exceed the votes cast by Duncan unaffiliated unitholders against the proposal);

•	all filings required to be made prior to the effective time with, and all other consents, approvals, permits and authorizations required to be obtained prior to the effective time from, any governmental authority in connection with the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby by the parties to the merger agreement or their affiliates will have been made or obtained, except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a material adverse effect on Enterprise or Duncan;

•	no order, decree or injunction of any court or agency of competent jurisdiction will be in effect, and no law will have been enacted or adopted, that enjoins, prohibits or makes illegal the consummation of any of the transactions contemplated by the merger agreement, and no action, proceeding or investigation by any governmental authority with respect to the merger or the other transactions contemplated by the merger agreement will be pending that seeks to restrain, enjoin, prohibit or delay the consummation of the merger or such other transaction or to impose any material restrictions or requirements thereon or on Enterprise or Duncan with respect to the merger or the other transactions contemplated by the merger agreement; provided, however, that prior to invoking this condition, the invoking party must have used its commercially reasonable best efforts in good faith to consummate the merger as required under the merger agreement;

•	the registration statement of which this proxy statement/prospectus is a part will have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC;

•	the new Enterprise common units to be issued in the merger will have been approved for listing on the NYSE, subject to official notice of issuance;

The merger agreement provides that the unitholder voting conditions (including the majority of votes cast by Duncan unaffiliated unitholders condition) may not be waived. Each of Enterprise and Duncan (with the consent of the Duncan ACG Committee and the Duncan Board) may choose to complete the merger even though any condition to its obligation has not been satisfied if the necessary unitholder approval under the Duncan partnership agreement has been obtained and the law allows it to do so.

Additional Conditions to the Obligations of Duncan

The obligations of Duncan to effect the merger are further subject to the satisfaction or waiver by Duncan, on or prior to the closing date of the merger, of each of the following conditions:

•	each of the representations and warranties contained in the merger agreement of Enterprise and Enterprise GP are true and correct in all material respects as of the date of the merger agreement and on the closing date, except for any representations and warranties made as of a specified date, which are true and correct as of that date in all material respects;

•	each and all of the agreements and covenants of Enterprise, Enterprise GP and MergerCo to be performed and complied with pursuant to the merger agreement on or prior to the closing date must have been duly performed and complied with in all material respects;

•	Duncan will have received a certificate signed by the chief executive officer of Enterprise GP, dated the closing date, to the effect that the conditions set forth in the first two bullet points immediately above have been satisfied;

•	Duncan will have received an opinion from Vinson & Elkins, counsel to Duncan, to the effect that:

•	no gain or loss should be recognized for U.S. Federal income tax purposes by Duncan unitholders to the extent that Enterprise common units are received in exchange therefor as a result of the merger (other than gain resulting from either (i) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code or (ii) any cash received in lieu of any fractional Enterprise common units); and

•	this registration statement accurately sets forth the material U.S. federal income tax consequences to the Duncan unitholders of the merger and the transactions contemplated by the merger agreement; and

•	there has not occurred a material adverse effect with respect to Enterprise between the date of the merger agreement and the closing date.

Additional Conditions to the Obligations of Enterprise

The obligations of Enterprise to effect the merger are further subject to the satisfaction or waiver by Enterprise, on or prior to the closing date of the merger, of each of the following conditions:

•	each of the representations and warranties contained in the merger agreement of Duncan and Duncan GP are true and correct in all material respects as of the date of the merger agreement and on the closing date, except for any representations and warranties made as of a specified date, which are true and correct as of such date in all material respects;

•	each and all of the agreements and covenants of Duncan and Duncan GP to be performed and complied with pursuant to the merger agreement on or prior to the closing date must have been duly performed and complied with in all material respects;

•	Enterprise will have received a certificate signed by the chief executive officer of Duncan GP, dated the closing date, to the effect that the conditions set forth in the first two bullet points immediately above have been satisfied;

•	Enterprise will have received an opinion from Andrews Kurth, counsel to Enterprise, to the effect that:

•	the merger and the transactions contemplated by the merger agreement will not result in the loss of limited liability of any limited partner of Enterprise;

•	the merger and the transactions contemplated by the merger agreement will not cause Enterprise or any Operating Partnership (as defined in the Enterprise partnership agreement) to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes;

•	at least 90% of the current gross income of Enterprise constitutes qualifying income within the meaning of Section 7704(d) of the Internal Revenue Code;

•	this registration statement accurately sets forth the material U.S. federal income tax consequences to Enterprise unaffiliated unitholders of the merger and the transactions contemplated by the merger agreement; and

•	no gain or loss should be recognized for U.S. Federal income tax purposes by existing Enterprise unaffiliated unitholders as a result of the merger (other than gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code); and

•	there has not occurred a material adverse effect with respect to Duncan between the date of the merger agreement and the closing date.

Representations and Warranties

The merger agreement contains representations and warranties of the parties to the merger agreement, many of which provide that the representations and warranties do not extend to matters where the failure of the representation and warranty to be accurate would not result in a material adverse effect on the party making the representation and warranty. These representations and warranties concern, among other things:

•	legal organization, existence, general authority and good standing;

•	capitalization;

•	the absence of Duncan’s ownership of any equity interests other than in its subsidiaries;

•	power and authorization to enter into and carry out the obligations of the merger agreement, and enforceability of the merger agreement;

•	required board and committee consents and approvals;

•	the absence of required governmental consents and approvals, other than those noted therein;

•	the accuracy of financial statements and reports filed with the SEC;

•	the absence of certain undisclosed liabilities;

•	compliance with laws;

•	the absence of undisclosed material contracts and the validity of existing material contracts;

•	the absence of defaults, breaches and other conflicts caused by entering into the merger agreement and completing the merger;

•	the absence of brokers other than those noted therein;

•	tax matters;

•	the absence of undisclosed compensation and employee benefit plans;

•	title to properties and rights of way;

•	operations of MergerCo;

•	fairness opinions; and

•	the absence of any material adverse effects.

For purposes of the merger agreement, “material adverse effect,” when used with respect to Duncan or Enterprise, means any effect that:

•	is or could reasonably be expected to be material and adverse to the financial position, results of operations, business, assets or prospects of such party and its subsidiaries taken as a whole, respectively; or

•	materially impairs or delays, or could reasonably be expected to materially impair or delay, the ability of such party to perform its obligations under the merger agreement or otherwise materially threaten or materially impede the consummation of the merger and the other transactions contemplated by the merger agreement.

A material adverse effect does not include any of the following or the impact thereof (so long as, in the case of the first through fourth bullet points immediately below, the impact on Duncan or Enterprise is not disproportionately adverse as compared to others in the petroleum product transportation, terminalling, storage and distribution industry generally):

•	circumstances affecting the petroleum product transportation, terminalling, storage and distribution industry generally (including the price of petroleum products and the costs associated with the transportation, terminalling, storage and distribution thereof), or in any region in which Enterprise or Duncan operates;

•	any general market, economic, financial or political conditions, or outbreak or hostilities or war, in the United States of America or elsewhere;

•	changes in law;

•	earthquakes, hurricanes, floods, or other natural disasters;

•	any failure of Enterprise or Duncan to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period;

•	changes in the market price or trading volume of Duncan common units or Enterprise common units (but not any effect underlying any decrease that would otherwise constitute a material adverse effect); or

•	the announcement or pendency of the merger agreement or the matters contemplated by the merger agreement or the compliance by either party with the provisions of the merger agreement.

Covenants

Duncan and Enterprise made the covenants described below:

Best Efforts

Subject to the terms and conditions of the merger agreement, each of Duncan and Enterprise will use its commercially reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable under applicable laws, in order to permit consummation of the merger promptly and otherwise enable consummation of the transactions contemplated by the merger agreement, including obtaining (and cooperating with the other parties to obtain) any third-party approval that is required to be obtained by Enterprise or Duncan or any of their respective subsidiaries in connection with the merger and the other transactions contemplated by the merger agreement, using commercially reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the merger agreement, and using commercially reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated by the merger agreement or seeking material damages, and it will cooperate fully with the other parties to the merger agreement to that end, and will furnish to the other party copies of all correspondence, filings and communications between it and its affiliates and any governmental authority with respect to the transactions contemplated under the merger agreement.

Duncan Unitholder Approval

Subject to the terms and conditions of the merger agreement, Duncan will take, in accordance with applicable law, applicable stock exchange rules and the Duncan partnership agreement, all action necessary to call, hold and convene the Duncan special meeting to consider and vote upon the approval of the merger agreement and the merger, and any other matters required to be approved by Duncan unitholders for consummation of the merger and other transactions contemplated by the merger agreement, promptly after the date of the merger agreement. Subject to the provisions of the merger agreement permitting a change in recommendation, the Duncan ACG Committee and the Duncan Board will recommend approval of the merger agreement and the merger to the Duncan unitholders, and Duncan will take all reasonable lawful action to solicit such approval by the Duncan unitholders. In any event, however, if there occurs a Duncan change in recommendation (as described under “— Acquisition Proposals; Change in Recommendation”) in accordance with the merger agreement, Duncan will not be required to call, hold or convene the Duncan special meeting.

Registration Statement

Each of Enterprise and Duncan agrees to cooperate in the preparation of the registration statement (including this proxy statement/prospectus) to be filed by Enterprise with the SEC in connection with the issuance of new Enterprise common units in the merger as contemplated by the merger agreement. Each of Duncan and Enterprise agrees to use all commercially reasonable best efforts to cause the registration statement to be declared effective under the Securities Act as promptly as practicable after filing of the registration statement. Enterprise also agrees to use commercially reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by the merger agreement. Each of Enterprise and Duncan agrees to furnish to the other party all information concerning Enterprise, Enterprise GP and its subsidiaries or Duncan, Duncan GP and its subsidiaries, as applicable, and the officers, directors and unitholders of Enterprise and Duncan and any applicable affiliates, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing.

Each of Duncan and Enterprise agrees, as to itself and its subsidiaries, that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in this registration statement will, at the time this registration statement and each amendment or supplement to this registration statement, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated in this registration statement or any amendment or supplement or necessary to make the statements in this registration statement or any amendment or supplement, in light of the circumstances under which they were made, not misleading, and (ii) the proxy statement/prospectus and any amendment or supplement to this proxy statement/prospectus will, at the date of mailing to the holders of Duncan common units and at the time of the Duncan special meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated in this proxy statement/prospectus or any amendment or supplement or necessary to make the statements in this proxy statement/prospectus or any amendment or supplement, in light of the circumstances under which they were made, not misleading. Each of Duncan and Enterprise further agrees that if it becomes aware prior to the closing date of any information that would cause any of the statements in this registration statement or any amendment or supplement to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, it will promptly inform the other party of such information and take the necessary steps to correct such information in an amendment or supplement to this registration statement.

Enterprise will advise Duncan, promptly after Enterprise receives notice of any of the following, of (i) the time when this registration statement has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order or the suspension of the qualification of new Enterprise common units for offering or sale in any jurisdiction, (iii) the initiation or threat of any proceeding for any such purpose, or (iv) any request by the SEC for the amendment or supplement of this registration statement or for additional information.

Duncan will use its commercially reasonable best efforts to cause this proxy statement/prospectus to be mailed to its unitholders as soon as practicable after the effective date of this registration statement.

Press Releases

Prior to any Duncan change in recommendation, if any, each of Duncan and Enterprise will not, without the prior approval of the Duncan Board in the case of Enterprise and the Enterprise Board in the case of Duncan, issue any press release or written statement for general circulation relating to the transactions contemplated by the merger agreement, except as otherwise required by applicable law or the rules of the

NYSE, in which case it will consult with the other party before issuing any such press release or written statement.

Access; Information

Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party will, and will cause its subsidiaries to, afford the other parties and their representatives, access, during normal business hours throughout the period prior to the effective time, to all of its properties, books, contracts, commitments and records, and to its representatives, and, during such period, it and its subsidiaries will furnish promptly to such person and its representatives (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities law (other than reports or documents that Enterprise or Duncan or their respective subsidiaries, as the case may be, are not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as the other parties may reasonably request. Neither Duncan nor Enterprise nor any of their respective subsidiaries will be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, fiduciary duty or binding agreement entered into prior to the date of the merger agreement. The parties to the merger agreement will make appropriate substitute disclosure arrangements under the circumstances in which the restrictions described in the immediately preceding sentence apply.

Enterprise and Duncan, respectively, will not use any information obtained pursuant to the merger agreement (to which it was not entitled under law or any agreement other than the merger agreement) for any purpose unrelated to (i) the consummation of the transactions contemplated by the merger agreement or (ii) the matters contemplated by the provisions of the merger agreement concerning acquisition proposals and a Duncan change in recommendation in accordance with the terms of the merger agreement, and will hold all information and documents obtained pursuant to the merger agreement in confidence. No investigation by either party of the business and affairs of the other will affect or be deemed to modify or waive any representation, warranty, covenant or agreement in the merger agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by the merger agreement.

Acquisition Proposals; Change in Recommendation

Neither Duncan GP nor Duncan will, and they will use their commercially reasonable best efforts to cause their representatives not to, directly or indirectly,

•	initiate, solicit, knowingly encourage or facilitate any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal; or

•	participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, any acquisition proposal.

As defined in the merger agreement, “acquisition proposal” means any proposal or offer from or by any person other than Enterprise, Enterprise GP, and MergerCo relating to: (i) any direct or indirect acquisition of (a) more than 20% of the assets of Duncan and its subsidiaries, taken as a whole, (b) more than 20% of the outstanding equity securities of Duncan or (c) a business or businesses that constitute more than 20% of the cash flow, net revenues, net income or assets of Duncan and its subsidiaries, taken as a whole; (ii) any tender offer or exchange offer, as defined under the Exchange Act, that, if consummated, would result in any person beneficially owning more than 20% of the outstanding equity securities of Duncan; or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Duncan, other than the merger. As defined in the merger agreement, “superior proposal” means any bona fide acquisition proposal (except that references to 20% within the definition of “acquisition proposal” will be replaced by “50%”) made by a third party on terms that the Duncan ACG Committee determines, in its good faith judgment and after consulting with its or Duncan’s financial advisors and outside legal counsel, and taking into account the financial, legal, regulatory and other aspects of the acquisition proposal (including any conditions to and the expected timing of consummation and any risks of non-consummation), to be more favorable to Duncan unitholders, from a financial point of view than the merger (taking into account the transactions contemplated by the merger agreement and any revised proposal by the Enterprise Audit Committee to amend the terms of the merger agreement).

Notwithstanding the prohibitions described above, nothing contained in the merger agreement will prohibit Duncan or any of its representatives from furnishing any information or data pertaining to Duncan, or entering into or participating in discussions or negotiations with, any person that makes an unsolicited written acquisition proposal that did not result from a knowing and intentional breach of the provisions of the merger agreement summarized under this section “— Acquisition Proposals; Change in Recommendation” (a “Receiving Party”), if (i) the Duncan ACG Committee after consultation with its outside legal counsel and financial advisors, determines in good faith (a) that such acquisition proposal constitutes or is likely to result in a superior proposal, and (b) that failure to take such action would be inconsistent with its duties under the existing Duncan partnership agreement and applicable law and (ii) prior to furnishing any non-public information to such Receiving Party (including any information pertaining to a Duncan subsidiary in which Enterprise has an equity interest or to which Enterprise is a party), Duncan receives from such Receiving Party an executed confidentiality agreement.

Except as otherwise provided in the merger agreement, neither the Duncan ACG Committee nor the Duncan Board will:

•	(i) withdraw, modify or qualify in any manner adverse to Enterprise its recommendation of the merger agreement and the merger or (ii) publicly approve or recommend, or publicly propose to approve or recommend, any acquisition proposal (any action described in this clause being referred to as a “Duncan change in recommendation”); or

•	approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow Duncan or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar contract or any tender or exchange offer providing for, with respect to, or in connection with, any acquisition proposal.

Notwithstanding the limitations described in the immediately preceding paragraph, at any time prior to obtaining the Duncan unitholder approval, the Duncan ACG Committee may make a Duncan change in recommendation if it has concluded in good faith, after consultation with its outside legal counsel and financial advisors, that failure to make a Duncan change in recommendation would be inconsistent with its duties under the Duncan partnership agreement and applicable law; provided, however, that (i) the Duncan ACG Committee will not be entitled to exercise its right to make a Duncan change in recommendation pursuant to this sentence unless Duncan and Duncan GP have: (a) complied in all material respects with the provisions of the merger agreement summarized under this section “— Acquisition Proposals; Change in Recommendation,” (b) provided to Enterprise and the Enterprise Audit Committee three business days prior written notice advising Enterprise that the Duncan ACG Committee intends to make a Duncan change in recommendation and specifying the reasons for the change in reasonable detail, including, if applicable, the terms and conditions of any superior proposal that is the basis of the proposed action and the identity of the person making the proposal (it being understood and agreed that any amendment to the terms of any such superior proposal will require a new notice of the proposed recommendation change and an additional three business day period), and (c) if applicable, provided to Enterprise all materials and information delivered or made available to the person or group of persons making any superior proposal in connection with such superior proposal (to the extent not previously provided), and (ii) the Duncan ACG Committee will not be entitled to make a Duncan change in recommendation in response to an acquisition proposal unless such acquisition proposal constitutes a superior proposal. Any Duncan change in recommendation will not invalidate the approval of the merger agreement or any other approval of the Duncan ACG Committee, including in any respect that would have the effect of causing any state (including Delaware) corporate takeover statute or other similar statute to be applicable to the transactions contemplated by the merger agreement or any such law, including the merger. Notwithstanding any provision in the merger agreement to the contrary, Enterprise and Enterprise GP will maintain, and cause their representatives to maintain, the confidentiality of all information received from Duncan pursuant to the provisions of the merger agreement summarized under this section “— Acquisition Proposals; Change in Recommendation,” subject to the exceptions contained in the confidentiality agreement.

In addition to the obligations of Duncan set forth in the provisions of the merger agreement summarized under this section “— Acquisition Proposals; Change in Recommendation,” Duncan will as promptly as practicable (and in any event within 24 hours after receipt) advise Enterprise orally and in writing of any acquisition proposal or any matter giving rise to a Duncan change in recommendation and the material terms and conditions of any such acquisition proposal or any matter giving rise to a Duncan change in recommendation (including any changes thereto) and the identity of the person making such acquisition proposal. Duncan will keep Enterprise informed on a reasonably current basis of material developments with respect to any such acquisition proposal or any matter giving rise to a Duncan change in recommendation.

Nothing contained in the merger agreement will prevent Duncan or the Duncan ACG Committee from taking and disclosing to the holders of Duncan common units a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to limited partners of Duncan) or from making any legally required disclosure to holders of Duncan common units. Any “stop-look-and-listen” communication by Duncan or the Duncan Board to the limited partners of Duncan pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the limited partners of Duncan) will not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to Enterprise of, all or a portion of the recommendation of the merger agreement and the merger by the Duncan ACG Committee and the Duncan Board.

Affiliate Arrangements

Not later than the 15th day after the mailing of this proxy statement/prospectus, Duncan will deliver to Enterprise a schedule listing each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Duncan special meeting, deemed to be an “affiliate” of Duncan as that term is used in Rule 145 under the Securities Act.

Duncan will use its commercially reasonable best efforts to cause such affiliates not to sell any securities received pursuant to the merger in violation of the registration requirements of the Securities Act, including Rule 145 thereunder.

Takeover Laws

Neither Duncan nor Enterprise will take any action that would cause the transactions contemplated by the merger agreement to be subject to requirements imposed by any takeover laws, and each of them will take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by the merger agreement from, or if necessary challenge the validity or applicability of, any rights plan adopted by such party or any applicable takeover law, as in effect on the date of the merger agreement or thereafter, including takeover laws of any state that purport to apply to the merger agreement or the transactions contemplated by the merger agreement.

No Rights Triggered

Each of Duncan and Enterprise will take all steps necessary to ensure that the entering into of the merger agreement and the consummation of the transactions contemplated by the merger agreement and any other action or combination of actions, or any other transactions contemplated by the merger agreement, do not and will not result in the grant of any rights to any person (i) in the case of Duncan, under the existing Duncan partnership agreement, and, in the case of Enterprise, under Enterprise’s partnership agreement or (ii) under any material agreement to which it or any of its subsidiaries is a party.

New Common Units Listed

Enterprise will use its commercially reasonable best efforts to list, prior to the closing, on the NYSE, upon official notice of issuance, the new Enterprise common units to be issued as merger consideration in connection with the merger.

Third Party Approvals

Enterprise and Duncan and their respective subsidiaries will cooperate and use their respective commercially reasonable best efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all governmental authorities and third parties necessary to consummate the transactions contemplated by the merger agreement and to comply with the terms and conditions of such permits, consents, approvals and authorizations and to cause the merger to be consummated as expeditiously as practicable. Each of Enterprise and Duncan will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any governmental authorities in connection with the transactions contemplated by the merger agreement. In exercising the foregoing right, each of the parties to the merger agreement agrees to act reasonably and promptly. Each party to the merger agreement agrees that it will consult with the other parties with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by the merger agreement, and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated by the merger agreement.

Each of Enterprise and Duncan agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and unitholders and such other matters as may be reasonably necessary or advisable in connection with the registration statement, this proxy statement/prospectus or any filing, notice or application made by or on behalf of such other party or any of such other party’s subsidiaries to any governmental authority in connection with the transactions contemplated by the merger agreement.

Indemnification; Directors’ and Officers’ Insurance

Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the existing Duncan partnership agreement, the existing limited liability company agreement of Duncan GP or the merger agreement or, if applicable, similar organizational documents or agreements of any of Duncan’s subsidiaries, from and after the effective time, Enterprise GP, Enterprise and the surviving entity, jointly and severally, will: (i) indemnify and hold harmless each person who is at the date of the merger agreement or during the period from the date of the merger agreement through the date of the effective time serving as a director or officer of Duncan GP or Enterprise GP or of any of their respective subsidiaries or as a trustee of (or in a similar capacity with) any compensation and benefit plan of any thereof (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable law, as in effect at or after the time of the merger agreement, in connection with any claim arising from his or her service in such capacity and any losses, claims, damages, liabilities, costs, indemnification expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within 10 days after any request for advancement, advance to each of the Indemnified Parties, any indemnification expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any such claim in advance of the final disposition of such claim, including payment on behalf of or advancement to the Indemnified Party of any indemnification expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security. The indemnification and advancement obligations of Enterprise GP, Enterprise and the surviving entity pursuant to the merger agreement will extend to acts or omissions occurring at or before the effective time and any claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of the merger agreement and the consummation of the merger and the transactions contemplated by the merger agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any claim relating thereto), and all rights to indemnification and advancement conferred under the merger agreement will continue as to any Indemnified Party who has ceased to be a director or officer of Duncan GP or Enterprise GP after the date of the merger agreement and will inure to the benefit of such person’s heirs, executors and personal and legal representatives. Neither Enterprise GP nor Enterprise or MergerCo will settle, compromise or consent to the entry of any judgment in any actual or threatened action in respect of which indemnification has been or could be sought by such Indemnified Party under the merger agreement unless the settlement, compromise or judgment includes an unconditional release of that Indemnified Party from all liability arising out of that action without admission or finding of wrongdoing, or that Indemnified Party otherwise consents to such settlement, compromise or judgment.

Without limiting the foregoing, Enterprise and MergerCo agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time existing as of the time of the merger agreement in favor of the indemnitees as provided in the Duncan partnership agreement (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of Duncan’s subsidiaries) and indemnification agreements of Duncan or any of its subsidiaries will be assumed by the surviving entity, Enterprise and Enterprise GP, without further action, at the effective time and will survive the merger and will continue in full force and effect in accordance with their terms.

For a period of six years from the effective time, Duncan’s partnership agreement will contain provisions no less favorable with respect to indemnification, advancement of expenses and limitations on liability of directors and officers than are set forth in the existing Duncan partnership agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would affect adversely the rights under Enterprise’s partnership agreement of individuals who, at or prior to the effective time, were Indemnified Parties, unless such modification is required by law and then only to the minimum extent required by law.

For a period of six years from the effective time, Enterprise will, or will cause EPCO to, maintain in effect the current directors’ and officers’ liability insurance policies covering the Indemnified Parties maintained by EPCO (but may substitute therefor other policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties so long as that substitution does not result in gaps or lapses in coverage) with respect to matters occurring on or before the effective time, but neither Enterprise nor EPCO will be required to pay annual premiums in excess of 300% of the last annual premiums paid for the insurance policies prior to the date of the merger agreement and will purchase as much coverage as is reasonably practicable for that amount if the coverage described in the merger agreement would cost in excess of that amount.

If Enterprise, Enterprise GP, the surviving entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and will not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Enterprise, Enterprise GP following the merger or the surviving entity assume the obligations set forth in the provisions of the merger agreement summarized under this section “— Indemnification; Directors’ and Officers’ Insurance.” Enterprise and Enterprise GP following the merger will cause the surviving entity to perform all of the obligations of the surviving entity under these provisions of the merger agreement. These provisions will survive the consummation of the merger and are intended to be for the benefit of, and will be enforceable by, the Indemnified Parties and the indemnitees and their respective heirs and personal representatives, and will be binding on Enterprise, Enterprise GP following the merger, the surviving entity and their respective successors and assigns.

Notification of Certain Matters

Each of Duncan and Enterprise will give prompt notice to the other of (i) any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any material adverse effect with respect to it or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement, and (ii) (a) any change in its condition (financial or otherwise) or business or (b) any litigation or governmental complaint, investigation or hearing, in each case to the extent such change, litigation, complaint, investigation or hearing results in, or would reasonably be expected to result in, a material adverse effect.

Rule 16b-3

Prior to the effective time, each of Enterprise and Duncan will take any steps that are reasonably requested by any party to the merger agreement to cause dispositions of Duncan or Enterprise equity securities (including derivative securities), as applicable, pursuant to the transactions contemplated by the merger agreement by each individual who is a director or officer of Duncan or Enterprise, as applicable, to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Duncan Second Amended and Restated Partnership Agreement; Exchange and Contribution Agreement; Duncan Third Amended and Restated Partnership Agreement

Effective as of the effective time, Duncan GP and Enterprise will execute and make effective the Duncan Second Amended and Restated Partnership Agreement in substantially the form attached as Annex B-1 to the merger agreement. Effective immediately after the effective time, Duncan, Duncan GP and Enterprise agree (i) to make and cause to be made the exchange of merger consideration by GTM pursuant to and in accordance with the Exchange and Contribution Agreement and (ii) to enter into the Duncan Third Amended and Restated Partnership Agreement in substantially the form attached as Annex B-2 to the merger agreement. Please also read “— Structure of the Merger and Related Transactions” for additional information.

Duncan Board Membership

The members of the Duncan Board immediately prior to the effective time will continue to serve as members of the Duncan Board following the effective time unless otherwise determined or removed effective at such time or thereafter by the sole member of Duncan GP in accordance with the limited liability company agreement of Duncan GP.

Distributions

Each of Duncan GP and Enterprise GP will consult with the other regarding the declaration and payment of distributions in respect of the Duncan common units and the Enterprise common units and the record and payment dates relating to any such distributions, so that no Duncan unitholder will receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to its applicable Duncan common units or any Enterprise common units any such Duncan unitholder receives in exchange for his Duncan common units pursuant to the merger.

Duncan GP Amended and Restated Limited Liability Company Agreement

As of the effective time, the existing limited liability company agreement of Duncan GP will be amended and restated in substantially the form attached as Annex A to the merger agreement.

Duncan Unit Purchase Plan

The Duncan common units credited to the accounts of participants under the Duncan Unit Purchase Plan as of the effective time will be converted pursuant to the merger agreement into the right to receive merger consideration. As soon as administratively feasible after the effective time, Enterprise will use its commercially reasonable efforts to cause such merger consideration resulting from such conversion to be transferred to the custodian of the Duncan Unit Purchase Plan for crediting in the appropriate amount to the account of each participant in the Duncan Unit Purchase Plan entitled to merger consideration pursuant to the merger agreement. If the Duncan Unit Purchase Plan is continued pursuant to the merger agreement, it will remain suspended unless and until such time as such suspension is lifted by EPCO in accordance with the provisions of such plan. If the Duncan Unit Purchase Plan is terminated in accordance with the merger agreement, no further purchase rights will be granted or may be exercised under the Duncan Unit Purchase Plan at or after the effective time, and the procedures described in Section 8(b) of the Duncan Unit Purchase Plan, or such other procedures as are established in accordance with the provisions of the Duncan Unit Purchase Plan, will be utilized in connection with the distribution of any cash and Enterprise common units in participants’ accounts in the Duncan Unit Purchase Plan to the participants in connection with the termination of such plan.

To the extent notice is required, Duncan will cause notice of the suspension of the Duncan Unit Purchase Plan in accordance with the merger agreement, the continuation of the Duncan Unit Purchase Plan, as adjusted to apply to Enterprise common units, in accordance with the merger agreement, or the termination of the Duncan Unit Purchase Plan in accordance with the merger agreement to be given in accordance with the terms of such plan.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger in any of the following ways:

•	by mutual written consent of Duncan and Enterprise;

•	by either Duncan or Enterprise upon written notice to the other if:

•	the merger is not completed on or before October 31, 2011;

•	any governmental authority has issued a final and nonappealable statute, rule, order, decree or regulation or taken any other action that permanently restrains, enjoins or prohibits the consummation of the merger, or makes the merger illegal, so long as the terminating party is not then in breach of its obligation to use commercially reasonable best efforts to complete the merger promptly;

•	Duncan (i) determines not to, or otherwise fails to, hold the Duncan special meeting in accordance with the provisions summarized under “— Covenants — Duncan Unitholder Approval” or (ii) does not obtain the Duncan unitholder approval at the Duncan special meeting. Duncan’s right to terminate the merger agreement as described in this bullet point will not, however, be available to Duncan if the failure to obtain the Duncan unitholder approval was caused by the action or failure to act of Duncan and such action or failure to act constitutes a material breach by Duncan of the merger agreement;

•	there has been a material breach of or any material inaccuracy in any of the representations or warranties set forth in the merger agreement on the part of any of the other parties (treating Enterprise, Enterprise GP and MergerCo as one party, and Duncan and Duncan GP as one party, for the purposes of the provision summarized in this bullet point), which breach is not cured within 30 days following receipt by the breaching party of written notice of its breach from the terminating party, or which breach, by its nature, cannot be cured prior to October 31, 2011 (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement). No party will have the right, however, to terminate the merger agreement pursuant to the provision summarized in this bullet point unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by the merger agreement because the closing conditions described in the first bullet point under “— Conditions to the Merger — Additional Conditions to the Obligations of Duncan” or

“— Conditions to the Merger — Additional Conditions to the Obligations of Enterprise,” as applicable, have not been met; or

•	there has been a material breach of any of the covenants or agreements set forth in the merger agreement on the part of any of the other parties to the merger agreement, and the breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the termination date (so long as the terminating party itself is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement). In no event, however, will any party have the right to terminate the merger agreement pursuant to the provision summarized in this bullet point unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the transactions contemplated by the merger agreement because the closing conditions described in the first bullet point under “— Conditions to the Merger — Additional Conditions to the Obligations of Duncan” or “— Conditions to the Merger — Additional Conditions to the Obligations of Enterprise,” as applicable, have not been met.

•	By Enterprise, upon written notice to Duncan, in the event that a Duncan change in recommendation has occurred; and

•	By Duncan, upon written notice to Enterprise, in the event that, at any time after the date of the merger agreement and prior to obtaining the Duncan unitholder approval, Duncan receives an acquisition proposal and the Duncan ACG Committee has concluded in good faith that such acquisition proposal constitutes a superior proposal, the Duncan ACG Committee has made a Duncan change in recommendation pursuant to the merger agreement with respect to such superior proposal, Duncan has not knowingly and intentionally breached the provisions of the merger agreement summarized above under “— Covenants — Acquisition Proposals; Change in Recommendation,” and the Duncan ACG Committee concurrently approves, and Duncan concurrently enters into, a definitive agreement with respect to such superior proposal.

Effect of Termination

In the event of the termination of the merger agreement, written notice of the termination will be given by the terminating party to the other parties specifying the provision of the merger agreement pursuant to which the termination is made, and except as provided in the provision summarized in this paragraph (other than certain provisions with regard to payment of fees and expenses, governing law, jurisdiction, remedies and other matters), the merger agreement will become null and void after the expiration of any applicable period following such notice. In the event of such termination, there will be no liability on the part of any party to the merger agreement, except with respect to (i) fees and expenses summarized below under “— Fees and Expenses” and (ii) the requirement to comply with the confidentiality agreement. Nothing in the merger agreement, however, will relieve any party from any liability or obligation with respect to any fraud or intentional breach of the merger agreement.

Fees and Expenses

Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such costs and expenses.

Waiver and Amendment

Subject to compliance with applicable law, prior to the closing, any provision of the merger agreement except the requirement of Duncan unaffiliated unitholder approval (see “— Conditions of the Merger — Conditions of Each Party”) may be waived in writing by the party benefited by the provision, or amended or modified at any time, whether before or after the Duncan unitholder approval, by an agreement in writing between the parties to the merger agreement, as long as (i) after the Duncan unitholder approval, no amendment will be made to the nature or amount of the merger consideration or that results in a material adverse effect on the Duncan unaffiliated unitholders without the required Duncan unitholder approval (Duncan GP being authorized to approve any other amendment on behalf of Duncan without any other approval of the Duncan unitholders); and (ii) in addition to any other approvals required by the parties’ constituent documents or under the merger agreement, any of the waivers, amendments or modifications as described above are approved by the Enterprise Audit Committee in the case of Enterprise and by the Duncan Board and the Duncan ACG Committee in the case of Duncan.

Unless otherwise expressly set forth in the merger agreement, whenever Duncan or Duncan GP approval or consent is required pursuant to the merger agreement, such approval or consent shall require the approval or consent of each of the Duncan Board and the Duncan ACG Committee, and shall not require any approval of the Duncan unitholders.

Governing Law

The merger agreement is governed by and interpreted under Delaware law.

SELECTED FINANCIAL DATA AND PRO FORMA INFORMATION
OF ENTERPRISE AND DUNCAN

The following tables set forth, for the periods and at the dates indicated, selected historical and pro forma financial information for Enterprise and selected historical financial information for Duncan. The selected historical financial data for Enterprise and Duncan as of and for each of the years ended December 31, 2006, 2007, 2008, 2009 and 2010 are derived from and should be read in conjunction with the audited financial statements and accompanying footnotes for such periods. The selected historical financial data as of and for the three-month periods ended March 31, 2010 and 2011 are derived from and should be read in conjunction with the unaudited financial statements and accompanying footnotes for such periods. Enterprise’s and Duncan’s consolidated balance sheets as of December 31, 2009 and 2010 and as of March 31, 2011, and the related statements of consolidated operations, comprehensive income, cash flows and equity for each of the three years in the period ended December 31, 2010 and the three months ended March 31, 2010 and 2011 are incorporated by reference into this proxy statement/prospectus from Enterprise’s and Duncan’s respective annual reports on Form 10-K for the year ended December 31, 2010, and quarterly reports on Form 10-Q for the three months ended March 31, 2011.

The selected unaudited pro forma condensed consolidated financial statements of Enterprise show the pro forma effect of Enterprise’s proposed merger with Duncan. In addition to the proposed merger, the historical condensed consolidated statement of operations for the year ended December 31, 2010 has been adjusted to give effect to the Holdings Merger. For a complete discussion of the pro forma adjustments underlying the amounts in the table below, please read “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page F-2 of this document.

Duncan is a consolidated subsidiary of Enterprise for financial accounting and reporting purposes. The proposed merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidations — Overall — Changes in Parent’s Ownership Interest in a Subsidiary, which is referred to as ASC 810. The changes in Enterprise’s ownership interest in Duncan will be accounted for as an equity transaction and no gain or loss will be recognized as a result of the merger.

The unaudited pro forma condensed consolidated financial statements have been prepared to assist in the analysis of financial effects of the proposed merger between Enterprise and Duncan. The unaudited pro forma condensed statements of consolidated operations for the year ended December 31, 2010 and the three months ended March 31, 2011 assume the proposed merger-related transactions occurred on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet assumes the proposed merger-related transactions occurred on March 31, 2011. The unaudited pro forma condensed consolidated financial statements are based upon assumptions that Enterprise and Duncan believe are reasonable under the circumstances, and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of the combined entity.

For information regarding the effect of the merger on pro forma distributions to Duncan unitholders, please read “Comparative Per Unit Information.”

Selected Historical and Pro Forma Financial Information of Enterprise

								Enterprise Pro Forma
	Enterprise Consolidated Historical							For The Year	For the Three
						For the Three Months		Ended	Months
	For The Year Ended December 31,					Ended March 31,		December 31,	Ended March 31,
	2006	2007	2008	2009	2010	2010	2011	2010	2011
	(Dollars in millions, except per unit amounts)
						(Unaudited)		(Unaudited)

Income statement data:
Revenues	$23,612.2	$26,713.8	$35,469.6	$25,510.9	$33,739.3	$8,544.5	$10,183.7	$33,739.3	$10,183.7
Net income	772.4	762.0	1,145.1	1,140.3	1,383.7	392.4	434.5	1,383.7	434.5
Net income attributable to noncontrolling interest	(638.4)	(653.0)	(981.1)	(936.2)	(1,062.9)	(322.5)	(13.8)	(25.5)	(5.9)

Net income attributable to the partners	$134.0	$109.0	$164.0	$204.1	$320.8	$69.9	$420.7	$1,358.2	$428.6

Earnings per unit from continuing operations:
Basic earnings per unit	$0.87	$0.65	$0.89	$0.99	$1.17	$0.33	$0.52	$1.67	$0.51

Diluted earnings per unit	$0.87	$0.65	$0.89	$0.99	$1.15	$0.33	$0.49	$1.59	$0.49

Distributions to limited partners:
Per common unit(1)	$1.8250	$1.9475	$2.0750	$2.1950	$2.3150	$0.5675	$0.5975	$2.3150	$0.5975

Balance sheet data (at period end):
Total assets	$19,120.1	$24,084.4	$25,780.4	$27,686.3	$31,360.8	$28,025.1	$31,821.2	n/a	$31,807.1
Total long-term and current maturities of debt	7,053.9	9,861.2	12,714.9	12,427.9	13,563.5	12,183.9	14,055.9	n/a	14,055.9
Total equity	8,968.7	9,530.0	9,759.4	10,473.1	11,900.8	10,822.1	11,800.0	n/a	11,785.9

(1)	Represents cash distributions per unit declared with respect to period by Enterprise.

Selected Historical Financial Information of Duncan

	Duncan Consolidated Historical
						For the Three Months
	For The Year Ended December 31,					Ended March 31,
	2006(1)	2007(1)	2008	2009	2010	2010	2011
	(Dollars in millions, except per unit amounts)
						(Unaudited)

Income statement data:
Revenues	$1,263.0	$1,220.3	$1,598.1	$979.3	$1,115.1	$290.6	$283.2
Net income	51.7	23.6	55.3	45.8	53.4	15.7	18.3
Net loss (income) attributable to noncontrolling interest	—	(20.0)	(7.4)	45.3	36.7	5.5	1.0

Net income attributable to Duncan	$51.7	$3.6	$47.9	$91.1	$90.1	$21.2	$19.3

Basic and diluted earnings per unit	n/a	$0.93	$1.22	$1.57	$1.55	$0.37	$0.33

Distributions to limited partners:
Per unit (declared with respect to period)	n/a	$1.4640	$1.6775	$1.7500	$1.8050	$0.4475	$0.4575

Balance sheet data (at period end):
Total assets	$3,798.4	$3,983.3	$4,594.7	$4,770.8	$5,571.9	$4,804.3	$5,877.4
Total debt obligations	n/a	200.0	484.3	457.3	788.3	457.3	897.8
Total equity	n/a	669.9	3,844.2	4,136.9	4,519.6	4,182.7	4,692.5

(1)	Financial information pertaining to periods prior to Duncan’s initial public offering in February 2007 reflects the assets, liabilities and operations contributed to Duncan by EPO effective February 1, 2007.

THE MERGER PARTIES’ BUSINESSES

Duncan’s Business

This section summarizes information from Duncan’s Annual Report on Form 10-K for the year ended December 31, 2010, Duncan’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and the other filings incorporated into this proxy statement/prospectus by reference. For a more detailed discussion of Duncan’s business, please read the “Business and Properties” section contained in Duncan’s 2010 Annual Report on Form 10-K and the other filings incorporated into this document by reference.

General

Duncan is a publicly traded Delaware limited partnership, the common units of which are listed on the NYSE under the ticker symbol “DEP.” Duncan’s business purpose is to acquire, own and operate a diversified portfolio of midstream energy assets and to support the growth objectives of EPO and other affiliates of EPCO that are under common control. Duncan is engaged in the business of: (i) NGL transportation, fractionation and marketing; (ii) storage of NGL, petrochemical and refined products; (iii) transportation of petrochemical products; and (iv) the gathering, transportation, marketing and storage of natural gas. Duncan’s assets, located primarily in Texas and Louisiana, include approximately: 11,200 miles of natural gas, NGL and petrochemical pipelines; two NGL fractionation facilities; 17.3 MMBbls of leased NGL storage capacity; 8.1 Bcf of leased natural gas storage capacity; and 34 underground salt dome caverns with approximately 100 MMBbls of NGL and related product storage capacity. Duncan’s assets are integral to EPO’s midstream energy operations and are located near significant natural gas production basins such as the Eagle Ford Shale, Barnett Shale and Haynesville Shale.

At March 31, 2011, Duncan was owned 99.3% by its limited partners and 0.7% by its general partner, Duncan GP. Enterprise indirectly beneficially owned approximately 58.5% of the limited partner interests in Duncan and 100% of Duncan GP. Duncan GP is responsible for managing Duncan’s business and operations.

Duncan’s principal executive offices are located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, and its telephone number is (713) 381-6500.

Duncan’s Business Segments

Duncan has three reportable business segments:  (i) Natural Gas Pipelines & Services; (ii) NGL Pipelines & Services; and (iii) Petrochemical Services. Duncan provides the services in these segments directly and through its subsidiaries and unconsolidated affiliates.

Duncan’s Strategy

Duncan’s business strategies are to:

•	optimize the benefits of its economies of scale, strategic location and pipeline connections serving natural gas, NGL, petrochemical and refining customers;

•	manage its portfolio of midstream energy assets to minimize volatility in its cash flows;

•	invest in organic growth capital projects to capitalize on market opportunities that expand its asset base and generate additional cash flow; and

•	pursue acquisitions of assets and businesses from related parties or, in accordance with its business opportunity agreements, from third parties.

Enterprise’s Business

This section summarizes information from Enterprise’s Annual Report on Form 10-K for the year ended December 31, 2010, Enterprise’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and the other filings incorporated into this proxy statement/prospectus by reference. For a more detailed discussion of Enterprise’s business, please read the “Business and Properties” section contained in its 2010 Annual Report on Form 10-K and the other filings incorporated into this proxy statement/prospectus by reference.

General

Enterprise is a publicly traded Delaware limited partnership, the common units of which are listed on the NYSE under the ticker symbol “EPD.” Enterprise was formed in April 1998 to own and operate certain NGLs related businesses of EPCO. Enterprise is a leading North American provider of midstream energy services to producers and consumers of natural gas, NGLs, crude oil, refined products and certain petrochemicals. Enterprise’s midstream energy asset network links producers of natural gas, NGLs and crude oil from some of the largest supply basins in the United States, Canada and the Gulf of Mexico with domestic consumers and international markets. Enterprise’s assets include approximately: 50,200 miles of onshore and offshore pipelines; 192 MMBbls of storage capacity for NGLs, refined products and crude oil; and 27 Bcf of natural gas storage capacity.

Enterprise’s midstream energy operations include: natural gas gathering, treating, processing, transportation and storage; NGL transportation, fractionation, storage, and import and export terminaling; crude oil and refined products transportation, storage and terminaling; offshore production platforms; petrochemical transportation and services; and a marine transportation business that operates primarily on the United States inland and Intracoastal Waterway systems and in the Gulf of Mexico.

Enterprise is owned 100% by its limited partners from an economic perspective. Enterprise is managed and controlled by Enterprise GP, which has a non-economic general partner interest in Enterprise. Enterprise GP is a wholly owned subsidiary of DDLLC. Enterprise conducts substantially all of its business through EPO.

Enterprise’s principal executive offices are located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, and its telephone number is (713) 381-6500.

Enterprise’s Business Segments

Enterprise has six reportable business segments:  (i) NGL Pipelines & Services; (ii) Onshore Natural Gas Pipelines & Services; (iii) Onshore Crude Oil Pipelines & Services; (iv) Offshore Pipelines & Services; (v) Petrochemical & Refined Products Services; and (vi) Other Investments. Enterprise provides the services in these segments directly and through its subsidiaries and unconsolidated affiliates.

Enterprise’s Strategy

Enterprise’s business strategies are to:

•	capitalize on expected development in natural gas, NGL and crude oil production resulting from development activities in the Rocky Mountains, Northeast and U.S. Gulf Coast regions, including the Barnett Shale, Haynesville Shale, Eagle Ford Shale and Marcellus Shale producing regions;

•	capitalize on expected demand growth for natural gas, NGLs, crude oil and refined and petrochemical products;

•	maintain a diversified portfolio of midstream energy assets and expand this asset base through growth capital projects and accretive acquisitions of complementary midstream energy assets;

•	share capital costs and risks through joint ventures or alliances with strategic partners, including those that will provide the raw materials for these growth capital projects or purchase the projects’ end products; and

•	enhance the stability of Enterprise’s cash flows by investing in pipelines and other fee-based businesses.

CERTAIN RELATIONSHIPS; INTERESTS OF CERTAIN PERSONS IN THE MERGER

Relationship of Enterprise and Duncan

General

Enterprise and Duncan are closely related. Enterprise indirectly beneficially owns 100% of Duncan GP and 58.5% of Duncan common units outstanding, through GTM’s direct ownership of 33,783,587 Duncan common units. In addition, approximately 59.9% of Duncan’s common units are owned by Enterprise and its affiliates, including GTM, the directors and officers of Enterprise GP and Duncan GP, EPCO and certain of EPCO’s privately held affiliates. One of Duncan’s primary business purposes is to support the growth objectives of Enterprise and other affiliates of EPCO that are under common control. Duncan’s assets are integral to Enterprise’s midstream energy operations, and Enterprise has provided Duncan with a benefit in the identification and execution of potential future acquisitions that are not otherwise taken by Enterprise.

In addition, all of the executive officers of Duncan GP are also executive officers of Enterprise GP, including W. Randall Fowler, A. James Teague, William Ordemann, Bryan F. Bulawa, Stephanie C. Hildebrandt and Michael J. Knesek, as more fully described below under “— Interests of Directors and Executive Officers in the Merger.”

Relationship of Duncan and EPO

Enterprise’s operating subsidiary, EPO, was the sponsor of the drop down transactions of the DEP I Midstream Businesses and the DEP II Midstream Businesses and owns noncontrolling economic interests in those businesses. EPO may contribute or sell other equity interests or assets to Duncan; however, EPO has no obligation or commitment to make such contributions or sales to Duncan, nor does Duncan have any obligation or commitment to accept such contributions or make such acquisitions.

EPO has continuing involvement with Duncan’s subsidiaries, including the following: (i) EPO utilizes Duncan’s storage services to support its operations at Mont Belvieu, Texas; (ii) EPO buys from, and sells to, Duncan natural gas in connection with its normal business activities; and (iii) EPO is currently the sole shipper on an NGL pipeline system located in South Texas that Duncan owns.

Master Intercompany Loan Agreement.  On December 31, 2009, Duncan and EPO entered into a master intercompany loan agreement with the DEP I Midstream Businesses and DEP II Midstream Businesses. This agreement was used from time to time to facilitate cash management efforts in connection with the DEP I Midstream Businesses and DEP II Midstream Businesses. On December 31, 2009, Duncan and EPO borrowed $1.3 million and $45.6 million, respectively, under the agreement at a market rate of interest. These amounts were repaid on January 4, 2010.

Omnibus Agreement.  On December 8, 2008, Duncan entered into an amended and restated Omnibus Agreement (the “Omnibus Agreement”) with EPO that addressed various matters. Certain key provisions of this agreement at March 31, 2011 are summarized as follows:

•	EPO agreed to fund 100% of the post-February 5, 2007 capital expenditures incurred by South Texas NGL Pipelines, LLC and Mont Belvieu Caverns, LLC (“Mont Belvieu Caverns”) with respect to certain expansion projects under construction at the time of Duncan’s initial public offering;

•	EPO agreed to fund 100% of post-December 8, 2008 capital expenditures to complete the Sherman Extension natural gas pipeline (a component of Duncan’s Texas Intrastate System);

•	EPO was granted a right of first refusal in Duncan’s current and future subsidiaries and a right of first refusal on the material assets of such subsidiaries, other than sales of inventory and other assets in the ordinary course of business;

•	EPO was granted a preemptive right with respect to any equity securities issued by certain of Duncan’s subsidiaries, other than those that may be issued as consideration in an acquisition or in connection with a loan or debt financing;

•	Neither EPO nor any of its affiliates are restricted under the Omnibus Agreement from competing against Duncan;

•	Duncan and EPO agreed to negotiate in good faith any necessary amendments to the limited partnership or limited liability company agreements of the DEP II Midstream Businesses when either party believes that business circumstances have changed; and

•	The Duncan ACG Committee must approve amendments to the Omnibus Agreement when such amendments would adversely affect Duncan’s unitholders.

Mont Belvieu Caverns LLC Agreement.  The limited liability company agreement for Mont Belvieu Caverns (the “Caverns LLC Agreement”) states that if Duncan elects to not participate in the expansion projects of Mont Belvieu Caverns, then EPO is responsible for funding 100% of such projects. To the extent such non-participated projects generate identifiable incremental cash flows for Mont Belvieu Caverns in the future, the earnings and cash flows of Mont Belvieu Caverns will be adjusted to allocate such incremental amounts to EPO, by special allocation or otherwise. Under the terms of the Caverns LLC Agreement, Duncan may elect to acquire a 66% share of these expansion projects from EPO within 90 days of such projects being placed in service. Effective November 2008, the Caverns LLC Agreement provides for EPO to prospectively receive a special allocation of 100% of the depreciation expense related to expansion projects that it has fully funded.

The Caverns LLC Agreement also requires the allocation to EPO of operational measurement gains and losses. Operational measurement gains and losses are created when product is moved between storage wells and are attributable to pipeline and well connection measurement variances.

For information regarding capital expenditures funded 100% by EPO under the Caverns LLC Agreement as well as operational measurement gains and losses allocated to EPO, see “Noncontrolling Interest — DEP I Midstream Businesses — Parent” in Note 13 to the notes to financial statements included in Duncan’s Annual Report on Form 10-K for the year ended December 31, 2010.

Limited Liability Company and Limited Partnership Agreements — DEP II Midstream Businesses.  On December 8, 2008, the DEP II Midstream Businesses amended and restated their governing documents in connection with the DEP II drop down transaction. Collectively, these amended and restated agreements provided for (i) the acquisition by Duncan of a 66% general partner interest in Enterprise GC, a 51% general partner interest in Enterprise Intrastate and a 51% member interest in Enterprise Texas Pipeline LLC (“Enterprise Texas”); (ii) the payment of cash distributions by the DEP II Midstream Businesses to Duncan and EPO in accordance with a waterfall approach; (iii) the funding of operating cash flow deficits of the DEP II Midstream Businesses in accordance with each owner’s respective partner or member interest; and (iv) the election by either owner to participate in the funding of expansion capital projects of the DEP II Midstream Businesses. See Note 13 to the notes to financial statements included in Duncan’s Annual Report on Form 10-K for the year ended December 31, 2010 for information regarding EPO’s noncontrolling interest and related matters involving the DEP II Midstream Businesses.

Amended Acadian LLC Agreement.  On June 1, 2010, Duncan entered into a second amended and restated limited liability company agreement (the “Amended Acadian LLC Agreement”) for Acadian Gas, LLC (“Acadian Gas”) with EPO. This document includes the agreement between Duncan and EPO regarding funding arrangements for the Haynesville Extension project. As part of this agreement, Duncan and EPO agreed to fund the construction of the Haynesville Extension in accordance with their respective sharing ratios in Acadian Gas (i.e., 66% for Duncan and 34% for EPO). The total expected cost of the Haynesville Extension is approximately $1.50 billion (including capitalized interest); therefore, Duncan estimates that its share of such costs will approximate $990 million. In order to address Duncan’s funding requirements under the Haynesville Extension project, Duncan entered into new long-term senior unsecured credit facilities in October 2010 having an aggregate borrowing capacity of $1.25 billion.

As part of the agreement, Duncan reimbursed EPO for 66% of certain construction expenses paid by EPO related to the Haynesville Extension project from the inception of the project through the date of the agreement (plus interest).

The Amended Acadian LLC Agreement also includes provisions related to future expansion projects of Acadian Gas other than the Haynesville Extension. When such projects are presented for funding, Acadian Gas will request additional capital contributions from Duncan and EPO based on the parties’ respective sharing ratios. Acadian Gas will provide Duncan and EPO with written notice of the due date for their initial contributions and Duncan and EPO will have five days to give a written reply as to whether the parties elect to participate in the expansion project. Duncan or EPO may propose to contribute an amount less than that requested by Acadian Gas, at which time Duncan and EPO will decide whether to proceed with the expansion project.

Relationship of Duncan and Enterprise with Evangeline

Acadian Gas, one of Duncan’s controlled subsidiaries that is part of the DEP I Midstream Businesses, owns a 49.51% equity method investment in Evangeline. Duncan owns a 66% interest and EPO owns a 34% interest in Acadian Gas. Acadian Gas sold $30.7 million and $37.8 million of natural gas to Evangeline, under its natural gas purchase contract with Evangeline, during the three months ended March 31, 2011 and 2010, respectively. The amount of natural gas purchased by Evangeline pursuant to this contract averaged approximately 75.8 BBtus/d and 72.1 BBtus/d during the three months ended March 31, 2011 and 2010, respectively.

Relationship of Duncan and Enterprise with Energy Transfer Equity

Enterprise has a noncontrolling ownership interest in Energy Transfer Equity L.P., a publicly traded Delaware limited partnership that is accounted for using the equity method. Since Duncan is under common control with Enterprise, Energy Transfer Equity and its consolidated subsidiaries, which include Energy Transfer Partners, L.P. (“ETP”), are considered related parties to Duncan for accounting purposes. Duncan’s revenues from Energy Transfer Equity and its affiliates are attributable to natural gas transportation services and NGL and petrochemical storage services. Duncan’s related party expenses with Energy Transfer Equity and its affiliates primarily include natural gas purchases for pipeline imbalances, reimbursements of operating costs for shared facilities and the lease of a pipeline in East Texas.

Relationship of Enterprise and Duncan with EPCO and Affiliates

General

Enterprise and Duncan and their general partners have extensive and ongoing relationships with EPCO and its affiliates, including DDLLC.

Enterprise GP is a wholly owned subsidiary of DDLLC. The membership interests of DDLLC are owned of record by a voting trust formed on April 26, 2006, pursuant to the DDLLC Voting Trust Agreement dated April 26, 2006, between DDLLC and Dan L. Duncan (as the record owner of all of the membership interests of DDLLC immediately prior to entering into the DDLLC Voting Trust Agreement and as the sole voting trustee).

Immediately upon Mr. Duncan’s death on March 29, 2010, voting and dispositive control of all the membership interests of DDLLC was transferred pursuant to the DDLLC Voting Trust Agreement to three voting trustees. The current DDLLC voting trustees are: (i) Randa Duncan Williams, Mr. Duncan’s eldest daughter; (ii) Dr. Ralph S. Cunningham; and (iii) Richard H. Bachmann. Ms. Williams, Dr. Cunningham and Mr. Bachmann are also currently directors of Enterprise GP.

EPCO is owned of record by a voting trust formed on April 26, 2006, pursuant to the EPCO Voting Trust Agreement between EPCO and Mr. Duncan (as the record owner of a majority of the outstanding voting capital stock of EPCO immediately prior to the entering into of the EPCO Voting Trust Agreement and as the initial sole voting trustee). Immediately upon Mr. Duncan’s death, voting and dispositive control of such majority of the outstanding voting capital stock of EPCO was transferred pursuant to the EPCO Voting Trust Agreement to three voting trustees. The current EPCO voting trustees are Ms. Williams,

Dr. Cunningham and Mr. Bachmann, who are also the DDLLC voting trustees and are each independent co-executors of the Estate.

As of May 11, 2011, the DDLLC voting trustees and the EPCO voting trustees, in their capacities as such trustees, as independent co-executors of the Estate and individually, collectively owned or controlled 338,282,914 Enterprise common units, representing approximately 39.8% of Enterprise’s outstanding common units, including 4,520,431 Class B units. Enterprise, in turn, through its ownership of GTM, both of which have agreed to vote in favor of the merger and the merger agreement, beneficially owns approximately 58.5% of Duncan’s outstanding units. As of May 11, 2011, the directors, executive officers and other affiliates of Enterprise collectively owned or controlled an additional 1.4% of Duncan’s outstanding units.

The officers of Duncan GP are employees of EPCO. A number of EPCO employees who provide services to Duncan also provide services to Enterprise, often serving in the same positions. Enterprise GP also has indirect power to cause the appointment or removal of the directors of Duncan GP, an indirect wholly owned subsidiary of Enterprise. Duncan has an extensive and ongoing relationship with Enterprise, EPCO and other entities controlled by the DDLLC voting trustees and the EPCO voting trustees.

Enterprise (through its ownership of Duncan GP and GTM) received aggregate cash distributions of $61.4 million and $15.6 million from Duncan during the year ended December 31, 2010 and three months ended March 31, 2011, respectively.

EPCO and its privately held affiliates depend on the cash distributions they receive from Enterprise and other investments to fund their other operations and to meet their debt obligations. EPCO and its privately held affiliates received $581.5 million and $172.1 million in cash distributions from Enterprise during the year ended December 31, 2010 and three months ended March 31, 2011, respectively. Also, Enterprise issued $200.0 million of its common units to EPCO and its affiliates under Enterprise’s distribution reinvestment program during the year ended December 31, 2010.

An affiliate of EPCO provides trucking services to Enterprise for the transportation of NGLs and other products. Enterprise leases office space in various buildings from affiliates of EPCO. The charges for trucking services and rental rates in these lease agreements approximate market rates.

EPCO Administrative Services Agreement

Enterprise and Duncan have no employees. All of their operating functions and general and administrative support services are provided by employees of EPCO pursuant to an ASA or by other service providers. EPCO, Enterprise, Duncan and their respective general partners and certain affiliates are parties to the ASA. The significant terms of the ASA are as follows:

•	EPCO will provide selling, general and administrative services, and management and operating services, as may be necessary to manage and operate the businesses of Enterprise and Duncan, and their respective properties and assets (all in accordance with prudent industry practices). EPCO will employ or otherwise retain the services of such personnel as may be necessary to provide such services.

•	Enterprise and Duncan are required to reimburse EPCO for its services in an amount equal to the sum of all costs and expenses incurred by EPCO which are directly or indirectly related to Enterprise’s and Duncan’s business or activities (including expenses reasonably allocated to Enterprise and Duncan by EPCO). In addition, Enterprise and Duncan have agreed to pay all sales, use, excise, value added or similar taxes, if any, that may be applicable from time to time in respect of the services provided to Enterprise and Duncan by EPCO.

•	EPCO will allow Enterprise and Duncan to participate as named insureds in its overall insurance program, with the associated premiums and other costs being allocated to Enterprise and Duncan.

Under the ASA, EPCO subleases to Enterprise (for $1 per year) certain equipment which it holds pursuant to operating leases and has assigned to Enterprise its purchase option under such leases (the “retained leases”). EPCO remains liable for the actual cash lease payments associated with these agreements. Enterprise records the full value of these payments made by EPCO on its behalf as a non-cash related party operating lease expense, with the offset to equity accounted for as a general contribution to Enterprise.

Enterprise’s and Duncan’s operating costs and expenses for the year ended December 31, 2010 include reimbursement payments to EPCO for the direct and indirect costs incurred to operate their facilities, including compensation of employees.

Likewise, Enterprise’s and Duncan’s general and administrative costs for the year ended December 31, 2010 include amounts Enterprise and Duncan reimburse to EPCO for administrative services, including compensation of employees. In general, Enterprise’s and Duncan’s reimbursement to EPCO for administrative services is either (i) on an actual basis for direct expenses EPCO may incur on their behalf (e.g., the purchase of office supplies) or (ii) based on an allocation of such charges among the various parties to the ASA based on the estimated use of such services by the applicable party (e.g., the allocation of general legal or accounting salaries based on estimates of time spent on such entity’s business and affairs).

Since the vast majority of such expenses are charged to Enterprise and Duncan on an actual basis (i.e. no mark-up or subsidy is charged or received by EPCO), Enterprise and Duncan believe that such expenses are representative of what the amounts would have been on a stand-alone basis. With respect to allocated costs, Enterprise and Duncan believe that the proportional direct allocation method employed by EPCO is reasonable and reflective of the estimated level of costs Enterprise and Duncan would have incurred on a stand-alone basis.

The ASA also addresses potential conflicts that may arise among Enterprise (including Enterprise GP), Duncan (including Duncan GP) and the EPCO Group. The EPCO Group includes EPCO and its other affiliates, but excludes Enterprise, Duncan and their respective general partners. With respect to potential conflicts, the ASA provides, among other things, that if any business opportunity is presented to the EPCO Group, Enterprise (including Enterprise GP) or Duncan (including Duncan GP), Enterprise will have the first right to pursue such opportunity either for itself or, if desired by Enterprise in its sole discretion, for the benefit of Duncan. It will be presumed that Enterprise will pursue the business opportunity until such time as its general partner advises the EPCO Group and Duncan GP that it has abandoned the pursuit of such business opportunity.

If the purchase price or cost associated with the business opportunity is reasonably likely to equal or exceed $100 million, any decision to decline the business opportunity will be made by the CEO of Enterprise GP after consultation with and subject to the approval of the Enterprise Audit Committee. If the purchase price or cost is reasonably likely to be less than $100 million, the CEO of Enterprise GP may make the determination to decline the business opportunity without consulting the Enterprise Audit Committee.

In its sole discretion, Enterprise may affirmatively direct any such acquisition opportunity to Duncan. If this occurs, Duncan may pursue such acquisition.

If Enterprise abandons the business opportunity for itself and Duncan and so notifies the EPCO Group and Duncan GP, the EPCO Group may either pursue the business opportunity or offer the business opportunity to its controlled affiliates without any further obligation to any other party, or offer such opportunity to other affiliates.

The ASA was amended on January 30, 2009 to provide for cash reimbursement by Enterprise and Duncan to EPCO for distributions of cash or securities, if any, made to certain employee partners of an employee unit partnership that has been dissolved. The ASA amendment also extended the term under which EPCO provides services to the partnership entities party to the ASA from December 2010 to December 2013 and made other updating and conforming changes.

Enterprise Texas, a DEP II Midstream Business, is party to a lease of certain capacity rights from an ETP subsidiary with respect to a 240-mile, 24-inch diameter natural gas pipeline located in East Texas (the “Leased Pipeline”). Enterprise Texas currently utilizes a portion of this pipeline for existing services. Lease payments to ETP were approximately $1.5 million for the year ended December 31, 2010 and $0.4 million in the three months ended March 31, 2011.

In April 2011, Enterprise and ETP announced an intent to form a joint venture to design and construct a 584-mile crude oil pipeline from Cushing, Oklahoma to Houston, Texas that would transport crude oil south, with the Leased Pipeline constituting approximately 40% of the new pipeline. Terms defining the use of the Leased Pipeline, including the terms of any agreement with respect to Enterprise Texas’ lease of such pipeline, have neither been negotiated nor agreed upon at this time.

For additional information regarding certain relationships and related party transactions of Duncan, please also read Note 15 to Duncan’s Annual Report on Form 10-K for the year ended December 31, 2010 and Note 13 to the financial statements for Duncan’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Interests of Directors and Executive Officers in the Merger

General

In considering the recommendations of the Duncan ACG Committee and the Duncan Board with respect to the merger, Duncan unitholders should be aware that certain of the executive officers and directors of Duncan GP have interests in the transaction that differ from, or are in addition to, the interests of Duncan unitholders generally, including:

•	All of the directors and executive officers of Duncan GP will receive continued indemnification for their actions as directors and executive officers.

•	All of the directors of Duncan GP own common units of both Enterprise and Duncan.

•	Some of Duncan GP’s directors and executive officers (but none of the members of the Duncan ACG Committee) also serve as directors or executive officers of Enterprise GP, have certain duties to the limited partners of Enterprise and are compensated, in part, based on the performance of Enterprise.

Each of the executive officers and directors of Enterprise GP is currently expected to remain an executive officer and director of Enterprise GP following the merger. The persons who will be elected as additional executive officers or directors of Enterprise GP following the merger have not yet been determined.

The members of the Duncan ACG Committee and the Duncan Board were aware of these interests and the relationships described below and considered them in making their determinations and recommendations with respect to the merger agreement and the merger. These interests and relationships, to the extent material, are further described below. For more information, please read “The Merger — Background of the Merger,” and “The Merger — Recommendation of the Duncan ACG Committee and the Duncan Board and Reasons for the Merger.”

Employment by EPCO

The officers of Duncan GP are employees of EPCO, which is controlled by the EPCO voting trustees. EPCO also employs the executive officers, who may also be directors, of Enterprise GP and Duncan GP. For additional information regarding employment by EPCO, please read “— Relationship of Enterprise and Duncan with EPCO and Affiliates.”

Relationships of Duncan Board Members

Mr. Fowler and Mr. Bulawa, who are directors of Duncan GP, are each employed by EPCO and also serve as executive officers of Enterprise GP as described under “— Relationships of Duncan GP Management.” The other members of the Duncan Board are not employed by EPCO but own Enterprise common units in addition to Duncan common units. Please read “— Equity Interests of Enterprise GP’s and Duncan GP’s Directors and Executive Officers in Duncan and Enterprise” below.

Relationships of Duncan GP Management

All of Duncan GP’s executive officers are employees of EPCO. In addition, as EPCO employees, some of Duncan GP’s executive officers serve as officers of, or provide services to, other affiliates of EPCO or Enterprise controlled by the DDLLC voting trustees or the EPCO voting trustees, including:

•	W. Randall Fowler, Duncan GP’s President and Chief Executive Officer, is also Executive Vice President and Chief Financial Officer of Enterprise GP and Vice Chairman and Chief Financial Officer of EPCO.

•	A. James Teague, Duncan GP’s Executive Vice President and Chief Operating Officer, also serves as a director and Executive Vice President and Chief Operating Officer of Enterprise GP;

•	William Ordemann, Duncan GP’s Executive Vice President, is also Executive Vice President of Enterprise GP.

•	Bryan F. Bulawa, Duncan GP’s Senior Vice President, Chief Financial Officer and Treasurer, is also the Senior Vice President and Treasurer of Enterprise GP and the Senior Vice President and Treasurer of EPCO.

•	Stephanie C. Hildebrandt, Duncan GP’s Senior Vice President, Chief Legal Officer and Secretary, is also Senior Vice President, General Counsel and Secretary for Enterprise GP.

•	Michael J. Knesek, Duncan GP’s Senior Vice President, Controller and Principal Accounting Officer, is also the Senior Vice President, Controller and Principal Accounting Officer of Enterprise GP and Senior Vice President and Controller of EPCO.

In 2010, Mr. Creel (the CEO of Enterprise GP) was given ultimate decision making authority with respect to 2010 compensation to be paid to each of Duncan GP’s executive officers for their services to Duncan, which authority we would expect Mr. Creel to maintain if the merger is not completed.

In addition, most of the executive officers own equity interests in both Enterprise and Duncan. For additional information regarding executive officer ownership of such interests, please read “— Equity Interests of Enterprise GP’s and Duncan GP’s Directors and Executive Officers in Duncan and Enterprise” below.

Treatment of Equity Awards

As of the date of the merger agreement, there were no outstanding unvested restricted Duncan common units, and there were no outstanding unit appreciation rights or options or other awards issued under the 2010 Duncan Long-Term Incentive Plan.

With respect to the Duncan Unit Purchase Plan, the amount of money credited to the account of each participant under such plan, after reduction for any required withholding, and held (immediately prior to the effective time) for the purchase of Duncan common units (including, but not limited to, each participant’s accumulated payroll deductions for the DUPP Purchase Period that are accumulated under the Duncan Unit Purchase Plan pending the purchase of Duncan common units, as established pursuant to the provisions of such plan, during which the effective time occurs plus the applicable Employee Discount Amount, as defined in and determined under the Duncan Unit Purchase Plan, with respect thereto) will be used to purchase Duncan common units immediately prior to the effective time in accordance with the terms of the Duncan Unit Purchase Plan. At the effective time, automatically and without any action on the part of any participant in the Duncan Unit Purchase Plan, each whole Duncan common unit then credited to the account of each participant, whether purchased under the Duncan Unit Purchase Plan for a DUPP Purchase Period ended prior to the effective time or purchased in accordance with the merger agreement or otherwise, will be cancelled at the effective time and converted into the right to receive the merger consideration pursuant to the merger agreement. Any fractional Duncan common unit credited to the account of a participant and not converted to the right to receive merger consideration in accordance with the foregoing will be converted into the right to receive cash in accordance with the applicable provisions of the Duncan Unit Purchase Plan and the merger agreement. The conversion of the Duncan common units pursuant to the merger agreement will be in full satisfaction of the obligations of Duncan under the Duncan Unit Purchase Plan with respect to the DUPP Purchase Period in which the effective time falls and with respect to all prior DUPP Purchase Periods. Duncan will cause the Duncan Unit Purchase Plan to be suspended as of the effective time, and no further purchase rights will be granted or exercised under the Duncan Unit Purchase Plan unless and until such suspension is lifted in accordance with the terms of such plan and the merger agreement.

As soon as practicable following the suspension of the Duncan Unit Purchase Plan in accordance with the merger agreement, if permitted under the NYSE corporate governance rules with respect to shareholder approval of equity compensation plans and amendments thereto and any other applicable law without seeking approval of the holders of the Enterprise common units or the Duncan common units or the imposition of any other condition (other than compliance with applicable Securities Act requirements), (i) the Duncan Unit Purchase Plan will be continued by EPCO and all Duncan obligations assumed by Enterprise and such plan will continue in effect, subject to amendment, termination and/or suspension in accordance with its terms, notwithstanding the occurrence of the merger, (ii) from and after the effective time all references to Duncan common units in the Duncan Unit Purchase Plan will be substituted with references to Enterprise common units, (iii) the number of Enterprise common units that will be available for delivery under the Duncan Unit Purchase Plan from and after the effective time will equal the number of Duncan common units that were available for delivery under the Duncan Unit Purchase Plan immediately prior to the effective time (but after effecting the purchases described in the merger agreement multiplied by the Exchange Ratio (rounded down to the nearest whole number of Enterprise common units), and (iv) no participant in the Duncan Unit Purchase Plan will have any right to acquire Duncan common units under such plan from and after the effective time.

If the continuation of the Duncan Unit Purchase Plan in accordance with the provisions of the merger agreement is not permitted, Duncan will cause the Duncan Unit Purchase Plan to terminate as of the effective time, and no further purchase rights will be granted or exercised under the Duncan Unit Purchase Plan at or after the effective time.

Equity Interests of Enterprise GP’s and Duncan GP’s Directors and Executive Officers in Duncan and Enterprise

The following table sets forth the beneficial ownership of the directors and executive officers of Enterprise GP and Duncan GP in the equity of (i) Duncan, (ii) Enterprise prior to the merger and (iii) Enterprise after giving effect to the merger, each as of          , 2011:

			Enterprise
		Enterprise Common	Common Units
	Duncan	Units Prior	After
	Common Units	to the Merger(9)	the Merger(9)

Directors of Enterprise GP
Michael A. Creel(1)	7,500	739,761	747,336
A. James Teague(1)(2)	6,000	777,392	783,452
Randa Duncan Williams(3)	34,425,140	338,282,913	338,930,881	(4)
Dr. Ralph S. Cunningham	3,000	479,124	482,154
Richard H. Bachmann	19,486	740,918	760,598
Thurmon M. Andress(5)	—	24,700	24,700
Charles E. McMahen	20,000	18,451	38,651
Edwin E. Smith	34,000	152,604	186,944
E. William Barnett	—	19,679	19,679
Charles M. Rampacek	—	13,640	13,640
Rex C. Ross(6)	—	63,072	63,072

Directors of Duncan GP
W. Randall Fowler(1)	2,000	558,029	560,049
Bryan F. Bulawa(1)	2,200	56,001	58,223
William A. Bruckmann, III	10,986	5,782	16,877
Larry J. Casey	15,272	6,600	22,024
Richard S. Snell	3,907	4,077	8,023

Executive Officers(1)
William Ordemann, Executive Vice President of each of Enterprise GP and Duncan GP	3,810	382,655	386,503
Lynn L. Bourdon, III, Senior Vice President of Enterprise GP(7)	13,000	231,307	244,437
G. R. Cardillo, Senior Vice President of Enterprise GP	716	73,772	74,495
James M. Collingsworth, Senior Vice President of Enterprise GP	—	271,822	271,822
Stephanie C. Hildebrandt, Senior Vice President, General Counsel and Secretary of Enterprise GP and Senior Vice President, Chief Legal Officer and Secretary of Duncan GP	200	91,344	91,546
Mark Hurley, Senior Vice President of Enterprise GP	—	36,346	36,346
Michael J. Knesek, Senior Vice President, Controller and Principal Accounting Officer of each of Enterprise GP and Duncan GP(8)	2,340	229,095	231,458
Christopher Skoog, Senior Vice President of Enterprise GP	3,276	104,514	107,822
Thomas M. Zulim, Senior Vice President of Enterprise GP	15,850	281,393	297,401

(1)	Includes individuals who are executive officers and also directors of either Enterprise GP or Duncan GP. Mr. Creel is President and Chief Executive Officer of Enterprise GP. Mr. Teague is the Executive Vice President and Chief Operating Officer of each of Enterprise GP and Duncan GP. Mr. Fowler is the President and Chief Executive Officer of Duncan GP and the Executive Vice President and Chief Financial Officer of Enterprise GP. Mr. Bulawa is the Senior Vice President, Chief Financial Officer and Treasurer of Duncan GP and the Senior Vice President and Treasurer of Enterprise GP.

(2)	The Enterprise common units presented for Mr. Teague include 26,500 Enterprise common units owned of record by a trust and 187,059 Enterprise common units owned of record by Mr. Teague’s spouse.

(3)	The Enterprise common units presented for Ms. Williams are held of record by Enterprise GP, DFI GP Holdings L.P., EPCO, Duncan Family Interests, Inc., EPCO Investments, LLC, EPCO Holdings, Inc., the Estate, DD Securities LLC, certain family trusts for which Ms. Williams serves as trustee and Alkek and Williams, Ltd., an affiliate of Ms. Williams. The Enterprise common units presented for Ms. Williams include 4,520,431 Class B units held of record by an affiliate of EPCO. The Duncan common units presented for Ms. Williams are held of record by GTM, EPCO Holdings, Inc., the Estate, DD Securities LLC, Alkek and Williams, Ltd., her spouse and jointly with her spouse. Ms. Williams disclaims beneficial ownership of the Duncan common units and the Enterprise common units held indirectly other than to the extent of her pecuniary interest for Section 16 purposes.

(4)	The amount presented for Ms. Williams in this column gives effect to the exchange of Enterprise common units by GTM immediately following the merger pursuant to the Exchange and Contribution Agreement. Immediately following the merger, the consideration that GTM is entitled to receive in the merger will be exchanged (pursuant to the merger agreement and the Exchange and Contribution Agreement) for the assignment by Enterprise of a limited partner interest in Duncan equal to the limited partner interest represented by the Duncan common units owned by GTM immediately prior to the effective time of the merger. Accordingly, no Enterprise common units will be issued as consideration to GTM for its 33,783,587 Duncan common units representing approximately 58.5% of the outstanding Duncan common units.

(5)	The Enterprise common units presented for Mr. Andress include 9,300 Enterprise common units owned of record by a limited liability partnership of which Mr. Andress owns 55%.

(6)	The Enterprise common units presented for Mr. Ross include 7,000 Enterprise common units owned of record by a trust of which Mr. Ross’ spouse is the trustee and a beneficiary.

(7)	The Enterprise common units presented for Mr. Bourdon include 600 Enterprise common units owned of record by his children.

(8)	The Enterprise common units presented for Mr. Knesek include 3,248 Enterprise common units owned of record by Mr. Knesek’s spouse.

(9)	The Enterprise common units noted above do not include any options to acquire Enterprise common units owned by the directors and executive officers, as none of the options are exercisable within 60 days after the date of this proxy statement/prospectus. The following executive officers hold options exercisable into the following numbers of Enterprise common units: Mr. Creel — 405,000; Mr. Teague — 300,000; Mr. Fowler — 277,500; Mr. Ordemann — 255,000; Mr. Bourdon — 150,000; Mr. Bulawa — 20,000; Mr. Collingsworth — 150,000; Ms. Hildebrandt — 52,500; Mr. Hurley — 30,000; Mr. Knesek — 150,000; Mr. Skoog — 180,000; and Mr. Zulim — 150,000. As the former CEO of Holdings, Mr. Cunningham holds 300,000 options exercisable into Enterprise common units. In addition, as the former CEO of Duncan, Mr. Bachmann holds 300,000 options exercisable into Enterprise common units. For additional information regarding options owned by the named executive officers, please see the annual reports on Form 10-K filed by Duncan and Enterprise for the year ended December 31, 2010 and other reports incorporated by reference into this proxy statement/prospectus.

Director and Officer Insurance; Indemnification

The merger agreement requires Enterprise to maintain, or to cause EPCO to maintain, for six years after the effective time of the merger, officers’ and directors liability insurance for the benefit of persons who are or were at any time before the effective time of the mergers covered by the existing directors’ and officers’ liability insurance policies applicable to Duncan, Duncan GP or any of their subsidiaries, as described more fully under “The Merger Agreement — Covenants — Indemnification; Directors’ and Officers’ Insurance.”

The merger agreement also provides for indemnification and advancement of expenses by Enterprise GP after the merger, Enterprise and MergerCo, jointly and severally, of directors and officers of Duncan GP and Enterprise GP to the fullest extent authorized or permitted by applicable law, in addition to existing rights, as described more fully under “The Merger Agreement — Covenants — Indemnification; Directors’ and Officers’ Insurance.”

Voting Agreement

Pursuant to the voting agreement, Enterprise has agreed, and it has caused its indirect wholly owned subsidiary GTM to agree, to vote any Duncan common units owned by them or their subsidiaries in favor of adoption of the merger agreement and the merger, including the 33,783,587 Duncan common units currently directly owned by GTM (representing approximately 58.5% of the outstanding Duncan common units), at any meeting of Duncan unitholders.

For additional information about the voting agreement, please read “The Merger — Other Transactions Related to the Merger — Voting Agreement.”

Projections

Senior management of Enterprise GP and Duncan GP prepared projections with respect to Enterprise’s and Duncan’s future financial and operating performance on a stand-alone basis and on a combined basis. These projections were provided to Morgan Stanley for use in connection with the preparation of its opinion to the Duncan ACG Committee and related financial advisory services. The projections were also provided to the Enterprise Board, the Duncan Board, the Enterprise Audit Committee, the Duncan ACG Committee and their respective financial advisors.

For additional information about the projections, please read “The Merger — Unaudited Financial Projections of Enterprise and Duncan.”

DIRECTORS AND OFFICERS OF ENTERPRISE GP AND DUNCAN GP

DDLLC, the sole member of Enterprise GP, has the power to appoint and remove all of the directors of Enterprise GP. Enterprise GP has indirect power to cause the appointment or removal of the directors of Duncan GP, an indirect wholly owned subsidiary of Enterprise. DDLLC is controlled by the DDLLC voting trustees under the DDLLC Voting Trust Agreement. Each of the executive officers of Enterprise GP is currently expected to remain an executive officer of Enterprise GP following the merger. The DDLLC voting trustees have not yet determined whether any directors of Duncan GP will serve as directors of Enterprise GP following the merger. In the absence of any changes, the current directors of Enterprise GP will continue as directors following the merger.

The following persons currently serve as directors and executive officers of Duncan GP and Enterprise GP.

Name	Age	Position with Enterprise GP	Positions with Duncan GP

Randa Duncan Williams	49	Director
Dr. Ralph S. Cunningham	70	Director and Chairman of the Board
Richard H. Bachmann	58	Director
Thurmon M. Andress	77	Director
Charles E. McMahen(1,2)	72	Director
Edwin E. Smith	79	Director
E. William Barnett(1)	78	Director
Charles M. Rampacek	68	Director
Rex C. Ross(1)	67	Director
Michael A. Creel	57	Director, President and CEO
A. James Teague	66	Director, Executive Vice President and Chief Operating Officer	Executive Vice President and Chief Operating Officer
William A. Bruckmann, III(1,2)	59		Director
Larry J. Casey(1)	78		Director
Richard S. Snell(1)	68		Director
W. Randall Fowler	54	Executive Vice President and CFO	Director, President and CEO
William Ordemann	52	Executive Vice President	Executive Vice President
Lynn L. Bourdon, III	49	Senior Vice President
Bryan F. Bulawa	41	Senior Vice President and Treasurer	Director, Senior Vice President, Treasurer and CFO
G. R. Cardillo	53	Senior Vice President
James M. Collingsworth	56	Senior Vice President
Stephanie C. Hildebrandt	46	Senior Vice President, General Counsel and Secretary	Senior Vice President, Chief Legal Officer and Secretary
Mark A. Hurley	52	Senior Vice President
Michael J. Knesek	56	Senior Vice President, Controller and Principal Accounting Officer	Senior Vice President, Controller and Principal Accounting Officer
Christopher Skoog	47	Senior Vice President
Thomas M. Zulim	53	Senior Vice President

(1)	Member of applicable ACG or Audit Committee

(2)	Chairman of applicable ACG or Audit Committee

Enterprise GP is the successor general partner to Enterprise and the prior general partner of Holdings prior to its merger with a subsidiary of Enterprise. References to directorships below refer to Enterprise GP and the predecessor general partner of Enterprise.

Randa Duncan Williams.  Ms. Williams was elected a Director of Enterprise GP in May 2007. She was elected Chairman of EPCO in May 2010, having previously served as Group Co-Chairman since 1994. Ms. Williams has served as a Director of EPCO since February 1991. Prior to joining EPCO in 1994, Ms. Williams practiced law with the firms Butler & Binion and Brown, Sims, Wise & White. She currently serves on the boards of directors of Encore Bancshares and Encore Bank and also serves on the board of trustees for numerous charitable organizations.

Dr. Ralph S. Cunningham.  Dr. Cunningham was elected a Director of Enterprise GP in August 2007 and as Chairman of the Board in November 2010. Dr. Cunningham served as the President and CEO of Enterprise GP from August 2007 until November 2010. He served as a director of Enterprise Products GP, LLC (“EPGP”), the general partner of Enterprise prior to its merger with Holdings in November 2010, from February 2006 to May 2010, having previously served as a director of EPGP from April 1998 until March 2005. In addition to these duties, Dr. Cunningham served as Group Executive Vice President and Chief Operating Officer of EPGP from December 2005 to August 2007 and Interim President and Interim CEO from June 2007 to August 2007. Dr. Cunningham served as a director of Duncan GP from August 2007 to May 2010. He served as Chairman and a Director of Texas Eastern Products Pipeline Company LLC (“TEPPCO GP”), the general partner of TEPPCO Partners, L.P. (“TEPPCO”), from March 2005 until November 2005.

Dr. Cunningham was elected Vice Chairman of EPCO in May 2010 and a director in March 2006, having previously served as Group Vice Chairman of EPCO from December 2007 to May 2010 and as a Director of EPCO from 1987 to 1997. He serves as a director of Tetra Technologies, Inc. and Agrium, Inc. In addition, Dr. Cunningham serves as a Director and the Chairman of the Safety, Health and Responsibility Committee of Cenovus Energy Inc. Dr. Cunningham retired in 1997 from CITGO Petroleum Corporation, where he served as President and CEO since 1995. Dr. Cunningham also served as a Director of LE GP, LLC (the general partner of Energy Transfer Equity, L.P.) from December 2009 to November 2010.

Richard H. Bachmann.  Mr. Bachmann served as an Executive Vice President and the Chief Legal Officer of EPGP from February 1999 until November 2010 and served as Secretary of EPGP from November 1999 until November 2010. He previously served as a director of EPGP from June 2000 to January 2004 and from February 2006 to May 2010. Mr. Bachmann served as Executive Vice President of Enterprise GP from April 2005 until November 2010, and has served as a director of Enterprise GP since February 2006. He previously served as Chief Legal Officer and Secretary of Enterprise GP from April 2005 to May 2010.

Mr. Bachmann was elected President and CEO of EPCO in May 2010 and has served as a Director since January 1999. He previously served as Secretary of EPCO from May 1999 to May 2010 and as a Group Vice Chairman of EPCO from December 2007 to May 2010. Mr. Bachmann served as a Director of Duncan GP from October 2006 to May 2010 and as President and CEO of Duncan GP from October 2006 to April 2010. In November 2006, Mr. Bachmann was appointed as an independent manager of Constellation Energy Partners LLC. Mr. Bachmann also serves as a member of the Audit, Compensation and Nominating and Governance Committees of Constellation Energy Partners LLC and as the Chairman of its Conflicts Committee.

Thurmon M. Andress.  Mr. Andress was elected a Director of Enterprise GP in November 2006 and serves as a member of Enterprise GP’s Governance Committee. Mr. Andress serves as the Managing Director — Houston for Breitburn Energy Company L.P. and is a former member of its Board of Directors. In 1990, he founded Andress Oil & Gas Company, serving as its President and CEO until it merged with Breitburn Energy Company L.P. in 1998. In 1982, he founded Bayou Resources, Inc. a publicly traded energy company that was sold in 1987. From 2002 through December 2009, Mr. Andress served as a member of the Board of Directors of Edge Petroleum Corp. (including its Governance and Compensation Committees). In October 2009, Edge Petroleum Corp. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code and, on December 31, 2009, completed the sale of substantially all of its assets to Mariner Energy, Inc. Mr. Andress is currently a member of the National Petroleum Council (including its Board) and serves on the Board of Governors of Houston for the Independent Petroleum Association of America. In 1993, Mr. Andress

was inducted into All American Wildcatter’s, a 100-member organization dedicated to American oil and gas explorationists and producers.

Charles E. McMahen.  Mr. McMahen was elected a Director of Enterprise GP in August 2005 and serves as Chairman of the Enterprise Audit Committee. Mr. McMahen served as Vice Chairman of Compass Bank from March 1999 until December 2003 and served as Vice Chairman of Compass Bancshares from April 2001 until his retirement in December 2003. Mr. McMahen also served as Chairman and CEO of Compass Banks of Texas from March 1990 until March 1999. Mr. McMahen has served as a director of Compass Bancshares, and its successor, BBVA Compass Bank, since 2001. He also served as chairman of the Board of Regents of the University of Houston from September 1998 to August 2000.

Edwin E. Smith.  Mr. Smith was elected a Director of Enterprise GP in August 2005 and serves as a member of Enterprise GP’s Governance Committee. Mr. Smith has been a private investor since he retired from Allied Bank of Texas in 1989 after a 31-year career in banking. Mr. Smith serves as a director of Encore Bank and previously served as a director of EPCO from 1987 until 1997.

E. William Barnett.  Mr. Barnett was elected a Director of Enterprise GP in November 2010 and is a member of the Enterprise Audit Committee. He served as a Director of EPGP from March 2005 to November 2010, and he served as Chairman of its Audit, Conflicts and Governance Committee. Mr. Barnett practiced law with Baker Botts L.L.P. from 1958 until his retirement in 2004. In 1984, he became Managing Partner of Baker Botts L.L.P. and continued in that role for 14 years until 1998. He was Senior Counsel to the firm from 1998 until June 2004, when he retired from the firm. Mr. Barnett served as Chairman of the Board of Trustees of Rice University from 1996 to July 2005.

Mr. Barnett is a Life Trustee of The University of Texas Law School Foundation; a director of St. Luke’s Episcopal Hospital; and a director Emeritus and former Chairman of the Houston Zoo, Inc. (the operating arm of the Houston Zoo). He is a director of GenOn Energy, Inc. (a publicly traded wholesale electricity generating company) and Westlake Chemical Corporation (a publicly traded chemical company). Mr. Barnett is Chairman of the Advisory Board of the Baker Institute for Public Policy at Rice University and a director Emeritus and former Chairman of the Greater Houston Partnership. Mr. Barnett served as a Trustee Emeritus of the Baylor College of Medicine from 1993 until 2004.

Charles M. Rampacek.  Mr. Rampacek was elected a Director of Enterprise GP in November 2010 and serves as Chairman of its Governance Committee. He served as a Director of EPGP from October 2006 to November 2010 and was a member of its Audit, Conflicts and Governance Committee. Mr. Rampacek is currently a business and management consultant in the energy industry. Mr. Rampacek served as Chairman, CEO and President of Probex Corporation (“Probex”), an energy technology company that developed a proprietary used oil recovery process, from 2000 until his retirement in 2003. Prior to joining Probex, Mr. Rampacek was President and CEO of Lyondell-Citgo Refining L.P., a manufacturer of petroleum products, from 1996 through 2000. From 1982 to 1995, he held various executive positions with Tenneco Inc. and its energy-related subsidiaries, including President of Tenneco Gas Transportation Company, Executive Vice President of Tenneco Gas Operations and Senior Vice President of Refining and Supply.

Mr. Rampacek also spent 16 years with Exxon Company USA, where he held various supervisory and management positions. Mr. Rampacek has been a director of Flowserve Corporation since 1998 and is a member of its Audit Committee and its Organization and Compensation Committee. Mr. Rampacek also serves as a director of Cenovus Energy Inc. (a Canadian publicly traded oil company) and is a member of its Nominating and Governance Committee, Reserves Committee, and Safety, Environment and Responsibility Committee.

In 2005, two complaints requesting recovery of certain costs were filed against former officers and directors of Probex as a result of the bankruptcy of Probex in 2003. These complaints were defended under Probex’s director and officer insurance with American International Group, Inc. (“AIG”) and settlement was reached and paid by AIG with bankruptcy court approval in the first half of 2006. An additional complaint was filed in 2005 against noteholders of certain Probex debt of which Mr. Rampacek was one. A settlement of $2,000 was reached and approved by the bankruptcy court in the first half of 2006.

Rex C. Ross.  Mr. Ross was elected a Director of Enterprise GP in November 2010 and is a member of the Enterprise Audit Committee. He served as a Director of EPGP from October 2006 to November 2010 and was a member of its Audit, Conflicts and Governance Committee. Until July 2009, Mr. Ross served as a Director of Schlumberger Technology Corporation, the holding company for all Schlumberger Limited assets and entities in the United States. Prior to his executive retirement from Schlumberger Limited in May 2004, Mr. Ross held a number of executive management positions during his 11-year career with the company, including President of Schlumberger Oilfield Services North America; President, Schlumberger GeoQuest; and President of SchlumbergerSema North & South America. Mr. Ross also serves on the Board of Directors of Gulfmark Offshore, Inc. (a publicly traded offshore marine services company) and is a member of its Governance & Nominating Committee and Compensation Committee.

Michael A Creel.  Mr. Creel was elected President and CEO and a Director of Enterprise GP in November 2010. He served as a Director of EPGP from February 2006 to November 2010 and President and CEO of EPGP from August 2007 to November 2010. Mr. Creel served as CFO of EPGP from June 2000 to August 2007, and as an Executive Vice President of EPGP from January 2001 to August 2007. Mr. Creel, a Certified Public Accountant, also served as a Senior Vice President of EPGP from November 1999 to January 2001.

In May 2010, Mr. Creel was elected Vice Chairman of EPCO, having previously served as Group Vice Chairman and CFO of EPCO since December 2007. Prior to these elections, Mr. Creel served as EPCO’s Chief Operating Officer from April 2005 to December 2007 and as its CFO from June 2000 to April 2005. He has served as a Director of EPCO since December 2007. Mr. Creel previously served as a director of Enterprise GP from October 2009 to May 2010 and as a director of Duncan GP from October 2006 to May 2010. He previously served as President, CEO and a Director of Enterprise GP from August 2005 through August 2007. From October 2006 to August 2007, he served as Executive Vice President and CFO of Duncan GP. From October 2005 through December 2009, Mr. Creel served as a director of Edge Petroleum Corporation, a publicly traded oil and natural gas exploration and production company, which filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in October 2009 and, on December 31, 2009, completed the sale of substantially all of its assets to Mariner Energy, Inc.

A. James Teague.  Mr. Teague was elected an Executive Vice President and the Chief Operating Officer and a Director of Enterprise GP in November 2010. He served as Executive Vice President of EPGP from November 1999 to November 2010 and additionally as a Director from July 2008 to November 2010 and as Chief Operating Officer from September 2010 to November 2010. In addition, he served as EPGP’s Chief Commercial Officer from July 2008 until September 2010. He has served as Executive Vice President and Chief Commercial Officer of Duncan GP since July 2008. He previously served as a Director of Duncan GP from July 2008 to May 2010 and as a Director of Enterprise GP from October 2009 to May 2010. Mr. Teague joined Enterprise in connection with its purchase of certain midstream energy assets from affiliates of Shell Oil Company in 1999. From 1998 to 1999, Mr. Teague served as President of Tejas Natural Gas Liquids, LLC, then an affiliate of Shell. From 1997 to 1998, he was President of Marketing and Trading for Mapco Inc.

William A. Bruckmann, III.  Mr. Bruckmann was elected a Director of Duncan GP in October 2006. Mr. Bruckmann has been self-employed as a consultant and private investor since April 2004. From September 2002 to April 2004, Mr. Bruckmann served as a financial advisor with UBS Securities, Inc. He is a former Managing Director at Chase Securities, Inc. and has more than 25 years of banking experience, starting with Manufacturers Hanover Trust Company, where he became a senior officer in 1985. Mr. Bruckmann later served as Managing Director, sector head of Manufacturers Hanover’s gas pipeline and midstream energy practices through the acquisition of Manufacturers Hanover by Chemical Bank and the acquisition of Chemical Bank by Chase Bank. Mr. Bruckmann also served as a Director of Williams Energy Partners L.P. from May 2001 to June 2003. Mr. Bruckmann serves on the Duncan ACG Committee as its Chairman.

Larry J. Casey.  Mr. Casey was elected a Director of Duncan GP in October 2006. Mr. Casey has been a private investor managing real estate and personal investments since he retired in 1982 from a career in the energy industry. In 1974, Mr. Casey founded Xcel Products Company, an NGL and petrochemical trading company. Also in 1974, he founded Xral Underground Storage, the first privately owned underground merchant storage facility for NGLs and specialty chemicals at Mont Belvieu, Texas. Mr. Casey sold these companies in 1982. Mr. Casey serves on the Duncan ACG Committee.

Richard S. Snell.  Mr. Snell, a Certified Public Accountant, was elected a Director of Duncan GP in January 2010. Mr. Snell most recently served as a director of TEPPCO GP from January 2006 until TEPPCO’s merger with a subsidiary of Enterprise in October 2009. From June 2000 until February 2006, he served as a director of EPGP. He has been a partner with the law firm of Thompson & Knight LLP since May 2000. Prior to his position with Thompson & Knight LLP, he worked as an attorney for the Snell & Smith, P.C. law firm from its founding in 1993 until May 2000. Mr. Snell serves on the Duncan ACG Committee.

W. Randall Fowler.  Mr. Fowler was elected an Executive Vice President and the CFO of Enterprise GP in August 2007 and previously served as Executive Vice President and CFO of EPGP from August 2007 to November 2010. He was also elected President and CEO of Duncan GP in April 2010, having previously served as Executive Vice President and CFO of Duncan GP since August 2007. He has served as a Director of Duncan GP since September 2006. Mr. Fowler served as Senior Vice President and Treasurer of EPGP from February 2005 to August 2007 and of Duncan GP from October 2006 to August 2007. Mr. Fowler also previously served as a Director of EPGP and of Enterprise GP from February 2006 to May 2010. Mr. Fowler also served as Senior Vice President and CFO of Enterprise GP from August 2005 to August 2007.

Mr. Fowler was elected Vice Chairman and CFO of EPCO in May 2010 and has served as a Director since December 2007. He previously served as President and CEO of EPCO from December 2007 to May 2010 and as CFO from April 2005 to December 2007. Mr. Fowler, a Certified Public Accountant (inactive), joined Enterprise as Director of Investor Relations in January 1999. Mr. Fowler also serves as Chairman of the Board of the National Association of Publicly Traded Partnerships. He also serves on the Advisory Board for the College of Business at Louisiana Tech University.

William Ordemann.  Mr. Ordemann was elected an Executive Vice President of Enterprise GP in August 2007. He also served as EPGP’s Chief Operating Officer from August 2007 until September 2010 and as its Executive Vice President from August 2007 to November 2010. He was also elected an Executive Vice President of Duncan GP in August 2007. He previously served as a Senior Vice President of EPGP from September 2001 to August 2007 and was a Vice President of EPGP from October 1999 to September 2001. Mr. Ordemann joined Enterprise in connection with its purchase of certain midstream energy assets from affiliates of Shell Oil Company in 1999. Prior to joining Enterprise, he was a Vice President of Shell Midstream Enterprises, LLC from January 1997 to February 1998, and Vice President of Tejas Natural Gas Liquids, LLC from February 1998 to September 1999.

Lynn L. Bourdon, III.  Mr. Bourdon was elected a Senior Vice President (Supply & Marketing) of Enterprise GP in November 2010. He served as Senior Vice President, Supply & Marketing of EPGP from 2004 to November 2010 after serving as Senior Vice President and Chief Commercial Officer with Orion Refining Corporation from 2001 to 2003 and as a Partner in En*Vantage, Inc. from 1999 to 2001. In May 2003, Orion Refining Corporation filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Bourdon served as Senior Vice President of Commercial Operations for PG&E Gas Transmission from 1997 to 1999 and Vice President, NGL Marketing & Development at the predecessor company, Valero, from 1996 to 1997. Earlier in his career, Mr. Bourdon served 12 years with Dow Chemical Company in the engineering, business and commercial areas.

Bryan F. Bulawa.  Mr. Bulawa was elected Senior Vice President and Treasurer of Enterprise GP in October 2009 and Senior Vice President, Chief Financial Officer and Treasurer of Duncan GP in April 2010. Mr. Bulawa was elected a Director of Duncan GP in February 2011. He previously served as Senior Vice President and Treasurer of EPGP from October 2009 to November 2010, as Senior Vice President and Treasurer of Duncan GP from October 2009 to April 2010, and as Vice President and Treasurer of EPGP from July 2007 to October 2009. He has also served as Senior Vice President and Treasurer of EPCO since May 2010. Prior to joining Enterprise, Mr. Bulawa spent 13 years at Scotia Capital, where he last served as director of the firm’s U.S. Energy Corporate Finance and Distribution group.

G. R. Cardillo.  Mr. Cardillo was elected a Senior Vice President (Propylene and Marine) of Enterprise GP in February 2011. Mr. Cardillo joined Enterprise in connection with its purchase of certain petrochemical storage and propylene fractionation assets from affiliates of Ultramar Diamond Shamrock Corp. and Koch Industries Inc. (“Diamond Koch”) in 2002. From 2000 to 2002, Mr. Cardillo served as a Vice President in charge of propylene commercial activities for Diamond Koch. Mr. Cardillo served as a Vice President of EPGP from November 2004 to November 2010 and of Enterprise GP from November 2010 to February 2011. Mr. Cardillo has been an integral part of Enterprise’s Petrochemicals management team since joining Enterprise in 2002 and assumed leadership of this commercial function in June 2008. He assumed leadership of Enterprise’s marine services operations in July 2010.

James M. Collingsworth.  Mr. Collingsworth was elected a Senior Vice President (Regulated Pipelines & Gas Storage) of Enterprise GP in November 2010. He served as Vice President of EPGP from November 2001 to November 2002 and Senior Vice President from November 2002 until November 2010. Previously, he served as a board member of Texaco Canada Petroleum Inc. from July 1998 to October 2001 and was employed by Texaco from 1991 to 2001 in various management positions, including Senior Vice President of NGL Assets and Business Services from July 1998 to October 2001. Prior to joining Texaco, Mr. Collingsworth was director of feedstocks for Rexene Petrochemical Company from 1988 to 1991 and served in the MAPCO, Inc. organization from 1973 to 1988 in various capacities including customer service and business development manager of the Mid-America and Seminole pipelines.

Stephanie C. Hildebrandt.  Ms. Hildebrandt was elected a Senior Vice President and the General Counsel of Enterprise GP in May 2010 and served as Senior Vice President and General Counsel of EPGP from May 2010 to November 2010. Ms. Hildebrandt has also served as Senior Vice President, Chief Legal Officer and Secretary of Duncan GP since April 2010, having previously served as Vice President and General Counsel of EPGP since October 2009, as Vice President and Deputy General Counsel of EPGP from 2006 to 2009, as Deputy General Counsel of EPGP from 2004 to 2006 and as Vice President and Chief Legal Officer of Duncan GP from 2007 to 2010. Prior to joining Enterprise, Ms. Hildebrandt practiced law for three years at El Paso Corporation and for 12 years at Texaco Inc.

Mark A. Hurley.  Mr. Hurley was elected a Senior Vice President (Crude Oil & Offshore) of Enterprise GP in November 2010. He previously served as Senior Vice President, Crude Oil & Offshore, for EPGP from March 2010 to November 2010. Prior to joining Enterprise, Mr. Hurley was a Shell employee and recently served as President of Shell Pipeline Company, a crude oil, refined products and natural gas energy storage and transportation company. Mr. Hurley began his career with Shell in process engineering positions at refineries in Louisiana and California. During his tenure with Shell, he held key leadership roles in refinery and lubricant plant operations, marketing, sales, product supply planning and trading, with both U.S. and global responsibilities. As President of Shell Pipeline Company for five years, Mr. Hurley had ultimate responsibility for profitability, operations, strategy, business development and capital project development.

Michael J. Knesek.  Mr. Knesek, a Certified Public Accountant, was elected a Senior Vice President of Enterprise GP in August 2005. From February 2005 to November 2010, Mr. Knesek served as Senior Vice President of EPGP, having previously served as a Vice President of EPGP since August 2000. Mr. Knesek has been the Principal Accounting Officer and Controller of Enterprise GP since August 2005 and of Duncan GP since September 2006. He served as the Principal Accounting Officer and Controller of EPGP from August 2000 to November 2010. He has served as Senior Vice President of Duncan GP since September 2006. Mr. Knesek has been the Controller of EPCO since 1990 and currently serves as one of its Senior Vice Presidents.

Christopher R. Skoog.  Mr. Skoog was elected Senior Vice President (Natural Gas Services & Marketing) of Enterprise GP in November 2010. He joined Enterprise in July 2007 as Senior Vice President of EPGP to develop and lead the Partnership’s Natural Gas Services and Marketing group. In July 2008, he also assumed responsibility for Enterprise’s non-regulated and intrastate natural gas pipeline and storage businesses. From 1995 to July 2007, he served in various executive positions at ONEOK, Inc. and ONEOK Partners L.P. He led ONEOK Energy Services from 1995 to 2005, and held senior executive positions at ONEOK from 2005 to 2007.

Thomas M. Zulim.  Since July 2008, Mr. Zulim has served as a Senior Vice President of EPCO, and was elected Senior Vice President (Unregulated NGL Business) of Enterprise GP in November 2010, with responsibility for Enterprise’s unregulated NGL business. Mr. Zulim previously served as a Senior Vice President of EPGP from July 2008 to November 2010. From March 2006 to July 2008, Mr. Zulim served as Senior Vice President, Human Resources, for both EPGP and EPCO, and served as Vice President, Human Resources, for both EPGP and EPCO from December 2004 to March 2006. He joined EPCO in 1999 as Director of Business Management for the NGL Fractionation business. Mr. Zulim came to EPCO from Shell Oil Company where, as an attorney, he practiced labor and employment law nationally for several years before joining Shell Midstream Enterprises in 1996 as Director of Business Development for its natural gas processing and NGL fractionation businesses. Mr. Zulim resumed practicing law with EPCO’s legal group in January 2002 until December 2004.

COMPARISON OF THE RIGHTS OF ENTERPRISE AND DUNCAN UNITHOLDERS

The following describes the material differences between the rights of the Enterprise unitholders, after giving effect to the transactions contemplated by the merger, and the current rights of Duncan unitholders. It is not a complete summary of the provisions affecting, and the differences between, the rights of the Enterprise common unitholders and Duncan unitholders. The rights of the Enterprise common unitholders will be governed by the Sixth Amended and Restated Agreement of Limited Partnership of Enterprise, as amended. The rights of Duncan unitholders are governed by the First Amended and Restated Agreement of Limited Partnership of Duncan, as amended, and you should refer to each document for a complete description of the rights of the Enterprise and Duncan unitholders, respectively. If the merger is consummated, Duncan unitholders will become Enterprise common unitholders, and their rights as Enterprise common unitholders will be governed by Delaware law and Enterprise’s partnership agreement. For Enterprise’s partnership agreement and the amendments thereto, please refer to Enterprise’s Current Report on Form 8-K filed with the Commission on November 23, 2010. For Duncan’s partnership agreement and the amendments thereto, please refer to Duncan’s Current Reports on Form 8-K filed with the Commission on May 10, 2007 and January 3, 2008 and Duncan’s Quarterly Reports on Form 10-Q filed with the Commission on November 4, 2005 and November 6, 2008. This summary is qualified in its entirety by reference to the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act (the “Delaware Act”), the Enterprise partnership agreement, as amended, and the Duncan partnership agreement, as amended.

Purpose and Term of Existence

Enterprise	Duncan

Enterprise’s stated purposes under its partnership agreement are to serve as a security holder in its operating company and subsidiary partnerships and to engage in any business activities that may be engaged in by its operating company or that are approved by its general partner and which lawfully may be conducted by a limited partnership under Delaware law.	Duncan’s stated purposes under its partnership agreement are to engage, directly or indirectly, in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under Delaware law and to do anything necessary or appropriate to the foregoing.

Enterprise’s existence will continue until December 31, 2088, unless sooner dissolved pursuant to the terms of Enterprise’s partnership agreement.	Duncan’s partnership existence will continue until dissolved pursuant to the terms of Duncan’s partnership agreement.

Distributions of Available Cash

Enterprise	Duncan

Within 45   days after the end of each quarter, Enterprise will distribute all of its available cash to common unitholders.

Available cash is defined in Enterprise’s partnership agreement and generally means, with respect to any calendar quarter, all cash on hand at the end of such quarter:

•   less the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the general partner to:

• provide for the proper conduct of Enterprise’s business (including reserves for future capital expenditures and for Enterprise’s future credit needs); and

• comply with applicable law or any loan agreement, security agreement, mortgage, debt	Within 45 days after the end of each quarter, Duncan will distribute 100% of its available cash to unitholders.

Available cash is defined in Duncan’s partnership agreement and generally means all cash and cash equivalents on hand at the end of each quarter:

•   less the amount of cash reserves established by the general partner to:

• provide for the proper conduct of Duncan’s business (including reserves for future capital expenditures and for Duncan’s future credit needs);

• comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement; and

Enterprise	Duncan

instrument or other agreement; plus

•   all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter or certain interim capital transactions after the end of such quarter designated by Enterprise GP as operating surplus.
• provide funds for regular quarterly distributions to the partners in accordance with the Duncan partnership agreement in respect of any one or more of the next four quarters.

The Class B units issued in connection with the TEPPCO merger are not entitled to regular quarterly cash distributions for the first sixteen quarters following the closing of the TEPPCO merger, which closed on October 26, 2009. The Class B units will convert automatically into the same number of Enterprise common units on the date immediately following the payment date of the sixteenth quarterly distribution following the closing of the TEPPCO merger and holders of such converted units will thereafter be entitled to receive distributions of available cash.

In connection with Enterprise’s merger with Holdings, which closed in November 2010, certain Enterprise common units owned by a subsidiary of EPCO were designated pursuant to a distribution waiver agreement, pursuant to which a subsidiary of EPCO waived its rights to regular quarterly distributions with respect to designated units for a five-year period after the merger closing date.

Distributions of Cash Upon Liquidation

Enterprise	Duncan

If Enterprise dissolves in accordance with its partnership agreement, it will sell or otherwise dispose of its assets in a process called a liquidation. Enterprise will first apply the proceeds of liquidation to the payment of its creditors in the order of priority provided in Enterprise’s partnership agreement and by law and, thereafter, it will distribute any remaining proceeds to its common unitholders in accordance with their respective capital account balances. The general rules for determining the capital account balances of the unitholders are set forth in Enterprise’s partnership agreement.	If Duncan dissolves in accordance with its partnership agreement, it will sell or otherwise dispose of its assets in a process called a liquidation. Duncan will first apply the proceeds of liquidation to the payment of its creditors in the order of priority provided in the partnership agreement and by law and, thereafter, it will distribute any remaining proceeds to its unitholders and its general partner in accordance with their respective capital account balances. The general rules for determining the capital account balances of the unitholders and the general partner are set forth in Duncan’s partnership agreement.

Merger and Consolidation

Enterprise	Duncan

Merger or consolidation of Enterprise requires, in most instances, the prior approval of the general partner and approval of a majority of the members of the Audit and Conflicts Committee. The general partner must also approve the merger agreement which must include certain information as set forth in Enterprise’s partnership agreement. Once approved by the general partner, the merger agreement must be	Merger or consolidation of Duncan requires, in most instances, the prior consent of Duncan GP and approval of a majority of the members of the Duncan ACG Committee, each of whom must meet certain independence requirements set forth in the Duncan partnership agreement. The Duncan GP must also approve the merger agreement which must include certain information as set forth in Duncan’s

Enterprise	Duncan

submitted to a vote of Enterprise’s limited partners, and the merger agreement will be approved upon receipt of the affirmative vote of the holders of a majority of Enterprise’s outstanding common units (including the Class B units issued in the TEPPCO merger, with respect to matters arising after their issuance) (unless the affirmative vote of the holders of a greater percentage of common units is required under Delaware law).
partnership agreement. Once approved by the general partner, the merger agreement must be submitted to a vote of Duncan’s limited partners, and the merger agreement will be approved upon receipt of the affirmative vote of the holders of a majority of Duncan’s limited partner units.

Disposal of Assets

Enterprise	Duncan

The general partner generally may not sell, exchange or otherwise dispose of all or substantially all of the assets of Enterprise and its subsidiaries in a single transaction or a series of related transactions or approve on behalf of Enterprise, the sale, exchange or other disposition of all or substantially all the assets of Enterprise and its subsidiaries (including by way of merger, consolidation, or other combination) without the approval of the holders of a majority of Enterprise’s outstanding common units (including the Class B units issued in the TEPPCO merger) and approval from the majority of the members of the Audit and Conflicts Committee. However, Enterprise GP may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of Enterprise and its subsidiaries. In addition, the general partner may sell any or all of the assets of Enterprise and its subsidiaries in a forced sale pursuant to the foreclosure or other realization of any encumbrance without the approval of Enterprise’s common or Class B unitholders and approval by the Audit and Conflicts Committee.	The general partner generally may not sell, exchange or otherwise dispose of all or substantially all of the assets of Duncan and its subsidiaries in a single transaction or a series of related transactions (including by way of merger, consolidation, or other combination or sale of ownership interest) or approve on behalf of Duncan, the sale, exchange or other disposition of all or substantially all the assets of Duncan without the approval of the holders of a majority of Duncan’s limited partner units and approval from a majority of the members of the Duncan ACG Committee. However, the general partner may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of Duncan and its subsidiaries. In addition, the general partner may sell any or all of the assets of Duncan and its subsidiaries in a forced sale pursuant to the foreclosure or other realization of any encumbrance without the approval of Duncan unitholders and approval by the Duncan ACG Committee.

Transfer of General Partner Interest

Enterprise	Duncan

The general partner may transfer all or any of its general partner interest without unitholder approval. However, no transfer by the general partner of all or any part of its interest will be permitted unless (i) the transferee agrees to assume the rights and duties of the general partner and be bound by the provisions of Enterprise’s partnership agreement, (ii) Enterprise receives an opinion of counsel as to limited liability and tax matters, (iii) such transferee agrees to purchase all of the partnership interest of the general partner or managing member of each of Enterprise, its operating partnership and any of their subsidiaries and (iv) for so long as any affiliate of EPCO controls the general partner, the organizational documents of the owner of the general partner interest provide for the establishment of an “Audit and Conflicts Committee,” with independent (as defined therein)	The general partner may generally not transfer all or any portion of its general partner interest to a single transferee before December 31, 2016 unless such transfer has been approved by the prior written consent or vote of the holders of a majority of Duncan’s outstanding units (excluding units held by the general partner and its affiliates). Duncan’s partnership agreement does allow, however, the general partner to transfer its general partner interest prior to December 31, 2016 without approval of the limited partners either (i) to an affiliate or (ii) to a third party in conjunction with a merger of the general partner into, or sale of all or substantially all of the assets of the general partner to, a third party. After December 31, 2016, the general partner may transfer all or any portion of its general partner interest without unitholder approval.

Enterprise	Duncan

members to approve specified matters.

The general partner may also transfer, in whole or in part, the common units it owns.

In addition, Enterprise’s partnership agreement does not prohibit or require unitholder approval for any transfer, in whole or in part, of the ownership of the general partner.

In the case of all transfers, however, no transfer of the general partner interest will be permitted unless (i) the transferee agrees to assume the rights and duties of the general partner and be bound by the provisions of Duncan’s partnership agreement, (ii) Duncan receives an opinion of counsel as to limited liability and tax matters, (iii) such transferee or successor also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest or membership interest of the General Partner as the general partner or managing member of certain other affiliates and (iv) for so long as any affiliate of Duncan controls the general partner, the organizational documents of the owner of the general partner interest provide for the establishment of an “Audit and Conflicts Committee” with independent (as defined therein) members to approve specified matters.

The general partner may also transfer, in whole or in part, the limited partner units it owns.

In addition, Duncan’s partnership agreement does not prohibit or require unitholder approval for any transfer, in whole or in part, of the ownership of the general partner.

Withdrawal of General Partner

Enterprise	Duncan

The general partner may voluntarily withdraw as Enterprise’s general partner at any time by receiving approval from a majority of members of the Audit and Conflicts Committee and by giving 90 days’ notice to the holders of common units (including the Class B units). Enterprise’s partnership agreement provides for other events of withdrawal, including specified bankruptcy events, and withdrawal by the general partner upon the occurrence of such events will not constitute a violation of the partnership agreement.

Upon the voluntary withdrawal of the general partner, the holders of a majority of Enterprise’s outstanding common units (including the Class B units) may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, Enterprise will be dissolved, unless within 90 days after such withdrawal, the holders of a majority of Enterprise’s outstanding units, excluding the common units held by the withdrawing general partner and its affiliates, agree to continue Enterprise’s business and to appoint a successor general partner.

If the general partner withdraws under circumstances that do not violate Enterprise’s partnership agreement,	The general partner may voluntarily withdraw as Duncan’s general partner at any time by (i) receiving approval from a majority of members of the Duncan ACG Committee, (ii) receiving the approval of the holders of a majority of Duncan’s limited partner units (excluding units held by Duncan) and (iii) giving notice of its intention to withdraw. After December 31, 2016, the general partner will no longer be required to receive the approval of the limited partners or the Duncan ACG Committee to withdraw. Duncan’s partnership agreement provides for other events of withdrawal, including specified bankruptcy events, and withdrawal by the general partner upon the occurrence of such events will not constitute a violation of Duncan’s partnership agreement.

Upon the voluntary withdrawal of the general partner, the holders of a majority of Duncan’s outstanding units may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, Duncan will be dissolved, unless within 90 days after such withdrawal, the holders of a majority of Duncan’s outstanding units, excluding the units held by the withdrawing general partner and its affiliates, agree to

Enterprise	Duncan

the general partner will have the right to convert its general partner interest into limited partner units or to receive cash in exchange for such interests. If the general partner withdraws under circumstances where such withdrawal violates Enterprise’s partnership agreement, its successor will have the option to purchase the general partner’s interest.
continue Duncan’s business and to appoint a successor general partner.

If the general partner withdraws under circumstances that do not violate the Duncan partnership agreement, the general partner will have the right to convert its general partner interest into limited partner units or to receive cash in exchange for such interests. If the general partner withdraws under circumstances where such withdrawal violates Duncan’s partnership agreement or the organizational agreements of its operating companies, its successor will have the option to purchase the general partner’s interest.

Removal of General Partner

Enterprise	Duncan

The general partner may not be removed unless that removal is approved by the vote of the holders of not less than 60% of Enterprise’s outstanding units, including units held by the general partner and its affiliates, and Enterprise receives an opinion of counsel regarding limited liability and tax matters. Action for removal must also provide for the election of a successor general partner by a vote of a majority of the outstanding common units.	The general partner may be removed if such removal is approved by a vote of at least 66 2/3% of the outstanding units voting as a single class, including units held by the general partner and its affiliates, and Duncan receives an opinion of counsel regarding limited liability and tax matters. Action for removal must also provide for the election of a successor general partner by a vote of a majority of the outstanding units.

In addition, if the general partner is removed as the general partner under circumstances where “cause” does not exist, the general partner will have the right to convert its general partner interest into common units or to receive cash in exchange for such interests. “Cause” is defined to mean that a court of competent jurisdiction has entered a final, non- appealable judgment finding the general partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as the general partner. If the general partner is removed by the limited partners under circumstances where cause exists, its successor will have the option to purchase the general partner’s interest.	In addition, if the general partner is removed as the general partner under circumstances where “cause” does not exist and units held by the general partner and its affiliates are not voted in favor of such removal, the general partner will have the right to convert its general partner interest into limited partner units or to receive cash in exchange for such interests. “Cause” is defined to mean that a court of competent jurisdiction has entered a final, non- appealable judgment finding the general partner liable for actual fraud, or willful misconduct in its capacity as the general partner. If the general partner is removed by the limited partners under circumstances where cause exists, its successor will have the option to purchase the general partner’s interest.

Limited Call Rights

Enterprise	Duncan

If at any time the general partner and its affiliates own 85% or more of the issued and outstanding limited partner interests of any class, the general partner will have the right, assignable to Enterprise or any of the general partner’s affiliates, to purchase all, but not less than all, of the outstanding units of that class that are held by non-affiliated persons. The record date for determining ownership of the limited partner interests will be selected by the general partner on at least 10, but not more than 60, days’ notice. The purchase price in the event of a purchase	If at any time the general partner and its affiliates own 80% or more of the issued and outstanding limited partner interests of any class, the general partner will have the right, assignable to Duncan or any of the general partner’s affiliates, to purchase all, but not less than all, of the outstanding units of that class that are held by non-affiliated persons. The record date for determining ownership of the limited partner interests will be selected by the general partner on at least 10, but not more than 60, days’ notice. The purchase price in the event of a purchase

Enterprise	Duncan

under these provisions would be the greater of (i) the current market price (as defined in Enterprise’s partnership agreement) of the limited partner interests and (ii) the highest price paid by the general partner or any of its affiliates for any limited partner interest of the class purchased within the 90 days preceding the date the general partner mails notice of its election to purchase the units.
under these provisions would be the greater of (i) the highest price paid by the general partner or any of its affiliates for any limited partner interest of the class purchased within the 90 days preceding the date the general partner mails notice of its election to purchase the units and (ii) the current market price (as defined in Duncan’s partnership agreement) of limited partner interests of the class as of the date three days prior to the date that notice is mailed.

Limited Preemptive Rights

Enterprise	Duncan

The general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, Enterprise issues those securities to persons other than its general partner and its affiliates, to the extent necessary to maintain their percentage interests in Enterprise that existed immediately prior to the issuance. The holders of common units (including the Class B units) have no preemptive rights to acquire additional units or other partnership interests in Enterprise.	The general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, Duncan issues those securities to persons other than its general partner and its affiliates, to the extent necessary to maintain their percentage interests in Duncan that existed immediately prior to the issuance. The holders of common units have no preemptive rights to acquire additional units or other partnership interests in Duncan.

General Partner’s Authority to Take Action Not Contemplated by the Agreement

Enterprise	Duncan

The general partner may not, without written approval of all outstanding common unitholders, take any action in contravention of Enterprise’s partnership agreement including (i) committing any act that would make it impossible to carry on the ordinary business of Enterprise, (ii) possessing Enterprise property, or assigning any rights in specific Enterprise property, for other than a partnership purpose and (iii) other actions listed in Enterprise’s partnership agreement.	The general partner may not, without the approval of holders of a majority of the Duncan common units and approval of a majority of the members of the Duncan ACG Committee, sell, exchange or otherwise dispose of all or substantially all of the assets of Duncan and its subsidiaries, taken as a whole in a single transaction or series of transactions, except as contemplated by Duncan’s partnership agreement.

Amendment of Partnership Agreement

Enterprise	Duncan

Amendments to Enterprise’s partnership agreement may be proposed only by its general partner. Except in certain circumstances where Enterprise’s partnership agreement is amended in connection with a merger, any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests requires the approval of at least a majority of the class of limited partner interests so affected. However, in some circumstances, more particularly described in Enterprise’s partnership agreement, the general partner may make amendments to the partnership agreement without the	Amendments to Duncan’s partnership agreement may be proposed only by its general partner. Except in certain circumstances where Duncan’s partnership agreement is amended in connection with a merger, any amendment that would have a material adverse effect on the rights or preferences of any class of limited partner interests requires the approval of a majority of the outstanding units of such class. However, in some circumstances more particularly described in Duncan’s partnership agreement, Duncan GP may make amendments to Duncan’s partnership agreement without the approval of Duncan’s limited partners to reflect:

Enterprise	Duncan

approval of Enterprise’s limited partners to reflect:

•   a change in Enterprise’s name, the location of its principal place of business, its registered agent or its registered office;

• the admission, substitution, withdrawal or removal of partners;

• a change that, in the sole discretion of the general partner, is necessary or advisable to qualify or continue Enterprise’s qualification as a limited partnership or a partnership in which its limited partners have limited liability under the laws of any state or to ensure that neither Enterprise, its operating partnership, nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

• a change that, in the discretion of the general partner, does not adversely affect Enterprise’s limited partners in any material respect;

• a change that, in the discretion of the general partner, is necessary or advisable (i) to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute, (ii) to facilitate the trading of Enterprise’s limited partner interests or to comply with any rule, regulation, guideline or requirement of any national securities exchange on which its limited partner interests are or will be listed for trading or (iii) in connection with a distribution, subdivision or combination of securities of Enterprise in accordance with Enterprise’s partnership agreement;

• a change that, in the discretion of the general partner is required to effect the intent of Enterprise’s partnership agreement or contemplated by the partnership agreement;

• a change in Enterprise’s fiscal year or taxable year and any changes that are necessary or advisable as a result of a change in Enterprise’s fiscal year or taxable year;

• an amendment that is necessary in the opinion of counsel to prevent Enterprise, or its general partner or its directors, officers, trustees or agents from being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended;

• an amendment that is necessary or advisable in connection with the authorization or issuance of any class or series of Enterprise’s securities;

•   a change in Duncan’s name, the location of its principal place of business, its registered agent or its registered office;

• the admission, substitution, withdrawal or removal of partners;

• a change that the general partner determines to be necessary or appropriate to qualify or continue Duncan’s qualification as a limited partnership or a partnership in which its limited partners have limited liability under the laws of any state or to ensure that none of Duncan, its general partner or any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

• a change that the general partner determines does not adversely affect Duncan’s limited partners in any material respect;

• a change that the general partner determines to be necessary or appropriate (i) to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute or (ii) to facilitate the trading of Duncan’s limited partner interests or to comply with any rule, regulation, guideline or requirement of any national securities exchange on which its limited partner interests are or will be listed or admitted for trading;

• any change the general partner determines to be necessary or advisable in connection with distributions, subdivisions or combinations of Partnership securities permitted under the Duncan partnership agreement;

• a change that the general partner determines is required to effect the intent of the Duncan partnership agreement or contemplated by the Duncan partnership agreement;

• a change in Duncan’s fiscal year or taxable year and any changes that the general partner determines are necessary or appropriate as a result of a change in Duncan’s fiscal year or taxable year;

• an amendment that is necessary in the opinion of counsel to prevent Duncan, or its general partner or its directors, officers, trustees or agents from being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended;

• an amendment that the general partner determines

Enterprise	Duncan

•   any amendment expressly permitted in Enterprise’s partnership agreement to be made by its general partner acting alone;

• an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with Enterprise’s partnership agreement;

• an amendment that, in the discretion of the general partner, is necessary or advisable to reflect, account for and deal with appropriately the formation of, or investment in, any corporation, partnership, joint venture, limited liability company or other entity other than Enterprise’s operating partnership, in connection with its conduct of activities permitted by Enterprise’s partnership agreement;

• a merger or conveyance to effect a change in Enterprise’s legal form; or

• any other amendments substantially similar to the foregoing.

Proposed amendments (other than those described above) must be approved by holders of a majority of the outstanding common units, except as otherwise provided in Enterprise’s partnership agreement or under Delaware law. No provision of Enterprise’s partnership agreement that establishes a percentage of outstanding units required to take any action may be amended, altered, changed, repealed, or rescinded to reduce such voting requirement without the approval of the holders of those outstanding units whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced. In addition, Enterprise’s partnership agreement requires approval of a majority of the Audit and Conflicts Committee with respect to amendments to provisions relating to it or requiring its approval.

No amendments to Enterprise’s partnership agreement (other than those that may be made by the general partner without the approval of Enterprise’s limited partners or in certain circumstances in connection with the amendment of Enterprise’s partnership agreement in connection with a merger) will become effective without the approval of at least 90% of the outstanding common units unless Enterprise obtains an opinion of counsel to the effect that such amendment will not affect the limited liability of any limited partner under applicable law.

Enterprise’s partnership agreement contains other restrictions on amendments, including a prohibition on amendments enlarging the obligations of any limited partner (subject to specified exceptions), to the term of the partnership and certain provisions relating to dissolution.
is necessary or appropriate in connection with the authorization or issuance of any class or series of Duncan’s securities in accordance with the Duncan partnership agreement;

•   any amendment expressly permitted in Duncan’s partnership agreement to be made by its general partner acting alone;

• an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with Duncan’s partnership agreement;

• an amendment that the general partner determines is necessary or appropriate to reflect, account for the formation of, or investment in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with its conduct of activities permitted by Duncan’s partnership agreement;

• an amendment necessary to require limited partners to provide a statement, certification of other proof to Duncan regarding whether such limited partner is subject to US federal income taxation on the income generated by Duncan;

• a merger or conveyance to effect a change in Duncan’s legal form; or

• any other amendments substantially similar to the foregoing.

Proposed amendments (other than those described above) must be approved by holders of a majority of the outstanding units, except as otherwise provided in Duncan’s partnership agreement or under Delaware law. No provision of Duncan’s partnership agreement that establishes a percentage of outstanding units required to take any action may be amended, altered, changed, repealed, or rescinded to reduce such voting requirement without the approval of the holders of those outstanding units whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced. In addition, the Duncan partnership agreement requires approval of a majority of the Duncan ACG Committee with respect to amendments to provisions relating to it or requiring its approval.

No amendments to Duncan’s partnership agreement (other than those that may be made by the general partner without the approval of Duncan’s limited partners or in certain circumstances in connection with the amendment of Duncan’s partnership agreement in connection with a merger) will become effective without the approval of at least 90% of the limited partner interests, voting as a single class, unless Duncan obtains an opinion of counsel to the effect that such amendment will not affect the limited

Enterprise	Duncan

liability of any limited partner under applicable law.

The Duncan partnership agreement contains other restrictions on amendments, including a prohibition on amendments enlarging the obligations of any limited partner, to the term of the partnership and certain provisions relating to dissolution.

Dissolution

Enterprise	Duncan

Enterprise will be dissolved, and its affairs wound up, upon the occurrence of any of the following:

•   the expiration of its term as provided in Enterprise’s partnership agreement;

• withdrawal of the general partner pursuant to Enterprise’s partnership agreement, unless a successor is elected and admitted and an opinion of counsel is received regarding limited liability on tax matters related to the withdrawal;

• The general partner’s election to dissolve Enterprise, if approved by a majority of the members of the Audit and Conflicts Committee and the holders of a majority of Enterprise’s outstanding common units;

• the entry of a decree of judicial dissolution of Enterprise pursuant to the provisions of the Delaware Act; or
Duncan will be dissolved, and its affairs wound up, upon the occurrence of any of the following:

•   withdrawal or removal of the general partner pursuant to Duncan’s partnership agreement, unless a successor is elected and admitted and an opinion of counsel regarding limited liability and tax matters related to the withdrawal is received;

• the general partner’s election to dissolve Duncan, if approved by a majority of the members of the Duncan ACG Committee and the holders of a majority of Duncan’s outstanding units;

• the entry of a decree of judicial dissolution of Duncan pursuant to the provisions of the Delaware Act; or

• at any time there are no limited partners, unless Duncan is continued without dissolution in accordance with Delaware law.

• the sale of all or substantially all of the assets and properties of Enterprise and its subsidiaries.

Liquidation

Enterprise	Duncan

Upon Enterprise’s dissolution, unless it is reconstituted and continued as a new limited partnership, the person selected by the general partner to wind up Enterprise’s affairs (the liquidator) will, acting with all the powers of the general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate Enterprise’s assets. The proceeds of the liquidation will be applied as follows:

•   first, towards the payment of all of Enterprise’s creditors and the creation of a reserve for contingent liabilities; and

• then, to all partners in accordance with the positive balance in their respective capital accounts. Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of Enterprise’s assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause undue loss to Enterprise’s partners, the general partner	Upon Duncan’s dissolution, unless it is continued as a new limited partnership, the person selected by the general partner to wind up Duncan’s affairs (the liquidator) will, acting with all the powers of the general partner that the liquidator deems necessary or appropriate, liquidate Duncan’s assets. The proceeds of the liquidation will be applied as follows:

•   first, towards the payment of Duncan’s creditors, including the liquidator as compensation for serving in such capacity, in order of priority provided by law, and the creation of a reserve for contingent liabilities; and

• then, to all partners in accordance with the positive balances in their respective capital accounts. Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of Duncan’s assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause undue

Enterprise	Duncan

may distribute assets in kind to Enterprise’s partners.	loss to Duncan’s partners, the liquidator may distribute assets in kind to Duncan’s partners.

Management

Enterprise	Duncan

The general partner conducts, directs and manages all of Enterprise’s activities. Except as specifically granted in Enterprise’s partnership agreement, all management powers over the business and affairs of Enterprise are exclusively vested in the general partner, and no limited partner or assignee has any management power over the business and affairs of Enterprise. Subject to certain restrictions contained in Enterprise’s partnership agreement, the general partner has full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of Enterprise.	The general partner conducts, directs and manages all of Duncan’s activities. Except as specifically granted in Duncan’s partnership agreement, all management powers over the business and affairs of Duncan are exclusively vested in the general partner, and no limited partner or assignee has any management power over the business and affairs of Duncan. Subject to certain restrictions contained in the Duncan’s partnership agreement, the general partner has full power and authority to do all things and on such terms as it may deem necessary or appropriate to conduct the business of Duncan.

Indemnification

Enterprise	Duncan

Enterprise’s partnership agreement provides for indemnification, to the fullest extent permitted by law, by Enterprise of its general partner, any departing partner and any person who is or was an affiliate of the general partner or any departing partner and individuals serving as a member, director, officer, employee, agent or trustee of the general partner or any departing partner or any affiliate of the general partner or any departing partner, but only if the indemnitee acted in good faith and in a manner that such indemnitee reasonably believed to be in or not opposed to the best interests of Enterprise and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

Any indemnification under these provisions will be only out of the assets of Enterprise, and the general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to Enterprise to enable it to effectuate any indemnification.

Enterprise is authorized to purchase (or to reimburse its general partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with Enterprise’s activities, regardless of whether Enterprise would have the power to indemnify such person against such liabilities.	The Duncan partnership agreement provides for indemnification, to the fullest extent permitted by law, by Duncan of its general partner, any departing general partner and any person who is or was an affiliate of the general partner or any departing general partner, individuals serving as a member, officer, director, partner, fiduciary or trustee of Duncan and designees of the general partner, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful.

Any indemnification under these provisions will be only out of the assets of Duncan, and the general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to Duncan to enable it to effectuate indemnification.

Duncan is authorized to purchase (or to reimburse its general partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with Duncan’s activities, regardless of whether Duncan would have the power to indemnify such person against such liabilities.

Meetings; Voting

Enterprise	Duncan

Enterprise’s common unitholders are entitled to vote on the following matters:

•   merger or consolidation involving Enterprise upon the approval of the general partner and the Audit and Conflicts Committee;

• the sale, exchange or other disposition of all or substantially all of Enterprise’s assets;

• the election of a successor general partner upon the current general partner’s withdrawal;

• the removal of the general partner;

• an election by the general partner (approved by the Audit and Conflicts Committee) to dissolve Enterprise;

• Enterprise’s continuation upon specified events of dissolution;

• approval of specified actions of the general partner (not including the transfer by the general partner of its general partner interest); and

• certain amendments to Enterprise’s partnership agreement.

Special meetings of Enterprise common unitholders may be called by the general partner or by unitholders owning 20% or more of Enterprise’s outstanding units in accordance with the procedures set forth in Enterprise’s partnership agreement. Subject to certain exceptions, such as the acquisition of units in a transaction with affiliates of the general partner or a transaction approved by the general partner’s board, if any person or group acquires 20% or more of the outstanding Enterprise common units, all of the units owned by such person will not be considered outstanding for purposes of voting at or calling a special meeting. Additionally, upon authorization from the general partner, any action that may be taken at a meeting of common unitholders may be taken without a meeting by obtaining approval in writing of the necessary percentage of common unitholders that would be required to authorize or take the action at a meeting of common unitholders. The general partner will provide notice of any meetings (or of a vote to approve an action without a meeting) to all unitholders of record as of a record date which may not be less than 10 or more than 60 days prior to the date of the meeting (or, where approvals are sought without a meeting, the date by which common unitholders must submit approvals).

Only record holders of Enterprise common units on the record date are entitled to notice of, and to vote	Duncan unitholders are entitled to vote on the following matters:

•   merger or consolidation involving Duncan, upon approval of the general partner and the Duncan ACG Committee;

• the sale, exchange or other disposition of all or substantially all of Duncan’s assets;

• the election of a successor general partner upon the current general partner’s withdrawal;

• the removal of the general partner;

• an election by the general partner (approved by the Duncan ACG Committee) to dissolve Duncan;

• Duncan’s continuation upon specified events of dissolution;

• approval of specified actions of the general partner (including transfer by the general partner of its general partner interest under certain circumstances); and

• certain amendments to Duncan’s partnership agreement.

Special meetings of Duncan unitholders may be called by the general partner or by unitholders owning 20% or more of Duncan’s outstanding units in accordance with the procedures set forth in Duncan’s partnership agreement. Subject to certain exceptions, such as the acquisition of units in a transaction with affiliates of the general partner or a transaction approved by the general partner’s board, if any person or group (other than Duncan GP or its affiliates) acquires 20% or more of the outstanding units of Duncan, all of the units owned by such person will not be considered outstanding for purposes of voting at or calling a special meeting. Additionally, upon authorization from the general partner, any action that may be taken at a meeting of unitholders may be taken without a meeting by obtaining approval in writing of the necessary percentage of unitholders that would be required to authorize or take the action at a meeting of unitholders. The general partner will provide notice of any meetings (or of a vote to approve an action without a meeting) to all unitholders of record as of a record date which may not be less than 10 or more than 60 days prior to the date of the meeting (or, where approvals are sought without a meeting, the date by which unitholders must submit approvals).

Only record holders of Duncan’s limited partner units on the record date are entitled to notice of, and to vote at, a meeting of Duncan unitholders (or of a

Enterprise	Duncan

at, a meeting of Enterprise common unitholders (or of a unitholder vote to be taken without a meeting). Each holder of Enterprise common units is entitled to one vote for each common unit on all matters submitted to a vote of the unitholders. Subject to applicable law, limited partner interests held for a person’s account by a broker or other nominee party will be voted by the broker (or other nominee) pursuant to the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Representation in person or by proxy of a majority of the outstanding limited partner interests of the class for which a meeting has been called will constitute a quorum at a meeting of limited partners of such class or classes (unless a particular action by the limited partners requires approval by a greater percentage of limited partner interests, in which case the quorum shall be such greater percentage). Except for a proposal where approval by a different percentage of the holders of Enterprise limited partner interests is required under Enterprise’s partnership agreement (in which case the act of the limited partners representing such different percentage shall be required), any action taken by the holders of Enterprise limited partner interests representing a majority of Enterprise’s outstanding units present and entitled to vote at a meeting of Enterprise limited partners where a quorum is present will be considered to be the act of all Enterprise limited partners.

Enterprise common unitholders have no right to elect the general partner or any of its directors on an annual or other continuing basis.
unitholder vote to be taken without a meeting). Each holder of Duncan limited partner units is entitled to one vote for each unit on all matters submitted to a vote of the unitholders. Subject to applicable law, limited partner interests held for a person’s account by a broker or other nominee party will be voted by the broker (or other nominee) pursuant to the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Representation in person or by proxy of a majority of the outstanding limited partner interests of the class for which a meeting has been called will constitute a quorum at a meeting of limited partners of such class or classes (unless a particular action by the limited partners requires approval by a greater percentage of limited partner interests, in which case the quorum shall be such greater percentage). Except for a proposal where approval by a different percentage of the holders of Duncan’s limited partner interests is required under the Duncan partnership agreement (in which case the act of the limited partners representing such different percentage shall be required), any action taken by the holders of Duncan limited partner interests representing a majority of Duncan’s outstanding units present and entitled to vote at a meeting of Duncan limited partners where a quorum is present will be considered to be the act of all Duncan limited partners.

Duncan unitholders have no right to elect the general partner or any of its directors on an annual or other continuing basis.

Prior to the payment date of the sixteenth quarterly distribution following the closing of the TEPPCO merger, the Class B units will be entitled to vote with the Enterprise common unitholders as a single class on all partnership matters described above. Holders of the Class B units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preference of such class in relation to other classes of partnership interests. The approval of a majority of the Class B units will be required to approve any matter for which the Class B unitholders are entitled to vote as a separate class.

Transfer of Units; Status as a Limited Partner or Assignee

Enterprise	Duncan

Each purchaser of Enterprise common units must execute a transfer application whereby the purchaser requests admission as a substituted limited partner and makes representations and agrees to provisions stated in the transfer application. Purchasers may hold common units in nominee accounts.

Each transfer of Duncan limited partner interests will not be recognized by the partnership unless certificate(s) representing those limited partnership interests (or other evidence of the issuance of uncertificated units) are surrendered.

Enterprise	Duncan

Each transfer of Enterprise limited partner interests will not be recognized by the partnership unless certificate(s) representing those limited partnership interests (or other evidence of the issuance of uncertificated units) are surrendered and such interests are accompanied by a duly executed transfer application. Once such transferee has executed and delivered a transfer application in accordance with Enterprise’s partnership agreement, the transferee of common units is an assignee. Such assignee makes representations and agrees to be bound by the terms and conditions of Enterprise’s partnership agreement and gives the consents and approvals and makes the waivers contained in the partnership agreement. An assignee will become a limited partner in respect of the transferred common units upon the consent of the general partner and the recordation of the name of the assignee on Enterprise’s books and records. Such consent may be withheld in the sole discretion of the general partner.

An assignee, pending its admission as a substituted limited partner, is entitled to an interest in Enterprise equivalent to that of a limited partner with respect to the right to share in allocations and distributions, including liquidating distributions. The general partner will vote and exercise other powers attributable to common units owned by an assignee who has not become a substituted limited partner at the written direction of the assignee. If no such direction is received, such units will not be voted. Transferees who do not execute and deliver transfer applications will be treated neither as assignees nor as record holders of common units and will not receive distributions, U.S. federal income tax allocations or reports furnished to record holders of common units. The only right the transferees will have is the right to admission as a substituted limited partner in respect of the transferred common units upon execution of a transfer application in respect of the common units. A nominee or broker who has executed a transfer application with respect to common units held in street name or nominee accounts will receive distributions and reports pertaining to such common units.

A unitholder holding a Class B unit that has converted into an Enterprise common unit will not be permitted to transfer such common unit until the general partner determines, based on advice of counsel, that the converted unit should have economic and U.S. federal income tax characteristics of an Enterprise common unit. The general partner is obligated to take steps to provide for such uniformity, except as would have a material adverse effect on holders of common units.

DESCRIPTION OF ENTERPRISE COMMON UNITS

Generally, the Enterprise common units represent limited partner interests that entitle the holders to participate in its cash distributions and to exercise the rights and privileges available to limited partners under its partnership agreement. Enterprise’s outstanding common units are listed on the NYSE under the ticker symbol “EPD.” Any additional Enterprise common units Enterprise issues will also be listed on the NYSE. The transfer agent and registrar for the Enterprise common units is Wells Fargo Shareowner Services.

Enterprise also has issued and outstanding Class B units, which are entitled to the rights and privileges as noted below. The Class B units are held by a privately held affiliate of EPCO. The Class B units generally have the same rights and privileges as the Enterprise common units, except that they are not entitled to regular quarterly cash distributions for the first sixteen quarters following October 26, 2009, which was the closing date of Enterprise’s merger with TEPPCO. The Class B units will automatically convert into the same number of Enterprise common units on the date immediately following the payment date for the sixteenth quarterly distribution following the closing of the TEPPCO merger.

Meetings; Voting

Each holder of Enterprise common units and Class B units is entitled to one vote for each unit on all matters submitted to a vote of the Enterprise common unitholders. Holders of the Class B units are entitled to vote as a separate class on any matter that adversely affects the rights or preference of such class in relation to other classes of partnership interests. The approval of a majority of the Class B units is required to approve any matter for which the Class B unitholders are entitled to vote as a separate class.

Status as Limited Partner or Assignee

Except as described below under “— Limited Liability,” the Enterprise common units will be fully paid, and Enterprise common unitholders will not be required to make additional capital contributions to Enterprise.

Each purchaser of Enterprise common units must execute a transfer application whereby the purchaser requests admission as a substituted limited partner and makes representations and agrees to provisions stated in the transfer application. If this action is not taken, a purchaser will not be registered as a record holder of Enterprise common units on the books of Enterprise’s transfer agent or issued an Enterprise common unit certificate or other evidence of the issuance of uncertificated units. Purchasers may hold Enterprise common units in nominee accounts.

An assignee, pending its admission as a substituted limited partner, is entitled to an interest in Enterprise equivalent to that of a limited partner with respect to the right to share in allocations and distributions, including liquidating distributions. Enterprise GP will vote and exercise other powers attributable to Enterprise common units owned by an assignee who has not become a substituted limited partner at the written direction of the assignee. Transferees who do not execute and deliver transfer applications will be treated neither as assignees nor as record holders of Enterprise common units and will not receive distributions, U.S. federal income tax allocations or reports furnished to record holders of Enterprise common units. The only right the transferees will have is the right to admission as a substituted limited partner in respect of the transferred Enterprise common units upon execution of a transfer application in respect of the Enterprise common units. A nominee or broker who has executed a transfer application with respect to Enterprise common units held in street name or nominee accounts will receive distributions and reports pertaining to its Enterprise common units.

Limited Liability

Assuming that a limited partner does not participate in the control of Enterprise’s business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of Enterprise’s partnership agreement, his liability under the Delaware Act will be limited, subject to some possible exceptions, generally to the amount of capital he has contributed to Enterprise in respect of his units in Enterprise plus his share of any undistributed profits and assets.

Under the Delaware Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, exceed the fair value of the assets of the limited partnership.

For the purposes of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of the property subject to liability of which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act is liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

Reports and Records

As soon as practicable, but in no event later than 120 days after the close of each fiscal year, Enterprise GP will mail or furnish to each Enterprise unitholder of record (as of a record date selected by Enterprise GP) an annual report containing Enterprise’s audited financial statements for the past fiscal year. These financial statements will be prepared in accordance with U.S. GAAP. In addition, no later than 90 days after the close of each quarter (except the fourth quarter), Enterprise GP will mail or furnish to each Enterprise unitholder of record (as of a record date selected by Enterprise GP) a report containing Enterprise’s unaudited financial statements and any other information required by law.

Enterprise GP will use all reasonable efforts to furnish each Enterprise unitholder of record information reasonably required for tax reporting purposes within 90 days after the close of each fiscal year. The general partner’s ability to furnish this summary tax information will depend on the cooperation of Enterprise common unitholders in supplying information to Enterprise GP. Each Enterprise unitholder will receive information to assist him in determining his U.S. federal and state tax liability and filing his U.S. federal and state and income tax returns.

An Enterprise limited partner can, for a purpose reasonably related to such limited partner’s interest as an Enterprise limited partner, upon reasonable demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of Enterprise’s tax returns;

•	information as to the amount of cash and a description and statement of the agreed value of any other property or services contributed or to be contributed by each Enterprise partner and the date on which each became an Enterprise partner;

•	copies of Enterprise’s partnership agreement, certificate of limited partnership, amendments to either of them and powers of attorney which have been executed under Enterprise’s partnership agreement;

•	information regarding the status of Enterprise’s business and financial condition; and

•	any other information regarding Enterprise’s affairs as is just and reasonable.

Enterprise GP may, and intends to, keep confidential from the limited partners trade secrets and other information the disclosure of which Enterprise GP believes in good faith is not in Enterprise’s best interest or which Enterprise is required by law or by agreements with third parties to keep confidential.

Please read “Comparison of the Rights of the Enterprise and Duncan Unitholders” for a further discussion of Enterprise’s partnership agreement and a comparison of the agreement to Duncan’s partnership agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a discussion of the material U.S. federal income tax consequences of the merger that may be relevant to Duncan common unitholders and Enterprise common unitholders. Unless otherwise noted, the description of the law and the legal conclusions set forth in the discussion relating to the consequences of the merger to Duncan and its unitholders are the opinion of Vinson & Elkins, counsel to Duncan, as to the material U.S. federal income tax consequences relating to those matters. Unless otherwise noted below, the description of the law and the legal conclusions set forth in the discussion relating to the consequences of the merger to Enterprise and its unitholders are the opinion of Andrews Kurth, counsel to Enterprise, as to the material U.S. federal income tax consequences relating to those matters. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Neither Enterprise nor Duncan has sought a ruling from the IRS with respect to any of the tax consequences discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

This discussion does not purport to be a complete discussion of all U.S. federal income tax consequences of the merger. Moreover, the discussion focuses on Duncan common unitholders and Enterprise common unitholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes) and has only limited application to corporations, estates, trusts, nonresident aliens, other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts, or IRAs, real estate investment trusts, or REITs, or mutual funds, traders in securities that elect to mark-to-market, affiliates of Enterprise’s general partner, or persons who hold Duncan common units or Enterprise common units as part of a hedge, straddle or conversion transaction. Also, the discussion assumes that the Duncan common units and Enterprise common units are held as capital assets at the time of the merger. Accordingly, Duncan and Enterprise strongly urge each Duncan common unitholder and Enterprise common unitholder to consult with, and depend upon, his own tax advisor in analyzing the U.S. federal, state, local and foreign tax consequences particular to him of the merger.

Tax Opinions Required As a Condition to Closing

No ruling has been or will be requested from the IRS with respect to the tax consequences of the merger. Instead, Enterprise and Duncan will rely on the opinions of their respective counsel regarding the tax consequences of the merger.

It is a condition of Enterprise’s obligation to complete the merger that Enterprise receive an opinion of its counsel, Andrews Kurth, to the effect that for U.S. federal income tax purposes:

•	the merger and the transactions contemplated by the merger agreement will not cause Enterprise or any of Enterprise’s operating partnerships to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes;

•	at least 90% of the current gross income of Enterprise constitutes qualifying income within the meaning of Section 7704(d) of the Internal Revenue Code;

•	the registration statement accurately sets forth the material U.S. federal income tax consequences to Enterprise unaffiliated unitholders of the merger and the transactions contemplated by the merger agreement; and

•	no gain or loss should be recognized by existing Enterprise unaffiliated unitholders as a result of the merger (other than gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code).

It is a condition of Duncan’s obligation to complete the merger that Duncan receive an opinion of its counsel, Vinson & Elkins, to the effect that for U.S. federal income tax purposes:

•	no gain or loss should be recognized by Duncan common unitholders to the extent Enterprise common units are received in exchange for Duncan common units as a result of the merger (other than gain resulting from either (i) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code or (ii) any cash received in lieu of any fractional Enterprise common units); and

•	the registration statement accurately sets forth the material U.S. federal income tax consequences to Duncan common unitholders of the merger and the transactions contemplated by the merger agreement.

The opinions of counsel will assume that the merger will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the merger agreement and described in this proxy statement/prospectus.

In addition, the tax opinions delivered to Enterprise and Duncan at closing will be based on certain factual representations made by Enterprise, Duncan and their respective general partners. If either Enterprise or Duncan waives the receipt of the requisite tax opinion as a condition to closing and the changes to the tax consequences would be material, then this proxy statement/prospectus will be amended and recirculated and unitholder approval will be resolicited.

Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, no assurance can be given that the above-described opinions and the opinions and statements made hereafter in this proxy statement/prospectus will be sustained by a court if contested by the IRS.

Tax Consequences of the Merger to Duncan and Its Unitholders

Except as discussed below, no gain or loss should be recognized by the holders of Duncan common units solely as a result of the merger, other than gain resulting from (i) any decrease in partnership liabilities pursuant to Section 752 of the Internal Revenue Code and (ii) any cash received in lieu of any fractional Enterprise common units. To the extent that a holder of Duncan common units receives cash in lieu of fractional Enterprise common units pursuant to the merger agreement, such cash generally will, for U.S. federal income tax purposes, be treated as consideration for the sale of a portion of such holder’s Duncan common units to Enterprise, in which case, such a holder of Duncan common units that receives cash in lieu of the distribution of fractional Enterprise common units will recognize gain or loss equal to the difference between the cash received and the unitholder’s adjusted tax basis allocable to such fractional Enterprise common units.

Classification of Enterprise and Duncan for U.S. Federal Income Tax Purposes

If Enterprise were treated as a corporation for U.S. federal income tax purposes at the time of the merger, the merger would be a fully taxable transaction to a Duncan common unitholder. The discussion below assumes that Enterprise will be classified as a partnership for U.S. federal income tax purposes at the time of the merger. Please read the discussion of the opinion of Andrews Kurth that Enterprise is classified as a partnership for U.S. federal income tax purposes under “U.S. Federal Income Taxation of Ownership of Enterprise Common Units — Partnership Status” below.

The discussion below also assumes that Duncan will be classified as a partnership for U.S. federal income tax purposes at the time of the merger. Following the merger, a Duncan common unitholder that receives Enterprise common units will be treated as a partner in Enterprise regardless of the U.S. federal income tax classification of Duncan.

Possible Taxable Gain to Certain Duncan Common Unitholders from Reallocation of Nonrecourse Liabilities

As a partner in Duncan, a Duncan common unitholder is entitled to include the nonrecourse liabilities of Duncan attributable to his Duncan common units in the tax basis of his Duncan common units. As a partner in Enterprise after the merger, a former Duncan common unitholder will be entitled to include the nonrecourse liabilities of Enterprise attributable to the Enterprise common units received in the merger in the tax basis of such units received. For this purpose, all liabilities of Duncan and Enterprise are considered nonrecourse liabilities. The nonrecourse liabilities of Enterprise will include the nonrecourse liabilities of Duncan after the merger. The amount of nonrecourse liabilities attributable to a Duncan unit or a Enterprise common unit is determined under complex regulations under Section 752 of the Internal Revenue Code.

If the nonrecourse liabilities attributable to the Enterprise common units received by a Duncan common unitholder in the merger exceed the nonrecourse liabilities attributable to the Duncan common units surrendered by the unitholder in the merger, the former Duncan common unitholder’s tax basis in the Enterprise common units received will be correspondingly higher than the unitholder’s tax basis in the Duncan common units surrendered. If the nonrecourse liabilities attributable to the Enterprise common units received by a Duncan common unitholder in the merger are less than the nonrecourse liabilities attributable to the Duncan common units surrendered by the Duncan common unitholder in the merger, the former Duncan common unitholder’s tax basis in the Enterprise common units received will be correspondingly lower than the unitholder’s tax basis in the Duncan common units surrendered. Please read “— Tax Basis and Holding Period of the Enterprise Common Units Received” below.

If any resulting reduction in a Duncan common unitholder’s share of nonrecourse liabilities exceeds such unitholder’s tax basis in the Duncan common units surrendered, such unitholder will recognize taxable gain in an amount equal to such excess. Enterprise and Duncan do not expect any Duncan common unitholders to recognize gain in this manner.

Tax Basis and Holding Period of the Enterprise Common Units Received

A Duncan common unitholder’s initial tax basis in his Duncan common units consisted of the amount the unitholder paid for the Duncan common units plus the unitholder’s share of Duncan’s nonrecourse liabilities. That basis has been and will be increased by the unitholder’s share of income and by any increases in the unitholder’s share of nonrecourse liabilities. That basis has been and will be decreased, but not below zero, by distributions, by the unitholder’s share of losses, by any decreases in the unitholder’s share of nonrecourse liabilities and by the unitholder’s share of expenditures that are not deductible in computing taxable income and are not required to be capitalized.

A Duncan common unitholder’s initial aggregate tax basis in Enterprise common units the unitholder will receive in the merger will be equal to the unitholder’s adjusted tax basis in the Duncan common units exchanged therefor, decreased by (i) any basis attributable to the unitholder’s share of Duncan’s nonrecourse liabilities and (ii) any basis allocable to fractional Enterprise common units if such holder receives cash in lieu of the distribution of fractional Enterprise common units in the merger, and increased by the unitholder’s share of Enterprise’s nonrecourse liabilities immediately after the merger. In addition, a Duncan common unitholder’s tax basis in the Enterprise common units received will be increased by the amount of any income or gain recognized by the unitholder pursuant to the transactions contemplated by the merger (other than gain recognized with respect to cash received by such unitholder in lieu of fractional Enterprise common units).

The holding period in the Enterprise common units received in the merger will include the holding period for the Duncan common units exchanged therefor.

Effect of Termination of Duncan’s Tax Year at Closing of Merger

Duncan uses the year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. As a result of the merger, Duncan’s taxable year will end as of the date of the merger and Duncan will be required to file a final U.S. federal income tax return for the taxable year ending upon the date the merger is effected. Each Duncan common unitholder will be required to include in income his share of income, gain, loss and deduction for this period. In addition, a Duncan common unitholder who has a taxable year ending on a date other than December 31 and after the date the merger is effected must include his share of income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of income, gain, loss and deduction from Duncan.

Partner Status

Following the merger, a Duncan unitholder who receives Enterprise common units will be treated as a partner in Enterprise. For a discussion of the material U.S. federal income tax consequences of owning and disposing of Enterprise common units received in the merger, please read “U.S. Federal Income Taxation of Ownership of Enterprise Common Units.”

Tax Consequences of the Merger to Enterprise and Its Unitholders

Neither Enterprise nor its unitholders should recognize any income or gain for U.S. federal income tax purposes as a result of the merger other than any gain recognized as a result of decreases in partnership liabilities pursuant to Section 752 of the Internal Revenue Code. Each Enterprise unitholder’s share of Enterprise’s nonrecourse liabilities will be recalculated following the merger. Any resulting increase or decrease in a Enterprise unitholder’s nonrecourse liabilities will result in a corresponding increase or decrease in such unitholder’s adjusted tax basis in his Enterprise common units. A reduction in a unitholder’s share of nonrecourse liabilities may, under certain circumstances, result in the recognition of taxable gain by a Enterprise unitholder. Enterprise and Duncan do not expect any Enterprise common unitholders to recognize gain in this manner.

U.S. FEDERAL INCOME TAXATION OF
OWNERSHIP OF ENTERPRISE COMMON UNITS

This section is a summary of the material U.S. federal, state and local tax consequences that may be relevant to owning Enterprise common units received in the merger and, unless otherwise noted in the following discussion, is the opinion of Andrews Kurth insofar as it describes legal conclusions with respect to matters of U.S. federal income tax law. Such statements are based on the accuracy of the representations made by Enterprise and Enterprise GP to Andrews Kurth, and statements of fact do not represent opinions of Andrews Kurth. To the extent this section discusses U.S. federal income taxes, that discussion is based upon current provisions of the Internal Revenue Code, Treasury Regulations, and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

This section does not address all U.S. federal, state and local tax matters that affect Enterprise or its unitholders. To the extent that this section relates to taxation by a state, local or other jurisdiction within the United States, such discussion is intended to provide only general information. Neither Enterprise nor Duncan has sought the opinion of legal counsel regarding U.S. state, local or other taxation and, thus, any portion of the following discussion relating to such taxes does not represent the opinion of Andrews Kurth or any other legal counsel. Furthermore, this section focuses on holders of Enterprise common units who are individual citizens or residents of the United States, whose functional currency is the U.S. dollar and who hold units as capital assets (generally, property that is held as an investment). This section has no application to corporations, partnerships (and entities treated as partnerships for U.S. federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts, employee benefit plans, real estate investment trusts or mutual funds. Accordingly, Enterprise encourages each unitholder to consult, and depend on, such unitholder’s own tax advisor in analyzing the U.S. federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from their ownership or disposition of its Enterprise common units.

No ruling has been or will be requested from the IRS regarding any matter affecting Enterprise following the merger or the consequences of owning Enterprise common units received in the merger. Instead, Enterprise will rely on opinions and advice of Andrews Kurth with respect to such matters. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made below may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for Enterprise common units and the prices at which Enterprise common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to Enterprise’s unitholders and thus will be borne indirectly by the unitholders. Furthermore, the tax treatment of Enterprise or of an investment in Enterprise may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

For the reasons described below, Andrews Kurth has not rendered an opinion with respect to the following specific U.S. federal income tax issues:

•	the treatment of a unitholder whose Enterprise common units are loaned to a short seller to cover a short sale of Enterprise common units (please read “— Tax Consequences of Enterprise Common Unit Ownership — Treatment of Short Sales”);

•	whether Enterprise’s monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Enterprise Common Units — Allocations Between Transferors and Transferees”);

•	whether Enterprise’s method for depreciating Section 743 adjustments is sustainable in certain cases (please read “— Tax Consequences of Enterprise Common Unit Ownership — Section 754 Election” and “— Uniformity of Enterprise Common Units”); and

•	whether a Duncan common unitholder will be able to utilize suspended passive losses related to his Duncan common units to offset income from Enterprise common units.

Partnership Status

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his U.S. federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest.

Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, refining, transportation, storage and marketing of any mineral or natural resource, including Enterprise’s allocable share of such income from Energy Transfer Equity, L.P., a Delaware limited partnership (the “MLP Entity”). Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. Enterprise estimates that less than 5% of its current gross income is not qualifying income; however, this estimate could change from time to time. Based on and subject to this estimate, the factual representations made by Enterprise and Enterprise GP and a review of the applicable legal authorities, Andrews Kurth is of the opinion that at least 90% of Enterprise’s current gross income constitutes qualifying income. The portion of its income that is qualifying income may change from time to time.

No ruling has been or will be sought from the IRS and the IRS has made no determination as to the status of Enterprise or EPO as partnerships for U.S. federal income tax purposes. Instead, Enterprise will rely on the opinion of Andrews Kurth on such matters. It is the opinion of Andrews Kurth that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, Enterprise and EPO will be classified as partnerships for U.S. federal income tax purposes.

In rendering its opinion, Andrews Kurth has relied on factual representations made by Enterprise and Enterprise GP. The representations made by Enterprise and the general partner of Enterprise upon which Andrews Kurth has relied include:

(a) None of Enterprise, the MLP Entity or EPO has elected or will elect to be treated as a corporation; and

(b) For each taxable year, more than 90% of Enterprise’s gross income has been and will be income that Andrews Kurth has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

If Enterprise fails to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require Enterprise to make adjustments with respect to Enterprise’s unitholders or pay other amounts), Enterprise will be treated as if Enterprise had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which Enterprise fails to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in it. This deemed contribution and liquidation should be tax-free to unitholders and Enterprise except to the extent that Enterprise’s liabilities exceed the tax basis of its assets at that time. Thereafter, Enterprise would be treated as a corporation for U.S. federal income tax purposes.

If Enterprise were taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the unitholders, and its net income would be taxed to

Enterprise at corporate rates. Moreover, if the MLP Entity were taxable as a corporation in any taxable year, Enterprise’s share of such entity’s items of income, gain, loss and deduction would not be passed through to it and such entity would pay tax on its income at corporate rates. If Enterprise or the MLP Entity were taxable as a corporation, losses recognized by the MLP Entity would not flow through to Enterprise or losses recognized by Enterprise would not flow through to its unitholders, as the case may be. In addition, any distribution made by Enterprise to a unitholder (or by the MLP Entity to Enterprise) would be treated as (i) taxable dividend income, to the extent of current or accumulated earnings and profits, then (ii) a nontaxable return of capital, to the extent of the unitholder’s tax basis in his common units (or Enterprise’s tax basis in its interest in the MLP Entity), and thereafter (iii) taxable capital gain from the sale of such units (or from the sale of Enterprise’s interest in the MLP Entity). Accordingly, taxation of Enterprise or the MLP Entity as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Andrews Kurth’s opinion that Enterprise will be classified as a partnership for U.S. federal income tax purposes.

Limited Partner Status

Unitholders who have become limited partners of Enterprise as a result of the merger will be treated as partners of Enterprise for U.S. federal income tax purposes. Also, assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units, will be treated as partners of Enterprise for U.S. federal income tax purposes. As there is no direct authority addressing assignees of common units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Andrews Kurth’s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some U.S. federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for U.S. federal income tax purposes. Please read “— Tax Consequences of Enterprise Common Unit Ownership — Treatment of Short Sales.”

Items of Enterprise’s income, gain, loss and deduction would not appear to be reportable by a unitholder who is not a partner for U.S. federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. These unitholders are urged to consult their own tax advisors with respect to their tax consequences of holding units in Enterprise. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Enterprise for U.S. federal income tax purposes.

Tax Consequences of Enterprise Common Unit Ownership

Flow-through of Taxable Income.  Enterprise does not pay any U.S. federal income tax. Instead, each unitholder is required to report on his income tax return his share of its income, gains, losses and deductions without regard to whether corresponding cash distributions are received by him. Consequently, Enterprise may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of Enterprise’s income, gains, losses and deductions for its taxable year or years ending with or within his taxable year. Enterprise’s taxable year ends on December 31.

Treatment of Distributions.  Distributions by Enterprise to a unitholder generally will not be taxable to the unitholder for U.S. federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Enterprise’s cash distributions in excess of a unitholder’s tax basis in his common units generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “— Disposition of Enterprise Common Units” below. Any reduction in a unitholder’s share of Enterprise’s liabilities for which no partner bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution of cash to that unitholder. To the extent Enterprise’s distributions cause a unitholder’s “at risk” amount to be less than zero at the end of any taxable year, the unitholder must recapture any losses deducted in previous years. Please read “— Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in Enterprise because of its issuance of additional common units will decrease his share of its nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash which may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder’s share of Enterprise’s “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in Section 751 of the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, he will be treated as having been distributed his proportionate share of the Section 751 Assets and having then exchanged those assets with Enterprise in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of the non-pro rata portion of that distribution over the unitholder’s tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units.  Please read “Material U.S. Federal Income Tax Consequences of the Merger — Tax Consequences of the Merger to Duncan and its Unitholders — Tax Basis and Holding Period of Enterprise Common Units Received” for a discussion of how to determine the initial tax basis of Enterprise common units received in the merger. A unitholder’s initial tax basis in his Enterprise common units generally will be increased by his share of Enterprise’s income and gains and by any increases in his share of its nonrecourse liabilities. That basis generally will be decreased, but not below zero, by distributions from Enterprise, by the unitholder’s share of its losses and deductions, by any decreases in his share of its nonrecourse liabilities and by his share of its expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have a share of Enterprise nonrecourse liabilities generally based on Book-Tax Disparity (as described in “— Allocation of Income, Gain, Loss and Deduction”) attributable to such unitholder, to the extent of such amount, and thereafter, such unitholder’s share of Enterprise’s profits. Please read “— Disposition of Enterprise Common Units — Recognition of Gain or Loss.”

Limitations on Deductibility of Losses.  The deduction by a unitholder of his share of Enterprise’s losses will be limited to the tax basis in his units and, in the case of an individual unitholder or a corporate unitholder, if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations, to the amount for which the unitholder is considered to be “at risk” with respect to Enterprise’s activities, if that amount is less than his tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that his tax basis or at risk amount, whichever is the limiting factor, is subsequently increased provided that such losses are otherwise allowable. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of Enterprise’s nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts other than those protected against loss because of a guarantee, stop-loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in Enterprise, is related to another unitholder who has an interest in Enterprise, or can look only to the units for repayment. A unitholder’s at risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of Enterprise’s nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations are permitted to deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. However, the application of the passive loss limitations to tiered publicly traded partnerships is uncertain. Enterprise will take the position that any passive losses it generates that are reasonably allocable to its investment in the MLP Entity will only be available to offset its passive income generated in the future that is reasonably allocable to its investment in such entity, and will not be available to offset income from other passive activities or investments, including other investments in private businesses or investments Enterprise may make in other publicly traded partnerships. Moreover, because the passive loss limitations are applied separately with respect to each publicly traded partnership, any passive losses Enterprise generates will only be available to offset Enterprise’s passive income generated in the future and will not be available to offset income from other passive activities or investments, including its investments or investments in other publicly traded partnerships, or a unitholder’s salary or active business income. Further, a unitholder’s share of Enterprise’s net income may be offset by any suspended passive losses from his investment in it, but may not be offset by his current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships. Passive losses that are not deductible because they exceed a unitholder’s share of income Enterprise generates may be deducted in full when the unitholder disposes of his entire investment in it in a fully taxable transaction with an unrelated party. The passive activity loss limitations are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.

The IRS could take the position that for purposes of applying the passive loss limitation rules to tiered publicly traded partnerships, such as the MLP Entity and Enterprise, the related entities are treated as one publicly traded partnership. In that case, any passive losses Enterprise generates would be available to offset income from a unitholder’s investment in the MLP Entity. However, passive losses that are not deductible because they exceed a unitholder’s share of income Enterprise generates would not be deductible in full until a unitholder disposes of his entire investment in Enterprise and the MLP Entity in a fully taxable transaction with an unrelated party.

A unitholder’s share of Enterprise’s net income may be offset by any of its suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

There is no guidance as to whether suspended passive activity losses of Duncan common units will be available to offset passive activity income that is allocated to a former Duncan common unitholder from Enterprise after the merger. The IRS may contend that since Enterprise is not the same partnership as Duncan, the passive loss limitation rules would not allow use of such losses until such time as all of such unitholder’s Enterprise common units are sold. A Enterprise unitholder may take the position, however, that Enterprise should be deemed a continuation of Duncan for this purpose such that any suspended Duncan losses would be available to offset Enterprise taxable income allocated to such unitholder. Because of the lack of guidance with respect to this issue and the application of the passive loss limitation rules to tiered publicly traded partnerships, Andrews Kurth is unable to opine as to whether suspended passive activity losses arising from Duncan activities will be available to offset Enterprise taxable income allocated to a former Duncan common unitholder following the merger. If a unitholder has losses with respect to Duncan common units, it is urged to consult its own tax advisor.

Limitations on Interest Deductions.  The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	Enterprise’s interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. The IRS has indicated that net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders for purposes of the investment interest deduction limitation. In addition, the unitholder’s share of Enterprise’s portfolio income will be treated as investment income.

Entity-Level Collections.  If Enterprise is required or elects under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, it is authorized to pay those taxes from Enterprise’s funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, Enterprise is authorized to treat the payment as a distribution to all current unitholders. Enterprise is authorized to amend its partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under its partnership agreement is maintained as nearly as is practicable. Payments by Enterprise as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction.  In general, if Enterprise has a net profit, its items of income, gain, loss and deduction will be allocated among the unitholders in accordance with their percentage interests in Enterprise. If Enterprise has a net loss for the entire year, that loss will be allocated to the unitholders in accordance with their percentage interests in Enterprise. An allocation of items of Enterprise’s income, gain, loss or deduction (other than an allocation required by Section 704(c) to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and the “tax” capital account, credited with the tax basis of Contributed Property, referred to as “Book-Tax Disparity” and further discussed below) will generally be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner’s share of an item will be determined on the basis of his interest in Enterprise, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to Enterprise;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow and other nonliquidating distributions; and

•	the rights of all the partners to distributions of capital upon liquidation.

Andrews Kurth is of the opinion that, with the exception of the issues described in “— Tax Consequences of Enterprise Common Unit Ownership — Section 754 Election,” “— Uniformity of Enterprise Common Units” and “— Disposition of Enterprise Common Units — Allocations Between Transferors and Transferees,” allocations under Enterprise’s partnership agreement will be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Allocations With Respect to Contributed Property.  Specified items of Enterprise’s income, gain, loss and deduction will be allocated under Section 704(c) of the Internal Revenue Code to account for (i) any difference between the tax basis and fair market value of Enterprise’s assets at the time of an offering, or (ii) any difference between the tax basis and fair market value of any property contributed to Enterprise at the time of such contribution, together referred to in this discussion as “Contributed Property.” These allocations are required to eliminate the Book-Tax Disparity with respect to the Contributed Property. Holders of

Enterprise common units received by the Duncan common unitholders will receive the Section 704(c) allocations that otherwise would have been allocated to Duncan pursuant to Section 704(c). Under these rules for example, following the merger in the event that Enterprise divests itself of certain assets formerly owned by Duncan (including through a distribution of such assets), all or a portion of any gain recognized as a result of a divestiture of such assets may be required to be allocated to the pre-merger Duncan common unitholders. In addition, former Duncan common unitholders may also be required to recognize their share of Duncan’s remaining “built-in gain” upon certain distributions by Enterprise to that unitholder of other Enterprise property (other than money) within seven years following the merger. No special distributions will be made to the former Duncan common unitholders with respect to any tax liability from such allocations.

In the event Enterprise issues additional common units or engages in certain other transactions in the future, “reverse Section 704(c) allocations,” similar to the Section 704(c) allocations described above, will be made to all partners to account for the difference, at the time of the future transaction, between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by Enterprise at the time of the future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by other unitholders. Finally, although Enterprise does not expect that its operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of its income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

Treatment of Short Sales.  A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of Enterprise’s income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	all of these distributions would appear to be ordinary income.

Andrews Kurth has not rendered an opinion regarding the tax treatment of a unitholder where common units are loaned to a short seller to cover a short sale of common units. Therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “— Disposition of Enterprise Common Units — Recognition of Gain or Loss.”

Alternative Minimum Tax.  Each unitholder will be required to take into account his distributive share of any items of Enterprise’s income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

Tax Rates.  Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 35% and the maximum U.S. federal income tax rate for net capital gains of an individual is 15% if the asset disposed of was a capital asset held for more than 12 months at the time of disposition. However, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal U.S. federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. Moreover, these rates are subject to change by new legislation at any time.

Recently enacted legislation will impose a 3.8% Medicare tax on certain investment income earned by individuals, estates and trusts for taxable years beginning after December 31, 2012. For these purposes, net investment income generally includes a unitholder’s allocable share of Enterprise’s income and gain realized by a unitholder from a sale of common units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case).

Section 754 Election.  Enterprise has made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election generally permits Enterprise to adjust a common unit purchaser’s tax basis in Enterprise’s assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election applies to a person who purchases units from a selling unitholder but does not apply to a person who purchases common units directly from Enterprise or receives Enterprise common units pursuant to the merger. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder’s inside basis in Enterprise’s assets will be considered to have two components: (i) his share of its tax basis in its assets (“common basis”) and (ii) his Section 743(b) adjustment to that basis.

Treasury Regulations under Section 743 of the Internal Revenue Code require, if the remedial allocation method is adopted (which Enterprise has adopted), a portion of the Section 743(b) adjustment that is attributable to recovery property subject to depreciation under Section 168 of the Internal Revenue Code to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under Enterprise’s partnership agreement, the general partner of Enterprise is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “— Uniformity of Enterprise Common Units.”

Although Andrews Kurth is unable to opine as to the validity of this approach because there is no controlling authority on this issue, Enterprise intends to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of the property, or treat that portion as non-amortizable to the extent attributable to property which is not amortizable. This method is consistent with methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of Enterprise’s assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, Enterprise will apply the rules described in the Treasury Regulations and legislative history. If Enterprise determines that this position cannot reasonably be taken, it may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in Enterprise’s assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “— Uniformity of Enterprise Common Units.” A unitholder’s tax basis for his common units is reduced by his share of Enterprise’s deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position Enterprise takes that understates deductions will overstate the common unitholder’s basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read ‘‘— Disposition of Enterprise Common Units — Recognition of Gain or Loss.” The IRS may challenge Enterprise’s position with respect to depreciating or amortizing the Section 743(b) adjustment Enterprise takes to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of Enterprise’s assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his share of any gain or loss on a sale of Enterprise’s assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of Enterprise’s assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in Enterprise if Enterprise has a substantial built-in loss immediately after the transfer, or if Enterprise distributes property and has a substantial basis reduction. Generally a basis reduction or a built-in loss is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of Enterprise’s assets and other matters. For example, the allocation of the Section 743(b) adjustment among its assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment Enterprise allocated to its tangible assets or the tangible assets owned by the MLP Entity to goodwill instead. Goodwill, as an intangible asset, is generally either non-amortizable or amortizable over a longer period of time or under a less accelerated method than Enterprise’s tangible assets. Enterprise cannot assure you that the determinations it makes will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in Enterprise’s opinion, the expense of compliance exceed the benefit of the election, Enterprise may seek permission from the IRS to revoke Enterprise’s Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year.  Enterprise uses the year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each unitholder will be required to include in income his share of Enterprise’s income, gain, loss and deduction for its taxable year or years ending within or with his taxable year. In addition, a unitholder who has a taxable year different than Enterprise’s taxable year and who disposes of all of his units following the close of its taxable year but before the close of his taxable year must include his share of its income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of its income, gain, loss and deduction. Please read “— Disposition of Enterprise Common Units — Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization.  Enterprise uses the tax basis of its and the MLP Entity’s assets for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The U.S. federal income tax burden associated with the difference between the fair market value of Enterprise’s assets and their tax basis (a) at the time of the merger will be borne by Enterprise common unitholders immediately before the merger and as of such period, and (b) at the time of any other offering will be borne by the Enterprise common unitholders as of that time. Please read “— Tax Consequences of Enterprise Common Unit Ownership — Allocations With Respect to Contributed Property.”

To the extent allowable, Enterprise may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Property Enterprise subsequently acquires or constructs may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If Enterprise or the MLP Entity disposes of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a common unitholder who has taken cost recovery or depreciation deductions with respect to property Enterprise or the MLP Entity owns will likely be required to recapture some, or all, of those deductions as ordinary income upon a sale of his interest in it. Please read “— Tax Consequences of Enterprise Common Unit Ownership — Allocation of Income, Gain, Loss and Deduction,” “— Tax Consequences of Enterprise Common Unit Ownership — Allocations With Respect to Contributed Property” and “— Disposition of Enterprise Common Units — Recognition of Gain or Loss.”

The costs incurred in selling Enterprise’s units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon its termination. There are uncertainties regarding the classification of costs as organization expenses, which Enterprise may amortize, and as syndication expenses, which Enterprise may not be able to amortize. The underwriting discounts and commissions Enterprise incurs will be treated as syndication expenses.

Valuation and Tax Basis of Enterprise’s Properties.  The U.S. federal income tax consequences of the ownership and disposition of units will depend in part on Enterprise’s estimates of the relative fair market values, and the tax bases, of Enterprise’s assets and the MLP Entity’s assets. Although Enterprise may from time to time consult with professional appraisers regarding valuation matters, it will make many of the relative fair market value estimates itself. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Enterprise Common Units

Recognition of Gain or Loss.  Gain or loss will be recognized on a sale of units equal to the difference between the unitholder’s amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of Enterprise’s nonrecourse liabilities attributable to the common units sold. Because the amount realized includes a unitholder’s share of Enterprise’s nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from Enterprise in excess of cumulative net taxable income for a common unit that decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held more than 12 months will generally be taxed at a maximum U.S. federal income tax rate of 15% through December 31, 2012 and 20% thereafter (absent legislation extending or adjusting the current rate). However, a portion, which will likely be substantial, of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” Enterprise or the MLP Entity owns. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income each year in the case of individuals and may only be used to offset capital gains in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.

Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees.  In general, Enterprise’s taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which Enterprise refers to in this prospectus as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of Enterprise’s assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. Recently, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Existing publicly traded partnerships are entitled to rely on these proposed Treasury Regulations; however, they are not binding on the IRS and are subject to change until final Treasury Regulations are issued. Accordingly, Andrews Kurth is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, Enterprise’s taxable income or losses might be reallocated among the unitholders. Enterprise is authorized to revise its method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of Enterprise’s income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements.  A unitholder who sells any of his units, other than through a broker, generally is required to notify Enterprise in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify Enterprise in writing of that purchase within 30 days after the purchase. Upon receiving such notification, Enterprise is required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify Enterprise of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination.  Enterprise will be considered to have been terminated for tax purposes if there are sales or exchanges of interests in Enterprise which, in the aggregate, constitute 50% or more of the total interests in Enterprise’s capital and profits within a 12-month period. A constructive termination results in the closing of Enterprise’s taxable year for all unitholders. In the case of a unitholder reporting on a taxable year different from its taxable year, the closing of its taxable year may result in more than 12 months of its taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in Enterprise filing two tax returns (and unitholders could receive two Schedules K-1) for one fiscal year and the cost of the preparation of these returns will be borne by all common unitholders. Enterprise would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of Enterprise’s deductions for depreciation. A termination could also result in penalties if Enterprise was unable to determine that the termination had occurred.

Moreover, a termination might either accelerate the application of, or subject Enterprise to, any tax legislation enacted before the termination. The IRS has recently announced a relief procedure whereby if a publicly traded partnership that has technically terminated requests and is granted relief from the IRS, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the fiscal year notwithstanding that two partnership tax years result from the termination.

Uniformity of Enterprise Common Units

Because Enterprise cannot match transferors and transferees of units, it must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, Enterprise may be unable to completely comply with a number of U.S. federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “— Tax Consequences of Enterprise Common Unit Ownership — Section 754 Election.”

Enterprise intends to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of that property, or treat that portion as nonamortizable, to the extent attributable to property which is not amortizable, consistent with the Treasury Regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6). Please read “— Tax Consequences of Enterprise Common Unit Ownership — Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, Enterprise will apply the rules described in the Treasury Regulations and legislative history. If Enterprise determines that this position cannot reasonably be taken, it may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable methods and lives as if they had purchased a direct interest in Enterprise’s property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if Enterprise determines that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If Enterprise chooses not to utilize this aggregate method, it may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. Enterprise’s counsel, Andrews Kurth, is unable to opine on the validity of any of these positions. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Enterprise does not believe these allocations will affect any material items of income, gain, loss or deduction. Please read “— Disposition of Enterprise Common Units — Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, regulated investment companies, non-resident aliens, foreign corporations, and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

Employee benefit plans and most other organizations exempt from U.S. federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Virtually all of Enterprise’s income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

A regulated investment company or “mutual fund” is required to derive 90% or more of its gross income from certain permitted sources. The American Jobs Creation Act of 2004 generally treats net income from the ownership of publicly traded partnerships as derived from such a permitted source. Enterprise anticipates that all of its net income will be treated as derived from such a permitted source.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence they will be required to file federal tax returns to report their share of Enterprise’s income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of Enterprise’s net income or gain. Moreover, under rules applicable to publicly traded partnerships, Enterprise will withhold tax at the highest applicable effective tax rate from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to Enterprise’s transfer agent on a Form W-8 BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require Enterprise to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of its income and gain, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

Under a ruling published by the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to U.S. federal income tax on gain realized on the sale or disposition of that unit to the extent that this gain is effectively connected with a United States trade or business of the foreign unitholder. Because a foreign unitholder is considered to be engaged in a trade or business in the United States by virtue of the ownership of units, under this ruling, a foreign unitholder who sells or otherwise disposes of a unit generally will be subject to U.S. federal income tax on gain realized on the sale or other disposition of units. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a unit if he has owned less than 5% in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the sale or disposition.

Administrative Matters

Information Returns and Audit Procedures.  Enterprise intends to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes each unitholder’s share of Enterprise’s income, gain, loss and deduction for Enterprise’s preceding taxable year. In preparing this information, which will not be reviewed by counsel, Enterprise will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. Enterprise cannot assure you that those positions will in all cases yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS.

Neither Enterprise nor Andrews Kurth can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit Enterprise’s U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his own return. Any audit of a unitholder’s return could result in adjustments not related to Enterprise’s returns as well as those related to its returns.

Partnerships generally are treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Enterprise’s partnership agreement names the general partner of Enterprise as Enterprise’s Tax Matters Partner.

The Tax Matters Partner has made and will make some elections on Enterprise’s behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in Enterprise’s returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in Enterprise to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate in that action.

A unitholder must file a statement with the IRS identifying the treatment of any item on his U.S. federal income tax return that is not consistent with the treatment of the item on Enterprise’s return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting.  Persons who hold an interest in Enterprise as a nominee for another person are required to furnish the following information to it:

(a) the name, address and taxpayer identification number of the beneficial owner and the nominee;

(b) a statement regarding whether the beneficial owner is

(1) a person that is not a United States person,

(2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or

(3) a tax-exempt entity;

(c) the amount and description of units held, acquired or transferred for the beneficial owner; and

(d) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to Enterprise. The nominee is required to supply the beneficial owner of the units with the information furnished to Enterprise.

Accuracy-Related Penalties.  An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

(1) for which there is, or was, “substantial authority,” or

(2) as to which there is a reasonable basis if the pertinent facts of that position are adequately disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, Enterprise must disclose the pertinent facts on Enterprise’s return. In addition, Enterprise will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which Enterprise does not believe includes it.

A substantial valuation misstatement exists if (i) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (ii) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (iii) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts.

No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200% or more than the correct valuation, the penalty imposed increases to 40%. Enterprise does not anticipate making any valuation misstatements.

Reportable Transactions.  If Enterprise was to engage in a “reportable transaction,” it (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or a “transaction of interest” or that it produces certain kinds of losses in excess of $2 million in any single year, or $4 million in any combination of six successive taxable years. Enterprise’s participation in a reportable transaction could increase the likelihood that its U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “— Information Returns and Audit Procedures” above.

Moreover, if Enterprise were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “— Accuracy-Related Penalties,”

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and

•	in the case of a listed transaction, an extended statute of limitations.

Enterprise does not expect to engage in any “reportable transactions.”

Registration as a Tax Shelter.  Enterprise registered as a “tax shelter” under the law in effect at the time of Enterprise’s initial public offering and was assigned a tax shelter registration number. Issuance of a tax shelter registration number to Enterprise does not indicate that investment in it or the claimed tax benefits have been reviewed, examined or approved by the IRS. The American Jobs Creation Act of 2004 repealed the tax shelter registration rules and replaced them with the reporting regime described above at “— Reportable Transactions.” The term “tax shelter” has a different meaning for this purpose than under the penalty rules described above at “— Accuracy-Related Penalties.”

State, Local, Foreign and Other Tax Considerations

In addition to U.S. federal income taxes, a unitholder likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which, Enterprise does business or owns property or in which a unitholder is a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in Enterprise. Enterprise currently owns property or does business in a substantial number of states, virtually all of which impose a personal income tax and many impose an income tax on corporations and other entities. Enterprise may also own property or do business in other states in the future. Although a unitholder may not be required to file a return and pay taxes in some states because its income from that state falls below the filing and payment requirement, a unitholder will be required to file income tax returns and to pay income taxes in some or all of the jurisdictions in which Enterprise does business or owns property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require Enterprise, or Enterprise may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by Enterprise. Please read “— Tax Consequences of Enterprise Common Unit Ownership — Entity-Level Collections.” Based on current law and Enterprise’s estimate of future operations, any amounts required to be withheld are not contemplated to be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in Enterprise. Accordingly, each prospective unitholder is urged to consult, and depend on, his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local, and foreign as well as United States federal tax returns, that may be required of him. Andrews Kurth has not rendered an opinion on the state, local or foreign tax consequences of an investment in Enterprise.

UNITHOLDER PROPOSALS

Under applicable Delaware law and Duncan’s partnership agreement, Duncan is not required to hold an annual meeting of its unitholders (limited partners). Ownership of Duncan common units does not entitle Duncan unitholders to make proposals at the special meeting. Under Duncan’s partnership agreement, only its general partner can make a proposal at the meeting. Duncan’s partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of Enterprise. Doing so would jeopardize the limited partners’ limited liability under the Delaware Act or the law of any other state in which Duncan is qualified to do business.

LEGAL MATTERS

The validity of Enterprise common units to be issued in the merger, certain tax matters relating to those common units and certain tax matters relating to the merger will be passed upon for Enterprise by Andrews Kurth LLP, Houston, Texas. Andrews Kurth LLP has provided legal services to Duncan in the past regarding matters unrelated to the merger. Certain tax matters relating to the merger will be passed upon for Duncan by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins L.L.P. has also provided legal services to Enterprise in the past regarding matters unrelated to the merger.

EXPERTS

The consolidated financial statements of Enterprise Products Partners L.P. and subsidiaries incorporated in this proxy statement/prospectus by reference to Enterprise Products Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Enterprise Products Partners L.P. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, (which reports (i) express an unqualified opinion on the financial statements, refer to the report of the other auditors as it relates to an equity method investment in Energy Transfer Equity, L.P. for the years ended December 31, 2009 and 2008, and include an explanatory paragraph concerning the effect of the merger with Enterprise GP Holdings L.P. on November 22, 2010, and (ii) express an unqualified opinion on the effectiveness of internal control over financial reporting). The consolidated financial statements of Energy Transfer Equity, L.P. have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their report on the consolidated financial statements as of December 31, 2009 and for the years ended December 31, 2009 and 2008, which report is incorporated herein by reference from Enterprise Products Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2010. Such consolidated financial statements are incorporated herein by reference, and have been so incorporated in reliance upon the report of Deloitte & Touche LLP, and as it relates to Enterprise Products Partners L.P.’s investment in Energy Transfer Equity, L.P., the report of Grant Thornton LLP, in each case, given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Duncan Energy Partners L.P. and subsidiaries incorporated in this proxy statement/prospectus by reference from Duncan Energy Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Duncan Energy Partners L.P. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (i) express an unqualified opinion on the financial statements and include an explanatory paragraph concerning the fact that the financial statements have been prepared from the separate records maintained by Enterprise Products Partners L.P. or affiliates and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated entity, and (ii) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Enterprise and Duncan file annual, quarterly and current reports, and other information with the Commission under the Exchange Act of 1934. You may read and copy any document filed with the Commission at its public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-732-0330 for further information regarding the public reference room. The filings are also available to the public at the Commission’s website at http://www.sec.gov. In addition, documents filed by Enterprise and Duncan can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The Commission allows Enterprise and Duncan to incorporate by reference information into this proxy statement/prospectus, which means that Enterprise and Duncan can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus. Any later information filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act up until the date of the special meeting will be deemed to be incorporated by reference into this proxy statement/prospectus and will automatically update and supersede this information. Therefore, before you vote to approve the merger agreement and the merger, you should always check for reports Enterprise and Duncan may have filed with the Commission after the date of this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Enterprise and Duncan have previously filed with the Commission, excluding any information in a Form 8-K furnished pursuant to Item 2.02 or 7.01 (unless otherwise indicated), which is not deemed filed under the Exchange Act.

Enterprise’s Filings (Commission File No. 1-14323)

•	Annual Report on Form 10-K for the year ended December 31, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	Current Reports on Form 8-K filed with the Commission on January 6, 2011, January 13, 2011, February 23, 2011, March 15, 2011 and April 29, 2011; and

•	The description of Enterprise’s common units in the registration statement on Form 8A/A filed on May 15, 2007, and including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings at no cost by making written or telephone requests for copies to: Enterprise Products Partners L.P., 1100 Louisiana Street, 10th Floor, Houston, Texas 77002; Telephone: (713) 381-6500.

Enterprise also makes available free of charge on its internet website at http://www.epplp.com its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the Commission. Information contained on Enterprise’s website is not part of this proxy statement/prospectus.

Duncan’s Filings (Commission File No. 1-33266)

•	Annual Report on Form 10-K for the year ended December 31, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011; and

•	Current Reports on Form 8-K filed with the Commission on February 11, 2011, February 23, 2011, March 15, 2011 and April 29, 2011.

You may request a copy of these filings at no cost by making written or telephone requests for copies to: Duncan Energy Partners L.P., 1100 Louisiana Street, 10th Floor 1000, Houston, Texas 77002; Telephone: (713) 381-6500.

Duncan also makes available free of charge on its Internet website at http://www.deplp.com its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the Commission. Information contained on Duncan’s website is not part of this proxy statement/prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy/prospectus and some of the documents Enterprise and Duncan have incorporated herein by reference contain various forward-looking statements and information that are based on the beliefs of Enterprise and Duncan and their respective general partners, as well as assumptions made by and information currently available to each of them. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this proxy/prospectus or the documents incorporated herein by reference, words such as “anticipate,” “project,” “expect,” “plan,” “seek,” “goal,” “estimate,” “forecast,” “intend,” “could,” “should,” “will,” “believe,” “may,” “potential,” and similar expressions and statements regarding Enterprise’s or Duncan’s plans and objectives for future operations, are intended to identify forward-looking statements. Although Enterprise and Duncan and their respective general partners believe that such expectations reflected in such forward-looking statements are reasonable, neither Enterprise, Duncan, nor either of their general partners can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Enterprise’s and Duncan’s actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on Enterprise’s or Duncan’s results of operations and financial condition are:

•	cash flow growth and accretion;

•	future distribution increases and growth;

•	internal growth projects;

•	future issuances of debt and equity securities; and

•	other objectives, expectations and intentions and other statements that are not historical facts.

These statements are based on the current expectations and estimates of the management of Enterprise GP and Duncan GP; actual results may differ materially due to certain risks and uncertainties. Although Enterprise, Duncan and their respective general partners believe that the expectations reflected in such forward-looking statements are reasonable, they cannot give assurances that such expectations will prove to be correct. For instance, although Enterprise and Duncan have signed a merger agreement, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if Duncan does not receive the necessary approval of its unitholders, and also may be terminated if any conditions to closing are not satisfied or if the merger is not completed by October 31, 2011. Other risks and uncertainties that may affect actual results include:

•	the failure to realize a lower long-term cost of capital, anticipated cost savings and other benefits of the proposed merger;

•	declines in volumes transported on Enterprise’s pipelines or barges;

•	reduction in demand for natural gas, various grades of crude oil, refined products, NGLs and petrochemicals and resulting changes in pricing conditions or pipeline throughput requirements;

•	fluctuations in refinery capacity;

•	the success of risk management activities;

•	environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;

•	the availability of, and Enterprise’s ability to consummate, acquisition or combination opportunities;

•	the level of capital expenditures Enterprise will make and availability of, and the timing of completion of, organic growth projects;

•	Enterprise’s access to capital to fund additional acquisitions and Enterprise’s ability to obtain debt or equity financing on satisfactory terms;

•	maintenance of Enterprise’s credit rating and ability to receive open credit from its suppliers and trade counterparties;

•	unanticipated changes in crude oil market structure and volatility (or lack thereof);

•	the impact of current and future laws, rulings and governmental regulations;

•	the effects of competition;

•	continued creditworthiness of, and performance by, the combined company’s counterparties;

•	interruptions in service and fluctuations in rates of third party pipelines that affect the combined company’s assets;

•	increased costs or lack of availability of insurance;

•	fluctuations in crude oil, natural gas, NGL and related hydrocarbon prices and production due to weather and other natural and economic forces;

•	shortages or cost increases of power supplies, materials or labor;

•	weather interference with business operations or project construction;

•	terrorist attacks aimed at Enterprise’s facilities;

•	general economic, market or business conditions; and

•	other factors and uncertainties discussed in this proxy statement/prospectus and Enterprise’s and Duncan’s respective filings with the SEC, including their Annual Reports on Form 10-K for the year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review carefully the risk factors described under “Risk Factors” in this proxy statement/prospectus and incorporated by reference into this document.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Enterprise Products Partners L.P. Unaudited Pro Forma Condensed Consolidated Financial Statements:

Introduction	F-2
Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2011	F-4
Unaudited Pro Forma Condensed Statement of Consolidated Operations for the three months ended March 31, 2011	F-5
Unaudited Pro Forma Condensed Statement of Consolidated Operations for the year ended December 31, 2010	F-6
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-7

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

Enterprise Products Partners L.P. (“Enterprise”), Duncan Energy Partners L.P. (“Duncan”), and their respective general partners and certain affiliates entered into an Agreement and Plan of Merger dated as of April 28, 2011 (the “Duncan Merger Agreement”). At the effective time of the proposed merger, a wholly owned subsidiary of Enterprise would merge with and into Duncan, pursuant to the Duncan Merger Agreement, with Duncan surviving the proposed merger as a wholly owned subsidiary of Enterprise (the “Duncan Merger”), and all of the outstanding Duncan common units at the effective time of the merger will be cancelled and converted into the right to receive common units representing limited partner interests in Enterprise based on an exchange ratio of 1.01 Enterprise common units for each Duncan common unit. However, in lieu of receiving Enterprise common units, Enterprise GTM Holdings L.P. (“GTM”), an indirect wholly owned subsidiary of Enterprise, would exchange its right to merger consideration with respect to 33,783,587 Duncan common units currently directly owned by it (representing approximately 58.5% of our outstanding common units) for retaining an equivalent limited partner interest in Duncan. As a result, the remaining Duncan common units, or 24,008,683 units at May 11, 2011, will be converted into 24,248,770 common units representing limited partner interests of Enterprise. No fractional Enterprise common units would be issued in the proposed Duncan Merger, and our unitholders would receive cash in lieu of fractional Enterprise common units, if any.

Duncan is a consolidated subsidiary of Enterprise for financial accounting and reporting purposes. The proposed merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidations — Overall — Changes in Parent’s Ownership Interest in a Subsidiary, which is referred to as ASC 810. The changes in Enterprise’s ownership interest in Duncan will be accounted for as an equity transaction and no gain or loss will be recognized as a result of the merger.

The unaudited pro forma condensed consolidated financial statements are intended for informational purposes only and do not reflect any cost savings or other synergies that may be achieved as a result of the proposed merger and are based on assumptions that Enterprise and Duncan believe are reasonable under the circumstances. As such, these statements do not necessarily reflect the results of operations or financial position of Enterprise that would have resulted had the proposed merger been consummated as of the dates indicated, and are not necessarily indicative of the future results of operations or the future financial position of Enterprise following completion of the proposed merger.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited annual and unaudited quarterly consolidated financial information and accompanying notes of Duncan and Enterprise.

The unaudited pro forma condensed consolidated balance sheet gives effect to the proposed merger as if it had occurred on March 31, 2011. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010 give effect to the proposed merger as if it had occurred on January 1, 2010. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the proposed merger and are factually supportable.

In addition to the proposed merger, the historical condensed consolidated statement of operations for the year ended December 31, 2010 has been adjusted to give effect to the merger of Enterprise GP Holdings L.P. (“Holdings”) with a wholly owned subsidiary in November 2010 (the “Holdings Merger”) as if it had occurred on January 1, 2010. At the effective time of the Holdings Merger, Enterprise GP (which was the general partner of Holdings prior to consummation of the Holdings Merger) succeeded as Enterprise’s general partner, and each issued and outstanding unit representing limited partner interests in Holdings was cancelled and converted into the right to receive Enterprise common units based on an exchange ratio of 1.5 Enterprise common units for each Holdings unit. Enterprise issued an aggregate 208,813,454 of its common units as consideration in the Holdings Merger and, immediately after the merger, cancelled 21,563,177 of its common units previously owned by Holdings.

Prior to the Holdings Merger, Enterprise was a consolidated subsidiary of Holdings, which was Enterprise’s parent. Upon completion of the Holdings Merger, Holdings merged with and into a wholly owned subsidiary of Enterprise. The Holdings Merger was accounted for as an equity transaction, and no gain or loss was recognized, in accordance with ASC 810. The Holdings Merger results in Holdings being considered the surviving consolidated entity for accounting purposes, while Enterprise is the surviving consolidated entity for legal and reporting purposes. For accounting purposes, Holdings is deemed the acquirer of the noncontrolling interests in Enterprise that were previously recognized in Holdings’ consolidated financial statements (i.e., the acquisition of Enterprise’s limited partner interests that were owned by parties other than Holdings).

As a result of the Holdings Merger, Enterprise’s consolidated financial and operating results prior to November 22, 2010 have been presented as if it were Holdings from an accounting perspective (i.e., the financial statements of Holdings become the historical financial statements of Enterprise). For periods prior to November 22, 2010, net assets, earnings and other amounts attributable to Enterprise’s limited partner interests that were owned by third parties and related parties other than Holdings are presented as a component of noncontrolling interest. In addition, the number of limited partner units used to determine earnings per unit in the historical consolidated financial statements for each period is based on the weighted-average number of Holdings units outstanding during each period adjusted for the 1.5 to one unit-for-unit exchange ratio in the Holdings Merger.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2011

		Duncan Merger		Enterprise
	Enterprise	Pro Forma		Pro Forma for
	Historical	Adjustments		Duncan Merger
	(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$150.4	$(14.1	)(a)	$136.3
Restricted cash	191.6			191.6
Accounts and notes receivable, net	3,912.3			3,912.3
Inventories	800.8			800.8
Other current assets	391.7			391.7

Total current assets	5,446.8	(14.1)		5,432.7
Property, plant and equipment, net	19,892.9			19,892.9
Investments in unconsolidated affiliates	2,269.9			2,269.9
Intangible assets, net	1,794.0			1,794.0
Goodwill	2,107.7			2,107.7
Other assets	309.9			309.9

Total assets	$31,821.2	$(14.1)		$31,807.1

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$782.3			$782.3
Accounts payable	746.6			746.6
Accrued product payables	4,078.7			4,078.7
Other current liabilities	850.5			850.5

Total current liabilities	6,458.1			6,458.1
Long-term debt	13,273.6			13,273.6
Other long-term liabilities	289.5			289.5
Commitments and contingencies
Equity:
Partners’ equity	11,276.9	$(14.1	)(a)	11,671.5
		408.7	(b)
Noncontrolling interest	523.1	(408.7	)(b)	114.4

Total equity	11,800.0	(14.1)		11,785.9

Total liabilities & equity	$31,821.2	$(14.1)		$31,807.1

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Three Months Ended March 31, 2011

		Duncan Merger		Enterprise
	Enterprise	Pro Forma		Pro Forma for
	Historical	Adjustments		Duncan Merger
	(In millions, except per unit amounts)

Revenues	$10,183.7	$—		$10,183.7
Costs and expenses:
Operating costs and expenses	9,537.1	—		9,537.1
General and administrative costs	37.9	—		37.9

Total costs and expenses	9,575.0	—		9,575.0

Equity in income of unconsolidated affiliates	16.2	—		16.2

Operating income	624.9	—		624.9

Other income (expense):
Interest expense	(183.8)	—		(183.8)
Other, net	0.5	—		0.5

Total other expense, net	(183.3)	—		(183.3)

Income before provision for income taxes	441.6	—		441.6

Provision for income taxes	(7.1)	—		(7.1)

Income from continuing operations	$434.5	$—		$434.5

Allocation of income from continuing operations:
Limited partners	$420.7	$7.9	(c)	$428.6

Noncontrolling interests	$13.8	$(7.9	)(c)	$5.9

Basic earnings per unit:
Weighted-average number of units outstanding (see Note e)	813.9			838.1

Income per unit from continuing operations	$0.52			$0.51

Diluted earnings per unit:
Weighted-average number of units outstanding (see Note f)	850.3			874.5

Income per unit from continuing operations	$0.49			$0.49

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2010

				Enterprise			Enterprise
		Holdings Merger		Pro Forma	Duncan Merger		Pro Forma
	Enterprise	Pro Forma		for Holdings	Pro Forma		for Duncan
	Historical	Adjustments		Merger	Adjustments		Merger
	(In millions, except per unit amounts)

Revenues	$33,739.3	$—		$33,739.3	$—		$33,739.3
Costs and expenses:
Operating costs and expenses	31,449.3	—		31,449.3	—		31,449.3
General and administrative costs	204.8	—		204.8	—		204.8

Total costs and expenses	31,654.1	—		31,654.1	—		31,654.1

Equity in income of unconsolidated affiliates	62.0	—		62.0	—		62.0

Operating income	2,147.2	—		2,147.2	—		2,147.2

Other income (expense):
Interest expense	(741.9)	—		(741.9)	—		(741.9)
Other, net	4.5	—		4.5	—		4.5

Total other expense, net	(737.4)	—		(737.4)	—		(737.4)

Income before provision for income taxes	1,409.8	—		1,409.8	—		1,409.8

Provision for income taxes	(26.1)	—		(26.1)	—		(26.1)

Income from continuing operations	$1,383.7	$—		$1,383.7	$—		$1,383.7

Allocation of income from continuing operations:
Limited partners	$320.8	$1,000.3	(d)	$1,321.1	$37.1	(c)	$1,358.2

Noncontrolling interests	$1,062.9	$(1,000.3	)(d)	$62.6	$(37.1	)(c)	$25.5

Basic earnings per unit:
Weighted-average number of units outstanding (see Note e)	274.5			790.5			814.7

Income per unit from continuing operations	$1.17			$1.67			$1.67

Diluted earnings per unit:
Weighted-average number of units outstanding (see Note f)	278.5			829.7			853.9

Income per unit from continuing operations	$1.15			$1.59			$1.59

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the respective management teams of the general partners of Enterprise and Duncan; therefore, actual results could materially differ from the pro forma information. However, Enterprise and Duncan believe that the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. We believe that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

Pro Forma Adjustments

The following pro forma adjustments have been made to the historical consolidated financial statements of Enterprise:

(a) To reflect the payment of $14.1 million of estimated incremental transaction costs associated with completing the proposed merger, including the payment of financial advisory fees, legal and accounting fees and other professional fees and expenses using cash on hand.

(b) To reclassify to partners’ capital the noncontrolling owners’ interest attributable to the public owners of Duncan.

(c) To reclassify to limited partners’ interest the net income attributable to the public owners of Duncan currently in noncontrolling interest.

(d) To reclassify to limited partners’ interest the net income attributable to the public owners of Enterprise prior to the Holdings Merger currently in noncontrolling interest.

(e) Enterprise’s pro forma weighted-average basic number of units outstanding was calculated as follows:

	Three Months	Year
	Ended	Ended
	March 31,	December 31,
	2011	2010
	(In millions)

Weighted-average basic number of Enterprise units outstanding — as reported	813.9	274.5
Weighted-average Enterprise units attributable to noncontrolling interests acquired in connection with Holdings Merger		516.0

Subtotal for Enterprise pro forma for Holdings Merger		790.5
Enterprise units to be issued in exchange for Duncan common units	24.2	24.2

Weighted-average basic number of Enterprise units outstanding — pro forma	838.1	814.7

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(f) Enterprise’s pro forma weighted-average diluted number of units outstanding was calculated as follows:

	Three Months	Year
	Ended	Ended
	March 31,	December 31,
	2011	2010
	(In millions)

Weighted-average diluted number of Enterprise units outstanding — as reported	850.3	278.5
Weighted-average Enterprise units attributable to noncontrolling interests acquired in connection with Holdings Merger		551.2

Subtotal for Enterprise pro forma for Holdings Merger		829.7
Enterprise units to be issued in exchange for Duncan common units	24.2	24.2

Weighted-average diluted number of Enterprise units outstanding — pro forma	874.5	853.9

ANNEX A

AGREEMENT AND PLAN OF MERGER
by and among

ENTERPRISE PRODUCTS PARTNERS L.P.,
ENTERPRISE PRODUCTS HOLDINGS LLC,
EPD MERGERCO LLC
and
DUNCAN ENERGY PARTNERS L.P.
and
DEP HOLDINGS, LLC
Dated as of April 28, 2011

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of April 28, 2011 (this “Agreement”), is entered into by and among Enterprise Products Partners L.P., a Delaware limited partnership (“Partners”), Enterprise Products Holdings LLC, a Delaware limited liability company and the general partner of Partners (“Partners GP”), EPD MergerCo LLC, a Delaware limited liability company and a wholly owned subsidiary of Partners (“MergerCo”), Duncan Energy Partners L.P., a Delaware limited partnership (“Duncan”), and DEP Holdings, LLC, a Delaware limited liability company and the general partner of Duncan (“Duncan GP”).

WITNESSETH:

WHEREAS, the Duncan Audit Committee (as defined herein) and the Duncan GP Board (as defined herein) has determined that the business combination provided for herein pursuant to which Duncan will, subject to the terms and conditions set forth herein, merge with MergerCo, with Duncan as the surviving entity (the “Merger”), such that following the Merger, Duncan GP will remain the sole general partner of Duncan, and Partners will become (and thereafter Partners and its Subsidiaries will continue as) the limited partners of Duncan, is fair and reasonable to and in the best interests of Duncan and the Duncan Unaffiliated Unitholders; and

WHEREAS, the Partners GP Board of Directors has determined that the Merger is fair and reasonable to and in the best interests of Partners; and

WHEREAS, as a condition and inducement to Duncan and Duncan GP entering into this Agreement, concurrently with the execution and delivery of this Agreement, Partners and Enterprise GTM Holdings L.P. (“Enterprise GTM”), a subsidiary of Partners which owns of record and beneficially approximately 58.5% of the outstanding Duncan Common Units (as defined herein), and Duncan are entering into the Voting Agreement (as defined herein), pursuant to which, among other things, each of Enterprise GTM and Partners have agreed, subject to the terms and conditions set forth therein, to vote all of its Duncan Common Units in favor of the Merger and this Agreement; and

WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1  Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Proposal” means any proposal or offer from or by any Person other than Partners, Partners GP, and MergerCo relating to: (a) any direct or indirect acquisition of (i) more than 20% of the assets of Duncan and its Subsidiaries, taken as a whole, (ii) more than 20% of the outstanding equity securities of Duncan or (iii) a business or businesses that constitute more than 20% of the cash flow, net revenues, net income or assets of Duncan and its Subsidiaries, taken as a whole; (b) any tender offer or exchange offer, as defined under the Exchange Act, that, if consummated, would result in any Person beneficially owning more than 20% of the outstanding equity securities of Duncan; or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Duncan, other than the Merger.

“Action” shall have the meaning set forth in Section 6.12(a).

“Additional Limited Partner” has the meaning given such term in the Partners Partnership Agreement.

“Affiliate” has the meaning set forth in Rule 405 of the Securities Act, unless otherwise expressly stated herein.

“Agreement” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Average Closing Price” means, as of any date, the average of the closing sale price of a Partners Common Unit as reported on the NYSE Composite Transactions Reporting System for the 10 consecutive NYSE full trading days (in which such Partners Common Units are traded on the NYSE) ending at the close of trading on the NYSE full trading day immediately preceding such date.

“Book-Entry Units” shall have the meaning set forth in Section 3.3.

“Business Day” shall mean any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of New York, New York.

“Certificate” shall have the meaning set forth in Section 3.3.

“Certificate of Merger” shall have the meaning set forth in Section 2.1(b).

“Claim” shall have the meaning set forth in Section 6.12(a).

“Class B Units” shall mean the units representing limited partner interests in Partners having the rights and obligations specified with respect to “Class B Units” in the Partners Partnership Agreement.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Compensation and Benefit Plan” shall mean all material bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee unit ownership, unit bonus, unit purchase, restricted unit and unit option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable “change of control” or similar provisions in any plan, contract or arrangement maintained or contributed to for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, including all “employee benefit plans” as defined in ERISA Section 3(3).

“Confidentiality Agreement” shall mean a confidentiality agreement of the nature generally used in circumstances similar to those contemplated in Section 6.6 hereof, as determined by Duncan in its reasonable business judgment; provided, however, that such Confidentiality Agreement shall (a) have a term of not less than one year, (b) provide that all non-public information pertaining to Duncan and/or Partners be protected as confidential information thereunder, subject to customary exceptions, and (c) provide that Partners is a third-party beneficiary with respect to any breach thereof relating to information relating to Partners; provided further, that Duncan may amend or waive the terms of such Confidentiality Agreement in its discretion, except that Partners shall have the right to approve or consent to any amendment or waiver (i) of the one-year term of the Confidentiality Agreement, (ii) that would have the effect of causing any non-public information pertaining to Duncan or Partners that is protected as confidential information under the Confidentiality Agreement not to be protected as confidential information under the Confidentiality Agreement, or (iii) Partners’ ability to enforce its rights as a third-party beneficiary to such Confidentiality Agreement.

“Disclosure Schedule” shall have the meaning set forth in Section 5.1.

“DLLCA” shall mean the Delaware Limited Liability Company Act, 6 Del.C. §18-101 et seq.

“DRULPA” shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. §17-101 et seq.

“Duncan” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Duncan Amended and Restated Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of Duncan, substantially in the form attached hereto as Annex B-1.

“Duncan Third Amended and Restated Partnership Agreement” shall mean the Third Amended and Restated Agreement of Limited Partnership of Duncan, substantially in the form attached hereto as Annex B-2.

“Duncan Audit Committee” shall mean the Audit, Conflicts and Governance Committee of the Duncan GP Board.

“Duncan Certificate of Limited Partnership” means the certificate of limited partnership of Duncan as filed with the Secretary of State of the State of Delaware on September 28, 2006.

“Duncan Change in Recommendation” shall have the meaning set forth in Section 6.6(b).

“Duncan Common Units” shall mean the common units representing limited partner interests of Duncan having the rights and obligations specified with respect to “Common Units” as set forth in the Duncan Existing Partnership Agreement.

“Duncan Disclosure Schedule” shall mean the Disclosure Schedule delivered by Duncan pursuant to Section 5.1.

“Duncan Dividend Reinvestment Plan” shall mean the Duncan Energy Partners L.P. Dividend Reinvestment Plan, as in effect on the date hereof.

“Duncan Existing Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of Duncan, dated as of February 5, 2007, as amended by Amendment No. 1 dated December 27, 2007, Amendment No. 2 dated November 6, 2008, the Third Amendment dated December 8, 2008 and the Fourth Amendment dated June 15, 2009, and as may be further amended from time to time.

“Duncan GP” has the meaning set forth in the introductory paragraph to this Agreement.

“Duncan GP Amended and Restated LLC Agreement” shall mean the Third Amended and Restated Limited Liability Company Agreement of Duncan GP, substantially in the form attached hereto as Annex A.

“Duncan GP Board” means the Board of Directors of Duncan GP.

“Duncan GP Certificate of Formation” means the certificate of formation of Duncan GP as filed with the Secretary of State of the State of Delaware on September 28, 2006.

“Duncan GP Existing LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Duncan GP, dated as of May 3, 2007, as amended from time to time.

“Duncan Material Contracts” shall have the meaning set forth in Section 5.2(j)(i).

“Duncan Meeting” shall have the meaning set forth in Section 5.2(d)(iii).

“Duncan Merger Transactions” has the meaning set forth in Section 5.2(d)(iii).

“Duncan Parties” means Duncan GP and Duncan.

“Duncan Recommendation” shall have the meaning set forth in Section 6.2.

“Duncan Unaffiliated Unitholders” shall mean the unitholders of Duncan excluding Partners and its Affiliates (including Enterprise GTM as an Affiliate of Partners).

“Duncan Unit Plan” means the 2010 Duncan Long-Term Incentive Plan, as amended and restated as of February 23, 2010 and as may be further amended from time to time.

“Duncan Unit Purchase Plan” means the DEP Unit Purchase Plan, as may be amended from time to time.

“Duncan Unitholder Approval” shall have the meaning set forth in Section 7.1.

“Duncan Unitholders” means the holders of outstanding Duncan Common Units.

“DUPP Purchase Period” shall mean the period in which payroll deductions are accumulated under the Duncan Unit Purchase Plan pending the purchase of Duncan Common Units, as established pursuant to the provisions of such plan.

“Effective Time” shall have the meaning set forth in Section 2.1(b).

“Enterprise GTM” shall have the meaning set forth in the recitals to this Agreement.

“EPCO” shall mean Enterprise Products Company, a Delaware corporation.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” shall mean BNY Mellon Shareowners Services or any other entity as may be selected by Partners subject to the reasonable approval of Duncan.

“Exchange and Contribution Agreement” means the Exchange and Contribution Agreement by and among Partners, Enterprise GTM and the other subsidiaries of Partners named therein, substantially in the form attached hereto as Annex C.

“Exchange Fund” shall have the meaning set forth in Section 3.4(a).

“Exchange Ratio” shall have the meaning set forth in Section 3.1(c).

“Governmental Authority” means any national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality, or any arbitrator in any case that has jurisdiction over Partners or Duncan, as the case may be, or any of their respective Subsidiaries or any of their or their respective Subsidiaries’ properties or assets.

“Indebtedness” of any Person means (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property of such Person), (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person, (c) any indebtedness of others secured by a Lien on any property of such Person, whether or not the respective indebtedness so secured has been assumed by it, (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, (e) obligations of such Person in respect of surety bonds or similar instruments, (f) the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property of such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under U.S. generally accepted accounting principles, and (g) indebtedness of others as described in clauses (a) through (f) above in any manner guaranteed by such Person or for which it is or may become contingently liable; provided, that Indebtedness shall not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

“Indemnification Expenses” shall have the meaning set forth in Section 6.12(a).

“Indemnified Parties” shall have the meaning set forth in Section 6.12(a).

“Indemnitees” shall have the meaning set forth in the Duncan Existing Partnership Agreement.

“Knowledge” shall mean, with respect to any party, the actual knowledge of the directors or officers of such party.

“Law” shall mean any law, rule, regulation, directive, ordinance, code, governmental determination, guideline, judgment, order, treaty, convention, governmental certification requirement or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Authority.

“Lien” shall mean any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, put or call option, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.

“Material Adverse Effect” shall mean, with respect to either Partners or Duncan, any effect that (x) is or could reasonably be expected to be material and adverse to the financial position, results of operations, business, assets or prospects of Duncan and its Subsidiaries taken as a whole, or Partners and its Subsidiaries taken as a whole, respectively, or (y) materially impairs or delays, or could reasonably be expected to materially impair or delay, the ability of Partners or Duncan, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include any of the following or the impact thereof: (a) circumstances affecting the petroleum product transportation, terminalling, storage and distribution industry generally (including the price of petroleum products and the costs associated with the transportation, terminalling, storage and distribution thereof), or in any region in which Partners or Duncan, respectively, operates, (b) any general market, economic, financial or political conditions, or outbreak or hostilities or war, in the United States of America or elsewhere, (c) changes in Law, (d) earthquakes, hurricanes, floods, or other natural disasters, (e) any failure of Partners or Duncan, respectively, to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period, (f) changes in the market price or trading volume of Duncan Common Units or Partners Common Units, respectively (but not any effect underlying any decrease that would otherwise constitute a Material Adverse Effect), or (g) the announcement or pendency of this Agreement or the matters contemplated thereby or the compliance by either party with the provisions of this Agreement; provided, that, in the case of clause (a), (b), (c) or (d), the impact on Partners or Duncan, respectively, is not disproportionately adverse as compared to others in the industry referred to in clause (a) of this definition generally.

“Merger” shall have the meaning set forth in the recitals to this Agreement.

“Merger Consideration” shall have the meaning set forth in Section 3.1(c).

“MergerCo” shall have the meaning set forth in the introductory paragraph to this Agreement.

“New Common Unit Issuance” shall mean the issuance of Partners Common Units as part of the Merger Consideration pursuant to this Agreement.

“New Common Units” shall have the meaning set forth in Section 3.1(c).

“Notice of Proposed Recommendation Change” shall have the meaning set forth in Section 6.6(b).

“NYSE” shall mean the New York Stock Exchange.

“Other Parties” means, with respect to the Duncan Parties, the Partners Parties, and with respect to the Partners Parties, the Duncan Parties.

“Partners” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Partners Audit Committee” shall mean the Audit, Conflicts and Governance Committee of the Partners GP Board.

“Partners Certificate of Limited Partnership” means the certificate of limited partnership of Partners as filed with the Secretary of State of the State of Delaware on April 9, 1998.

“Partners Common Units” shall mean the common units representing limited partner interests in Partners having the rights and obligations specified with respect to “Common Units” in the Partners Partnership Agreement.

“Partners Disclosure Schedule” shall mean the Disclosure Schedule delivered by Partners pursuant to Section 5.1.

“Partners General Partner Interest” shall mean the “General Partner Interest” as defined in the Partners Partnership Agreement.

“Partners GP” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Partners GP Board” shall mean the Board of Directors of Partners GP.

“Partners GP Certificate of Formation” means the certificate of formation of Partners GP as filed with the Secretary of State of the State of Delaware on April 9, 1998.

“Partners GP LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of Partners GP, dated as of November 22, 2010, as amended by the First Amendment dated November 23, 2010, and as may be further amended from time to time.

“Partners Merger Transactions” shall have the meaning set forth in Section 5.2(d)(ii).

“Partners Parties” means Partners GP, Partners and MergerCo.

“Partners Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of Partners, dated as of November 22, 2010, and as may be further amended from time to time.

“Partners Unaffiliated Unitholders” means the holders of Partners Common Units other than Partners GP and its Affiliates, officers and directors.

“Person” or “person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.

“Proxy Statement/Prospectus” shall have the meaning set forth in Section 5.2(f).

“Receiving Party” shall have the meaning set forth in Section 6.6(a).

“Registration Statement” shall have the meaning set forth in Section 5.2(f).

“Representatives” shall mean with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Rights” shall mean, with respect to any person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such person (or the general partner of such person) to issue, transfer or sell any partnership or other equity interest of such person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests or (b) contractual obligations of such person (or the general partner of such person) to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this sentence.

“Rights of Way” shall have the meaning set forth in Section 5.2(n).

“Rule 145 Affiliate” shall have the meaning set forth in Section 6.7(a).

“SEC” shall mean the Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 5.2(g).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X under the Securities Act, except, in the case of Partners and Partners GP, Duncan GP and its Subsidiaries (including, for the sake of clarity, Duncan) shall not be deemed to be Subsidiaries of Partners or Partners GP (unless otherwise specifically provided in this Agreement).

“Superior Proposal” means any bona fide Acquisition Proposal (except that references to 20% within the definition of “Acquisition Proposal” shall be replaced by “50%”) made by a third party on terms that the Duncan Audit Committee determines, in its good faith judgment and after consulting with its or Duncan’s financial advisors and outside legal counsel, and taking into account the financial, legal, regulatory and other aspects of the Acquisition Proposal (including any conditions to and the expected timing of consummation and any risks of non-consummation), to be more favorable to the holders of Duncan Common Units, from a financial point of view than the Merger (taking into account the transactions contemplated by this Agreement and any revised proposal by the Partners Audit Committee on behalf of Partners to amend the terms of this Agreement).

“Surviving Entity” shall have the meaning set forth in Section 2.1(a).

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under state or federal law.

“Tax Returns” shall have the meaning set forth in Section 5.2(l)(i).

“Taxes” shall mean all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, whether disputed or not.

“Tax Law” means any Law relating to Taxes.

“Termination Date” shall have the meaning set forth in Section 8.1(b).

“Voting Agreement” means the Voting Agreement dated as of the date hereof by and among Duncan, Partners and Enterprise GTM.

Section 1.2  Interpretation.  A reference to an Article, Section, Exhibit or Schedule means an Article of, a Section in, or Exhibit or Schedule to, this Agreement unless otherwise expressly stated. Unless the context requires otherwise, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context requires, the words used herein include the masculine, feminine and neuter gender, and the singular and the plural. A reference to any legislation or to any provision of any legislation shall include any amendment thereof, any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. References to “this Agreement” or any other agreement or document shall be construed as a reference to such agreement or document, including any exhibits, appendices and schedules thereto, as amended, amended and restated, modified or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it. References to a Person or person shall be construed as a reference to such Person and its successors and permitted assigns.

ARTICLE II

THE MERGER; EFFECTS OF THE MERGER

Section 2.1  The Merger.

(a) The Surviving Entity.  Subject to the terms and conditions of this Agreement, at the Effective Time, MergerCo shall merge with and into Duncan, the separate existence of MergerCo shall cease and Duncan shall survive and continue to exist as a Delaware limited partnership (Duncan, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”), such that immediately following the Merger, Duncan GP will continue to be the sole general partner of Duncan and Partners or its Subsidiaries will be the sole limited partners of Duncan.

(b) Effectiveness and Effects of the Merger.  Subject to the satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, the Merger shall become effective upon the later to occur of the filing in the office of the Secretary of State of the State of Delaware of a properly executed certificate of merger (the “Certificate of Merger”) or such later date and time as may be set forth in the Certificate of Merger (the “Effective Time”), in accordance with the DRULPA and the DLLCA. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DRULPA and the DLLCA.

(c) Duncan Certificate of Limited Partnership and Duncan Agreement of Limited Partnership.  At the Effective Time, the Duncan Certificate of Limited Partnership shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity, until duly amended in accordance with applicable Law. Pursuant to Section 14.6 of the Duncan Existing Partnership Agreement, at the Effective Time, the Duncan Existing Partnership Agreement shall be amended and restated as set forth in Annex B-1, which Duncan Amended and Restated Partnership Agreement shall be the agreement of limited partnership of the Surviving Entity until duly amended in accordance with Section 6.15 or otherwise in accordance with the terms thereof and applicable Law.

Section 2.2  Closing.  Subject to (i) the satisfaction or waiver of the conditions set forth in Article VII and (ii) this Agreement not having theretofore terminated pursuant to its terms, the Merger and the other transactions contemplated hereby (the “Closing”) shall occur on (a) the Business Day after the day on which the last of the conditions set forth in Article VII (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) shall have been satisfied or waived in accordance with the terms of this Agreement or (b) such other date to which the parties may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.” The Closing of the transactions contemplated by this Agreement shall take place at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 at 10:00 a.m. Houston time on the Closing Date.

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 3.1  Merger Consideration.  Subject to the provisions of this Agreement, at the Effective Time (except as noted below in clause (b)), by virtue of the Merger and without any action on the part of Partners, Duncan or any holder of Duncan Common Units:

(a) All of the limited liability company interests in MergerCo outstanding immediately prior to the Effective Time shall be cancelled and no consideration received therefor.

(b) The general partner interest in Duncan issued and outstanding immediately prior to the Effective Time shall remain outstanding in the Surviving Entity in the form as set forth in the Duncan Amended and Restated Partnership Agreement, and Duncan GP, as the holder of such general partner interest, shall continue as the sole general partner of the Surviving Entity as set forth in the Duncan Amended and Restated Partnership Agreement. Partners agrees that at the Effective Time, Partners shall be automatically bound by the Duncan Amended and Restated Partnership Agreement, and Partners shall be (and DEP GP hereby agrees that Partners is automatically) admitted to Duncan as the sole limited partner of Duncan with a limited partner interest which constitutes the percentage interest set forth in the Duncan Amended and Restated Partnership Agreement. At the Effective Time, the books and records of Duncan shall be revised to reflect the admission of Partners as the sole limited partner of Duncan and all other limited partners of Duncan simultaneously ceasing to be limited partners of Duncan pursuant to the terms of this Agreement, and Duncan shall continue without dissolution.

(c) Each Duncan Common Unit issued and outstanding immediately prior to the Effective Time (other than any Duncan Common Units held by Duncan or its Subsidiaries, which shall be cancelled as of the Effective Time) shall be converted into the right to receive 1.010 Partners Common Units (such ratio, the “Exchange Ratio,” and such amount of Partners Common Units, the “Merger Consideration”) which Partners Common Units shall be duly authorized and validly issued in accordance with applicable Laws and the Partners Partnership Agreement, as applicable, fully paid (to the extent required under the Partners Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA) (such Partners Common Units described in this clause (c) shall be referred to herein as the “New Common Units”).

(d) Notwithstanding anything to the contrary in this Agreement, at the Effective Time, all Duncan Common Units owned by Duncan or its Subsidiaries (if any) shall automatically be cancelled and no consideration received therefor.

Section 3.2  Exchange of Merger Consideration by Enterprise GTM.  Effective immediately after the Effective Time, Duncan, Duncan GP and Partners agree the Merger Consideration which Enterprise GTM is entitled to receive shall be exchanged pursuant to and in accordance with the Exchange and Contribution Agreement.

Section 3.3  Rights As Unitholders; Unit Transfers.  All Duncan Common Units (other than those held by Duncan or its Subsidiaries, which shall be cancelled as of the Effective Time in accordance with Section 3.1(d)), when converted as a result of and pursuant to the Merger, shall cease to be outstanding and shall automatically be canceled and cease to exist. At the Effective Time, each holder of a certificate representing Duncan Common Units (a “Certificate”) and each holder of non-certificated Duncan Common Units represented by book-entry (“Book-Entry Units”) shall cease to be a unitholder of Duncan and cease to have any rights with respect thereto, except the right (other than for Enterprise GTM after giving effect to the exchange of rights to Merger Consideration as set forth in Section 3.2) to receive (a) the Merger Consideration, and the right to be admitted as an Additional Limited Partner in connection therewith, (b) any cash to be paid in lieu of any fractional New Common Unit in accordance with Section 3.4(e) and (c) any distributions in accordance with Section 3.4(c), in each case, to be issued or paid, without interest, in consideration therefor in accordance with Section 3.4. In addition, to the extent applicable, holders of Duncan Common Units immediately prior to the Effective Time shall have continued rights to any distribution, without interest, with respect to such Duncan Common Units with a record date occurring prior to the Effective Time that may have been declared or made by Duncan with respect to such Duncan Common Units in accordance with the terms of this Agreement and which remains unpaid as of the Effective Time. At the Effective Time, the unit transfer books of Duncan shall be closed immediately and there shall be no further registration of transfers on the unit transfer books of Duncan with respect to Duncan Common Units.

Section 3.4  Exchange of Certificates.

(a) Exchange Agent.  Promptly after the Effective Time, Partners shall deposit or shall cause to be deposited with the Exchange Agent for the benefit of the holders of Duncan Common Units, for exchange in accordance with this Article III, through the Exchange Agent, New Common Units and cash as required by this Article III. Partners agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 3.2 and Section 3.4(c) and to make payments in lieu of any fractional New Common Units pursuant to Section 3.4(e), in each case without interest. Any cash and New Common Units deposited with the Exchange Agent (including as payment for any fractional New Common Units in accordance with Section 3.4(e) and any distributions with respect to such fractional New Common Units in accordance with Section 3.4(c)) shall hereinafter be referred to as the “Exchange Fund.”

The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid for Duncan Common Units pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Sections 3.4(c) and 3.4(e), the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures.  Promptly after the Effective Time, Partners shall instruct the Exchange Agent to mail to each record holder of Duncan Common Units as of the Effective Time (i) a letter of transmittal (which shall specify that in respect of certificated Duncan Common Units, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which shall be in customary form and agreed to by Partners and Duncan prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Units in exchange for the Merger Consideration payable in respect of Duncan Common Units represented by such Certificates or Book-Entry Units, as applicable. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Units) as may be required pursuant to such instructions, each holder who held Duncan Common Units immediately prior to the Effective Time shall be entitled to receive upon surrender of the Certificates or Book-Entry Units therefor (A) New Common Units representing, in the aggregate, the whole number of New Common Units that such holder has the right to receive pursuant to this Article III (after taking into account all Duncan Common Units then held by such holder) and (B) a check in an amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article III, including cash payable in lieu of any fractional New Common Units pursuant to Section 3.4(e) and distributions pursuant to Section 3.4(c). No interest shall be paid or accrued on any Merger Consideration, any cash payment in lieu of fractional New Common Units, or on any unpaid distributions payable to holders of Certificates or Book-Entry Units. In the event of a transfer of ownership of Duncan Common Units that is not registered in the transfer records of Duncan, the Merger Consideration payable in respect of such Duncan Common Units may be paid to a transferee, if the Certificate representing such Duncan Common Units or evidence of ownership of the Book-Entry Units is presented to the Exchange Agent, and in the case of both certificated and book-entry Duncan Common Units, accompanied by all documents required to evidence and effect such transfer and the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such Duncan Common Units, or shall establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. Until the required documentation has been delivered and Certificates, if any, have been surrendered, as contemplated by this Section 3.4, each Certificate or Book-Entry Unit shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery and surrender the Merger Consideration payable in respect of Duncan Common Units and any cash or distributions to which such holder is entitled pursuant to Section 3.2.

(c) Distributions with Respect to Unexchanged Duncan Common Units.  No distributions declared or made with respect to Partners Common Units with a record date after the Effective Time shall be paid to the holder of any Duncan Common Units with respect to New Common Units that such holder would be entitled to receive in accordance herewith and no cash payment in lieu of fractional New Common Units shall be paid to any such holder until such holder shall have delivered the required documentation and surrendered any Certificates or Book-Entry Units as contemplated by this Section 3.4. Subject to applicable Law, following compliance with the requirements of Section 3.4(b), there shall be paid to such holder of New Common Units issuable in exchange therefor, without interest, (i) promptly after the time of such compliance, the amount of any cash payable in lieu of fractional New Common Units to which such holder is entitled pursuant to Section 3.4(e) and the amount of distributions with a record date after the Effective Time theretofore paid with respect to New Common Units and payable with respect to such New Common Units, and (ii)at the appropriate payment date, the amount of distributions with a record date after the Effective Time but prior to such delivery and surrender and a payment date subsequent to such compliance payable with respect to such New Common Units.

(d) Further Rights in Duncan Common Units.  The Merger Consideration issued upon conversion of a Duncan Common Unit in accordance with the terms hereof (including any cash paid pursuant to Section 3.2,

Section 3.4(c) or Section 3.4(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Duncan Common Unit.

(e) Fractional New Common Units.  No certificates or scrip of New Common Units representing fractional New Common Units or book entry credit of the same shall be issued upon the surrender of Duncan Common Units outstanding immediately prior to the Effective Time in accordance with Section 3.4(b), and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any New Common Units. Notwithstanding any other provision of this Agreement, each holder of Duncan Common Units converted in the Merger who would otherwise have been entitled to receive a fraction of a New Common Unit (after taking into account all Duncan Common Units exchanged by such holder) shall receive, in lieu thereof, cash (without interest rounded up to the nearest whole cent) in an amount equal to the product of (i) the Average Closing Price as of the Closing Date and (ii) the fraction of a New Common Unit that such holder would otherwise be entitled to receive pursuant to this Article III. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Partners, and Partners shall, or shall cause the Surviving Entity to, deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof. To the extent applicable, each holder of Duncan Common Units shall be deemed to have consented for U.S. federal income tax purposes (and to the extent applicable, state or local income tax purposes) to report the cash received for fractional New Common Units in the Merger as a sale of a portion of the holder’s Duncan Common Units to Partners consistent with Treasury Regulation Section 1.708-1(c)(4).

(f) Termination of Exchange Fund.  Any portion of the Exchange Fund constituting New Common Units or cash that remains undistributed to the holders of Duncan Common Units after 180 days following the Effective Time shall be delivered to Partners upon demand by Partners and, from and after such delivery, any former holders of Duncan Common Units who have not theretofore complied with this Article III shall thereafter look only to Partners for the Merger Consideration payable in respect of such Duncan Common Units, any cash in lieu of fractional New Common Units to which they are entitled pursuant to Section 3.4(e) and any distributions with respect to New Common Units to which they are entitled pursuant to Section 3.4(c), in each case, without any interest thereon. Any amounts remaining unclaimed by holders of Duncan Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity shall, to the extent permitted by applicable Law, become the property of Partners, free and clear of any Liens, claims or interest of any Person previously entitled thereto.

(g) No Liability.  To the fullest extent permitted by Law, none of Duncan GP, Partners, Duncan, or the Surviving Entity shall be liable to any holder of Duncan Common Units for any Partners Common Units (or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(h) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Partners, the posting by such Person of a bond, in such reasonable amount as Partners may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of Duncan Common Units represented by such Certificate and any distributions to which the holders thereof are entitled pursuant to Section 3.3.

(i) Withholding.  Each of Partners, the Surviving Entity and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Duncan Common Units such amounts as Partners, the Surviving Entity or the Exchange Agent is required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment; provided, however, that Partners, the Surviving Entity or the Exchange Agent, as the case may be, shall provide reasonable notice to the applicable holders of Duncan Common Units prior to withholding any amounts pursuant to this Section 3.4(i). To the extent that amounts are so deducted and withheld by Partners, the Surviving Entity or the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Duncan Common Units in respect of whom such deduction and withholding was made by Partners, the Surviving Entity or the Exchange Agent, as the case may be.

(j) Book Entry and Admission of Holders of New Common Units as Additional Limited Partners of Partners.  All New Common Units to be issued in the Merger shall be issued in book-entry form, without physical certificates. Upon the issuance of New Common Units to the holders of Duncan Common Units in accordance with this Section 3.4 and the compliance by such holders with the requirements of Section 10.4 of the Partners Partnership Agreement, which requirements may be satisfied by each holder of Duncan Common Units by the execution and delivery by such holder of a completed and executed letter of transmittal, Partners GP shall be deemed to have automatically consented to the admission of such holder as a limited partner of Partners in respect of its New Common Units and shall reflect such admission on the books and records of Partners.

(k) Investment of the Exchange Fund.  Partners shall cause the Exchange Agent to invest any cash included in the Exchange Fund as directed by Partners on a daily basis; provided that any investment of such Exchange Fund shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to Duncan Unitholders pursuant to the other provisions of this Section 3.4. Any interest and other income resulting from such investments shall be paid promptly to Partners.

Section 3.5  Anti-Dilution Provisions.  In the event of any subdivisions, reclassifications, recapitalizations, splits, unit distributions, combinations or exchange of units with respect to, or Rights in respect of, Duncan Common Units or Partners Common Units (in each case, as permitted pursuant to Section 4.3), the number of New Common Units to be issued in the Merger and the Average Closing Price of Partners Common Units will be correspondingly adjusted to provide to the holders of Duncan Common Units the same economic effect as contemplated by this Agreement prior to such event.

Section 3.6  Treatment of Duncan Equity-Based Awards; Duncan Unit Purchase Plan.

(a) As of the date of this Agreement, there are no outstanding unvested restricted Duncan Common Units, and there are no outstanding unit appreciation rights or options or other awards issued under the Duncan Unit Plan.

(b) With respect to the Duncan Unit Purchase Plan, the amount of money credited to the account of each participant under such plan, after reduction for any required withholding, and held (immediately prior to the Effective Time) for the purchase of Duncan Common Units (including, but not limited to, each participant’s accumulated payroll deductions for the DUPP Purchase Period during which the Effective Time occurs plus the applicable Employee Discount Amount, as defined in and determined under the Duncan Unit Purchase Plan, with respect thereto) shall be used to purchase Duncan Common Units immediately prior to the Effective Time in accordance with the terms of the Duncan Unit Purchase Plan. At the Effective Time, automatically and without any action on the part of any participant in the Duncan Unit Purchase Plan, each whole Duncan Common Unit then credited to the account of each participant, whether purchased under the Duncan Unit Purchase Plan for a DUPP Purchase Period ended prior to the Effective Time or purchased in accordance with this Section 3.6(b) or otherwise, shall be canceled at the Effective Time and converted into the right to receive the Merger Consideration pursuant to Section 3.1(c). Any fractional Duncan Common Unit credited to the account of a participant and not converted to the right to receive Merger Consideration in accordance with the foregoing shall be converted into the right to receive cash in accordance with the applicable provisions of the Duncan Unit Purchase Plan and Section 3.4(b). The conversion of the Duncan Common Units pursuant to this Section 3.6(b) shall be in full satisfaction of the obligations of Duncan under the Duncan Unit Purchase Plan with respect to the DUPP Purchase Period in which the Effective Time falls and with respect to all prior DUPP Purchase Periods. Duncan shall cause the Duncan Unit Purchase Plan to be suspended as of the Effective Time, and no further purchase rights shall be granted or exercised under the Duncan Unit Purchase Plan unless and until such suspension is lifted in accordance with the terms of such Plan and Section 3.6(c).

(c) As soon as practicable following the suspension of the Duncan Unit Purchase Plan in accordance with Section 3.6(b), if permitted under the NYSE corporate governance rules with respect to shareholder approval of equity compensation plans and amendments thereto and any other applicable Law without seeking approval of the holders of the Partners Common Units or the Duncan Common Units or the imposition of any other condition (other than compliance with applicable Securities Act requirements), (i) the Duncan Unit Purchase Plan shall be continued by EPCO and all Duncan obligations assumed by Partners and such plan shall continue in effect, subject to amendment, termination and/or suspension in accordance with its terms, notwithstanding the occurrence of the Merger, (ii) from and after the Effective Time all references to Duncan Common Units in the Duncan Unit Purchase Plan shall be substituted with references to Partners Common Units, (iii) the number of Partners Common Units that will be available for delivery under the Duncan Unit Purchase Plan from and after the Effective Time shall equal the number of Duncan Common Units that were available for delivery under the Duncan Unit Purchase Plan immediately prior to the Effective Time (but after effecting the purchases described in Section 3.6(b) multiplied by the Exchange Ratio (rounded down to the nearest whole number of Partners Common Units), and (iv) no participant in the Duncan Unit Purchase Plan shall have any right to acquire Duncan Common Units under such plan from and after the Effective Time.

(d) If the continuation of the Duncan Unit Purchase Plan in accordance with the provisions of Section 3.6(c) is not permitted, Duncan shall cause the Duncan Unit Purchase Plan to terminate as of the Effective Time, and no further purchase rights shall be granted or exercised under the Duncan Unit Purchase Plan at or after the Effective Time.

ARTICLE IV

ACTIONS PENDING MERGER

From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, (a) without the prior written consent of the Partners GP Board (which consent shall not be unreasonably withheld, delayed or conditioned), Duncan and Duncan GP will not, and will cause each of its Subsidiaries not to, and (b) without the prior written consent of the Duncan GP Board and the Duncan Audit Committee (which consent shall not be unreasonably withheld, delayed or conditioned), Partners and Partners GP will not, and will cause each of its Subsidiaries not to:

Section 4.1  Ordinary Course.  Conduct the business of it and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use commercially reasonable best efforts to preserve intact its business organizations, goodwill and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would have a Material Adverse Effect.

Section 4.2  Equity.  (a) In the case of Duncan and its Subsidiaries, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity or any additional Rights, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional equity interests to become subject to new grants of employee unit options, unit appreciation rights or similar equity-based employee Rights, in each case other than issuances and sales of Duncan Common Units after the date of this Agreement under the Duncan Unit Purchase Plan in accordance with Section 3.6(b) or under the Duncan Dividend Reinvestment Plan; and (b) in the case of Partners, take any action described in clause (i), (ii) or (iii) above, which would materially adversely affect its ability to consummate the transactions contemplated by this Agreement.

Section 4.3  Equity Changes.  Split, combine or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests; or in the case of Duncan and its Subsidiaries, repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire any partnership or other equity interests or Rights, except for net unit settlements made in connection with the vesting of restricted units or as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing Compensation and Benefit Plan.

Section 4.4  Acquisitions and Dispositions.  (a) In the case of Duncan and its Subsidiaries, (i) sell, lease, dispose of or discontinue all or any portion of its assets, business or properties other than in the ordinary course of business, including distributions permitted under Section 4.5, (ii) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity other than in the ordinary course of business consistent with past practice, (iii) merge, consolidate or enter into any other business combination transaction with any Person, or (iv) convert from a limited partnership or limited liability company, as the case may be, to any other business entity; and (b) in the case of Partners, merge, consolidate or enter into any other business combination transaction with any Person or make any acquisition or disposition that would be likely to have a Material Adverse Effect.

Section 4.5  Distributions.  Make or declare dividends or distributions to the holders of Duncan Common Units or Partners Common Units, as applicable, that are special or extraordinary distributions or that are in a cash amount in excess of the most recently declared distributions, other than regular quarterly cash distributions or increases made pursuant to applicable Duncan GP Board or Partners GP Board approvals in accordance with past practices.

Section 4.6  Amendments.  (a) In the case of Duncan GP and Duncan, amend the Duncan Existing Partnership Agreement other than in accordance with this Agreement; and (b) in the case of Partners, amend the Partners Partnership Agreement other than in accordance with this Agreement.

Section 4.7  Material Contracts.  (a) In the case of Duncan and its Subsidiaries, enter into any Duncan Material Contract or modify, amend, terminate or assign, or waive or assign any rights under any Duncan Material Contract in any material respect in a manner which is adverse to Partners and its Subsidiaries, taken as a whole, or which could prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement past the Termination Date (or any extension thereof); and (b) in the case of Partners and its Subsidiaries, enter into any Partners Material Contract, or modify, amend, terminate or assign, or waive or assign any rights under any Partners Material Contract, in a manner that would reasonably be expected to result in a Material Adverse Effect on Partners or on Duncan.

Section 4.8  Litigation.  (a) In the case of Duncan and its Subsidiaries, waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, that is material to it; (b) in the case of Partners and its Subsidiaries, waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, that would reasonably be expected to result in a Material Adverse Effect on Partners or on Duncan.

Section 4.9  Accounting Methods.  Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by Law or U.S. generally accepted accounting principles.

Section 4.10  Insurance.  Fail to use commercially reasonable best efforts to maintain with financially responsible insurance companies, insurance in such amounts and against such risks and losses as has been customarily maintained by it in the past.

Section 4.11  Taxes.

(a) Change in any material respect any of its express or deemed elections relating to Taxes, including elections for any and all joint ventures, partnerships, limited liability companies or other investments where it has the capacity to make such binding election;

(b) Settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or

(c) Change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable Law.

Section 4.12  Employee Benefit Plans.  In the case of Duncan and its Subsidiaries, (a) adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under, any Compensation and Benefit Plan, (b) grant any severance or termination pay to any officer or director of Duncan or any of its Subsidiaries or (c) establish, adopt, enter into or amend any plan, policy, program or arrangement for the benefit of any current or former directors or officers of Duncan or any of its Subsidiaries or any of their beneficiaries.

Section 4.13  Debt, Capital Expenditures and the Like.  (a) In the case of Duncan and its Subsidiaries, other than in the ordinary course of business consistent with past practice, (i) incur, assume, guarantee or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than borrowings under existing revolving credit facilities, (ii) enter into any material lease (whether operating or capital), (iii) create any Lien on its property or the property of its Subsidiaries in connection with any pre-existing Indebtedness, new Indebtedness or lease, or (iv) make or commit to make any material capital expenditures unrelated to Duncan’s joint investments with Partners other than such capital expenditures as are (A) contemplated in the 2011 capital budget as disclosed in the Duncan SEC Documents or (B) required on an emergency basis or for the safety of persons or the environment; and (b) in the case of Partners, take any action described in clauses (i), (ii), (iii) or (iv) above which would materially adversely affect its ability to consummate the transactions contemplated by this Agreement.

Section 4.14  No Dissolution.  Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation.

Section 4.15  Adverse Actions.  Except as permitted by Sections 6.2 and 6.6, knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at the Closing Date, (b) any of the conditions set forth in Article VII not being satisfied, (c) any material delay or prevention of the consummation of the Merger or (d) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law.

Section 4.16  Agreements.  Agree or commit to do anything prohibited by Sections 4.1 through 4.15.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1  Disclosure Schedule.  On or prior to the date hereof, Partners has delivered to Duncan and Duncan has delivered to Partners a schedule (respectively, its “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect in any material respect, and (b) the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

Section 5.2  Representations and Warranties.  Subject to Section 5.1 and except as set forth in its Disclosure Schedule or (other than with respect to Sections 5.2(a) and (b)) as set forth in its SEC Documents filed and publicly available prior to the date hereof (excluding any disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, including those in any risk factor section of such documents), Duncan hereby represents and warrants with respect to Duncan and Duncan GP (and to the extent necessary with respect to any representations by Duncan herein, Duncan GP also represents and warrants to Partners), and Partners and MergerCo hereby represent and warrant with respect to themselves and Partners GP (and to the extent necessary with respect to any representations by Partners and MergerCo herein, Partners GP also represents and warrants to Duncan), to the extent applicable, in each case with respect to itself and its Subsidiaries, as follows:

(a) Organization, General Authority and Standing.  Such party is a limited partnership or limited liability company, duly formed, validly existing and in good standing under the Laws of the State of

Delaware. Such party (i) has the requisite limited partnership or limited liability company power and authority to own and lease all of its properties and assets and to carry on its business as it is now being conducted, (ii) is duly qualified to do business and is in good standing in the states of the United States of America where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local, and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority, to be so qualified or to have such authorizations and permits in effect would not have a Material Adverse Effect on either Partners or Duncan.

(b) Capitalization.

(i) In the case of Duncan, as of the date hereof, there are 57,770,528 Duncan Common Units issued and outstanding, and all such Duncan Common Units and the limited partner interests represented thereby were duly authorized and are validly issued in accordance with the Duncan Existing Partnership Agreement and are fully paid (to the extent required under the Duncan Existing Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA), and are not subject to any preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). As of the date hereof, Duncan GP is the sole general partner of Duncan owning a 0.7% general partner interest in Duncan, and such general partner interest was duly authorized and validly issued in accordance with the Duncan Existing Partnership Agreement.

(ii) In the case of Partners, as of the date hereof, there are 845,386,852 Partners Common Units and 4,520,431 Class B Units issued and outstanding, and all of such Partners Common Units and Class B Units and the limited partner interests represented thereby were duly authorized and validly issued in accordance with the Partners Partnership Agreement and are fully paid (to the extent required under the Partners Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA). As of the date hereof, Partners GP is the sole general partner of Partners owning a non-economic Partners General Partner Interest, and such Partners General Partner Interest was duly authorized and validly issued in accordance with the Partners Partnership Agreement. The New Common Units to be issued in accordance with this Agreement will be duly authorized and validly issued in accordance with the Partners Partnership Agreement and will be fully paid (to the extent required under the Partners Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA).

(iii) As of the date hereof, except as set forth above in this Section 5.2(b) and in Schedule 5.2(b) of a party’s Disclosure Schedule, (A) there are no partnership interests or other equity securities of such party or any of its Subsidiaries issued or authorized and reserved for issuance, (B) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such person (or the general partner of such person) or any of its Subsidiaries to issue, transfer or sell any partnership or other equity interest of such person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, and (C) there are no contractual obligations of such person (or the general partner of such person) or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (B) of this sentence.

(iv) The number of Partners Common Units that are issuable by Partners upon exercise of any employee or director options or other rights of any employee, director or other Person to purchase Partners Common Units as of the date hereof are set forth in Schedule 5.2(b) of Partners Disclosure Schedule.

(c) Equity Interests in other Entities.

(i) In the case of the representations and warranties of Duncan, other than ownership of its Subsidiaries, Duncan does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind. Except as set forth in its SEC Documents, Duncan owns such interests in its Subsidiaries free and clear of all Liens, except those existing or arising pursuant to the applicable governing documents of such entities.

(d) Power, Authority and Approvals of Transactions; Duncan GP Special Approval and Board Recommendations.

(i) Such party has the requisite limited partnership or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and, subject to Duncan Unitholder Approval in the case of Duncan, to consummate the transactions contemplated hereby. Subject to Duncan Unitholder Approval in the case of Duncan, this Agreement and the transactions contemplated hereby have been authorized by all necessary (limited partnership or limited liability company, as applicable) action by such party. This Agreement has been duly executed and delivered by such party and constitutes a valid and binding agreement of such party (assuming the due execution and delivery of this Agreement by, or with respect to, the Other Parties), enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(ii) The Partners GP Board of Directors has determined that this Agreement and the transactions contemplated hereby, including the Merger and the New Common Unit Issuance (collectively, the “Partners Merger Transactions”) are fair and reasonable to, and in the best interests of, Partners, and has approved this Agreement and the Partners Merger Transactions.

(iii) The Duncan GP Board has delegated to the Duncan Audit Committee the power and authority to consider, analyze, review, evaluate, negotiate, accept or reject the terms and conditions of this Agreement and the transactions contemplated hereby including the Duncan Merger Transactions (as defined below). The Duncan Audit Committee has determined that this Agreement and the transactions contemplated hereby, including the Merger (the “Duncan Merger Transactions”), are fair and reasonable to, advisable to and in the best interests of Duncan and the Duncan Unaffiliated Unitholders, and such action by the Duncan Audit Committee constituted Special Approval (as defined in the Duncan Existing Partnership Agreement) of this Agreement and the Duncan Merger Transactions. Based upon such recommendation and approval of the Duncan Audit Committee, the Duncan GP Board has approved and declared the advisability of entering into this Agreement and the Duncan Merger Transactions, has directed that this Agreement be submitted to the Duncan Unitholders for approval at a meeting of such holders for the purpose of approving this Agreement and the Merger (including any adjournment or postponement thereof, the “Duncan Meeting”) and the Duncan GP Board has recommended that the holders of Duncan Common Units approve this Agreement and the Merger.

(iv) The Duncan GP Board and the Board of Directors of EPCO have authorized the suspension, continuation and the alternative continuation of the Duncan Unit Purchase Plan in accordance with Sections 3.6(b), 3.6(c) and 3.6(d), as applicable, subject to the authority of the Committee (as defined in the Duncan Unit Purchase Plan) appointed to administer such plan to effectuate such termination or continuation, as applicable.

(e) No Violations or Defaults.  Subject to the declaration of effectiveness of the Registration Statement, required filings under federal and state securities laws and with the NYSE, assuming the other consents and approvals contemplated by Section 5.2(f) and Article VII are duly obtained and assuming the consents, waivers and approvals specified in Section 6.11(a) are obtained, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such party do not and will not (i)constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or properties is subject or bound except for such breaches, violations, defaults, terminations, cancellations or accelerators which, either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on such party, (ii) constitute a breach or violation of, or a default under, in the case of Duncan, the Duncan Existing Partnership Agreement, the Duncan Certificate of Limited Partnership, the Duncan GP Existing LLC Agreement or the Duncan GP Certificate of Formation, and in the case of Partners, the Partners Partnership Agreement, the Partners Certificate of Limited Partnership, the Partners GP LLC Agreement or the Partners GP Certificate of Formation, (iii) materially contravene or conflict with or constitute a material violation of any provision of any Law binding upon or applicable to it or any of its Subsidiaries, (iv) result in the creation of any material Lien on any of its assets or its Subsidiaries’ assets, or (v) cause the transactions contemplated by this Agreement to be subject to Takeover Laws.

(f) Consents and Approvals.  No consents or approvals of, or filings or registrations with, any Governmental Authority are necessary in connection with (i) the execution and delivery by such party of this Agreement and (ii) the consummation by such party of the transactions contemplated by this Agreement, except for (A) the filing of any required applications or notices with any state or foreign agencies of competent jurisdiction and approval of such applications or notices, (B) the filing with the SEC of a proxy statement relating to the matters to be submitted to the Duncan Unitholders at the Duncan Meeting and a registration statement on Form S-4 with respect to the issuance of the New Common Units in the Merger (such registration statement on Form S-4, and any amendments or supplements thereto, the “Registration Statement,” and the proxy statement/prospectus included in the Registration Statement, and any amendments or supplements thereto, the “Proxy Statement/Prospectus”), (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (E) such filings and approvals as may be required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of Partners Common Units pursuant to this Agreement and (F) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such party.

(g) Financial Reports and SEC Documents.  With respect to the Duncan Parties, Duncan’s, and with respect to the Partners Parties, Partners’, Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2010 under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, “SEC Documents”), with the SEC as of their respective dates (i)complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The historical financial statements of Duncan and its consolidated subsidiaries, with respect to the Duncan Parties, and of Partners and its consolidated subsidiaries, with respect to the Partners Parties, contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) (A) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act, and (B) fairly present the financial position, results of operations, partners’ equity and cash flows, as the case may be, of the entity or entities to which they relate as of the dates or for the periods to which such financial statements relate, in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(h) Absence of Undisclosed Liabilities.  Except as disclosed in the audited financial statements (or notes thereto), included in such party’s Annual Report on Form 10-K for the year ended December 31, 2010, or in the financial statements (or notes thereto) included in subsequent SEC Documents filed by such party prior to the date hereof, neither such party nor any of its consolidated subsidiaries had at December 31, 2010 or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies that (A) are accrued or reserved against in the financial statements of such party included in the SEC Documents filed prior to the date hereof, or reflected in the notes thereto, or (B) were incurred since December 31, 2010 in the ordinary course of business and consistent with past practices or (ii) liabilities, obligations or contingencies that (A) would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on such party and its consolidated subsidiaries taken as a whole or (B) that have been discharged or paid in full prior to the date hereof. Notwithstanding anything to the contrary herein, Partners makes no representation or warranty with respect to any liability or obligation of Duncan or any of its Subsidiaries.

(i) Compliance with Law.  Such party and each of its Subsidiaries is in compliance with and is not in default under or in violation of any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such party. Since December 31, 2010, neither such party nor any of its Subsidiaries has received any written notice or, to such party’s Knowledge, other communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Law, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such party.

(j) Material Contracts.

(i) Except for this Agreement, as of the date hereof, neither such party nor any of its Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC). All contracts of the type referred to in the previous sentence are referred to herein as “Duncan Material Contracts” or “Partners Material Contracts,” as applicable.

(ii) (A) In the case of Duncan, (1) each Duncan Material Contract is valid and binding and in full force and effect, (2) Duncan and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Duncan Material Contract, (3) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of Duncan or any of its Subsidiaries under any such Duncan Material Contract and (4) to the Knowledge of Duncan, no other party to such Duncan Material Contract is in default in any respect thereunder; and (B) in the case of Partners, (1) each Partners Material Contract is valid and binding and in full force and effect, (2) Partners and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Partners Material Contract, (3) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of Partners or any of its Subsidiaries under any such Partners Material Contract and (4) to the Knowledge of Partners, no other party to such Partners Material Contract is in default in any respect thereunder.

(k) No Brokers.  No action has been taken by such party that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding, in the case of Duncan, fees to be paid to Morgan Stanley & Co. Incorporated, and, in the case of Partners, fees to be paid to Barclays Capital Inc., in each case pursuant to letter agreements, the existence of which have been heretofore disclosed to the other party and which fees have been disclosed to the other party.

(l) Tax Matters.

(i) All material returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign Tax Laws (“Tax Returns”) with respect to such party or any of its Subsidiaries, have been timely filed, or requests for extensions have been timely filed and have not expired;

(ii) all Tax Returns filed by such party are complete and accurate in all material respects;

(iii) all Taxes shown to be due on such Tax Returns and all other Taxes, if any, required to be paid by such party or its Subsidiaries for all periods ending through the date hereof have been paid or adequate reserves have been established, in accordance with generally accepted accounting principles, for the payment of such Taxes;

(iv) no material (A)audit or examination or (B)refund litigation with respect to any Tax Return of such party is pending. As of the date hereof, neither such party nor any of its Subsidiaries (x) has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns nor (y) is a party to any Tax sharing or Tax indemnity agreement;

(v) such party and each of its Subsidiaries that is classified as a partnership for U.S. federal income tax purposes has in effect a valid election under Section 754 of the Code; and

(vi) such party is properly classified as a partnership for U.S. federal income tax purposes, and not as an association or a publicly traded partnership taxable as a corporation under Section 7704 of the Code and has been properly treated as such since its formation.

(m) Employee Benefits Matters.  Duncan has no Compensation and Benefit Plans, other than the Duncan Unit Plan, the Duncan Unit Purchase Plan and the Duncan Distribution Reinvestment Plan.

(n) Title to Properties; Rights of Way.

(i) Such party and its Subsidiaries have good and indefeasible title to all real and personal property which are material to the business of such party and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (A) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the such party, and (B) could not reasonably be expected to have a Material Adverse Effect on such party and its Subsidiaries, taken as a whole.

(ii) Such party and its Subsidiaries have such consents, easements, rights-of-way or licenses from any person (“Rights-of-Way”) as are necessary to conduct its business in the manner described in the party’s SEC Documents, except for such Rights-of-Way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect on such party and its Subsidiaries taken as a whole; such party and its Subsidiaries have fulfilled and performed all of their material obligations with respect to such Rights-of-Way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect on such party and its Subsidiaries taken as a whole; and none of such Rights-of-Way contains any restriction that is materially burdensome to the such party and its Subsidiaries, taken as a whole.

(o) Operations of MergerCo.  In the case of Partners, MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business other than in connection with entering into this Agreement and engaging in the transactions contemplated hereby.

(p) Duncan Fairness Opinion.  Morgan Stanley & Co. Incorporated has delivered to the Duncan Audit Committee its written opinion to the effect that, as of the date of such opinion and subject to certain assumptions, qualifications, limitations and other matters stated therein, the Exchange Ratio is fair, from a financial point of view, to the Duncan Unaffiliated Unitholders.

(q) Partners Fairness Opinion.  Barclays Capital Inc. has delivered to the Partners GP Board its opinion dated as of the date of the meeting at which the Partners GP Board approved this Agreement to the effect that, as of such date, and based upon and subject to the assumptions, qualifications and limitations and other matters set forth therein, the Merger Consideration to be paid by Partners in the Merger is fair, from a financial point of view, to Partners.

(r) No Material Adverse Effect.  In the case of Partners, since December 31, 2010, there has not been any event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect on Partners. In the case of Duncan, since December 31, 2010, there has not been any event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect on Duncan.

ARTICLE VI

COVENANTS

Duncan hereby covenants to and agrees with Partners, and Partners hereby covenants to and agrees with Duncan, that:

Section 6.1  Best Efforts.  Subject to the terms and conditions of this Agreement, it shall use its commercially reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable under applicable Laws, so as to permit consummation of the Merger promptly and otherwise to enable consummation of the transactions contemplated hereby, including obtaining (and cooperating with the Other Parties to obtain) any third-party approval that is required to be obtained by Partners or Duncan or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, using commercially reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and using commercially reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages, and each shall cooperate fully with the other parties hereto to that end, and shall furnish to the other party copies of all correspondence, filings and communications between it and its Affiliates and any Governmental Authority with respect to the transactions contemplated hereby.

Section 6.2  Duncan Unitholder Approval.  Subject to the terms and conditions of this Agreement, Duncan shall take, in accordance with applicable Law, applicable stock exchange rules and the Duncan Existing Partnership Agreement, all action necessary to call, hold and convene the Duncan Meeting to consider and vote upon the approval of this Agreement and the Merger, and any other matters required to be approved by Duncan Unitholders for consummation of the Duncan Merger Transactions, promptly after the date hereof. Subject to Section 6.6(b), the Duncan Audit Committee and the Duncan GP Board shall recommend approval of the Agreement and the Merger to the holders of Duncan Common Units (the “Duncan Recommendation”), and Duncan shall take all reasonable lawful action to solicit such approval by the holders of Duncan Common Units. Notwithstanding anything to the contrary in this Agreement, if there occurs a Duncan Change in Recommendation in accordance with this Agreement, Duncan shall not be required to call, hold or convene the Duncan Meeting.

Section 6.3  Registration Statement.

(a) Each of Partners and Duncan agrees to cooperate in the preparation of the Registration Statement (including the Proxy Statement/ Prospectus constituting a part thereof and all related documents) to be filed by Partners with the SEC in connection with the issuance of the New Common Units in the Merger as contemplated by this Agreement. Provided Duncan has cooperated as required above, Partners agrees to file the Registration Statement with the SEC as promptly as practicable. Each of Duncan and Partners agrees to use all commercially reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof. Partners also agrees to use commercially reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Each of Partners and Duncan agrees to furnish to the other party all information concerning Partners, Partners GP and its Subsidiaries or Duncan, Duncan GP and its Subsidiaries, as applicable, and the officers, directors and unitholders of Partners and Duncan and any applicable Affiliates, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing.

(b) Each of Duncan and Partners agrees, as to itself and its Subsidiaries, that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to the holders of Duncan Common Units and at the time of the Duncan Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Duncan and Partners further agrees that if it shall become aware prior to the Closing Date of any information that would cause any of the statements in the Registration Statement to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, it will promptly inform the other party thereof and take the necessary steps to correct such information in an amendment or supplement to the Registration Statement.

(c) Partners will advise Duncan, promptly after Partners receives notice thereof, of (i) the time when the Registration Statement has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order or the suspension of the qualification of the New Common Units for offering or sale in any jurisdiction, (iii) the initiation or threat of any proceeding for any such purpose, or (iv) any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

(d) Duncan will use its commercially reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its unitholders as soon as practicable after the effective date of the Registration Statement.

Section 6.4  Press Releases.  Prior to a Duncan Change in Recommendation, if any, each of Duncan and Partners will not, without the prior approval of the Duncan GP Board in the case of Partners and the Partners GP Board in the case of Duncan, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable Law or the rules of the NYSE, in which case it will consult with the other party before issuing any such press release or written statement.

Section 6.5  Access; Information.

(a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause its Subsidiaries to, afford the Other Parties and their Representatives, access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, and to its Representatives, and, during such period, it shall, and shall cause its Subsidiaries to, furnish promptly to such Person and its Representatives (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities law (other than reports or documents that Partners or Duncan or their respective Subsidiaries, as the case may be, are not permitted to disclose under applicable Law) and (ii) all other information concerning its business, properties and personnel as the Other Parties may reasonably request. Neither Duncan nor Partners nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under the circumstances in which the restrictions of the immediately preceding sentence apply.

(b) Partners and Duncan, respectively, will not use any information obtained pursuant to this Section 6.5 (to which it was not entitled under Law or any agreement other than this Agreement) for any purpose unrelated to (i) the consummation of the transactions contemplated by this Agreement or (ii) the matters contemplated by Section 6.6 in accordance with the terms thereof, and will hold all information and documents obtained pursuant to this Section 6.5 in confidence. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

Section 6.6  Acquisition Proposals; Change in Recommendation.

(a) Neither Duncan GP nor Duncan shall, and they shall use their commercially reasonable best efforts to cause their Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or facilitate any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, any Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Duncan or any of its Representatives from furnishing any information or data pertaining to Duncan, or entering into or participating in discussions or negotiations with, any person that makes an unsolicited written Acquisition Proposal that did not result from a knowing and intentional breach of this Section 6.6 (a “Receiving Party”), if (i) the Duncan Audit Committee after consultation with its outside legal counsel and financial advisors, determines in good faith (A) that such Acquisition Proposal constitutes or is likely to result in a Superior Proposal, and (B) that failure to take such action would be inconsistent with its duties under the Duncan Existing Partnership Agreement and applicable Law and (ii) prior to furnishing any such non-public information to such Receiving Party (including any information pertaining to Duncan Subsidiaries in which Partners has an equity interest or transactions to which Partners is a party), Duncan receives from such Receiving Party an executed Confidentiality Agreement.

(b) Except as otherwise provided in this Section 6.6(b), neither the Duncan Audit Committee nor the Duncan GP Board shall: (i) (A) withdraw, modify or qualify in any manner adverse to Partners the Duncan Recommendation or (B) publicly approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any action described in this clause (i) being referred to as a “Duncan Change in Recommendation”); or (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, or allow Duncan or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar contract or any tender or exchange offer providing for, with respect to, or in connection with, any Acquisition Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Duncan Unitholder Approval, the Duncan Audit Committee may make a Duncan Change in Recommendation if it has concluded in good faith, after consultation with its outside legal counsel and financial advisors, that failure to make a Duncan Change in Recommendation would be inconsistent with its duties under the Duncan Existing Partnership Agreement and applicable Law; provided, however, that (1) the Duncan Audit Committee shall not be entitled to exercise its right to make a Duncan Change in Recommendation pursuant to this sentence unless Duncan and Duncan GP have: (w) complied in all material respects with this Section 6.6, (x) provided to Partners and the Partners Audit Committee three Business Days prior written notice (such notice, a “Notice of Proposed Recommendation Change”) advising Partners that the Duncan GP Audit Committee intends to take such action and specifying the reasons therefor in reasonable detail, including, if applicable, the terms and conditions of any Superior Proposal that is the basis of the proposed action and the identity of the Person making the proposal (it being understood and agreed that any amendment to the terms of any such Superior Proposal shall require a new Notice of Proposed Recommendation Change and an additional three Business Day period) and (y) if applicable, provided to Partners all materials and information delivered or made available to the Person or group of persons making any Superior Proposal in connection with such Superior Proposal (to the extent not previously provided) and (2) the Duncan Audit Committee shall not be entitled to make a Duncan Change in

Recommendation in response to an Acquisition Proposal unless such Acquisition Proposal constitutes a Superior Proposal. Any Duncan Change in Recommendation shall not invalidate the approval of this Agreement or any other approval of the Duncan Audit Committee, including in any respect that would have the effect of causing any state (including Delaware) corporate takeover statute or other similar statute to be applicable to the transactions contemplated hereby or thereby, including the Merger. Notwithstanding any provision in this Agreement to the contrary, Partners and Partners GP shall maintain, and cause their Representatives to maintain, the confidentiality of all information received from Duncan pursuant to this Section 6.6, subject to the exceptions contained in the Confidentiality Agreement.

(c) In addition to the obligations of Duncan set forth in this Section 6.6, Duncan shall as promptly as practicable (and in any event within 24 hours after receipt) advise Partners orally and in writing of any Acquisition Proposal or any matter giving rise to a Duncan Change in Recommendation and the material terms and conditions of any such Acquisition Proposal or any matter giving rise to a Duncan Change in Recommendation (including any changes thereto) and the identity of the Person making any such Acquisition Proposal. Duncan shall keep Partners informed on a reasonably current basis of material developments with respect to any such Acquisition Proposal or any matter giving rise to a Duncan Change in Recommendation.

(d) Nothing contained in this Agreement shall prevent Duncan or the Duncan Audit Committee from taking and disclosing to the holders of Duncan Common Units a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to limited partners of Duncan) or from making any legally required disclosure to holders of Duncan Common Units. Any “stop-look-and-listen” communication by Duncan or the Duncan GP Board to the limited partners of Duncan pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the limited partners of Duncan) shall not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to Partners of, all or a portion of the Duncan Recommendation.

Section 6.7  Affiliate Arrangements.

(a) Not later than the 15th day after the mailing of the Proxy Statement/Prospectus, Duncan shall deliver to Partners a schedule listing each person that, to the best of its Knowledge, is or is reasonably likely to be, as of the date of the Duncan Meeting, deemed to be an “affiliate” of Duncan (a “Rule 145 Affiliate”) as that term is used in Rule 145 under the Securities Act.

(b) Duncan shall use its commercially reasonable best efforts to cause its Rule 145 Affiliates not to sell any securities received under the Merger in violation of the registration requirements of the Securities Act, including Rule 145 thereunder.

Section 6.8  Takeover Laws.  Neither Duncan nor Partners shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any rights plan adopted by such party or any applicable Takeover Law, as now or hereafter in effect, including Takeover Laws of any state that purport to apply to this Agreement or the transactions contemplated hereby.

Section 6.9  No Rights Triggered.  Each of Duncan and Partners shall take all steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any Rights to any person (a) in the case of Duncan, under the Duncan Existing Partnership Agreement, and, in the case of Partners, under the Partners Partnership Agreement or (b) under any material agreement to which it or any of its Subsidiaries is a party.

Section 6.10  New Common Units Listed.  Partners shall use its commercially reasonable best efforts to list, prior to the Closing, on the NYSE, upon official notice of issuance, the New Common Units.

Section 6.11  Third-Party Approvals.

(a) Partners and Duncan and their respective Subsidiaries shall cooperate and use their respective commercially reasonable best efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all Governmental Authorities and third parties necessary to consummate the transactions contemplated by this Agreement and to comply with the terms and conditions of such permits, consents, approvals and authorizations and to cause the Merger to be consummated as expeditiously as practicable. Each of Partners and Duncan shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authorities in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and promptly. Each party hereto agrees that it will consult with the Other Parties with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the Other Parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) Each of Partners and Duncan agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and unitholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Proxy Statement/Prospectus or any filing, notice or application made by or on behalf of such other party or any of such other party’s Subsidiaries to any Governmental Authority in connection with the transactions contemplated hereby.

Section 6.12  Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the Duncan Existing Partnership Agreement, the Duncan GP Existing LLC Agreement, or this Agreement or, if applicable, similar organizational documents or agreements of any of Duncan’s Subsidiaries, from and after the Effective Time, Partners GP, Partners and the Surviving Entity, jointly and severally, shall: (i) indemnify and hold harmless each person who is at the date hereof or during the period from the date hereof through the date of the Effective Time serving as a director or officer of Duncan GP or of any of its Subsidiaries or as a trustee of (or in a similar capacity with) any Compensation and Benefit Plan of any thereof (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any Claim and any losses, claims, damages, liabilities, costs, Indemnification Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within 10 days after any request for advancement, advance to each of the Indemnified Parties, any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Indemnification Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security. The indemnification and advancement obligations of Partners and the Surviving Entity pursuant to this Section 6.12(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger and the transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to any Indemnified Party who has ceased to be a director or officer of Duncan GP after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 6.12(a): (x) the term “Claim” means any threatened, asserted, pending or completed action, whether instituted by any party hereto, any Governmental Authority or any other person, that any Indemnified Party in good faith believes might lead to the institution of any action or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism (“Action”), arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director or officer of Duncan GP or of any of its Subsidiaries or as a trustee of (or in a similar capacity with) any Compensation and Benefit Plan of any thereof; and (y) the term “Indemnification Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 6.12(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. Neither Partners, Duncan GP nor the Surviving Entity shall settle, compromise or consent to the entry of any judgment in any actual or threatened Action in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Action without admission or finding of wrongdoing, or such Indemnified Party otherwise consents thereto.

(b) Without limiting the foregoing, Partners and MergerCo agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnitees as provided in the Duncan Existing Partnership Agreement (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of Duncan’s Subsidiaries) and indemnification agreements of Duncan or any of its Subsidiaries shall be assumed by the Surviving Entity and Partners in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(c) For a period of six years from the Effective Time, the Duncan agreement of limited partnership shall contain provisions no less favorable with respect to indemnification, advancement of expenses and limitations on liability of directors and officers than are set forth in the Duncan Existing Partnership Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification shall be required by Law and then only to the minimum extent required by Law.

(d) For a period of six years from the Effective Time, Partners shall, or shall cause EPCO to, maintain in effect the current directors’ and officers’ liability insurance policies covering the Indemnified Parties maintained by EPCO (but may substitute therefor other policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties so long as that substitution does not result in gaps or lapses in coverage) with respect to matters occurring on or before the Effective Time, but neither Partners nor EPCO will be required to pay annual premiums in excess of 300% of the last annual premiums paid therefor prior to the date hereof and shall purchase as much coverage as is reasonably practicable for that amount if the coverage described in this Section 6.12(d) would cost in excess of that amount.

(e) If Partners, Duncan GP, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Partners, Duncan GP or the Surviving Entity assume the obligations set forth in this Section 6.12.

(f) Partners and Duncan GP shall cause the Surviving Entity to perform all of the obligations of the Surviving Entity under this Section 6.12.

(g) This Section 6.12 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and the Indemnitees and their respective heirs and personal representatives, and shall be binding on Partners, Duncan GP, the Surviving Entity and their respective successors and assigns.

Section 6.13  Notification of Certain Matters.  Each of Duncan and Partners shall give prompt notice to the other of (a) any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, and (b) (i) any change in its condition (financial or otherwise) or business or (ii) any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations, or hearings results in, or would reasonably be expected to result in, a Material Adverse Effect.

Section 6.14  Rule 16b-3.  Prior to the Effective Time, (i) Duncan shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Duncan equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of Duncan to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters and (ii) Partners shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Partners equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of Partners to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Section 6.15  Duncan Amended and Restated Partnership Agreement; Exchange and Contribution Agreement; Duncan Third Amended and Restated Partnership Agreement.  Effective as of the Effective Time, Duncan GP and Partners shall execute and make effective the Duncan Amended and Restated Partnership Agreement in substantially the form attached hereto as Annex B-1.  Effective immediately after the Effective Time, Duncan, Duncan GP and Partners agree (i) to make and cause to be made the exchange of Merger Consideration by Enterprise GTM pursuant to and in accordance with the Exchange and Contribution Agreement and (ii) to enter into the Duncan Third Amended and Restated Partnership Agreement in substantially the form attached hereto as Annex B-2.

Section 6.16  Duncan GP Board Membership.  The members of the Duncan GP Board immediately prior to the Effective Time shall continue to serve as members of the Duncan GP Board following the Effective Time unless otherwise determined or removed effective at or after such time by the sole member of Duncan GP in accordance with the Duncan GP Amended and Restated LLC Agreement.

Section 6.17  Distributions.  Each of Duncan GP and Partners GP shall consult with the Other Party regarding the declaration and payment of distributions in respect of the Duncan Common Units and the Partners Common Units and the record and payment dates relating thereto, so that no Duncan Unitholder shall receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to its applicable Duncan Common Units or any Partners Common Units any such Duncan Unitholder receives in exchange therefor pursuant to the Merger.

Section 6.18  Duncan GP Amended and Restated Limited Liability Company Agreement.  As of the Effective Time, the Duncan GP Existing LLC Agreement shall be amended and restated in substantially the form of the Duncan GP Amended and Restated LLC Agreement attached hereto as Annex A.

Section 6.19  Duncan Unit Purchase Plan.

(a) The Duncan Common Units credited to the accounts of participants under the Duncan Unit Purchase Plan as of the Effective Time shall be converted pursuant to Section 3.6(b) into the right to receive Merger Consideration. As soon as administratively feasible after the Effective Time, Partners shall use its commercially reasonable efforts to cause such Merger Consideration resulting from such conversion to be transferred to the custodian of the Duncan Unit Purchase Plan for crediting in the appropriate amount to the account of each participant in the Duncan Unit Purchase Plan entitled to Merger Consideration pursuant to Section 3.6(b). If the Duncan Unit Purchase Plan is continued pursuant to Section 3.6(c), it shall remain suspended unless and until such time as such suspension is lifted by EPCO in accordance with the provisions of such plan. If the Duncan Unit Purchase Plan is terminated in accordance with Section 3.6(d), no further purchase rights shall be granted or exercised under the Duncan Unit Purchase Plan at or after the Effective Time, and the procedures described in Section 8(b) of the Duncan Unit Purchase Plan, or such other procedures as shall be established in accordance with the provisions of the Duncan Unit Purchase Plan, shall be utilized in connection with the distribution of any cash and Partners Common Units in participants’ accounts in the Duncan Unit Purchase Plan to the participants in connection with the termination of such plan.

(b) To the extent notice is required, Duncan shall cause notice of the suspension of the Duncan Unit Purchase Plan in accordance with Section 3.6(b), the continuation of the Duncan Unit Purchase Plan, as adjusted to apply to Partners Common Units, in accordance with Section 3.6(c), and/or the termination of the Duncan Unit Purchase Plan in accordance with Section 3.6(d)to be given in accordance with the terms of such plan.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

The obligations of each of the parties to consummate the Merger are conditioned upon the satisfaction at or prior to the Closing of each of the following:

Section 7.1  Unitholder Vote.  This Agreement and the Merger shall have been approved by (a) the affirmative vote or consent of holders (as of the record date for the Duncan Meeting) of a majority of the outstanding Duncan Common Units and (b) the affirmative vote or consent of holders (as of the record date for the Duncan Meeting) of a majority of the outstanding Duncan Common Units held by Duncan Unaffiliated Unitholders that actually voted for or against the proposal to approve the Merger and this Agreement (i.e., the votes cast by Duncan Unaffiliated Unitholders in favor of the proposal exceed the votes cast by Duncan Unaffiliated Unitholders against the proposal) (collectively, “Duncan Unitholder Approval”).

Section 7.2  Governmental Approvals.  All filings required to be made prior to the Effective Time with, and all other consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the parties hereto or their Affiliates shall have been made or obtained, except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a Material Adverse Effect on Partners or Duncan.

Section 7.3  No Injunction.  No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby, and no action, proceeding or investigation by any Governmental Authority with respect to the Merger or the other transactions contemplated hereby shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of the Merger or such other transaction or to impose any material restrictions or requirements thereon or on Partners or Duncan with respect thereto; provided, however, that prior to invoking this condition, the invoking party shall have complied fully with its obligations under Section 6.1.

Section 7.4  Representations, Warranties and Covenants of the Partners Parties.  In the case of Duncan’s obligation to consummate the Merger:

(a) each of the representations and warranties contained herein of Partners and Partners GP shall be true and correct in all material respects as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date in all material respects.

(b) each and all of the agreements and covenants of Partners, Partners GP and MergerCo to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects; and

(c) Duncan shall have received a certificate signed by the Chief Executive Officer of Partners GP, dated the Closing Date, to the effect set forth in Section 7.4(a) and Section 7.4(b).

Section 7.5  Representations, Warranties and Covenants of the Duncan Parties.  In the case of Partners’ obligation to consummate the Merger:

(a) each of the representations and warranties contained herein of Duncan and Duncan GP shall be true and correct in all material respects as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date in all material respects.

(b) each and all of the agreements and covenants of Duncan and Duncan GP to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects; and

(c) Partners shall have received a certificate signed by the Chief Executive Officer of Duncan GP, dated the Closing Date, to the effect set forth in Section 7.5(a) and Section 7.5(b).

Section 7.6  Effective Registration Statement.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 7.7  Opinion of Andrews Kurth LLP.  In the case of Partners’ obligation to consummate the Merger, Partners shall have received an opinion from Andrews Kurth LLP, counsel to Partners, to the effect that:

(a) the Merger and the transactions contemplated by this Agreement will not result in the loss of limited liability of any limited partner of Partners;

(b) the Merger and the transactions contemplated by this Agreement will not cause Partners or any Operating Partnership (as defined in the Partners Partnership Agreement) to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes;

(c) at least 90% of the current gross income of Partners constitutes qualifying income within the meaning of Section 7704(d) of the Code;

(d) the Registration Statement accurately sets forth the material federal income tax consequences to the Partners Unaffiliated Unitholders of the Merger and the transactions contemplated by this Agreement; and

(e) no gain or loss should be recognized for U.S. federal income tax purposes by existing Partners Unaffiliated Unitholders as a result of the Merger (other than gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code).

In rendering such opinions, Andrews Kurth LLP may require and rely upon representations and covenants including those contained in certificates of officers of Partners GP and others and opinions of Delaware counsel reasonably satisfactory in form and substance to Andrews Kurth LLP.

Section 7.8  Opinion of Vinson & Elkins LLP.  In the case of Duncan’s obligation to consummate the Merger, Duncan shall have received an opinion from Vinson & Elkins LLP, counsel to Duncan, to the effect that:

(a) no gain or loss should be recognized for U.S. federal income tax purposes by the holders of Duncan Common Units to the extent Partners Common Units are received in exchange therefor as a result of the Merger (other than gain resulting from either (i) any decrease in partnership liabilities pursuant to Section 752 of the Code or (ii) a sale of the New Common Units pursuant to Section 3.4(e)); and

(b) the Registration Statement accurately sets forth the material federal income tax consequences to the holders of Duncan Common Units of the Merger and the transactions contemplated by this Agreement.

In rendering such opinion, Vinson & Elkins LLP may require and rely upon representations and covenants including those contained in certificates of officers of Duncan GP and others and opinions of Delaware counsel reasonably satisfactory in form and substance to Vinson & Elkins LLP.

Section 7.9  NYSE Listing.  The New Common Units shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 7.10  No Material Adverse Effect.  In the case of Duncan’s obligation to consummate the Merger, there shall not have occurred a Material Adverse Effect with respect to Partners between the date of this Agreement and the Closing Date. In the case of Partners’ obligation to consummate the Merger, there shall not have occurred a Material Adverse Effect with respect to Duncan between the date of this Agreement and the Closing Date.

ARTICLE VIII

TERMINATION

Section 8.1  Termination.  Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after Duncan Unitholder Approval:

(a) By the mutual consent of Partners and Duncan in a written instrument.

(b) By either Partners or Duncan upon written notice to the other, if:

(i) the Merger has not been consummated on or before October 31, 2011 (the “Termination Date”);

(ii) any Governmental Authority has issued a statute, rule, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or making the Merger illegal and such statute, rule, order, decree, regulation or other action shall have become final and nonappealable (provided that the terminating party is not then in breach of Section 6.1);

(iii) Duncan (A) determines not to, or otherwise fails to, hold the Duncan Meeting in accordance with Section 6.2 or (B) does not obtain the Duncan Unitholder Approval at the Duncan Meeting; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to Duncan where the failure to obtain the Duncan Unitholder Approval shall have been caused by the action or failure to act of Duncan and such action or failure to act constitutes a material breach by Duncan of this Agreement;

(iv) there has been a material breach of or any material inaccuracy in any of the representations or warranties set forth in this Agreement on the part of any of the Other Parties (treating Partners and Partners GP as one party for the purposes of this Section 8.1 and treating Duncan and Duncan GP as one party for the purposes of this Section 8.1), which breach is not cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Termination Date (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(c)(iii) unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by this Agreement under Section 7.4 (in the case of a breach of representation or warranty by Partners or Partners GP) or Section 7.5 (in the case of a breach of representation or warranty by Duncan or Duncan GP); or

(v) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any of the Other Parties, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Termination Date (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(v) unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the transactions contemplated by this Agreement under Section 7.4 (in the case of a breach of covenants or agreements by Partners or Partners GP) or Section 7.5 (in the case of a breach of covenants or agreements by Duncan or Duncan GP).

(c) By Partners, upon written notice to Duncan, in the event that a Duncan Change in Recommendation has occurred.

(d) By Duncan, upon written notice to Partners, in the event that, at any time after the date of this Agreement and prior to obtaining the Duncan Unitholder Approval, Duncan receives an Acquisition Proposal and the Duncan Audit Committee shall have concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal, the Duncan Audit Committee shall have made a Duncan Change in Recommendation pursuant to Section 6.6(b) with respect to such Superior Proposal, Duncan has not knowingly and intentionally breached Section 6.6 of this Agreement, and the Duncan Audit Committee concurrently approves, and Duncan concurrently enters into, a definitive agreement with respect to such Superior Proposal.

Section 8.2  Effect of Termination.  In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other parties specifying the provision of this Agreement pursuant to which such termination is made, and except as provided in this Section 8.2, this Agreement (other than Article IX) shall forthwith become null and void after the expiration of any applicable period following such notice. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Section 9.1 of this Agreement and except with respect to the requirement to comply with the Confidentiality Agreement; provided that nothing herein shall relieve any party from any liability or obligation with respect to any fraud or intentional breach of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1  Fees and Expenses.

(a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

(b) This Section 9.1 shall survive any termination of this Agreement.

Section 9.2  Waiver; Amendment; Duncan Approvals and Consents.

(a) Subject to compliance with applicable Law, prior to the Closing, any provision of this Agreement, except Section 7.1, may be (i) waived in writing by the party benefited by the provision, or (ii) amended or modified at any time, whether before or after the Duncan Unitholder Approval, by an agreement in writing between the parties hereto, provided, that after the Duncan Unitholder Approval, no amendment shall be made to the nature or amount of the Merger Consideration or that results in a material adverse effect on the Duncan Unaffiliated Unitholders without Duncan Unitholder Approval (the Duncan GP being hereby authorized to approve any other amendment on behalf of Duncan without any other approval of the Duncan Unitholders); and provided, further, in addition to any other approvals required by the parties’ constituent documents or under this Agreement, the foregoing waivers, amendments or modifications in clauses (i) and (ii) are approved by the Partners Audit Committee in the case of Partners, and by the Duncan GP Board and the Duncan Audit Committee in the case of Duncan.

(b) Unless otherwise expressly set forth in this Agreement, whenever Duncan or Duncan GP approval or consent is required pursuant to this Agreement, such approval or consent shall require the approval or consent of each of the Duncan GP Board and the Duncan Audit Committee, and shall not require any approval of the Duncan Unitholders.

Section 9.3  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

Section 9.4  Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware (except to the extent that mandatory provisions of federal law govern), without regard to the conflict of law principles thereof.

Section 9.5  Confidentiality.  Each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith to the extent required by, and subject to the limitations of, Section 6.5(b).

Section 9.6  Notices.  All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation of receipt) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Partners, to:

Enterprise Products Partners L.P.
1100 Louisiana, 10th Floor
Houston, TX 77002
Attention: Chief Executive Officer
Fax: (713) 803-2662

With copies to:

Andrews Kurth LLP
Attn: David C. Buck, Esq.
600 Travis, Suite 4200
Houston, Texas 77002
Fax: (713) 238-7126

If to Duncan, to:

Duncan Energy Partners L.P.
1100 Louisiana, 10th Floor
Houston, TX 77002
Fax: (713) 381-6950
Attn: Chairman of the Audit, Conflicts and Governance Committee

With copies to:

Baker & Hostetler LLP
Attn: Donald W. Brodsky, Esq.
1000 Louisiana, Suite 2000
Houston, Texas 77002
Fax: (713) 646-1335

and

Vinson & Elkins L.L.P.
Attn: Douglas E. McWilliams, Esq.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Fax: (713) 615-5725

Section 9.7  Entire Understanding; No Third-Party Beneficiaries.  This Agreement (including the documents referred to or listed herein) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Except as contemplated by Section 6.12, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.8  Severability.  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 9.9  Headings.  The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 9.10  Jurisdiction.  The parties hereto agree that to the fullest extent permitted by law, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or the Delaware Court of Chancery, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that to the fullest extent permitted by law, service of process on such party as provided in Section 9.6 shall be deemed effective service of process on such party.

Section 9.11  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.12  Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall, to the fullest extent permitted by law, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or in the Delaware Court of Chancery, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.13  Survival.  All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Closing or the termination of this Agreement if this Agreement is terminated prior to the Closing; provided, however, that if the Closing occurs, the agreements of the parties in Sections 3.4, 3.6, 6.12 and Article IX shall survive the Closing, and if this Agreement is terminated prior to the Closing, the agreements of the parties in Section 6.5(b), 8.2, and Article IX shall survive such termination.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products Holdings LLC, its general partner

By:	/s/ Michael A. Creel
Name:     Michael A. Creel
Title: President and Chief Executive Officer

ENTERPRISE PRODUCTS HOLDINGS LLC

By:	/s/ Michael A. Creel
Name: Michael A. Creel

Title:	President and Chief Executive Officer

EPD MERGERCO LLC

By:	/s/ Michael A. Creel
Name: Michael A. Creel

Title:	President and Chief Executive Officer

DUNCAN ENERGY PARTNERS L.P.

By: DEP Holdings, LLC, its general partner

By:	/s/ W. Randall Fowler
Name:     W. Randall Fowler

Title:	President and Chief Executive Officer

DEP HOLDINGS, LLC

By:	/s/ W. Randall Fowler
Name:     W. Randall Fowler

Title:	President and Chief Executive Officer

Signature Page to Merger Agreement

Annex A

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
DEP HOLDINGS, LLC
A Delaware Limited Liability Company

This Third Amended and Restated Limited Liability Company Agreement (this ‘‘Agreement”) of DEP Holdings, LLC, a Delaware limited liability company (the “Company”), dated effective          , 2011, is entered into by Enterprise Products Operating LLC, a Delaware limited liability company, as the sole member (the ‘‘Member”) of the Company.

RECITALS

A. The Company owns all of the general partner interest in, and is the sole general partner of, Duncan Energy Partners L.P., a Delaware limited partnership (“Duncan”).

B. The Second Amended and Restated Limited Liability Company Agreement of DEP Holdings, LLC was executed effective May 3, 2007 by its sole member, Enterprise Products Operating L.P. and amended by the First Amendment to the Second Amended and Restated Limited Liability Company Agreement of DEP Holdings, LLC on November 6, 2008 (the “Existing Agreement”).

C. The Member deems it advisable to amend and restate the Existing Agreement in its entirety as set forth herein.

1. Name.  The name of the Company is:

DEP Holdings, LLC

2. Formation.  The Company was organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate of Formation”) on September 28, 2006 with the Secretary of State of the State of Delaware under and pursuant to the Delaware Limited Liability Company Act (the ‘‘Act”) .

3. Purposes.  The purposes of the Company are the transaction of any or all lawful business for which limited liability companies may be organized under the Act.

4. Powers.  In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

(a) Acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property that may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(b) Act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any Person (as defined below) and to exercise all of the powers, duties, rights and responsibilities associated therewith;

(c) Take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

(d) Operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(e) Invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

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(f) Enter into, perform and carry out contracts of any kind, including without limitation, contracts with any Person affiliated with the Member, deemed by the Member to be necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

(g) Employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

(h) Enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other Persons in furtherance of the purposes of the Company; and

(i) Do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

As used in this Agreement, “Person” means a natural person, partnership (whether general or limited), limited liability company, governmental entity, trust, estate, association, corporation, venture, custodian, nominee or any other individual or entity in its own or any representative capacity.

5. Principal Business Office.  The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

6. Registered Agent and Registered Office.  The address of the initial registered office and name of the initial registered agent of the Company in the State of Delaware, upon whom process against the Company may be served, is as contained in the Certificate of Formation filed with the Secretary of State of the State of Delaware. At any time, the Member may designate another registered agent and/or registered office.

7.	Member. The name and the address of the Member are as follows:

Name
Enterprise Products Operating LLC,
a Delaware limited liability company

Address
1100 Louisiana Street
Suite 1000
Houston, Texas 77002

8. Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

9. Capital Contributions.  The Member may make capital contributions to the Company, in cash, property or other assets as the Member in its sole discretion shall determine from time to time, but shall have no obligation to do so.

10. Allocation of Profits and Losses.  The Company’s profits and losses shall be allocated solely to the Member.

11. Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable Law. “Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority.

12. Management.  The management of the Company shall be exclusively vested in a Board of Directors (the “Board” or “Board of Directors”) and, subject to the direction of the Board, the officers (the ‘‘Officers”), who shall collectively (Board and Officers) constitute “managers” of the Company within the meaning of the

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Act. The authority and functions of the Board on the one hand and of the Officers on the other shall be identical to the activity and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Thus, the business and affairs of the Company shall be managed by the Board, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company.

13. Board of Directors.  The Board shall consist of one or more individuals (the “Directors”) appointed by the Member, such number of Directors to be determined from time to time by the Member. Vacancies on the Board for whatever cause shall be filled by the Member. The Directors shall hold office until their respective successors are chosen and qualify or until their earlier death, resignation or until removed by the Member, in the Member’s discretion. The Board may act (a) by majority vote of Directors present at a meeting at which a quorum (consisting of a majority of Directors) is present or (b) by written consent of a majority of the Directors.

14. Officers.  The Board may, from time to time as it deems advisable, select natural persons, who shall be agents of the Company, and designate them as Officers of the Company and assign titles (including, without limitation, Chairman, President, Vice President, Secretary, Treasurer, Assistant Secretary and Assistant Treasurer) to any such person. Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 14 may be revoked at any time by the Board. An Officer may be removed with or without cause by the Board.

15. Other Business.  The Member may engage in or possess an interest in other business ventures of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

16. Indemnification.

(a) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, each Indemnitee (as defined below) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person’s status as (i) a present or former member of the Board of Directors or any committee thereof, (ii) a present or former Member, (iii) a present or former Officer, or (iv) a Person serving at the request of the Company in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (iii), provided, that the Person described in the immediately preceding clauses (i), (ii), (iii) or (iv) (“Indemnitee”) shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 16, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 16 shall be made only out of the assets of the Company.

(b) To the fullest extent permitted by Law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 16(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 16.

(c) The indemnification provided by this Section 16 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of Law or otherwise, both as to actions in the

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Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Company may purchase and maintain insurance, on behalf of the members of the Board of Directors, the Officers and such other persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities or such person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 16, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee’s duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable Law shall constitute “fines” within the meaning of Section 16; and action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

(f) In no event may an Indemnitee subject any Members of the Company to personal liability by reason of the indemnification provisions of this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 16 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 16 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 16 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 16 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

(j) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 16 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

17. Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Person for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered in a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) Subject to its obligations and duties as set forth in Sections 12 and 13, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company’s Officers or agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such Officer or agent appointed by the Board of Directors or any committee thereof in good faith.

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(c) Any amendment, modification or repeal of this Section 17 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 17 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

18. Assignments.  The Member may at any time assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its interest in the Company pursuant to this Section 18, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

19. Resignation.  The Member may at any time resign from the Company. If the Member resigns pursuant to this Section 19, an additional member shall be admitted to the Company, subject to Section 20 hereof, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

20. Admission of Additional Members.  One or more additional members of the Company may be admitted to the Company with the written consent of the Member.

21. Dissolution.

(a) The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member; (ii) at any time there are no members of the Company unless, within 90 days of the occurrence of the event that terminated the continued membership of the last remaining member of the Company (the “Termination Event”), the personal representative of the last remaining member agrees in writing to continue the Company and to the admission to the Company of such personal representative or its nominee or designee as a Member, effective as of the occurrence of the Termination Event, and such successor or its nominee or designee shall be admitted upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement; or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b) The bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

22. Severability of Provisions.  Each provision of this Agreement shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future Law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

23. Entire Agreement; Interpretation Under the Act.  This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate of Formation, or (b) any mandatory, non-waivable provision of the Act, such provision of the Certificate of Formation or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

24. Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY

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CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

25. Amendments.  This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

26. Sole Benefit of Member.  The provisions of this Agreement (including Section 8) are intended solely to benefit the Member and, to the fullest extent permitted by applicable Law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

Signature Page Follows.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date set forth above.

ENTERPRISE PRODUCTS OPERATING LLC

By:	Enterprise Products OLPGP, Inc., its sole manager

By:
Michael A. Creel
President and Chief Executive Officer

Third Amended and Restated Duncan GP LLC Agreement

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Annex B-1

SECOND AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF
DUNCAN ENERGY PARTNERS L.P.

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of Duncan Energy Partners L.P. (the “Partnership”), dated as of          , 2011 and effective as of the Effective Time (as defined in the Merger Agreement) is entered into and executed by DEP Holdings, LLC, a Delaware limited liability company, as “General Partner,” and Enterprise Products Partners L.P., a Delaware limited partnership, as “Limited Partner.”

RECITALS

WHEREAS, the Limited Partner, Enterprise Products Holdings LLC, EPD MergerCo LLC, a Delaware limited liability company and a wholly owned subsidiary of the Limited Partner (“MergerCo”), the Partnership and the General Partner entered into an Agreement and Plan of Merger, dated as of April 28, 2011 (the “Merger Agreement”), effecting, at the Effective Time, the merger of MergerCo with and into the Partnership, with the Partnership surviving the merger as a wholly owned subsidiary of the Limited Partner (the “Merger”) and the cancellation and conversion of each common unit representing limited partner interests in the Partnership into the right to receive 1.010 common units representing limited partner interests in the Limited Partner; and

WHEREAS, this Agreement, effective as of the Effective Time, amends and restates the Existing Partnership Agreement (as defined herein) in its entirety, to reflect, among other things, the admission of the Limited Partner as the sole limited partner of the Partnership;

NOW, THEREFORE, BE IT RESOLVED, in consideration of the covenants, conditions and agreements contained herein, the General Partner and the Limited Partner agree as follows:

ARTICLE I
DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and polices of a Person, whether through ownership of voting securities.

“Agreement” has the meaning set forth for such term in the first paragraph of this Agreement. “Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.5 as amended or restated from time to time.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

“Existing Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership dated February 5, 2007, as amended by Amendment No. 1 thereto dated December 27, 2007, Amendment No. 2 thereto dated November 6, 2008, the Third Amendment thereto dated December 8, 2008 and the Fourth Amendment thereto dated June 15, 2009.

“General Partner” has the meaning set forth for such term in the first paragraph of this Agreement.

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“Indemnitee” means (a) the General Partner, (b) any Person who is an Affiliate of the General Partner, (c) any Person who is serving at the request of the General Partner or any Affiliate of the General Partner as a member, partner, director, officer, fiduciary or trustee of the General Partner or any subsidiary or other Affiliate controlled by the Partnership, and (d) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretive or advisory opinion or letter of a governmental authority.

“Limited Partner” has the meaning set forth for such term in the first paragraph of this Agreement.

“Partner” means the General Partner or the Limited Partner.

“Partnership” has the meaning set forth for such term in the first paragraph of this Agreement.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Percentage Interest” means, with respect to any Partner, the percentage interest of such Partner in the Partnership as set forth in Section 2.7 of this Agreement.

ARTICLE II
ORGANIZATIONAL MATTERS

2.1 Formation. The General Partner and the Limited Partner hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partner hereby enter into this Agreement to set forth the rights and obligations of the Partnership and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.

2.2 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “Duncan Energy Partners L.P.”

2.3 Principal Office; Registered Office.

(a) The principal office of the Partnership shall be at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002 or such other place as the General Partner may from time to time designate.

(b) Unless and until changed by the General Partner, the address of the Partnership’s registered office in the State of Delaware shall be the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of the Partnership’s registered agent for service of process at such address shall be The Corporation Trust Company.

2.4 Term. The Partnership shall continue in existence until an election to dissolve the Partnership is made by the General Partner.

2.5 Organizational Certificate. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act.

2.6 Partnership Interests. Effective as of the Effective Time, DEP Holdings, LLC continues as the sole general partner of the Partnership, Enterprise Products Partners L.P. is automatically admitted to the

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Partnership as the sole limited partner of the Partnership and the Partners shall have Percentage Interests as set forth below:

General Partner	Percentage Interest
DEP Holdings, LLC	[0.7]% general partner interest

Limited Partner	Percentage Interest
Enterprise Products Partners L.P.	[99.3]% limited partner interest

ARTICLE III
PURPOSE

The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

ARTICLE IV
CAPITAL ACCOUNT ALLOCATIONS

4.1 Capital Accounts.  The Partnership shall maintain a capital account for each of the Partners in accordance with the regulations issued pursuant to Section 704 of the Internal Revenue Code of 1986, as amended (the “Code”), and as determined by the General Partner as consistent therewith.

4.2 Allocations.  For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests, except that the General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations pursuant thereto.

4.3 Distributions.  From time to time, but not less often than quarterly, the General Partner shall review the Partnership’s accounts to determine whether distributions are appropriate. The General Partner may make such cash distribution as it, in its sole discretion, may determine without being limited to current or accumulated income or gains from any Partnership funds, including, without limitation, Partnership revenues, capital contributions or borrowed funds; provided, however, that no such distribution shall be made if, after giving effect thereto, the liabilities of the Partnership exceed the fair market value of the assets of the Partnership. In its sole discretion, the General Partner may, subject to the foregoing proviso, also distribute to the Partners other Partnership property, or other securities of the Partnership or other entities. All distributions by the General Partner shall be made in accordance with the Percentage Interests of the Partners.

ARTICLE V
MANAGEMENT AND OPERATIONS OF BUSINESS

Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner; the Limited Partner shall not have any power to control or manage the Partnership.

ARTICLE VI
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS; TRANSFERS

The Limited Partner shall have no liability under this Agreement except as provided for herein or in the Delaware Act. The Limited Partner may transfer (including, without limitation, by assignment or contribution) in whole or in part its limited partner interest in the Partnership. The transferee of any limited partner interest in the Partnership shall automatically be deemed admitted to the Partnership as a limited partner of the Partnership in respect of such transferred limited partner interest in the Partnership. Any such admission shall

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be deemed effective immediately prior to the transfer and, immediately following such admission, the Limited Partner shall cease to be a limited partner of the Partnership in respect of such transferred limited partner interest.

ARTICLE VII
DISSOLUTION AND LIQUIDATION

The Partnership shall be dissolved, and its affairs shall be wound up as provided in Section 2.4.

ARTICLE VIII
AMENDMENT OF PARTNERSHIP AGREEMENT

The General Partner may amend any provision of this Agreement without the consent of the Limited Partner and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

ARTICLE IX
INDEMNIFICATION

9.1 Indemnification.

(a) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, as a result of actions taken by such Indemnitee in its capacity as a Person of the type described in clauses (a)-(d) of the definition of the term “Indemnitee”; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by Law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 9.1(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 9.1.

(c) The indemnification provided by this Section 9.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of Law or otherwise, both as to actions in the Indemnitee’s capacity as a Person of the type described in clauses (a)-(d) of the definition of the term “Indemnitee,” and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

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(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 9.1, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable Law shall constitute “fines” within the meaning of Section 9.1(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 9.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to receive indemnification (including expense advancement as provided by Section 9.1(b)) from the Partnership, nor the obligations of the Partnership to indemnify, or advance the expenses of, any such Indemnitee under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

(j) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 9.1 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

9.2 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partner or any other Person for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered in a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) Subject to its obligations and duties as General Partner set forth in Article V, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at Law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any

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Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at Law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

(d) Any amendment, modification or repeal of this Section 9.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partner, the General Partner, and the Partnership’s and General Partner’s directors, officers and employees under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE X
GENERAL PROVISIONS

10.1 Addresses and Notices.  Any notice to the Partnership, the General Partner or the Limited Partner shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to Section 2.3(a).

10.2 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

10.3 Integration.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

10.4 Severability.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

10.5 Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

10.6 Counterparts.  This Agreement may be executed (by original or telecopied signature) in counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

10.7 Existing Partnership Agreement.  To the extent Section 13.3 of the Existing Partnership Agreement would limit the amendment of any provisions of the Existing Partnership Agreement, such provisions are incorporated by reference into this Agreement and shall remain in effect.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the General Partner and the Limited Partner as of the date set forth above.

GENERAL PARTNER:

DEP HOLDINGS, LLC

By:
Name:     W. Randall Fowler

Title:	President and Chief Executive Officer

LIMITED PARTNER:

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products Holdings LLC, its general partner

By:
Name:     Michael A. Creel

Title:	President and Chief Executive Officer

Second Amended and Restated Duncan Partnership Agreement

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Annex B-2

THIRD AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF
DUNCAN ENERGY PARTNERS L.P.

THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of Duncan Energy Partners L.P. (the “Partnership”), dated as of          , 2011 and effective immediately following the Effective Time (as defined in the Merger Agreement (as defined herein)) and concurrently with the Closing (as defined in the Exchange and Contribution Agreement (as defined herein)) (the “Restatement Time”) is entered into and executed by DEP Holdings, LLC, a Delaware limited liability company, as “General Partner,” and Enterprise GTM Holdings L.P., a Delaware limited partnership (“GTM”), and Enterprise Products OLPGP, Inc., a Delaware corporation (“OLPGP”) as the “Limited Partners” and each a “Limited Partner.”

RECITALS

WHEREAS, Enterprise Products Partners L.P., a Delaware limited partnership (“Enterprise”), Enterprise Products Holdings LLC, EPD MergerCo LLC, a Delaware limited liability company and a wholly owned subsidiary of Enterprise (“MergerCo”), the Partnership and the General Partner entered into an Agreement and Plan of Merger, dated as of April [●], 2011 (the “Merger Agreement”), effecting, at the Effective Time (as defined in the Merger Agreement), the merger of MergerCo with and into the Partnership, with the Partnership surviving the merger as a wholly owned subsidiary of Enterprise (the “Merger”) and the cancellation and conversion of each common unit representing limited partner interests in the Partnership into the right to receive 1.010 common units representing limited partner interests in Enterprise (the ‘‘Enterprise Common Units”);

WHEREAS, Enterprise, OLPGP, Enterprise Products Operating LLC, Enterprise Products GTM, LLC, Enterprise GTMGP LLC and GTM entered into an Exchange and Contribution Agreement, dated the date hereof (the “Exchange and Contribution Agreement”), reflecting, among other things, effective at the Restatement Time, (i) the exchange by GTM of all of the Enterprise Common Units it is entitled to receive as a result of the Merger for a limited partner interest in the Partnership equal to the same limited partner interest in the Partnership owned by GTM immediately prior to the Effective Time, and (ii) the contribution in accordance with the Exchange and Contribution Agreement by Enterprise to the Limited Partners of the limited partner interest in the Partnership acquired by Enterprise in the Merger from the limited partners of the Partnership other than GTM, with the result that OLPGP and GTM become the sole limited partners of the Partnership; and

WHEREAS, this Agreement, effective at the Restatement Time, amends and restates the Existing Partnership Agreement (as defined herein) in its entirety, to reflect, among other things, the admission of the Limited Partners as the sole limited partners of the Partnership;

NOW, THEREFORE, BE IT RESOLVED, in consideration of the covenants, conditions and agreements contained herein, the General Partner and the Limited Partners agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and polices of a Person, whether through ownership of voting securities.

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“Agreement” has the meaning set forth for such term in the first paragraph of this Agreement.

“Allocation Regulations” means Treas. Reg. §§ 1.704-1(b), 1.704-2 and 1.703-3 (including any temporary regulations) as such regulations may be amended and in effect from time to time and any corresponding provision of succeeding regulations.

“Carrying Value” means (a) with respect to property contributed to the Partnership, the fair market value of such property at the time of contribution reduced (but not below zero) by all depreciation, depletion (computed as a separate item of deduction), amortization and cost recovery deductions charged to the Partners’ capital accounts, (b) with respect to any property whose value is adjusted pursuant to the Allocation Regulations, the adjusted value of such property reduced (but not below zero) by all depreciation and cost recovery deductions charged to the Partners’ capital accounts and (c) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.5 as amended or restated from time to time.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

“Existing Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Duncan Energy Partners L.P. dated          , 2011.

“General Partner” has the meaning set forth for such term in the first paragraph of this Agreement.

“GTM” has the meaning set forth for such term in the first paragraph of this Agreement.

“Indemnitee” means (a) the General Partner, (b) any Person who is an Affiliate of the General Partner, (c) any Person who is serving at the request of the General Partner or any Affiliate of the General Partner as a member, partner, director, officer, fiduciary or trustee of the General Partner or any subsidiary or other Affiliate controlled by the Partnership, and (d) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretive or advisory opinion or letter of a governmental authority.

“Limited Partner” or “Limited Partners” has the meaning set forth for such term in the first paragraph of this Agreement.

“OLPGP” has the meaning set forth for such term in the first paragraph of this Agreement.

“Partner” means the General Partner or the Limited Partners.

“Partnership” has the meaning set forth for such term in the first paragraph of this Agreement.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Percentage Interest” means, with respect to any Partner, the percentage interest of such Partner in the Partnership as set forth in Section 2.6 of this Agreement.

“Required Interest” means one or more Limited Partners having among them more than 50% of the Percentage Interests of all Limited Partners in their capacities as such.

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ARTICLE II

ORGANIZATIONAL MATTERS

2.1  Formation.  The General Partner and the Limited Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partners hereby enter into this Agreement to set forth the rights and obligations of the Partnership and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.

2.2  Name.  The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, “Duncan Energy Partners L.P.”

2.3  Principal Office; Registered Office.

(a) The principal office of the Partnership shall be at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002 or such other place as the General Partner may from time to time designate.

(b) Unless and until changed by the General Partner, the address of the Partnership’s registered office in the State of Delaware shall be the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of the Partnership’s registered agent for service of process at such address shall be The Corporation Trust Company.

2.4  Term.  The Partnership shall continue in existence until an election to dissolve the

Partnership is made by the General Partner.

2.5  Organizational Certificate.  The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act.

2.6  Partnership Interests.  Effective as of the Restatement Time, DEP Holdings, LLC continues as the sole general partner of the Partnership, GTM and OLPGP each continue as a limited partner of the Partnership and the Partners shall have Percentage Interests as set forth below:

General Partner	Percentage Interest
DEP Holdings, LLC	[0.7]% general partner interest

Limited Partner	Percentage Interest
Enterprise Products OLPGP, Inc.	[0.001]% limited partner interest
Enterprise GTM Holdings L.P.	[99.299]% limited partner interest

ARTICLE III

PURPOSE

The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

ARTICLE IV

CAPITAL ACCOUNT ALLOCATIONS

4.1  Capital Accounts.  The Partnership shall maintain a capital account for each of the Partners in accordance with the regulations issued pursuant to Section 704 of the Internal Revenue Code of 1986, as amended (the “Code”), and as determined by the General Partner as consistent therewith.

4.2  Allocations.

(a) General.  After giving effect to the special allocations set forth in Section 4.2(b), for purposes of maintaining the capital accounts and in determining the rights of the Partners among themselves, all

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items of income, gain, loss and deduction of the Partnership shall be allocated and charged to the Partners’ capital accounts in accordance with their respective Percentage Interests.

(b) Special Allocations.  Notwithstanding any other provisions of this Section 4.2, the following special allocations shall be made prior to making any allocations provided for in 4.2(a) above:

(i) Minimum Gain Chargeback.  Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain (as generally defined under Treas. Reg. § 1.704-1 or § 1.704-2) for a taxable year (or if there was a net decrease in Minimum Gain for a prior taxable year and the Partnership did not have sufficient amounts of income and gain during prior years to allocate among the Partners under this subsection 4.2(b)(i), then items of income and gain shall be allocated to each Partner in an amount equal to such Partner’s share of the net decrease in such Minimum Gain (as determined pursuant to Treas. Reg. § 1.704-2(g)(2)). It is the intent of the Partners that any allocation pursuant to this subsection 4.2(b)(i) shall constitute a “minimum gain chargeback” under Treas. Reg. § 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Partner Nonrecourse Debt Minimum Gain Chargeback.  Notwithstanding any other provision of this Article 4, except subsection 4.2(b)(i), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as generally defined under Treas. Reg. § 1.704-1 or § 1.704-2), during any taxable year, any Partner who has a share of the Partner Nonrecourse Debt Minimum Gain shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined in the manner required by Treas. Reg. § 1.704-2(i)(4) as is necessary to meet the requirements for a chargeback of Partner Nonrecourse Debt Minimum Gain.

(iii) Priority Allocations.  Items of Partnership gross income or gain for the taxable period shall be allocated to the Partners until the cumulative amount of such items allocated to each Partner pursuant to this Section 4.2(b)(iii) for the current and all previous taxable years equals the cumulative amount of distributions made to such Partner pursuant to Section 5.02(a) for the current and all previous taxable years.

(iv) Qualified Income Offset.  Except as provided in subsection 4.2(b)(i) and (ii) hereof, in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. Sections 1.704-1(b)(2)(i)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the deficit balance, if any, in its adjusted capital account created by such adjustments, allocations or distributions as quickly as possible.

(v) Gross Income Allocations.  In the event any Partner has a deficit balance in its adjusted capital account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this subsection 4.2(b)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its adjusted capital account after all other allocations provided in this Section 4.2 have been tentatively made as if subsection 4.2(b)(v) were not in the Agreement.

(vi) Partnership Nonrecourse Deductions.  Partnership Nonrecourse Deductions (as determined under Treas. Reg. Section 1.704-2(c)) for any fiscal year shall be allocated among the Partners in proportion to their Partnership Interests.

(vii) Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions (as defined under Treas. Reg. Section 1.704-2(i)(2)) shall be allocated pursuant to Treas. Reg. Section 1.704-2(i) to the Partner who bears the economic risk of loss with respect to the partner nonrecourse debt to which it is attributable.

(viii) Code Section 754 Adjustment.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to the

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Allocation Regulations, to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to the Allocation Regulations.

(ix) Curative Allocation.  The special allocations set forth in subsections 4.2(b)(i), (ii) and (iv)-(vii) (the “Regulatory Allocations”) are intended to comply with the Allocation Regulations. Notwithstanding any other provisions of this Section 4.2, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Partners such that, to the extent possible, the net amount of allocations of such items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred.

(c) Tax Allocations.  For federal income tax purposes, except as otherwise required by the Code, the Allocation Regulations or the following sentence, each item of Partnership income, gain, loss, deduction and credit shall be allocated among the Partners in the same manner as corresponding items are allocated in Sections 4.2(a) and (b). Notwithstanding any provisions contained herein to the contrary, solely for federal income tax purposes, items of income, gain, depreciation, gain or loss with respect to property contributed or deemed contributed to the Partnership by a Partner shall be allocated so as to take into account the variation between the Partnership’s tax basis in such contributed property and its Carrying Value in the manner provided under Section 704(c) of the Code and Treas. Reg. § 1.704-3(d) (i.e. the “remedial method”).

4.3  Distributions.  From time to time, but not less often than quarterly, the General Partner shall review the Partnership’s accounts to determine whether distributions are appropriate. The General Partner may make such cash distribution as it, in its sole discretion, may determine without being limited to current or accumulated income or gains from any Partnership funds, including, without limitation, Partnership revenues, capital contributions or borrowed funds; provided, however, that no such distribution shall be made if, after giving effect thereto, the liabilities of the Partnership exceed the fair market value of the assets of the Partnership. In its sole discretion, the General Partner may, subject to the foregoing proviso, also distribute to the Partners other Partnership property, or other securities of the Partnership or other entities. All distributions by the General Partner shall be made in accordance with the Percentage Interests of the Partners.

ARTICLE V

MANAGEMENT AND OPERATIONS OF BUSINESS

Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner; the Limited Partners shall not have any power to control or manage the Partnership.

ARTICLE VI

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

The Limited Partners shall have no liability under this Agreement except as provided for herein or in the Delaware Act.

ARTICLE VII

DISSOLUTION AND LIQUIDATION

7.1  Dissolution.  The Partnership shall be dissolved, and its affairs shall be wound up as provided in Section 2.4.

7.2  Liquidation and Termination.  On dissolution of the Partnership the General Partner shall act as liquidator or may appoint one or more other Persons as liquidator; provided, however, that if the Partnership

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dissolves on account of an event of the type described in Section 17-402(a)(4)-(12) of the Delaware Act with respect to the General Partner, the liquidator shall be one or more Persons selected in writing by a Required Interest. The liquidator shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided in this Agreement. The costs of liquidation shall be borne as a Partnership expense. Until final distribution, the liquidator shall continue to operate the Partnership properties with all of the power and authority of the General Partner. The steps to be accomplished by the liquidator are as follows:

(a) as promptly as practicable after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Partnership’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidator shall pay from Partnership funds all of the debts and liabilities of the Partnership or otherwise make adequate provision for them (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c) all remaining assets of the Partnership shall be distributed to the Partners as follows:

(i) the liquidator may sell any or all Partnership property, including to Partners, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Partners;

(ii) with respect to all Partnership property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the capital accounts previously would be allocated among the Partners if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii) Partnership property shall be distributed among the Partners in accordance with the positive capital account balances of the Partners, as determined after taking into account all capital account adjustments for the taxable year of the Partnership during which the liquidation of the Partnership occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Partnership during which the liquidation of the Partnership occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Partners shall be made subject to the liability of each distributee for its allocable share of costs, expenses, and liabilities previously incurred or for which the Partnership has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee under this Section 7.2. The distribution of cash and/or property to a Partner in accordance with the provisions of this Section 7.2 constitutes a complete return to the Partner of its Capital Contributions and a complete distribution to the Partner of its Partnership Interest and all the Partnership’s property and constitutes a compromise to which all Partners have consented within the meaning of Section 17-502(b)(1) of the Delaware Act. To the extent that a Partner returns funds to the Partnership, it has no claim against any other Partner for those funds.

7.3  Termination.  On completion of the distribution of Partnership assets as provided in this Agreement, the Partnership is terminated, and the General Partner (or such other Person or Persons as the Delaware Act may require or permit) shall cause the cancellation of the Certificate and any filings made as provided in Section 2.5 and shall take such other actions as may be necessary to terminate the Partnership.

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ARTICLE VIII

AMENDMENT OF PARTNERSHIP AGREEMENT

The General Partner may amend any provision of this Agreement without the consent of the Limited Partners and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

ARTICLE IX

INDEMNIFICATION

9.1  Indemnification.

(a) To the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, as a result of actions taken by such Indemnitee in its capacity as a Person of the type described in clauses (a)-(d) of the definition of the term “Indemnitee”; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by Law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 9.1(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 9.1.

(c) The indemnification provided by this Section 9.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of Law or otherwise, both as to actions in the Indemnitee’s capacity as a Person of the type described in clauses (a)-(d) of the definition of the term “Indemnitee,” and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 9.1, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable Law shall constitute “fines” within the meaning of Section 9.1(a); and action taken or

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omitted by the Indemnitee with respect to any employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 9.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to receive indemnification (including expense advancement as provided by Section 9.1(b)) from the Partnership, nor the obligations of the Partnership to indemnify, or advance the expenses of, any such Indemnitee under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

(j)  THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 9.1 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

9.2  Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Person for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered in a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) Subject to its obligations and duties as General Partner set forth in Article V, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at Law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at Law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

(d) Any amendment, modification or repeal of this Section 9.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership’s and General Partner’s directors, officers and employees under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

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ARTICLE X

TAX MATTERS

10.1  Tax Returns.  The General Partner shall cause to be prepared and filed all necessary federal and state income tax returns for the Partnership, including making the elections described in Section 10.2. Each Limited Partner shall furnish to the General Partner all pertinent information in its possession relating to Partnership operations that is necessary to enable the Partnership’s income tax returns to be prepared and filed.

10.2  Tax Elections.  The Partnership shall make the following elections on the appropriate tax returns:

(a) to adopt a fiscal year ending on December 31 of each year;

(b) to adopt the accrual method of accounting and to keep the Partnership’s books and records on the income-tax method;

(c) pursuant to section 754 of the Code, to adjust the basis of Partnership properties; and

(d) any other election the General Partner may deem appropriate and in the best interests of the Partners.

Neither the Partnership nor any Partner may make an election for the Partnership to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law.

10.3  Tax Matters Partner.  The General Partner shall be the “tax matters partner” of the Partnership pursuant to section 6231(a)(7) of the Code. The General Partner shall take such action as may be necessary to cause each Limited Partner to become a “notice partner” within the meaning of section 6223 of the Code. The General Partner shall inform each Limited Partner of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice on or before the fifth Business Day after becoming aware of the matter and, within that time, shall forward to each Limited Partner copies of all significant written communications it may receive in that capacity.

ARTICLE XI

GENERAL PROVISIONS

11.1  Addresses and Notices.  Any notice to the Partnership, the General Partner or the Limited Partners shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to Section 2.3(a).

11.2  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

11.3  Integration.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

11.4  Severability.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

11.5  Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

11.6  Counterparts.  This Agreement may be executed (by original or telecopied signature) in counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the General Partner and the Limited Partners as of the date set forth above.

GENERAL PARTNER:

DEP HOLDINGS, LLC

By:
Name: W. Randall Fowler
Title: President and Chief Executive Officer

LIMITED PARTNERS:

ENTERPRISE PRODUCTS OLPGP, INC.

By:
Name: Michael A. Creel
Title: President and Chief Executive Officer

ENTERPRISE GTM HOLDINGS L.P.

By: Enterprise GTMGP, LLC, its general partner

By:
Name: Michael A. Creel
Title: President and Chief Executive Officer

Acknowledged by:

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products Holdings LLC, its general partner

By:
Name: Michael A. Creel
Title: President and Chief Executive Officer

Third Amended and Restated Agreement of Limited Partnership of Duncan Energy Partners L.P.

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Annex C

EXCHANGE AND CONTRIBUTION AGREEMENT

BY AND AMONG

ENTERPRISE PRODUCTS PARTNERS L.P.,

ENTERPRISE PRODUCTS OLPGP, INC.

ENTERPRISE PRODUCTS OPERATING LLC

ENTERPRISE PRODUCTS GTM, LLC

ENTERPRISE GTMGP LLC

AND

ENTERPRISE GTM HOLDINGS L.P.

DATED AS OF          , 2011

ARTICLE I DEFINITIONS; RECORDATION
1.1	Definitions	2
ARTICLE II THE EXCHANGE AND CONTRIBUTIONS		3
2.1	Exchange by EPD and GTM of the Exchanged Duncan LP Interest and GTM’s Right to Receive Merger Consideration	3
2.2	Conveyance and Contribution by EPD (including on behalf of OLPGP, EPO, Enterprise GTM and GTMGP as noted below) to GTM of the Contributed Duncan LP Interest	3
2.3	Third Amended and Restated Partnership Agreement of Duncan	3
ARTICLE III FURTHER ASSURANCES		3
3.1	Further Assurances	3
3.2	Other Assurances	4
ARTICLE IV MISCELLANEOUS		4
4.1	Order of Completion of Transactions	4
4.2	Headings; References; Interpretation	4
4.3	Successors and Assigns	4
4.4	No Third Party Rights	4
4.5	Counterparts	4
4.6	Governing Law	4
4.7	Assignment of Agreement	4
4.8	Amendment or Modification	4
4.9	Director and Officer Liability	4
4.10	Severability	5
4.11	Integration	5
EXHIBITS
Exhibit A -	Third Amended and Restated Agreement of Limited Partnership of Duncan Energy Partners L.P.	8

i

EXCHANGE AND CONTRIBUTION AGREEMENT

THIS EXCHANGE AND CONTRIBUTION AGREEMENT (this “Agreement”) dated as of          , 2011, is made and entered into by and among Enterprise Products Partners L.P., a Delaware limited partnership (“EPD”), Enterprise Products Operating LLC, a Texas limited liability company (“EPO”), Enterprise Products OLPGP, Inc., a Delaware corporation (“OLPGP”), Enterprise Products GTM, LLC, a Delaware limited liability company (“Enterprise GTM”), Enterprise GTMGP, LLC, a Delaware limited liability company (“GTMGP”), and Enterprise GTM Holdings L.P., a Delaware limited partnership (“GTM”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Certain capitalized terms used are defined in Article I hereof.

RECITALS

WHEREAS, GTM owns 33,783,587 common units (“Common Units”) representing limited partner interests of Duncan Energy Partners L.P., a Delaware limited partnership (“Duncan”), which 33,783,587 Common Units will be converted into the right to receive common units representing limited partner interests in EPD (“EPD Common Units”) as merger consideration (the “Merger Consideration”) pursuant to an Agreement and Plan of Merger, dated as of April   , 2011, by and among EPD, Enterprise Products Holdings LLC, EPD MergerCo LLC, Duncan and DEP Holdings, LLC (the “Merger Agreement”).

WHEREAS, pursuant to the Merger Agreement, in connection with the merger contemplated thereby at the effective time of such merger (the “Merger”), EPD will initially acquire all of the limited partner interests of Duncan.

WHEREAS, (i) EPD owns all of the outstanding stock of OLPGP and a 99.999% membership interest in EPO, (ii) OLPGP owns a 0.001% membership interest in EPO, (iii) EPO owns all of the membership interest in Enterprise GTM and a 99.0% limited partner interest in GTM, (iv) Enterprise GTM owns all of the membership interests in GTMGP, and (v) GTMGP owns a 1.0% general partner interest in GTM.

WHEREAS, EPD and GTM desire (i) to exchange all of GTM’s right to receive the Merger Consideration under the Merger Agreement for the assignment by EPD of a limited partner interest in Duncan immediately following the Merger equal to the number of Common Units owned by GTM immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger divided by a denominator equal to the Exchange Ratio (as defined in the Merger Agreement) multiplied by the number of Common Units outstanding immediately prior to the effective time of the merger pursuant to the Merger Agreement (the “Exchanged Duncan LP Interest”); and (ii) for EPD to contribute or cause to be contributed to OLPGP and/or GTM a limited partner interest in Duncan equivalent to the interest previously held by holders of Common Units other than GTM that EPD owns immediately following the Merger (the “Contributed Duncan LP Interest”), with such Exchanged Duncan LP Interest and Contributed Duncan LP Interest owned by EPD and resulting contributed interests to be as set forth in the amended and restated agreement of limited partnership of Duncan described below and attached as an Exhibit to this Agreement.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby (the ‘‘Closing”), each of the following matters shall occur:

1. GTM will exchange all of its right to receive the Merger Consideration under the Merger Agreement for the assignment to GTM by EPD of the Exchanged Duncan LP Interest.

2. EPD will contribute or cause to be contributed all of the Contributed Duncan LP Interest as follows: (a) a contribution of a 0.001% Duncan LP Interest to OLPGP, (b) an initial contribution of the remaining Contributed Duncan LP Interest to EPO (a portion of such interests in conveyed by EPD on behalf of OLPGP for a continuation of OLPGP’s 0.001% general partner interest in EPO)and (c) a subsequent contribution by EPO of all of that remaining Contributed Duncan LP Interest to GTM (a portion of such interests is conveyed by EPO on behalf of Enterprise GTM and GTMGP for a continuation of GTMGP’s 1.0% general partner interest in GTM).

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3. The Duncan partnership agreement will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in the Merger Agreement and this Agreement.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I

DEFINITIONS; RECORDATION

1.1 Definitions.  Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings given such terms as is set forth below.

‘‘affiliate” means, with respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term “control” includes (i) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any person and (iii) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise.

‘‘Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.

‘‘Amended and Restated Agreement” means the Third Amended and Restated Agreement of Limited Partnership of Duncan as executed on the date hereof in substantially the same form as attached hereto as Exhibit A.

‘‘Closing” has the meaning assigned to such term in the recitals.

‘‘Common Units” has the meaning assigned to such term in the recitals.

‘‘Contributed Duncan LP Interest” has the meaning assigned to such term in the recitals.

‘‘Duncan LP Interests” mean the Contributed Duncan LP Interest and the Exchanged Duncan LP Interest, collectively, representing all of the limited partner interests of Duncan after giving effect to the Merger.

‘‘Effective Date” means          , 2011.

‘‘Enterprise GTM” has the meaning assigned to such term in the first paragraph of this Agreement

‘‘EPD” has the meaning assigned to such term in the first paragraph of this Agreement.

‘‘EPD Common Units” has the meaning assigned to such term in the recitals.

‘‘EPO” has the meaning assigned to such term in the first paragraph of this Agreement.

‘‘Exchanged Duncan LP Interest” has the meaning assigned to such term in the recitals.

‘‘GTM” has the meaning assigned to such term in the first paragraph of this Agreement.

‘‘GTMGP” has the meaning assigned to such term in the first paragraph of this Agreement.

‘‘Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

‘‘Merger” has the meaning assigned to such term in the recitals.

‘‘Merger Agreement” has the meaning assigned to such term in the recitals.

‘‘Merger Consideration” has the meaning assigned to such term in the recitals.

‘‘OLPGP” has the meaning assigned to such term in the first paragraph of this Agreement.

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‘‘Party” and “Parties” have the meanings assigned to such terms in the first paragraph of this Agreement.

ARTICLE II

THE EXCHANGE AND CONTRIBUTIONS

2.1 Exchange by EPD and GTM of the Exchanged Duncan LP Interest and GTM’s Right to Receive Merger Consideration.  GTM hereby agrees to exchange all of the EPD Common Units it is entitled to receive as Merger Consideration under the Merger Agreement as consideration for the conveyance by EPD of the Exchanged Duncan LP Interest as set forth below effective immediately following the Merger.

In exchange for GTM’s exchange of all the EPD Common Units it is entitled to receive as Merger Consideration under the Merger Agreement, effective immediately following the Merger EPD hereby transfers, assigns and conveys to GTM, its successors and assigns, for its own use forever, all of its rights, title and interest in and to the Exchanged Duncan LP Interest, and GTM hereby accepts the Exchanged Duncan LP Interest and assumes the obligations as a limited partner of Duncan under the Amended and Restated Agreement.

TO HAVE AND TO HOLD the Exchanged Duncan LP Interest unto GTM, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

2.2 Conveyance and Contribution by EPD (including on behalf of OLPGP, EPO, Enterprise GTM and GTMGP as noted below) to GTM of the Contributed Duncan LP Interest.  EPD hereby (including on behalf of OLPGP, EPO, Enterprise GTM and GTMGP as noted below, each of which also hereby, to the extent applicable) grants, contributes, transfers, assigns and conveys as follows: (a) a contribution to OLPGP of a 0.001% Duncan LP Interest, (b) an initial contribution of the remaining Contributed Duncan LP Interest (a [          ]% Duncan LP Interest) to EPO (a portion of such interests is conveyed by EPD on behalf of OLPGP for a continuation of OLPGP’s 0.001% general partner interest in EPO) and (c) a subsequent contribution by EPO as assignee of all of the remaining Contributed Duncan LP Interests to GTM (a portion of such interests is conveyed by EPO on behalf of Enterprise GTM and GTMGP for a continuation of GTMGP’s 1.0% general partner interest in GTM), its successors and assigns, for its and their own use forever, all of its and their rights, title and interest in and to the Contributed Duncan LP Interest, and each of OLPGP and GTM hereby accepts the Contributed Duncan LP Interest, as a capital contribution and assumes the obligations as a limited partner of Duncan under the Amended and Restated Agreement.

TO HAVE AND TO HOLD the Contributed Duncan LP Interest unto OLPGP and GTM, its and their successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

2.3 Third Amended and Restated Partnership Agreement of Duncan.  OLPGP and GTM shall enter into the Amended and Restated Agreement in the form set forth as Exhibit A hereto to, among other matters, reflect the exchanges and contributions required by this Agreement.

ARTICLE III

FURTHER ASSURANCES

3.1 Further Assurances.  From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the

3

interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

3.2 Other Assurances.  From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. It is the express intent of the Parties that OLPGP and GTM own all of the Duncan LP Interests that are identified in this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1 Order of Completion of Transactions.  The transactions provided for in Article II of this Agreement shall be completed on the Effective Date in the order set forth therein.

4.2 Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

4.3 Successors and Assigns.  The Agreement shall be binding upon and inure to the benefit of the Parties signatory hereto and their respective successors and assigns.

4.4 No Third Party Rights.  Except as provided herein, nothing in this Agreement is intended to or shall confer upon any person other than the Parties, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

4.5 Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

4.6 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the Law of some other jurisdiction, wherein the interests are located, shall apply.

4.7 Assignment of Agreement.  Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of each of the Parties.

4.8 Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.

4.9 Director and Officer Liability.  Except to the extent that they are a party hereto, the directors, managers, officers, partners and securityholders of the Parties and their respective affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that another party may assert).

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4.10 Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

4.11 Integration.  This Agreement and the instruments referenced herein supersede any and all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement or any such instrument unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement or such instrument.

[The Remainder of this Page is Intentionally Blank]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products Holdings LLC, its general partner

By:
Michael A. Creel
President and Chief Executive Officer

ENTERPRISE PRODUCTS OLPGP, INC.

By:
Michael A. Creel
President and Chief Executive Officer

ENTERPRISE PRODUCTS OPERATING LLC

By:	Enterprise Products OLPGP, Inc., its sole manager

By:
Michael A. Creel
President and Chief Executive Officer

ENTERPRISE PRODUCTS GTM, LLC

By:
Michael A. Creel
President and Chief Executive Officer

ENTERPRISE GTMGP LLC

By:
Michael A. Creel
President and Chief Executive Officer

Signature Page to Exchange and Contribution Agreement

6

ENTERPRISE GTM HOLDINGS LP

By:	Enterprise GTMGP LLC, its general partner

By:
Michael A. Creel
President and Chief Executive Officer

Signature Page to Exchange and Contribution Agreement

7

EXHIBIT A

THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF DUNCAN ENERGY PARTNERS L.P.

Annex B

Morgan Stanley

April 28, 2011

ACG Committee of the Board of Directors of
DEP Holdings LLC, general partner
Duncan Energy Partners L.P.
1100 Louisiana Street, 10th Floor
Houston, TX 77002

Members of the ACG Committee of the Board:

We understand that Enterprise Products Partners L.P. (“Partners”), Enterprise Products Holdings LLC, the general partner of Partners (“Partners GP”), EPD Mergerco LLC, a wholly owned subsidiary of Partners (“MergerCo”), Duncan Energy Partners L.P. (“Duncan”), and DEP Holdings, LLC, the general partner of Duncan (“Duncan GP”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated April 28 2011 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of MergerCo with and into Duncan, with Duncan as the surviving entity, such that following the Merger, Duncan GP will remain the sole general partner of Duncan, and each of Duncan GP and Duncan will be wholly-owned indirect subsidiaries of Partners. Pursuant to the Merger, each outstanding common unit representing limited partner interests (the “Duncan Common Units”) of Duncan prior to the Merger, other than any units held by Duncan or any of its subsidiaries, will be converted into the right to receive 1.010 common units (the “Exchange Ratio”) representing limited partner interests of Partners (the “Partners Common Units”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that approximately 58.5% of the outstanding Duncan Common Units are owned by Enterprise GTM Holdings L.P. (the “Supporting Unitholder”), a wholly-owned indirect subsidiary of Partners, and in connection with the Merger, Duncan, Partners and the Supporting Unitholder have agreed to enter into a Voting Agreement pursuant to which, among other things, the Supporting Unitholder will vote all of its Duncan Common Units in favor of the Merger.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Duncan Unaffiliated Unitholders (as defined in the Merger Agreement).

For purposes of the opinion set forth herein, we have:

1) Reviewed certain publicly available financial statements and other business and financial information of Duncan and Partners, respectively;

2) Reviewed certain internal financial statements and other financial and operating data concerning Duncan and Partners, respectively;

3) Reviewed certain financial projections prepared by the management of Partners with respect to the future performance of Partners;

4) Reviewed certain financial projections prepared by the management of Duncan with respect to the future performance of Duncan;

5) Discussed the past and current operations and financial condition and the prospects of Partners with senior executives of Partners;

6) Discussed the past and current operations and financial condition and the prospects of Duncan with senior executives of Duncan;

7) Reviewed the pro forma impact of the Merger on Partners’ cash flow, consolidated capitalization and financial ratios;

8) Reviewed the reported prices and trading activity for the Duncan Common Units and the Partners Common Units;

9) Compared the financial performance of Duncan and Partners and the prices and trading activity of the Duncan Common Units and the Partners Common Units with that of certain other publicly-traded master limited partnerships comparable with Duncan and Partners, respectively, and their securities;

10) Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

11) Participated in certain discussions and negotiations among representatives of Duncan, Partners and certain of their respective affiliates and their financial and legal advisors;

12) Reviewed the Merger Agreement and certain related documents; and

13) Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by Duncan and Partners, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Partners and of Duncan of the future financial performance of Partners and Duncan, respectively. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any material waiver, amendment or delay of any terms or conditions thereof. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Partners and Duncan and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of Duncan’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of the Duncan Common Units in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of Duncan or Partners, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving Duncan, nor did we negotiate with any party other than Partners regarding the possible acquisition of Duncan or certain of its constituent businesses. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, whether or not such alternatives could be achieved or are available or the underlying business decision by Partners and you to enter into the Merger. We understand that Partners specifically notified the ACG Committee that it would not support any alternative transaction at this time.

We have acted as financial advisor to the ACG Committee of the Board of Directors of Duncan GP in connection with this transaction and will receive a fee for our services, which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financing services for Partners and Duncan and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to Partners and Duncan in the future and expects to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Partners, Duncan, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the ACG Committee of the Board of Directors of Duncan GP and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing Duncan is required to make (which, if necessary, can also be a joint filing by Partners) with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Duncan Common Units or the Partners Common Units will trade at any time, and Morgan Stanley expresses no opinion or recommendation as to how the unitholders of Duncan should vote at the Duncan unitholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Duncan Unaffiliated Unitholders.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Brian McCabe
Brian McCabe
Managing Director

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. Enterprise Products Partners L.P.’s partnership agreement provides that Enterprise Products Partners L.P. will indemnify (i) Enterprise Products Holdings LLC, (ii) any departing general partner, (iii) any person who is or was an affiliate of Enterprise Products Holdings LLC or any departing general partner, (iv) any person who is or was a member, partner, officer director, employee, agent or trustee of Enterprise Products Holdings LLC or any departing general partner or any affiliate of Enterprise Products Holdings LLC or any departing general partner or (v) any person who is or was serving at the request of Enterprise Products Holdings LLC or any departing general partner or any affiliate of any such person, any affiliate of Enterprise Products Holdings LLC or any fiduciary or trustee of another person (each, an “Enterprise Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Enterprise Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Enterprise Indemnitee; provided that in each case the Enterprise Indemnitee acted in good faith and in a manner that such Enterprise Indemnitee reasonably believed to be in or not opposed to the best interests of Enterprise Products Partners L.P. and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create an assumption that the Enterprise Indemnitee acted in a manner contrary to that specified above. Any indemnification under these provisions will be only out of the assets of Enterprise Products Partners L.P., and Enterprise Products Holdings LLC shall not be personally liable for, or have any obligation to contribute or lend funds or assets to Enterprise Products Partners L.P. to enable it to effectuate, such indemnification. Enterprise Products Partners L.P. is authorized to purchase (or to reimburse Enterprise Products Holdings LLC or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with Enterprise Products Partners L.P.’s activities, regardless of whether Enterprise Products Partners L.P. would have the power to indemnify such person against such liabilities under the provisions described above.

Section 101.402 of the Texas Business Organizations Code provides that a Texas limited liability company may indemnify any person, including a member, manager or officer of, or an assignee of a membership interest in, a Texas limited liability company. Enterprise Products Operating LLC’s company agreement provides that Enterprise Products Operating LLC will indemnify (i) Enterprise Products OLPGP, Inc. and any person who is or was an affiliate of Enterprise Products OLPGP, Inc., (ii) any person who is or was a member, director, officer, employee, agent or trustee of Enterprise Products Partners L.P. or any member of Enterprise Products Operating LLC and the subsidiaries of Enterprise Products Operating LLC, (iii) any person who is or was an officer, member, partner, director, employee, agent or trustee of Enterprise Products OLPGP, Inc. or any affiliate of Enterprise Products OLPGP, Inc., or any affiliate of any such person and (iv) any person who is or was serving at the request of Enterprise Products OLPGP, Inc. or any such affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another person (each, an “Indemnitee”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a person of the type described in clauses (i)-(iv) above; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a person other than Enterprise Products OLPGP, Inc.) not opposed to, the best interests of Enterprise Products Operating LLC and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to these provisions shall be available to Enterprise Products OLPGP, Inc. with respect to its obligations incurred pursuant to the Underwriting Agreement dated July 27, 1998, among the underwriters, Enterprise Products OLPGP, Inc. and certain other parties (other than obligations incurred by Enterprise Products OLPGP, Inc. on behalf of Enterprise Products Operating LLC or Enterprise Products Partners L.P.). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification under these provisions will be only out of the assets of Enterprise Products Operating LLC, it being agreed that Enterprise Products OLPGP, Inc. shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to Enterprise Products Operating LLC to enable it to effectuate such indemnification. Enterprise Products Operating LLC is authorized to purchase (or to reimburse Enterprise Products OLPGP, Inc. or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with Enterprise Products Operating LLC’s activities, regardless of whether Enterprise Products Operating LLC would have the power to indemnify such person against such liabilities under the provisions described above.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Enterprise Products Holdings LLC provides for the indemnification of (i) present or former members of the Board of Directors of Enterprise Products Holdings LLC or any committee thereof, (ii) present or former officers, employees, partners, agents or trustees of Enterprise Products Holdings LLC or (iii) persons serving at the request of Enterprise Products Holdings LLC in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (ii) (each, a “General Partner Indemnitee”) to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person’s status as a General Partner Indemnitee; provided, that in each case the General Partner Indemnitee acted in good faith and in a manner which such General Partner Indemnitee believed to be in, or not opposed to, the best interests of Enterprise Products Holdings LLC and, with respect to any criminal proceeding, had no reasonable cause to believe such General Partner Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the General Partner Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to these provisions shall be made only out of the assets of Enterprise Products Holdings LLC. Enterprise Products Holdings LLC is authorized to purchase and maintain insurance, on behalf of the members of its Board of Directors, its officers and such other persons as the Board of Directors may determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the activities of Enterprise Products Holdings LLC, regardless of whether Enterprise Products Holdings LLC would have the power to indemnify such person against such liability under the provisions of its limited liability company agreement.

Under Section 145 of the Delaware General Corporation Law, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VI of Enterprise Products OLPGP, Inc.’s bylaws provides that any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of Enterprise Products OLPGP, Inc. or is or was serving or has agreed to serve at the request of Enterprise Products OLPGP, Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by Enterprise Products OLPGP, Inc. to the fullest extent authorized by the Delaware General Corporation Law. Article VI further permits Enterprise Products OLPGP, Inc. to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Enterprise Products OLPGP, Inc., or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Enterprise Products OLPGP, Inc. would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Enterprise Products Holdings LLC and its affiliates maintain liability insurance covering the officers and directors of Enterprise Products Holdings LLC and Enterprise Products OLPGP, Inc. against some liabilities, including certain liabilities under the Securities Act, that may be incurred by them.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b) Financial Statement Schedule.

Not applicable.

(c) Opinions.

The opinion of Morgan Stanley, financial advisor to the Duncan ACG Committee, is attached as Annex B to the proxy statement/prospectus contained herein.

Item 22.	Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(e) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(g) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on May 18, 2011.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products Holdings, LLC, its general partner

By:	/s/ Michael A. Creel
Name:     Michael A. Creel

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below and constitutes and appoints Michael A. Creel and Stephanie C. Hildebrandt and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Michael A. Creel Michael A. Creel	Director, President and Chief Executive Officer (Principal Executive Officer)	May 18, 2011

/s/ W. Randall Fowler W. Randall Fowler	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 18, 2011

/s/ A. James Teague A. James Teague	Director, Executive Vice President and Chief Operating Officer	May 18, 2011

/s/ E. William Barnett E. William Barnett	Director	May 18, 2011

/s/ Charles M. Rampacek Charles M. Rampacek	Director	May 18, 2011

Signature	Title	Date

/s/ Rex C. Ross Rex C. Ross	Director	May 18, 2011

/s/ Ralph S. Cunningham Ralph S. Cunningham	Director and Chairman	May 18, 2011

/s/ Richard H. Bachmann Richard H. Bachmann	Director	May 18, 2011

/s/ Randa Duncan Williams Randa Duncan Williams	Director	May 18, 2011

/s/ Charles E. McMahen Charles E. McMahen	Director	May 18, 2011

/s/ Edwin E. Smith Edwin E. Smith	Director	May 18, 2011

/s/ Thurmon M. Andress Thurmon M. Andress	Director	May 18, 2011

/s/ Michael J. Knesek Michael J. Knesek	Senior Vice President, Principal Accounting Officer and Controller	May 18, 2011

INDEX TO EXHIBITS

Exhibit
Number		Exhibit*

2.1		Agreement and Plan of Merger, dated as of April 28, 2011, by and among Enterprise Products Partners L.P., Enterprise Products Holdings LLC, EPD MergerCo LLC, Duncan Energy Partners L.P. and DEP Holdings, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed April 29, 2011).
5	.1##	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.
8	.1##	Opinion of Andrews Kurth LLP as to certain tax matters.
8	.2##	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
10.1		Voting Agreement, dated as of April 28, 2011, by and among Duncan Energy Partners L.P., Enterprise Products Partners L.P. and Enterprise GTM Holdings L.P. (incorporated by reference to Exhibit 10.1 to Form 8-K filed April 29, 2011).
23	.1#	Consent of Deloitte & Touche LLP.
23	.2#	Consent of Deloitte & Touche LLP.
23	.3#	Consent of Grant Thornton LLP.
23	.4##	Consent of Andrews Kurth LLP (contained in Exhibit 5.1 hereto).
23	.5##	Consent of Andrews Kurth LLP (contained in Exhibit 8.1 hereto).
23	.6##	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.2 hereto).
24	.1#	Power of Attorney (included in the signature pages hereto).
99	.1#	Consent of Morgan Stanley & Co. Incorporated.
99	.2#	Form of Proxy Card for Duncan Energy Partners L.P. Special Meeting.

#	Filed with this report.

##	To be filed by amendment.